UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )
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THE SOUTHERN COMPANY

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Notice of
Annual Meeting
2011
& Proxy Statement

PROXY STATEMENT

Letter to Stockholders

Thomas A. Fanning
Chairman, President, and
Chief Executive Officer

Dear Fellow Stockholder:

You are invited to attend the 2011 Annual Meeting of Stockholders at 10:00 a.m., ET, on Wednesday, May 25, 2011 at The Lodge Conference Center at Callaway Gardens, Pine Mountain, Georgia.

At the meeting, I will report on our accomplishments from 2010 and our plans for 2011 and beyond. We have a track record of a focus on customer satisfaction, industry-leading reliability, and prices below the national average.

Our five distinct priorities for the next few years are to stick to the fundamentals, to achieve success with major construction projects, to support the building of a national energy policy, to promote smart energy, and to value and develop our people.

Also at the meeting, we will elect our Board of Directors and vote on the other matters set forth in the accompanying Notice.

Whether or not you plan to attend the meeting, your vote is important. Please review the proxy material and vote by internet, phone, or mail as soon as possible.

This Proxy Statement includes Appendix B, the 2010 Annual Report with Southern Company’s audited financial statements and management’s discussion and analysis of results of operation and financial condition.

We look forward to seeing you on May 25th.

Thomas A. Fanning

Notice of Annual Meeting of Stockholders — May 25, 2011

TIME AND DATE OF ANNUAL MEETING

10:00 a.m., ET, on Wednesday, May 25, 2011

PLACE

The Lodge Conference Center at Callaway Gardens
Highway 18
Pine Mountain, Georgia 31822

DIRECTIONS TO THE LODGE CONFERENCE CENTER

From Atlanta, Georgia — take I-85 south to I-185 (Exit 21). From I-185 south, take Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.

From Birmingham, Alabama — take U.S. Highway 280 east to Opelika. Take I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.

ITEMS OF BUSINESS

(1) Elect 13 members of the Board of Directors
(2) Ratify appointment of independent registered public accounting firm
(3) Advisory Vote on Executive Compensation
(4) Advisory Vote on Frequency of Vote on Executive Compensation
(5) Approval of Omnibus Incentive Compensation Plan
(6) Stockholder Proposal on Coal Combustion Byproducts Environmental Report
(7) Transact other business properly coming before the meeting or any adjournments thereof

RECORD DATE

Stockholders of record at the close of business on March 28, 2011 are entitled to attend and vote at the meeting.

ANNUAL REPORT TO STOCKHOLDERS

Appendix B to this Proxy Statement is Southern Company’s 2010 Annual Report.

By Order of the Board of Directors, G. Edison Holland, Jr., Corporate Secretary, April 13, 2011

Voting Information

Even if you plan to attend the meeting in person, please provide your voting instructions in one of the following ways as soon as possible by the Internet, the Phone using the toll-free number, or the Mail by marking, signing, dating, and returning the proxy form in the enclosed, postage-paid envelope.

Voting by the Internet or by Phone is fast and convenient,
and your vote is immediately confirmed and tabulated.

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT!

Voting early will ensure the presence of a quorum at the meeting and will save the
Company the expense and extra work of additional solicitation.

VOTE BY INTERNET	VOTE BY PHONE

www.proxyvote.com	1-800-690-6903

24 hours a day/7 days a week	Toll-free 24 hours a day/7 days a week

Instructions:	Instructions:

■ Read this Proxy Statement	■ Read this Proxy Statement

■ Go to the following website: www.proxyvote.com

Have your proxy form or voting instruction form in hand and follow the instructions.	Have your proxy form or voting instruction form in hand and follow the instructions.

Please do not return the enclosed paper ballot if you are voting over the Internet or by Phone.

Proxy Statement

Frequently Asked Questions

Q:	When will the Proxy Statement be mailed?

A:	The Proxy Statement will be mailed on or about April 13, 2011.

Q:	How do I give voting instructions?

A:	You may attend the meeting and give instructions in person or, as mentioned previously, give instructions by the Internet, by telephone, or by mail. Information for giving instructions is on the proxy form. The Proxies, named on the enclosed proxy form, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

Q:	Why is my vote important?

A:	It is the right of every investor to vote on certain important matters that affect the Company. Further, for those investors whose shares are held by a broker, you must complete and return a voting instruction form to instruct the broker on how to vote in the election of Directors. Brokers can no longer vote uninstructed shares of their account holders in the election of Directors.

Q:	Can I change my vote?

A:	Yes, you may revoke your proxy by submitting a subsequent proxy or by written request received by the Company’s corporate secretary before the meeting.

Q:	Who can vote?

A:	All stockholders of record on the record date of March 28, 2011 may vote. On that date, there were 849,587,146 shares of Southern Company common stock (Common Stock) outstanding and entitled to vote.

Q:	How much does each share count?

A:	Each share counts as one vote. Abstentions that are marked on the proxy form are included for the purpose of determining a quorum, but shares that a broker fails to vote are not counted toward a quorum. Neither is counted for or against the matters being considered.

Q:	What does it mean if I get more than one proxy form?

A:	You will receive a proxy form for each account that you have. Please vote proxies for all accounts to ensure that all your shares are voted. If you wish to consolidate multiple registered accounts, please contact Shareowner Services at (800) 554-7626.

Q:	Can the Proxy Statement be accessed from the Internet?

A:	Yes. You can access the Company’s website at www.southerncompany.com to view the 2011 Proxy Statement.

Q:	What should I bring if I plan to attend the Annual Meeting?

A:	You will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage statement or a letter from your bank or broker.

Q:	Does the Company offer electronic delivery of proxy materials?

A:	Yes. Most stockholders can elect to receive an email that will provide an electronic link to the Proxy Statement, which includes the 2010 Annual Report as an appendix. Opting to receive your proxy materials on-line will save us the cost of producing and mailing documents and also will give you an electronic link to the proxy voting site.

You may sign up for electronic delivery when you vote your proxy via the Internet or by visiting www.icsdelivery.com/so.

Once you enroll for electronic delivery, you will receive proxy materials electronically as long as your account remains active or until you cancel your enrollment. If you consent to electronic access, you will be responsible for your usual Internet-related charges (e.g., on-line fees and telephone charges) in connection with electronic viewing and printing of the Proxy Statement, which includes the 2010 Annual Report as an appendix. The Company will continue to distribute printed materials to stockholders who do not consent to access these materials electronically.

Q:	What is “householding?”

A:	Stockholders sharing a single address may receive only one copy of the Proxy Statement, which includes the 2010 Annual Report as an appendix, unless the transfer agent, broker, bank, or nominee has received contrary instructions from any owner at that address. This practice — known as householding — is designed to reduce printing and mailing costs. If a stockholder of record would like to either participate or cancel participation in householding, he or she may contact Shareowner Services at (800) 554-7626 or by mail at BNY Mellon Shareowner Services, P.O. Box 358016, Pittsburgh, PA 15252-9016. If you own indirectly through a broker, bank, or other nominee, please contact your financial institution.

Q:	When are stockholder proposals due for the 2012 Annual Meeting of Stockholders?

A:	The deadline for the receipt of stockholder proposals to be considered for inclusion in the Company’s proxy materials for the 2012 Annual Meeting of Stockholders is December 15, 2011. Proposals must be submitted in writing to Melissa K. Caen, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. Additionally, the proxy solicited by the Board of Directors for next year’s meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting that is not included in the Company’s proxy materials unless the Company is provided written notice of such proposal no later than February 28, 2012.

Q:	Who pays the expense of soliciting proxies?

A:	These proxies are being solicited on behalf of the Company’s Board of Directors. The Company pays the cost of soliciting proxies. The officers or other employees of the Company or its subsidiaries may solicit proxies to have a larger representation at the meeting. The Company has retained Alliance Advisors LLC to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement of out-of-pocket expenses.

The Company’s 2010 Annual Report to the Securities and Exchange Commission (SEC) on Form 10-K will be provided without charge upon written request to Melissa K. Caen, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 25, 2011:

This Proxy Statement, which includes the 2010 Annual Report as an appendix, is also available at http://investor.southerncompany.com/proxy.cfm.

Corporate Governance

COMPANY ORGANIZATION

Southern Company is a holding company managed by a core group of officers and governed by a Board of Directors that is currently comprised of 13 members.

At the 2011 Annual Meeting, stockholders will elect 13 Directors. The nominees for election as Directors consist of 12 non-employees and one executive officer of the Company.

The Board of Directors has adopted and operates under a set of Corporate Governance Guidelines which are available on the Company’s website at www.southerncompany.com under Investors/Corporate Governance.

CORPORATE GOVERNANCE WEBSITE

In addition to the Corporate Governance Guidelines (which include Board independence criteria), other information relating to corporate governance of the Company is available on the Company’s Corporate Governance webpage at www.southerncompany.com under Investors/Corporate Governance or directly at http://investor.southerncompany.com/governance.cfm, including:

■	Code of Ethics

■	Political Contributions Policy and Report

■	By-Laws of the Company

■	Executive Stock Ownership Guidelines

■	Board Committee Charters

■	Board of Directors — Background and Experience

■	Management Council — Background and Experience

■	SEC filings

■	Composition of Board Committees

■	Link for online communication with Board of Directors

The Corporate Governance documents also may be obtained by requesting a copy from Melissa K. Caen, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308.

DIRECTOR INDEPENDENCE

No Director will be deemed to be independent unless the Board of Directors affirmatively determines that the Director has no material relationship with the Company, directly, or as an officer, stockholder, or partner of an organization that has a relationship with the Company. The Board of Directors has adopted categorical guidelines which provide that a Director will not be deemed to be independent if within the preceding three years:

■	The Director was employed by the Company or the Director’s immediate family member was an executive officer of the Company.

■	The Director received, or the Director’s immediate family member received, during any 12-month period, direct compensation from the Company of more than $120,000, other than director and committee fees. (Compensation received by an immediate family member for services as a non-executive employee of the Company need not be considered.)

■	The Director was affiliated with or employed by, or the Director’s immediate family member was affiliated with or employed in a professional capacity by, a present or former external auditor of the Company.

■	The Director was employed, or the Director’s immediate family member was employed, as an executive officer of a company where any member of the Company’s present executives serves on that company’s compensation committee.

■	The Director is a current employee, or the Director’s immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or two percent of that company’s consolidated gross revenues.

Additionally, a Director will be deemed not to be independent if the Director or the Director’s spouse serves as an executive officer of a charitable organization to which the Company made discretionary contributions exceeding the greater of $1,000,000 or two percent of the organization’s total annual charitable receipts.

In determining independence, the Board reviews and considers all commercial, consulting, legal, accounting, charitable, or other business relationships that a Director or the Director’s immediate family members have with the Company. This review specifically included all ordinary course transactions with entities with which the Directors are associated. In particular, the Board reviewed transactions between subsidiaries of the Company and Vulcan Materials Company as described under Certain Relationships and Related Transactions on page 71 of this Proxy Statement. Mr. Donald M. James is the Chief Executive Officer of Vulcan Materials Company. The Board determined that its subsidiaries followed the Company procurement policies and procedures, that the amounts were well under the thresholds contained in the Director independence requirements, and that Mr. James did not have a direct or indirect material interest in the transactions.

No Director or immediate family member serves in an executive capacity for a charitable organization. The Board reviewed all contributions made by the Company and its subsidiaries to charitable organizations with which the Directors are associated. The Board determined that the contributions were consistent with similar contributions and none were approved outside the Company’s normal procedures.

As a result of its annual review of Director independence, the Board affirmatively determined that none of the following persons who are currently serving as Directors or are nominees for election as Directors has a material relationship with the Company and, as a result, such persons are determined to be independent: Juanita Powell Baranco, Jon A. Boscia, Henry A. Clark III, H. William Habermeyer, Jr., Veronica M. Hagen, Warren A. Hood, Jr., Donald M. James, Dale E. Klein, J. Neal Purcell, William G. Smith, Jr., Steven R. Specker, and Larry D. Thompson. Thomas A. Fanning, a current Director, is Chairman of the Board, President, and Chief Executive Officer of the Company and is not independent.

COMMUNICATING WITH THE BOARD

Communications may be sent to the Company’s Board or to specified Directors, including the Presiding Director, by regular mail or electronic mail. Regular mail should be sent to the attention of Melissa K. Caen, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308. The electronic mail address is CORPGOV@southerncompany.com. The electronic mail address also can be accessed from the Corporate Governance webpage located under Investors on the Southern Company website at www.southerncompany.com, under the link entitled Governance Inquiries. With the exception of commercial solicitations, all communications directed to the Board or to specified Directors will be relayed to them.

DIRECTOR COMPENSATION

Only non-employee Directors are compensated for Board service. During 2010, the pay components for non-employee Directors were:

Annual retainers:

■	$85,000 cash retainer

■	$12,500 if serving as a chair of a committee of the Board

■	$12,500 if serving as the Presiding Director of the Board

Annual equity grant:

■	$90,000 in deferred Common Stock units until Board membership ends

Meeting fees:

■	Meeting fees are not paid for participation in the initial eight meetings of the Board in a calendar year. If more than eight meetings of the Board are held in a calendar year, $2,500 will be paid for participation in each meeting of the Board beginning with the ninth meeting.

■	Meeting fees are not paid for participation in a meeting of a committee of the Board.

Effective January 1, 2011, the pay components for non-employee Directors are:

Annual retainers:

■	$100,000 cash retainer

■	$12,500 if serving as a chair of a committee of the Board

■	$12,500 if serving as the Presiding Director of the Board

Annual equity grant:

■	$105,000 in deferred Common Stock units until Board membership ends

Meeting fees:

■	Meeting fees are not paid for participation in the initial eight meetings of the Board in a calendar year. If more than eight meetings of the Board are held in a calendar year, $2,500 will be paid for participation in each meeting of the Board beginning with the ninth meeting.

■	Meeting fees are not paid for participation in a meeting of a committee of the Board.

DIRECTOR DEFERRED COMPENSATION PLAN

The annual equity grant is required to be deferred in shares of Common Stock under the Deferred Compensation Plan for Directors of The Southern Company (Director Deferred Compensation Plan) and invested in Common Stock units which earn dividends as if invested in Common Stock. Earnings are reinvested in additional stock units. Upon leaving the Board, distributions are made in Common Stock.

In addition, Directors may elect to defer up to 100% of their remaining compensation in the Director Deferred Compensation Plan until membership on the Board ends. Such deferred compensation may be invested as follows, at the Director’s election:

•	in Common Stock units, which earn dividends as if invested in Common Stock and are distributed in shares of Common Stock upon leaving the Board; or

•	at the prime interest rate, which is paid in cash upon leaving the Board.

All investments and earnings in the Director Deferred Compensation Plan are fully vested and, at the election of the Director, may be distributed in a lump-sum payment or in up to 10 annual distributions after leaving the Board. The Company has established a grantor trust that primarily holds Common Stock that funds the Common Stock units that are distributed in Common Stock. Directors have voting rights in the shares held in the trust attributable to these units.

DIRECTOR COMPENSATION TABLE

The following table reports all compensation to the Company’s non-employee Directors during 2010, including amounts deferred in the Director Deferred Compensation Plan. Non-employee Directors do not receive Option Awards or Non-Equity Incentive Plan Compensation, and there is no pension plan for non-employee Directors.

					Change in
					Pension Value
	Fees				and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation
Name	($)(1)	($)(2)	($)	($)	Earnings ($)	($)(3)	Total ($)

Juanita Powell Baranco	97,500	90,000	—	—	—	408	187,908

Jon A. Boscia	85,000	90,000	—	—	—	—	175,000

Thomas F. Chapman(4)	35,417	37,500	—	—	—	—	72,917

Henry A. Clark III	97,500	90,000	—	—	—	—	187,500

H. William Habermeyer, Jr.	97,500	90,000	—	—	—	743	188,243

Veronica M. Hagen	85,000	90,000	—	—	—	—	175,000

Warren A. Hood, Jr.	85,000	90,000	—	—	—	—	175,000

Donald M. James	97,500	90,000	—	—	—	135	187,635

Dale E. Klein(5)	35,416	37,500	—	—	—	780	73,696

J. Neal Purcell	97,500	90,000	—	—	—	—	187,500

William G. Smith, Jr.	97,500	90,000	—	—	—	—	187,500

Steven R. Specker(6)	14,166	15,000	—	—	—	—	29,166

Gerald J. St. Pé(4)	35,417	37,500	—	—	—	—	72,917

Larry D. Thompson(7)	56,666	60,000	—	—	—	595	117,261

(1)	Includes amounts voluntarily deferred in the Director Deferred Compensation Plan.
(2)	Represents deferred Common Stock units.
(3)	Consists of tax “gross-ups” for taxes associated with spousal air travel.
(4)	Mr. Chapman and Mr. St. Pé retired as Directors of the Company on May 26, 2010.
(5)	Dr. Klein became a Director of the Company on July 19, 2010.
(6)	Dr. Specker became a Director of the Company on October 18, 2010.
(7)	Mr. Thompson became a Director of the Company on May 26, 2010.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Under the Company’s Corporate Governance Guidelines, non-employee Directors are required to beneficially own, within five years of their initial election to the Board, Common Stock equal to at least four times the annual Director retainer fee.

BOARD LEADERSHIP STRUCTURE

The Board believes that the combined role of Chief Executive Officer and Chairman is most suitable for the Company because Mr. Fanning is the Director most familiar with the Company’s business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent Directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings company-specific experience and expertise, while the Company’s independent Directors bring experience, oversight, and expertise from outside the Company and its industry. The

Board believes that the combined role of Chief Executive Officer and Chairman promotes the development and execution of the Company’s strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance.

The Board believes the combined role of Chief Executive Officer and Chairman, together with an independent Presiding Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between independent oversight of management and the development of strategy.

PRESIDING DIRECTOR

Mr. James was appointed to serve as the Presiding Director effective January 1, 2010 until December 31, 2011. The Presiding Director is selected bi-annually by and from the independent Directors. Non-management Directors meet, without management, at least quarterly, and at other times as deemed appropriate by the Presiding Director or two or more other independent Directors. As the Presiding Director, Mr. James is responsible for chairing executive sessions and acting as the principal liaison between the Chairman and the non-management Directors. However, each Director is afforded direct and complete access to the Chairman at any time as such Director deems necessary or appropriate. The Presiding Director meets regularly with the Chairman and also serves as the contact Director for stockholders. The Presiding Director will also be involved in communicating any sensitive issues to the Directors and chairing Board meetings in the absence of the Chairman.

MEETINGS OF NON-MANAGEMENT DIRECTORS

Non-management Directors meet in executive session with no member of management present on each regularly-scheduled Board meeting date. The Presiding Director chairs each of these executive sessions.

COMMITTEES OF THE BOARD

Committee Charters

Charters for each of the five standing committees can be found at the Company’s website — www.southerncompany.com under Investors/Corporate Governance.

Audit Committee:

■	Current members are Mr. Smith (Chair), Mr. Boscia, Mr. Hood, and Mr. Thompson (1)

■	Met 10 times in 2010

■	Oversees the Company’s financial reporting, audit processes, internal controls, and legal, regulatory, and ethical compliance; appoints the Company’s independent registered public accounting firm, approves its services and fees, and establishes and reviews the scope and timing of its audits; reviews and discusses the Company’s financial statements with management and the independent registered public accounting firm, including critical accounting policies and practices, material alternative financial treatments within generally accepted accounting principles, proposed adjustments, control recommendations, significant management judgments and accounting estimates, new accounting policies, changes in accounting principles, any disagreements with management, and other material written communications between the internal auditors and/or the independent registered public accounting firm and management; and recommends the filing of the Company’s annual financial statements with the SEC.

The Board has determined that the members of the Audit Committee are independent as defined by the New York Stock Exchange corporate governance rules within its listing standards and rules of the SEC promulgated pursuant to the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Smith qualifies as an “audit committee financial expert” as defined by the SEC.

(1) Mr. Thompson was appointed a member of the Audit Committee effective January 1, 2011.

Compensation and Management Succession Committee (Compensation Committee):

■	Current members are Mr. Purcell (Chair), Mr. Clark, Mr. Habermeyer, and Mr. James

■	Met seven times in 2010

■	Evaluates performance of executive officers and establishes their compensation, administers executive compensation plans, and reviews management succession plans. Annually reviews a tally sheet of all components of the executive officers’ compensation and takes actions required of it under the Pension Plan for employees of the Company.

The Board has determined that each member of the Compensation Committee is independent.

Governance

During 2010, the Compensation Committee’s governance practices included:

•	Considering compensation for the named executive officers in the context of all of the components of total compensation.

•	Considering annual adjustments to pay over the course of two meetings and requiring more than one meeting to make other important decisions.

•	Receiving meeting materials several days in advance of meetings.

•	Having regular executive sessions of Compensation Committee members only.

•	Having direct access to outside compensation consultants.

•	Conducting a performance/payout analysis versus peer companies for the performance-based compensation program to provide a check on the Company’s goal-setting process.

•	Reviewing a compensation risk assessment process developed by its outside compensation consultant.

Role of Executive Officers

The Chief Executive Officer, with input from the Human Resources staff, recommends to the Compensation Committee base salary, target performance-based compensation levels, actual performance-based compensation payouts, and long-term performance-based grants for the Company’s executive officers (other than the Chief Executive Officer). The Compensation Committee considers, discusses, modifies as appropriate, and takes action on such proposals.

Role of Compensation Consultant

In 2010, the Compensation Committee directly retained Towers Watson as its outside compensation consultant. Towers Watson served as that committee’s independent consultant until Towers Watson spun off Pay Governance LLC effective July 1, 2010, at which time Pay Governance LLC was retained. Prior to July 1, 2010, Towers Watson was not otherwise engaged by Southern Company or any of its affiliates.

The Compensation Committee informed Towers Watson and later Pay Governance LLC (collectively, Consultant) in writing that it expected the Consultant to provide an independent assessment of the current executive compensation program and any management-recommended changes to that program and to work with Southern Company management to ensure that the executive compensation program is designed and administered consistent with the Compensation Committee’s requirements. The Compensation Committee also expected the Consultant to recommend changes to executive compensation and related corporate governance trends.

During 2010, the Consultant assisted the Compensation Committee with comprehensive market data and its implications for pay at the Company and various other governance, design, and compliance matters.

Compensation Committee Interlocks and Insider Participation

None of the persons who served as members of the Compensation Committee during 2010 was an officer or employee of the Company during 2010, or at any time in the past, nor had reportable transactions with the Company.

Finance Committee:

■	Current members are Mr. Clark (Chair), Mr. James, and Mr. Purcell

■	Met seven times in 2010

■	Reviews the Company’s financial matters, recommends actions such as dividend philosophy to the Board, and approves certain capital expenditures.

■	Provides information to the Compensation Committee on the Company’s financial plan and goals.

The Board has determined that each member of the Finance Committee is independent.

Governance Committee:

■	Current members are Ms. Baranco (Chair), Ms. Hagen, Dr. Klein (1), and Dr. Specker (1)

■	Met seven times in 2010

■	Oversees the composition of the Board and its committees, determines non-management Directors’ compensation, maintains the Company’s Corporate Governance Guidelines, and coordinates the performance evaluations of the Board and its committees.

The Board has determined that each member of the Governance Committee is independent.

(1) Mr. Thompson was appointed a member of the Governance Committee effective July 19, 2010 and served through December 31, 2010. Dr. Klein and Dr. Specker were appointed members of the Governance Committee effective July 19, 2010 and October 18, 2010, respectively.

Nominees for Election to the Board

The Governance Committee, comprised entirely of independent Directors, is responsible for identifying, evaluating, and recommending nominees for election to the Board. The Governance Committee solicits recommendations for candidates for consideration from its current Directors and is authorized to engage third-party advisers to assist in the identification and evaluation of candidates for consideration. Any stockholder may make recommendations to the Governance Committee by sending a written statement setting forth the candidate’s qualifications, relevant biographical information, and signed consent to serve. These materials should be submitted in writing to the Company’s Assistant Corporate Secretary and received by that office by December 15, 2011 for consideration by the Governance Committee as a nominee for election at the Annual Meeting of Stockholders to be held in 2012. Any stockholder recommendation is reviewed in the same manner as candidates identified by the Governance Committee or recommended to the Governance Committee.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, such Guidelines mandate that the Board as a whole should be diverse. At least annually, the Governance Committee evaluates the expertise and needs of the Board to determine the proper membership and size. As part of this evaluation, the Governance Committee would consider aspects of diversity, such as diversity of age, race, gender, education, industry, and public and private service in the selection of candidates to serve on the Board. The Governance Committee only considers candidates with the highest degree of integrity and ethical standards. The Governance Committee evaluates a candidate’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy, and number of other board memberships. The Board as a whole should also have collective knowledge and experience in accounting, finance, leadership, business operations, risk management, corporate governance, and the Company’s industry. The Governance Committee recommends candidates to the Board for consideration as nominees. Final selection of the nominees is within the sole discretion of the Board.

Dr. Klein and Dr. Specker were identified by management and recommended by the Governance Committee for election to the Board. Dr. Klein and Dr. Specker were elected as a Director effective July 19, 2010 and October 18, 2010, respectively.

Nuclear/Operations Committee:

■	Current members are Mr. Habermeyer (Chair), Ms. Baranco, Ms. Hagen, Dr. Klein, and Dr. Specker (1)

■	Met five times in 2010

■	Oversees significant information, activities, and events relative to significant operations of the Company including nuclear and other generation facilities, transmission and distribution, fuel, and information technology initiatives.

■	Provides information to the Compensation Committee on the Company’s operational goals.

(1) Mr. Thompson was appointed a member of the Nuclear/Operations Committee effective July 19, 2010 and served through December 31. 2010. Dr. Klein and Dr. Specker were appointed members of the Nuclear/Operations Committee effective July 19, 2010 and October 18, 2010, respectively.

BOARD RISK OVERSIGHT

The Board and its committees have both general and specific risk oversight responsibilities. The Board has broad responsibility to provide oversight of significant risks to the Company primarily through direct engagement with Company management and through delegation of ongoing risk oversight responsibilities to the committees. The charters of the committees as approved by the Board broadly designate the areas of risk for which each committee is responsible for providing ongoing oversight. In addition, ongoing oversight responsibility for each of the Company’s most significant risks is designated to the applicable committees at least annually. Each committee provides oversight of the significant risks as described in its charter or otherwise assigned by the Board. The committees report to the Board on their oversight activities and elevate review of risk issues to the Board as appropriate. For each committee, the Chief Executive Officer of the Company has designated a member of management as the primary responsible officer for providing information and updates related to the significant risks. These officers ensure that all significant risks identified on the Company’s risk profile are reviewed with the Board and/or the appropriate committee(s) at least annually. In addition to oversight of its designated risks, the Audit Committee also is responsible for reviewing the adequacy of the risk oversight process and for reviewing documentation demonstrating that appropriate risk management and oversight are occurring. In order to fulfill this duty, a report is made to the Audit Committee at least annually. This report documents which significant risk reviews have occurred and the committee(s) reviewing such risks. In addition, an overview is provided at least annually of the risk assessment and profile process conducted by Company management. Annually, the Board and the Audit Committee review the Company’s risk profile to ensure that oversight of each risk is properly designated to an appropriate committee or the full Board. The Audit Committee receives regular updates from Internal Auditing, as needed, and quarterly updates as part of the disclosure controls process.

DIRECTOR ATTENDANCE

The Board met eight times in 2010. The average attendance for Directors at all Board and committee meetings was 92 percent. No nominee attended less than 75 percent of applicable meetings.

Directors are expected to attend the Annual Meeting of Stockholders. All the members of the Board of Directors serving on May 26, 2010, the date of the 2010 Annual Meeting of Stockholders, attended the meeting.

Stock Ownership Table

STOCK OWNERSHIP OF DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

The following table shows the number of shares of Common Stock owned by Directors, nominees, and executive officers as of December 31, 2010. The shares owned by all Directors, nominees, and executive officers as a group constitute less than one percent of the total number of shares of the class outstanding.

		Shares Beneficially Owned Include:
			Shares
			Individuals
	Shares		Have Rights to
	Beneficially	Deferred Stock	Acquire within	Shares Held by
Directors, Nominees, and Executive Officers	Owned(1)	Units(2)	60 days(3)	Family Members(4)

Juanita Powell Baranco	29,267	28,718

Art P. Beattie	131,418		125,794	127

Jon A. Boscia	67,721	8,721

W. Paul Bowers	554,909		543,633

Henry A. Clark III	3,442	3,442

Thomas A. Fanning	632,748		623,244

Michael D. Garrett(5)	621,494		619,247

H. William Habermeyer, Jr.	10,455	10,455

Veronica M. Hagen	11,726	11,726

G. Edison Holland, Jr.	464,850		457,673

Warren A. Hood, Jr.	21,292	20,741

Donald M. James	65,600	63,600

Dale E. Klein(6)	1,025	1,025

Charles D. McCrary	631,241		625,377

J. Neal Purcell	53,986	43,762		224

David M. Ratcliffe(7)	4,601,670		4,582,055

William G. Smith, Jr.	32,567	28,322

Steven R. Specker(8)	398	398

Larry D. Thompson(9)	1,729	1,729

Directors, Nominees, and Executive Officers as a Group (25 people)	8,851,376	222,640	8,845,968	351

(1)	“Beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.

(2)	Indicates the number of Deferred Stock Units held under the Director Deferred Compensation Plan.

(3)	Indicates shares of Common Stock that certain executive officers have the right to acquire within 60 days. Shares indicated are included in the Shares Beneficially Owned column.

(4)	Each Director disclaims any interest in shares held by family members. Shares indicated are included in the Shares Beneficially Owned column.

(5)	Mr. Garrett retired on December 31, 2010.

(6)	Dr. Klein became a Director of the Company on July 19, 2010.

(7)	Mr. Ratcliffe retired on December 1, 2010.

(8)	Dr. Specker became a Director of the Company on October 18, 2010.

(9)	Mr. Thompson became a Director of the Company on May 26, 2010.

STOCK OWNERSHIP OF CERTAIN OTHER BENEFICIAL OWNERS

According to Schedule 13G filed with the SEC on December 31, 2010, the following reported beneficial ownership of more than 5% of the outstanding shares of Common Stock as of December 31, 2010:

Name and Address	Shares Beneficially Owned	Percentage of Class Owned

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	45,625,817	5.44%

Blackrock, Inc. held all of these shares as a parent holding company, or control person in accordance with Rule 13(d)-1(b)(1)(ii)(G), and had sole investment power over all of these shares and no voting power over any of these shares and disclaimed beneficial ownership of the shares. This information is based solely on the Schedule 13G filed by Blackrock, Inc.

Matters to be Voted Upon

ITEM NO. 1 — ELECTION OF DIRECTORS

Nominees for Election as Directors

The Proxies named on the proxy form will vote, unless otherwise instructed, each properly executed proxy form for the election of the following nominees as Directors. If any named nominee becomes unavailable for election, the Board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form. Each nominee, if elected, will serve until the 2012 Annual Meeting of Stockholders.

The Board of Directors, acting upon the recommendation of the Governance Committee, nominates the following individuals for election to the Southern Company Board of Directors. Each nominee holds or has held senior executive positions, maintains the highest degree of integrity and ethical standards, and complements the needs of the Company. Through their positions, responsibilities, skills, and perspectives, which span various industries and organizations, these nominees represent a Board that is diverse and possessing the collective knowledge and experience in accounting, finance, leadership, business operations, risk management, and corporate governance as detailed below. The Governance Committee evaluated each nominee’s independence from management, ability to provide sound and informed judgment, history of achievement reflecting superior standards, willingness to commit sufficient time, financial literacy, and community involvement, as well as the number of other board memberships each holds.

Juanita Powell Baranco Age: Director since: Board committees: Principal occupation: Other directorships:	62 2006 Governance (Chair), Nuclear/Operations Executive Vice President and Chief Operating Officer of Baranco Automotive Group, automobile sales None (formerly a Director of Cox Radio, Inc.)

Director qualifications:   Ms. Baranco had a successful law career, which included serving as Assistant Attorney General for the State of Georgia, before she and her husband founded the first Baranco dealership in Atlanta in 1978. She served as a member of the board at Georgia Power, the largest subsidiary of the Company, from 1997-2006. During her tenure on the Georgia Power Board, she was a member of the Controls and Compliance, Diversity, Executive, and Nuclear Operations Overview Committees. She served on the Federal Reserve Bank of Atlanta board for a number of years and also on the John H. Harland Company Board of Directors. An active leader in the Atlanta community, Ms. Baranco has served as a Director of Cox Radio, Inc. She serves as Chair of the Board of Trustees for Clark Atlanta University and Board Chair for the Sickle Cell Foundation of Georgia. She is also past Chair of the Board of Regents for the University System of Georgia. The Board has benefitted from Ms. Baranco’s particular expertise in business operations and her civic involvement.

Jon A. Boscia Age: Director since: Board committee: Other directorships:	58 2007 Audit None (formerly a Director of Armstrong World Industries, Lincoln Financial Group, Georgia Pacific Corporation, and The Hershey Company)

Director qualifications:   From September 2008 until his retirement in March 2011, Mr. Boscia served as President of Sun Life Financial Inc. In this capacity, Mr. Boscia managed a portfolio of the company’s operations, including the Sun Life Financial U.S. business group, the investments function, worldwide marketing and communications, the Bermuda operation which markets products internationally, and other strategic international initiatives. Previously, Mr. Boscia served as Chairman of the Board and Chief Executive Officer of Lincoln Financial Group, a diversified financial services organization, until his retirement in 2007. Mr. Boscia became the Chief Executive Officer of Lincoln Financial Group in 1998. During his time at Lincoln Financial Group, the company earned a reputation for its stellar performance in making major acquisitions. Mr. Boscia is a past member of the board of The Hershey Company where he chaired the Corporate Governance Committee and served on the Executive Committee. In addition, Mr. Boscia has served in leadership positions on other public company boards as well as not-for-profit and industry boards. His extensive background in finance, investment management, and information technology are valuable to the Board.

Henry A. “Hal” Clark III Age: Director since: Board committees: Principal occupation: Other directorships:	61 2009 Finance (Chair), Compensation and Management Succession Senior Advisor of Lexicon Partners, LLC, corporate finance advisory firm, since July 2009 None

Director qualifications:   As a Senior Advisor with Lexicon Partners, LLC, Mr. Clark is primarily focused on expanding advisory activities in North America with a particular focus on the power and utilities sectors. With more than 30 years of experience in the global financial and the utility industries, Mr. Clark brings a wealth of experience in finance and risk management to his role as a Director. Prior to joining Lexicon Partners, Mr. Clark was Group Chairman of Global Power and Utilities at Citigroup from 2001-2009. His work experience includes numerous capital markets transactions of debt, equity, bank loans, convertibles, and securitization, as well as advice in connection with mergers and acquisitions. He also has served as policy advisor to numerous clients on capital structure, cost of capital, dividend strategies, and various financing strategies. He has served as Chair of the Wall Street Advisory Group of the Edison Electric Institute.

Thomas A. Fanning Age: Director since: Principal occupation: Other directorships:	54 2010 Chairman of the Board, President, and Chief Executive Officer of the Company since December 2010 The St. Joe Company, Alabama Power, Georgia Power and Southern Power
Director qualifications:   Mr. Fanning had held numerous leadership positions across the Southern Company system during his more than 30 years with the Company. More recently, he served as Executive Vice President and Chief Operating Officer of the Company from 2008 to 2010, leading the Company’s generation and transmission, engineering and construction services, research and environmental affairs, system planning, and competitive generation business units. Prior to that, he served as Executive Vice President and Chief Financial Officer from 2003 to 2008 where he was responsible for the Company’s accounting, finance, tax, investor relations, treasury, and risk management functions. In this role, he also served as the chief risk officer and had responsibility for corporate strategy. Mr. Fanning’s knowledge of the day-to-day operations of an electric utility and the regulatory challenges of the industry uniquely qualify him to be a Director of the Company. He is also a Director of The St. Joe Company where he currently serves as Chair of the Audit and Finance Committee.

H. William Habermeyer, Jr. Age: Director since: Board committees: Other directorships:	68 2007 Nuclear/Operations (Chair), Compensation and Management Succession Raymond James Financial Inc., USEC Inc.

Director qualifications:   Mr. Habermeyer retired in 2006 from his position as President and Chief Executive Officer of Progress Energy Florida, Inc., a subsidiary of Progress Energy Inc., a diversified energy company. Mr. Habermeyer has a wealth of experience in utility business operations, with a focus on nuclear matters. He joined Progress Energy’s predecessor Carolina Power & Light in 1993 and served in various leadership roles including Vice President of Nuclear Services and Environmental Support, Vice President of Nuclear Engineering, and Vice President of Progress Energy’s Western Region. While overseeing the Western Region operations, Mr. Habermeyer was responsible for regional distribution management, customer support, and community relations. He serves on the board of USEC Inc., a global energy company, where he is Chair of the Compensation Committee and a member of the Technology and Competition Committee. In addition, he is on the Audit Committee of Raymond James Financial Inc. Mr. Habermeyer is a retired Rear Admiral who served in the United States Navy for 28 years. His military medals include seven awards of the Legions of Merit, two Navy Commendation Medals, and service and campaign awards.

Veronica M. “Ronee” Hagen Age: Director since: Board committees: Principal occupation: Other directorships:	65 2008 Governance, Nuclear/Operations Chief Executive Officer of Polymer Group, Inc., engineered materials, since April 2007 Polymer Group, Inc., Newmont Mining Corporation

Director qualifications:   Ms. Hagen’s global operational management experience and commercial business leadership are valuable assets to Southern Company’s Board. Polymer Group is a leading producer and marketer of engineered materials. Prior to joining Polymer Group, Ms. Hagen was the President and Chief Executive Officer of Sappi Fine Paper, a division of Sappi Limited, the South African-based global leader in the pulp and paper industry, from November 2004 until her resignation in 2007. She also has served as Vice President and Chief Customer Officer at Alcoa and owned and operated Metal Sales Associates, a privately-held metal business. Ms. Hagen also serves on the Operations and Safety and Compensation Committees of the Board of Newmont Mining Corporation.

Warren A. Hood, Jr. Age: Director since: Board committee: Principal occupation: Other directorships:

59

2007

Audit

Chairman of the Board and Chief Executive Officer of Hood Companies Incorporated, packaging and construction products

Hood Companies Incorporated, BancorpSouth Bank (formerly a Director of Mississippi Power)

Director qualifications:   Mr. Hood is the Chairman and Chief Executive Officer of Hood Companies, Incorporated which he established in 1978. Hood Companies Incorporated consists of four separate corporations with 60 manufacturing and distribution sites throughout the United States, Canada, and Mexico. Mr. Hood previously served on the board of the Company’s subsidiary, Mississippi Power, where he was also a member of the Compensation Committee. Mr. Hood has long been recognized for his leadership role in the State of Mississippi. He serves on numerous corporate, community, and philanthropic boards, including BancorpSouth Bank, Boy Scouts of America, and The Governor’s Commission on Rebuilding, Recovery and Renewal, which was formed following Hurricane Katrina in 2005. Mr. Hood’s business operations, risk management, and financial experience and civic involvement are valuable to the Board.

Donald M. James Age: Director since: Board committees: Principal occupation: Other directorships:

62

1999, Presiding Director since January 1, 2010

Compensation and Management Succession, Finance

Chairman of the Board and Chief Executive Officer of Vulcan Materials Company, construction materials

Vulcan Materials Company, Wells Fargo & Company (formerly a Director of Protective Life Corporation)

Director qualifications:  Mr. James joined Vulcan Materials in 1992 as Senior Vice President and General Counsel and then became President of the Southern Division and then Senior Vice President of the Construction Materials Group and President of the Southern Division. Prior to joining Vulcan Materials, Mr. James was a partner at the law firm of Bradley, Arant, Rose & White for 10 years. Mr. James is also a Director of the UAB Health System, Boy Scouts of Central Alabama, and the Economic Development Partnership of Alabama, Inc. In addition, he serves on the Finance and Human Resources Committees of Wells Fargo & Company’s Board of Directors. Mr. James’ leadership of a large, public company, his legal expertise, and his civic involvement are valuable assets to the Board.

Dale E. Klein Age: Director since: Board committees: Principal occupation: Other directorships:

63

2010

Governance, Nuclear/Operations

Associate Vice Chancellor of Research of the University of Texas System since January 2011 and Associate Director of the Energy Institute at The University of Texas at Austin since March 2010, university system

Pinnacle West Capital Corporation, Arizona Public Service Company

Director qualifications:  Dr. Klein was Commissioner from 2009 to 2010 and Chairman from 2006 to 2009 of the U.S. Nuclear Regulatory Commission. Dr. Klein also served as Assistant to the Secretary of Defense for Nuclear, Chemical, and Biological Defense Programs from 2001 to 2006. Dr. Klein has more than 30 years of experience in the nuclear energy industry. Dr. Klein began his career at the University of Texas in 1977 as a professor of mechanical engineering which included a focus on the university’s nuclear program. He spent nearly 25 years in various teaching and leadership positions — including Director of the nuclear engineering teaching laboratory, associate dean for research and administration in the College of Engineering, and vice-chancellor for special engineering programs. He serves on the Audit and Nuclear and Operating Committees of Pinnacle West Capital Corporation, an Arizona energy company, and is a member of the board of Pinnacle West Capital Corporation’s principal subsidiary, Arizona Public Service Company. He is a valuable addition to the Board due to his expertise in nuclear energy regulation and operations, technology, and safety.

J. Neal Purcell Age: Director since: Board committees: Other directorships:	69 2003 Compensation and Management Succession (Chair), Finance Kaiser Permanente Health Care and Hospitals, Synovus Financial Corp. (formerly a Director of Dollar General Corporation)

Director qualifications: Mr. Purcell is a retired Vice-Chairman of KPMG. From October 1998 until his retirement in 2002, Mr. Purcell was in charge of National Audit Practice Operations. Over the course of his career at KPMG, he was a member of its Board of Directors and its Management Committee. He performed numerous peer review audits and quality of audits reviews during his career. Mr. Purcell is currently a Director of Kaiser Permanente Health Care and Hospitals and Synovus Financial Corp. where he is serves as the Chair of each Audit Committee. He also serves on the Board of Trustees of Emory University where he is Chair of the Compensation Committee and on the Board of Directors of Emory Healthcare System. His financial and accounting expertise, his knowledge of the communities served by Southern Company’s affiliates, and his personal involvement in those communities are valuable to the Board. During his time on the Board, Mr. Purcell also has chaired the Audit Committee and served as the Company’s first audit committee financial expert.

William G. Smith, Jr. Age: Director since: Board committee: Principal occupation: Other directorships:	57 2006 Audit (Chair) Chairman of the Board, President, and Chief Executive Officer of Capital City Bank Group, Inc., banking Capital City Bank Group, Inc., Capital City Bank

Director qualifications:  Mr. Smith began his career at Capital City Bank in 1978, where he worked in a number of capacities before being elected President and Chief Executive Officer of Capital City Bank Group in January 1989. He was then elected Chairman of the Board of the Capital City Bank Group Inc., a public company, in 2003. He has also served on the Board of Directors of the Federal Reserve Bank of Atlanta. Mr. Smith serves on the Board of Trustees for Darlington School in Rome, Georgia and the Florida State University Foundation. He is the former Federal Advisory Council Representative for the Sixth District of the Federal Reserve System and past Chair of both Tallahassee Memorial HealthCare and the Tallahassee Area Chamber of Commerce. Mr. Smith’s experience in finance, business operations, and risk management is valuable to the Board. In addition, Mr. Smith qualifies as an audit committee financial expert.

Steven R. Specker Age: Director since: Board committees: Other directorships:	65 2010 Governance, Nuclear/Operations Trilliant Incorporated

Director qualifications:  Dr. Specker served as President and Chief Executive Officer of the Electric Power Research Institute (EPRI) from 2004 until his retirement in 2010. Prior to joining EPRI, Dr. Specker founded Specker Consulting, LLC, a private consulting firm, which provided operational and strategic planning services to technology companies serving the global electric power industry. Dr. Specker also has served in a number of leadership positions during his 30 year career at General Electric (GE), including serving as President of GE’s nuclear energy business, President of GE digital energy, and Vice President of global marketing. Dr. Specker is also a member of the Board of Trilliant Incorporated, a leading provider of Smart Grid communication solutions. Dr. Specker brings to the Board a keen understanding of the electric industry and valuable insight in innovation and technology development.

Larry D. Thompson Age: Director since: Board committee: Principal occupation: Other directorships:	65 2010 Audit Senior Vice President - Government Affairs, General Counsel, and Secretary of PepsiCo, Inc., food and beverage Cbeyond, Inc.

Director qualifications:  PepsiCo ranks among the world’s largest convenient food and beverage companies. Mr. Thompson will retire from his current position effective May 5, 2011. In his current role at PepsiCo, Mr. Thompson is responsible for PepsiCo’s worldwide legal function, as well as its government affairs organization and the company’s charitable foundation. Prior to joining PepsiCo in 2004, Mr. Thompson served as a Senior Fellow with The Brookings Institution. His government career also includes serving as Deputy Attorney General in the United States Department of Justice and leading the National Security Coordination Council. In 2002, President George W. Bush named Mr. Thompson to head the Department of Justice’s Corporate Fraud Task Force. Mr. Thompson is a member of the board of Cbeyond, Inc. and a Director or Trustee of various investment companies in the Franklin Templeton group of mutual funds. Mr. Thompson’s government experience and corporate governance and legal expertise are valuable to the Board.

Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

The affirmative vote of a majority of shares present and entitled to vote is required for the election of each Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN ITEM NO. 1.

ITEM NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (Deloitte & Touche) as the Company’s independent registered public accounting firm for 2011. This appointment is being submitted to stockholders for ratification. Representatives of Deloitte & Touche will be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of shares present and entitled to vote is required for ratification of the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 2.

ITEM NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) enacted in July 2010, requires the Company to seek a non-binding advisory vote from its stockholders to approve the Company’s executive compensation as reported in this Proxy Statement. This advisory vote is commonly referred to as a “say on pay” vote.

As described in the Compensation Discussion & Analysis (CD&A) beginning on page 30, the Compensation Committee has structured the Company’s executive compensation program based on the belief that executive compensation should be:

•	competitive with the companies in the Company’s industry;

•	tied to and structured to motivate achievement of short- and long-term business goals; and

•	aligned with the interests of the Company’s stockholders and customers.

The Company believes these objectives are accomplished through a compensation program that provides the appropriate mix of fixed and short- and long-term performance-based compensation that rewards achievement of the Company’s financial success, business unit financial and operational success, and total shareholder return. The Company’s financial and operational achievement was strong in 2010 and resulted in performance-based awards that exceeded target levels.

All decisions concerning the compensation of the Company’s named executive officers are made by the Compensation Committee, an independent Board committee, with the advice and counsel of an independent executive compensation consultant, Pay Governance LLC.

The Company encourages stockholders to read the Executive Compensation section of this Proxy Statement which includes the CD&A, the Summary Compensation Table, and other related compensation tables, including the information accompanying these tables. The Executive Compensation section is found on pages 30 through 70 of this Proxy Statement.

Although it is non-binding on the Board of Directors, the Compensation Committee will review and consider the vote results when making future decisions about the Company’s executive compensation program.

The affirmative vote of a majority of shares present and entitled to vote is required for approval of the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table, and the other related tables and accompanying narrative set forth in the Proxy Statement.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 3.

ITEM NO. 4 — ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that the Company’s stockholders have an opportunity to vote on how often the Company should include a say on pay vote in its proxy materials for future annual meetings of stockholders. Under this Item No. 4, stockholders may vote to conduct the say on pay vote every year, every two years, or every three years, or may abstain from voting in response to the resolution set forth below.

“RESOLVED, that an advisory vote of the Company’s stockholders relating to the compensation of the Company’s named executive officers be held at an annual meeting of stockholders every year, every two years, or every three years, whichever frequency receives the highest number of stockholder votes in connection with the adoption of this resolution.”

The Company believes that say on pay votes should be conducted every year so that stockholders may annually express their views on the Company’s executive compensation program. The Compensation Committee, which administers the Company’s executive compensation program, values the opinions of stockholders and believes that an annual vote will be helpful in making its decisions on executive compensation.

The option of every one year, two years, or three years that receives the highest number of votes cast will be the option selected by stockholders. However, because this vote is advisory only and therefore is non-binding on the Board of Directors, the Board may decide that it is in the best interests of the Company’s stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION.

ITEM NO. 5 — PROPOSAL TO APPROVE THE OMNIBUS INCENTIVE COMPENSATION PLAN

Upon recommendation of the Compensation Committee, the Board of Directors approved the Southern Company 2011 Omnibus Incentive Compensation Plan (Plan), subject to stockholder approval. The Plan provides for awards of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Units, Performance Shares, and Cash-Based Awards (collectively, Awards). The Plan will replace the Omnibus Incentive Compensation Plan that was approved by the stockholders at the 2006 Annual Meeting of Stockholders held on May 24, 2006 (2006 Plan), which provided similar benefits as those to be provided under the Plan. The Company is seeking approval of the Plan, in part, so that the Company continues to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code). That Code section requires stockholder approval of incentive compensation plans every five years so that the Company can deduct all performance-based compensation. (See the section below entitled Compliance with Section 162(m) of the Code for more information.)

The purposes of the Plan are to optimize the profitability and growth of the Company through annual and long-term performance-based compensation that is consistent with the Company’s goals and to provide the potential for levels of compensation that will enhance the Company’s ability to attract, retain, and motivate employees. All employees will be eligible to participate in the Plan and, in the initial Plan year, nearly all employees will participate.

Plan Administration

The Plan will be administered by the Compensation Committee. The Compensation Committee consists of four independent Directors. (See the description of the Compensation Committee under the heading Compensation and Management Succession Committee (Compensation Committee) on page 8 for more information about the Compensation Committee.) The Compensation Committee has broad authority to administer and interpret the Plan, including authority to make Awards, determine the size and terms applicable to Awards, establish performance goals, determine and certify the degree of goal achievement, and amend the terms of Awards consistent with Plan terms.

The Board of Directors may terminate or amend the Plan at any time; provided, however, without stockholder approval, the Board may not increase the total number of shares of the Common Stock available for grants under the Plan. The Plan will terminate May 25, 2021, unless terminated sooner by the Board of Directors.

Types of Awards

Stock Options:  The Compensation Committee may grant Incentive Stock Options or Nonqualified Stock Options (collectively, Stock Options). These entitle the participant to purchase up to the number of shares of Common Stock specified in the grant at a specified price (Option Price). Under the terms of the Plan, the Option Price may not be less than the fair market value of the Common Stock on the date a Stock Option is granted. Incentive Stock Options are intended to comply with Section 422 of the Code. The Compensation Committee will establish the terms of Stock Options including the Option Price, vesting, duration, transferability, and exercise procedures. Incentive Stock Options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. A Stock Option may not be exercisable later than the tenth anniversary of the date granted.

Stock Options must be paid in full when exercised either (i) in cash, (ii) by foregoing compensation that the Compensation Committee agrees otherwise would be owed, (iii) by tendering previously-acquired shares of Common Stock held by the participant, or (iv) by the attestation of shares of Common Stock, or by any combination thereof.

Stock Appreciation Rights:  These are rights that, when exercised, entitle the participant to the appreciation in value of the number of shares of Common Stock specified in the grant, from the date granted to the date exercised. The exercised Stock Appreciation Right may be paid in cash or Common Stock, as determined by the Compensation Committee. Stock Appreciation Rights may be granted in the sole discretion of the Compensation Committee in conjunction with Stock Options.

Restricted Stock Awards:  These are grants of shares of Common Stock, full rights to which are conditioned upon continued employment or the achievement of performance goals. The Compensation Committee will establish a restriction period for each Restricted Stock Award made. The Compensation Committee also can impose other restrictions or conditions on the Restricted Stock Awards such as payment of a stipulated purchase price. The participant may be entitled to dividends paid on the Restricted Stock and may have the right to vote such shares.

Restricted Stock Units:  These are Awards that entitle the participant to the value of shares of Common Stock at the end of a designated restriction period. Except for voting rights, they may have all of the characteristics of Restricted Stock Awards, as described above. Restricted Stock Units may be paid out in cash or Common Stock. The maximum amount payable to any participant for Restricted Stock Units granted in any one year is the higher of $10,000,000 or 1,000,000 shares of Common Stock.

Performance Units, Performance Shares, and Cash-Based Awards (collectively Performance Awards):  These are Awards that entitle the participant to a level of compensation based on the achievement of pre-established performance goals over a designated performance period. Performance Units shall have an initial value determined by the Compensation Committee. The value of a Performance Share will be the fair market value of Common Stock on the grant date. A Cash-Based Award will have the value determined by the Compensation Committee. At the beginning of the performance period, the Compensation Committee will determine the number of Performance Units or Performance Shares awarded or the target value of Cash-Based Awards, the performance period, and the performance goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals which will determine the level of payout. The Compensation Committee may set performance goals using any combination of the following criteria:

•	Earnings per share;
•	Net income or net operating income (before or after taxes and before or after extraordinary items);
•	Return measures (including, but not limited to, return on assets, equity, or sales);
•	Cash flow return on investments which equals net cash flows divided by owners’ equity;
•	Earnings before or after taxes;
•	Gross revenues;
•	Gross margins;
•	Share price (including, but not limited to, growth measures and total shareholder return);
•	Economic value added, which equals net income or net operating income minus a charge for use of capital;
•	Operating margins;
•	Market share;
•	Gross revenues or revenues growth;
•	Capacity utilization;

•	Increase in customer base including associated costs;
•	Environmental, health, and safety;
•	Reliability;
•	Price;
•	Bad debt expense;
•	Customer satisfaction;
•	Operations and maintenance expense;
•	Accounts receivable;
•	Diversity/Culture/Inclusion; and
•	Quality.

Performance Awards may be paid in cash or shares of Common Stock or a combination thereof in the Compensation Committee’s discretion. The maximum amount payable to any participant for Performance Shares awarded in any one year is the higher of $10,000,000 or 1,000,000 shares of Common Stock per Award type. The maximum amount payable to any participant for Cash-Based Awards or Performance Units granted in any one year is $10,000,000.

Shares Available for Grant under the Plan

A total of 44,000,000 shares of Common Stock is available for grants under the Plan. As of March 28, 2011, there are approximately 2,953,297 shares available under the 2006 Plan, which will be transferred to and available for grant under the Plan in addition to the 44,000,000 shares authorized under the Plan. If the Plan is approved, no further shares will be granted under the 2006 Plan after May 25, 2011. The following table summarizes the equity-based awards outstanding and the shares available for grant as of the end of the 2010 and as of March 28, 2011, the annual meeting record date, including those under the 2006 Plan that will be rolled into and added to the 44,000,000 shares authorized under the Plan.

	As of	As of Record Date
	December 31, 2010	(March 28, 2011)(2)

Number of Stock Options outstanding(1)(2)	50,707,904	54,052,448

Number of unvested Restricted Stock Units granted and outstanding	148,054	153,532

Number of unvested Performance Shares granted and outstanding	908,009	1,770,855

Total number of Awards granted and outstanding	51,763,967	55,976,835

Shares available for grant under the 2006 Plan		2,953,297, which will be rolled into and added to the 44,000,000 shares reserved for issuance under the Plan.(2)

(1)	Weighted average exercise price of $33.32 and weighted average term to expiration of five years for Stock Options outstanding as of the Record Date.

(2)	This reflects the grant of 6,611,708 Stock Options and 894,858 Performance Shares on February 14, 2011 under the 2006 Plan consistent with the Company’s longstanding practice to make grants of Awards, annually, at the regular meeting of the Compensation Committee in February.

Under the Plan, the maximum number of shares of Common Stock that may be the subject of any Award to a participant during any calendar year is 5,000,000 shares of Common Stock for Stock Options and Stock Appreciation Rights and 1,000,000 shares of Common Stock for Restricted Stock Awards. On March 28, 2011, the closing price per share of Common Stock was $37.55. If there are any changes in corporate capitalization, such as a stock split, stock dividend, or reclassification, or a corporate transaction such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, or any reorganization or any partial or complete liquidation of the Company, adjustments will be made in the number and class of shares of Common Stock which may be delivered under the Plan, in the number and class of and/or price of shares of Common Stock subject to outstanding Awards under the Plan, and in the maximum number of shares of Common Stock that may be granted to any individual during any calendar year, as may be determined to be appropriate and equitable by the Compensation Committee, to prevent dilution or enlargement of rights.

Change in Control Provisions

The Plan incorporates the terms of the Company’s Change-in-Control Benefits Protection Plan. It provides that if a change in control occurs, all Stock Options, Stock Appreciation Rights, Restricted Stock Awards, and Restricted Stock Units will vest immediately. If the Plan is not continued or replaced with a comparable plan, pro-rata payments of all Performance Awards at not less than target-level performance will be paid. A change in control does not occur unless there is a consummation of the transaction or event that results in the change in control of the Company or a subsidiary of the Company. See the section entitled Potential Payments Upon Termination or Change in Control beginning on page 63 for more information about the definition of a change in control and the treatment of Awards under the Plan under various termination events, including a change in control.

Treatment of Overpayments and Underpayments

The Plan provides that if a participant receives an overpayment under the Plan, for any reason, the Compensation Committee, in its discretion, has the right to take whatever action it deems appropriate, including requiring repayment or reduction of future payments under the Plan to recover any overpayment. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements that resulted from grossly negligent or intentional misconduct of a participant, that participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance of the financial document embodying the financial reporting requirement. If there is an underpayment to a participant under the Plan, payment of the shortfall will be made as soon as administratively practicable.

Federal Income Tax Consequences of Stock Options Granted under the Plan

The following is a summary of some of the more significant federal income tax consequences under present law of the granting and exercise of Stock Options under the Plan.

No taxable income is realized by a participant upon the grant of a Stock Option, and no deduction is then available to the Company.

Upon exercise of a Nonqualified Stock Option, the excess of the fair market value of the shares of Common Stock on the date of exercise over the Option Price will be taxable to the participant as ordinary income and, subject to any limitation imposed by Section 162(m) of the Code, deductible by the Company. If a participant disposes of any shares of Common Stock received upon the exercise of any Nonqualified Stock Option granted under the Plan, such participant will realize a capital gain or loss equal to the difference between the amount realized on disposition and the value of such shares at the time it was exercised. The gain or loss will be either long-term or short-term, depending on the holding period measured from the date of exercise. The Company will not be entitled to any further deduction at that time.

A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Stock Option. If the shares acquired by exercise of an Incentive Stock Option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss resulting from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize taxable income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the Option Price, and the Company will be entitled to a corresponding deduction.

The Company is required to withhold and remit to the Internal Revenue Service income taxes on all compensation which is taxable as ordinary income. Upon exercise of Nonqualified Stock Options, as a condition of such exercise, a participant must pay or arrange for payment to the Company of cash representing the appropriate withholding taxes generated by the exercise.

Compliance with Section 162(m) of the Code

The Board of Directors is seeking stockholder approval of the Plan partly in order to qualify all compensation to be paid under the Plan for the maximum income tax deductibility under Section 162(m) of the Code. Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company’s five most highly compensated executive officers to $1,000,000 per officer, unless the compensation is paid under a performance plan meeting certain criteria under the Code that has been approved by the Company’s stockholders.

Estimated Awards under the Plan

The following table sets forth the estimated amounts of Cash-Based Awards at target-level performance that would be paid under the Plan and the estimated number of Performance Shares and Stock Options that would have been granted under the Plan for the year ending December 31, 2011 if the Plan were in place at the time Awards were granted in 2011.

	Annual	Performance	Stock
	Incentive	Shares	Options
Name and Position	($)	(#)	(#)

T. A. Fanning, Chairman, President, & CEO	1,123,500	62,468	460,923

A. P. Beattie, Executive Vice President & CFO	417,300	19,026	250,384

W. P. Bowers, Executive Vice President	541,466	22,278	164,377

G. E. Holland, Jr., Executive Vice President	434,507	15,013	110,775

C. D. McCrary, Executive Vice President	568,958	23,410	172,729

Executive officers as a group	5,033,808	214,947	1,586,003

Non-executive directors or nominees as a group	0	0	0

Non-executive officer employees	224,001,794	894,858	6,611,708

Vote Needed for Passage of Proposal

The affirmative vote of a majority of shares present and entitled to vote is required for approval of the Omnibus Incentive Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM NO. 5.

ITEM NO. 6 — STOCKHOLDER PROPOSAL ON COAL COMBUSTION BYPRODUCTS ENVIRONMENTAL REPORT

The Company has been advised that Green Century Capital Management, Inc., 114 State Street, Suite 200, Boston, Massachusetts 02109, holder of 120 shares of Common Stock, proposes to submit the following resolution at the 2011 Annual Meeting of Stockholders.

“Whereas: Coal combustion waste (CCW or coal ash) is a by-product of burning coal that contains potentially high concentrations of arsenic, mercury, heavy metals and other toxins filtered out of smokestacks by pollution control equipment. CCW is often stored in landfills, impoundment ponds or abandoned mines. Over 130 million tons of CCW are generated each year in the U.S.

“Coal combustion comprised a significant portion (57%) of Southern Company’s generation capacity in 2009.

“The toxins in CCW have been linked to cancer, organ failure, and other serious health problems. In October 2009, the U.S. Environmental Protection Agency (EPA) published a report finding that ‘Pollutants in coal combustion wastewater are of particular concern because they can occur in large quantities (i.e., total pounds) and at high concentrations...in discharges and leachate to groundwater and surface waters.’

“The EPA has found evidence at over 60 sites in the U.S. that CCW has polluted ground and surface waters, including at least one site belonging to Southern Company. In some of these cases, companies have paid substantial fines and have suffered reputational consequences as a result of the contamination.

“Reports by the New York Times and others have drawn attention to CCW’s impact on waterways, as a result of leaking CCW storage sites or direct discharge into surrounding rivers and streams.

“The Tennessee Valley Authority’s (TVA) 1.1 billion gallon CCW spill in December 2008 that covered over 300 acres in eastern Tennessee with coal ash sludge highlights the serious environmental risks associated with CCW. TVA estimates a total cleanup cost of $1.2 billion. This figure does not include the legal claims that have arisen in the spill’s aftermath.

“Southern Company operates 22 CCW storage facilities but does not disclose whether each of these ponds has liners, caps, groundwater monitoring, or leachate collection systems beyond compliance with current regulations. This information is critical for investors to understand the potential impact of our company’s ash ponds on the environment and possible related risks.

“Our company also re-uses a significant portion of its CCW. Some forms of reusing dry CCW can pose public health and environmental risks in the dry form by leaching into water.

“The EPA has proposed rules to regulate CCW and will likely determine by the end of 2011 whether coal ash should be treated as ‘Special Waste’ under Subtitle C, which would subject CCW to stricter regulations.

“RESOLVED: Shareholders request that the Board prepare a report on the company’s efforts, above and beyond current compliance, to reduce environmental and health hazards associated with coal combustion waste contaminating water (including the implementation of caps, liners, groundwater monitoring, and/or leachate collection systems), and how those efforts may reduce legal, reputational and other risks to the company’s finances and operations. This report should be available to shareholders by August 2011, be prepared at reasonable cost, and omit confidential information such as proprietary data or legal strategy.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 6
FOR THE FOLLOWING REASONS:

Consistent with the report requested by this stockholder proposal, the Company has already prepared a coal combustion byproducts report (CCB Report), which has been posted on its website since March 2010 and is updated periodically. The CCB Report includes relevant information on the Company’s affiliates’ operations related to coal combustion byproducts (CCBs), as well as the broad range of steps (including steps beyond current compliance) taken to ensure that the priorities of public safety and the security of the Company’s affiliates’ plants are met. The efforts identified in the CCB Report include procedures for safe handling, the beneficial use market, and research efforts. The Company’s commitment to extensive environmental compliance procedures is a key element of the Company’s management of legal, reputational, and other risks.

As detailed in the CCB Report, each of the Company’s affiliates has an extensive system in place to meet or exceed all regulations governing CCB management and help ensure safe operation. In addition, a significant amount of CCBs from the Company’s affiliates’ coal-based power generation plants, including coal ash and gypsum, is recycled for safe and beneficial uses such as concrete production and road building. The beneficial use programs of the Company’s affiliates have succeeded in reducing landfill obligations by more than 1.5 million tons annually and have many associated environmental benefits, including a reduction in energy consumption, greenhouse gases, need for additional landfill space, and raw material consumption.

The CCB Report further discusses the Company’s history of safe management of CCBs. While the Company’s affiliates have focused recent efforts on the beneficial use of CCBs, they have safely managed the remaining CCBs at their respective plants for decades. Each of the Company’s affiliates has a robust program in place to ensure the safety and integrity of dams and dikes at on-site surface impoundments. They are inspected at least every week by trained plant personnel and inspected at least every year by professional dam safety engineers.

Additionally, the CCB Report provides links to public disclosures regarding the Company’s affiliates’ plants that manage CCBs, including, among other things, a link to the extensive, detailed information about the Company’s affiliates’ management of CCBs that was provided to the U.S. Environmental Protection Agency (EPA). The EPA issued information collection requests to facilities throughout the country that manage surface impoundments containing CCBs. This information was released to the public on the EPA website (http://www.epa.gov/waste/nonhaz/industrial/special/fossil/surveys/index.htm), and a link to this information is included in the CCB Report. The CCB Report also identifies the rules proposed by the EPA to regulate CCBs and provides a link to the Company’s comments to these proposed rules.

The CCB Report provides details on the Company’s research and development efforts with respect to CCB management, identifying initiatives to develop new and improved beneficial use of CCBs. As noted in the CCB Report, the Company has managed nearly $500 million in research and development over the past decade, including several projects to find new and innovative ways to beneficially use CCBs.

The Company also posts on its website a comprehensive report, the Corporate Responsibility Report, which was created in 2006 and is updated routinely as new information becomes available, relating to various topics. The Corporate Responsibility Report includes a section relating to environmental matters and includes information on the management and beneficial use of CCBs.

Through the development of the reports discussed above, the Company has effectively addressed the stockholder’s proposal.

The Company-produced reports are available either through the Company’s external website at www.southernco.com or by contacting Melissa K. Caen, Assistant Corporate Secretary, Southern Company, 30 Ivan Allen Jr. Boulevard NW, Atlanta, Georgia 30308 and requesting a copy.

The vote needed to pass the proposed stockholder’s resolution is a majority of the shares represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM NO. 6.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal controls over financial reporting, including disclosure controls and procedures, and for preparing the Company’s consolidated financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements of the Company and its subsidiaries and management’s report on the Company’s internal control over financial reporting in the 2010 Annual Report to Stockholders attached hereto as Appendix B with management. The Audit Committee also reviews the Company’s quarterly and annual reporting on Forms 10-Q and 10-K prior to filing with the SEC. The Audit Committee’s review process includes discussions of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and estimates and the clarity of disclosures in the financial statements.

The independent registered public accounting firm is responsible for expressing opinions on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company’s internal control over financial reporting with the criteria established in “Internal Control — Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has discussed with the independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (American Institute of Certified Public Accountants, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and the Company as required under rules of the PCAOB and has received the written disclosures and letter from the independent registered public accounting firm required by the rules of the PCAOB. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit Committee discussed the overall scopes and plans with the Company’s internal auditors and independent registered public accounting firm for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their audits, evaluations by management and the independent registered public accounting firm of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee also meets privately with the Company’s compliance officer. The Committee held 10 meetings during 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and filed with the SEC. The Audit Committee also reappointed Deloitte & Touche as the Company’s independent registered public accounting firm for 2011. Stockholders will be asked to ratify that selection at the Annual Meeting of Stockholders.

Members of the Audit Committee:

William G. Smith, Jr., Chair
Jon A. Boscia
Warren A. Hood, Jr.
Larry D. Thompson

PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following represents the fees billed to the Company for the two most recent fiscal years by Deloitte & Touche — the Company’s principal independent registered public accounting firm for 2010 and 2009.

	2010	2009

	(In thousands)

Audit Fees(a)	$10,670	$11,368
Audit-Related Fees(b)	269	546
Tax Fees	0	0
All Other Fees	0	0

Total	$10,939	$11,914

(a)	Includes services performed in connection with financing transactions.

(b)	Includes benefit plan and other non-statutory audit services and accounting consultations in both 2010 and 2009.

The Audit Committee has adopted a Policy on Engagement of the Independent Auditor for Audit and Non-Audit Services (see Appendix A) that includes requirements for the Audit Committee to pre-approve services provided by Deloitte & Touche. This policy was initially adopted in July 2002 and, since that time, all services included in the chart above have been pre-approved by the Audit Committee.

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

This section describes the compensation program for the Company’s Chief Executive Officer and Chief Financial Officer in 2010, as well as each of the Company’s other three most highly compensated executive officers employed at the end of the year.

Thomas A. Fanning	Chairman of the Board, President, and Chief Executive Officer

Art P. Beattie	Executive Vice President and Chief Financial Officer

Michael D. Garrett	Executive Vice President of the Company and President and Chief Executive Officer of Georgia Power

G. Edison Holland, Jr.	Executive Vice President, General Counsel, and Secretary

Charles D. McCrary	Executive Vice President of the Company and President and Chief Executive Officer of Alabama Power

Additionally, described is the compensation of the Company’s former President and Chief Executive Officer, David M. Ratcliffe, who retired effective December 1, 2010 and W. Paul Bowers, the Company’s former Chief Financial Officer who remains Executive Vice President of the Company and is now also President and Chief Executive Officer of Georgia Power. Collectively, these officers are referred to as the named executive officers.

Executive Summary

Performance

Performance-based pay represents a substantial portion of the total direct compensation paid or granted to the named executive officers for 2010.

			Short-Term		Long-Term
	Salary	% of	Performance Pay	% of	Performance Pay	% of
	($)(1)	Total	($)(1)	Total	($)(1)	Total

D. M. Ratcliffe	1,077,522	14	1,634,295	21	5,142,027	65

T. A. Fanning	809,892	23	1,347,112	39	1,303,432	38

W. P. Bowers	652,189	24	742,400	28	1,301,624	48

A. P. Beattie	385,211	35	514,002	46	208,406	19

M. D. Garrett	695,402	26	719,742	27	1,286,467	47

G. E. Holland, Jr.	592,745	30	535,149	27	857,308	43

C. D. McCrary	704,520	24	932,008	32	1,298,653	44

(1)	Salary is the actual amount paid in 2010, Short-Term Performance Pay is the actual amount earned in 2010 based on performance, and Long-Term Performance Pay is the value on the grant date of stock options and performance shares granted in 2010. See the Summary Compensation Table for the amounts of all elements of reportable compensation described in this CD&A.

Business unit financial and operational and Company earnings per share goal results for 2010 and relative total shareholder return for the four-year performance-measurement period that ended in 2010 are shown below:

Business unit financial goals:	107% of Target
Company earnings per share:	155% of Target
Operational goals:	163% of Target
Relative total shareholder return:	106% of Target

These levels of achievement resulted in actual payouts that exceeded targets. The Company’s total shareholder return has been:

1-year:	20.8%
3-year:	4.8%
5-year:	7.1%

Pay Philosophy

The Company’s compensation program (salary and short- and long-term performance pay) is based on the philosophy that total compensation should be:

•	competitive with the companies in this industry;
•	tied to and structured to motivate achievement of short- and long-term business goals; and
•	aligned with the interests of the Company’s stockholders and its subsidiaries’ customers.

Competitive with the companies in this industry

Executive compensation is targeted at the market median of industry peers. Actual compensation is primarily determined by short- and long-term financial and operational performance.

Motivates and rewards achievement of short- and long-term business goals

The Company’s business goals are simple. Financial success is tied to the satisfaction of customers. Key elements of ensuring customer satisfaction include outstanding service, high reliability, and competitive prices. The Company believes that the focus on the customer helps it achieve its financial objectives and deliver a premium, risk-adjusted total shareholder return to stockholders.

Aligned with the interests of stockholders and customers

Short-term performance pay is based on achievement of the Company’s business goals, with one-third determined by operational performance, such as safety, reliability, and customer satisfaction; one-third determined by business unit financial performance; and one-third determined by Company earnings per share performance.

Long-term performance pay is tied to stockholder value with 40% of the target value awarded in stock options, which reward stock price appreciation, and 60% awarded in performance share units, which reward total shareholder return performance relative to that of peers.

Key Governance and Pay Practices

•	Annual pay risk assessment required by the Compensation Committee charter.
•	Retention of an independent consultant, Pay Governance LLC, that provides no other services to the Company.
•	Inclusion of a claw-back provision that permits the Compensation Committee to recoup performance pay from any employee if determined to have been based on erroneous results, and requires recoupment from an executive officer in the event of a material financial restatement due to fraud or misconduct of the executive officer.
•	Elimination of excise tax gross-up on change-in-control severance arrangements.
•	Provision of limited perquisites and elimination of all tax gross-ups, except on relocation-related benefits.
•	“No-hedging” provision in the Company’s inside trading policy that is applicable to all employees.

•	Strong stock ownership requirements that are being met by all named executive officers.

GUIDING PRINCIPLES AND POLICIES

The Company’s executive compensation program is based on a philosophy that total executive compensation must be competitive with the companies in the electric utility industry, must be tied to and motivate executives to meet short-and long-term performance goals, must foster and encourage alignment of executive interests with the interests of the Company’s stockholders and its subsidiaries’ customers, and must not encourage excessive risk-taking. The program generally is designed to motivate all employees, including executives, to achieve operational excellence and financial goals while maintaining a safe work environment.

The executive compensation program places significant focus on rewarding performance. The program is performance-based in several respects:

•	Actual earnings per share (EPS), business unit performance, which includes return on equity (ROE) or net income, and operational performance, compared to target performance levels established early in the year, determine the actual payouts under the short-term (annual) performance-based compensation program (Performance Pay Program).

•	Common Stock price changes result in higher or lower ultimate values of stock options.

•	Total shareholder return compared to those of industry peers leads to higher or lower payouts under the Performance Share Program (performance shares).

In support of the Company’s performance-based pay philosophy, there are no general employment contracts with the named executive officers.

The pay-for-performance principles apply not only to the named executive officers, but to thousands of employees. The Performance Pay Program covers almost all of the nearly 26,000 employees. Stock options and performance shares cover approximately 2,900 employees. These programs engage employees, which ultimately is good not only for them, but for customers and stockholders.

OVERVIEW OF EXECUTIVE COMPENSATION COMPONENTS

The executive compensation program has several components, each of which plays a different role. The chart below discusses the intended role of each material pay component, what it rewards, and why it is used. Following the chart is additional information that describes how 2010 pay decisions were made.

Intended Role and What the Element
Pay Element	Rewards	Why the Element Is Used

Base Salary	Base salary is pay for competence in the executive role, with a focus on scope of responsibilities.	Market practice. Provides a threshold level of cash compensation for job performance.

Annual Performance-Based Compensation: Performance Pay Program	The Performance Pay Program rewards achievement of operational, EPS, and business unit financial goals.	Market practice. Focuses attention on achievement of short-term goals that ultimately work to fulfill the mission to customers and lead to increased stockholder value in the long term.

Long-Term Performance-Based Compensation: Stock Options	Stock options reward price increases in Common Stock over the market price on the date of grant, over a 10-year term.	Market practice. Performance-based compensation. Aligns recipients’ interests with those of stockholders.

Intended Role and What the Element
Pay Element	Rewards	Why the Element Is Used

Long-Term Performance-Based Compensation: Performance Shares	Performance shares provide equity compensation dependent on the Company’s three-year total shareholder return versus industry peers.
Market practice.

Performance-based compensation.

Aligns recipients’ interests with stockholders’ interests since payouts are dependent on the returns realized by stockholders versus those of industry peers.

Long-Term Equity Compensation: Restricted Stock Units	Restricted stock units are payable in Common Stock at the end of three years and deemed dividends are reinvested.	Limited use of restricted stock units to address specific needs, including retention. Aligns recipient’s interest with stockholders’ interests.

Retirement Benefits
Executives participate in employee benefit plans available to all employees of the Company, including a 401(k) savings plan and the funded Southern Company Pension Plan (Pension Plan).

The Southern Company Deferred Compensation Plan provides the opportunity to defer to future years up to 50% of base salary and all or part of performance-based non-equity compensation in either a prime interest rate or Common Stock account.

The Supplemental Benefit Plan counts pay, including deferred salary, that is ineligible to be counted under the Pension Plan and the 401(k) plan due to Internal Revenue Service rules.

The Supplemental Executive Retirement Plan counts annual performance-based pay above 15% of base salary for pension purposes.

To attract and retain mid-career hires, supplemental retirement agreements give pension credit for years of relevant experience prior to employment with the Company.

Represents an important component of competitive market-based compensation in both the peer group and generally.

Permitting compensation deferral is a cost-effective method of providing additional cash flow to the Company while enhancing the retirement savings of executives.

The purpose of these supplemental plans is to eliminate the effect of tax limitations on the payment of retirement benefits.

Intended Role and What the Element
Pay Element	Rewards	Why the Element Is Used

Perquisites and Other Personal Benefits
Personal financial planning maximizes the perceived value of the executive compensation program to executives and allows them to focus on operations.

Home security systems lower the risk of harm to executives. (Eliminated effective 2011.)

Club memberships were provided primarily for business use. (Payment of dues eliminated effective 2011.)

Limited personal use of corporate-owned aircraft associated with business travel.

Relocation benefits cover the costs associated with geographic relocations at the request of the Company.

Tax gross-ups are not provided on any perquisites except relocation benefits.
The remaining limited perquisites represent an effective, low-cost means to retain key talent.

Severance Arrangements
Change-in-control plans provide severance pay, accelerated vesting, and payment of short- and long-term performance-based compensation upon a change in control of the Company coupled with involuntary termination not for cause or a voluntary termination for “Good Reason.”

Severance agreements provide compensation to employees who retire early conditioned on execution of standard releases and non-compete requirements.

Market practice.

Providing protections to officers upon a change in control minimizes disruption during a pending or anticipated change in control.

Payment and vesting occur only upon the occurrence of both an actual change in control and loss of the executive’s position.

Providing severance awards to employees who retire early protects the Company and facilitates organizational changes.

MARKET DATA

For the named executive officers, the Compensation Committee reviews compensation data from large, publicly-owned electric and gas utilities. The data was developed and analyzed by Pay Governance LLC, the compensation consultant retained by the Compensation Committee. The companies included each year in the primary peer group are those whose data is available through the consultant’s database. Those companies are drawn from this list of primarily regulated utilities of $2 billion in revenues and up.

AGL Resources Inc.	El Paso Corporation	PG&E Corporation
Allegheny Energy, Inc.	Entergy Corporation	Pinnacle West Capital Corporation
Alliant Energy Corporation	EPCO	PPL Corporation
Ameren Corporation	Exelon Corporation	Progress Energy, Inc.
American Electric Power Company, Inc.	FirstEnergy Corp.	Public Service Enterprise Group Inc.
Atmos Energy Corporation	Integrys Energy Company, Inc.	Puget Energy, Inc.
Calpine Corporation	MDU Resources, Inc.	Reliant Energy, Inc.
CenterPoint Energy, Inc.	Mirant Corporation	Salt River Project
CMS Energy Corporation	New York Power Authority	SCANA Corporation
Consolidated Edison, Inc.	NextEra Energy, Inc.	Sempra Energy
Constellation Energy Group, Inc.	Nicor, Inc.	Southern Union Company
CPS Energy	Northeast Utilities	Spectra Energy
DCP Midstream	NRG Energy, Inc.	TECO Energy
Dominion Resources Inc.	NSTAR	Tennessee Valley Authority
Duke Energy Corporation	NV Energy, Inc.	The Williams Companies, Inc.
Dynegy Inc.	OGE Energy Corp.	Wisconsin Energy Corporation
Edison International	Pepco Holdings, Inc.	Xcel Energy Inc.

The Company is one of the largest utility companies in the United States based on revenues and market capitalization, and its largest business units are some of the largest in the industry as well. For that reason, the consultant size-adjusts the survey market data in order to fit it to the scope of the Company’s business.

In using this market data, market is defined as the size-adjusted 50th percentile of the survey data, with a focus on pay opportunities at target performance (rather than actual plan payouts). Market data for chief executive officer positions and other positions in terms of scope of responsibilities that most closely resemble the positions held by the named executive officers is reviewed. Based on that data, a total target compensation opportunity is established for each named executive officer. Total target compensation opportunity is the sum of base salary, annual performance-based compensation at the target performance level, and long-term performance-based compensation (stock options and performance shares) at a target value. Actual compensation paid may be more or less than the total target compensation opportunity based on actual performance above or below target performance levels. As a result, the compensation program is designed to result in payouts that are market-appropriate given the Company’s performance for the year or period.

A specified weight was not targeted for base salary or annual or long-term performance-based compensation as a percentage of total target compensation opportunities, nor did amounts realized or realizable from prior compensation serve to increase or decrease 2010 compensation amounts. Total target compensation opportunities for senior management as a group are managed to be at the median of the market for companies of similar size and in the electric utility industry. The total target compensation opportunity established in early 2010 for each named executive officer is shown below.

		Target Annual	Target Long-Term	Total Target
		Performance-Based	Performance-Based	Compensation
	Salary	Compensation	Compensation	Opportunity
	($)	($)	($)	($)

D. M. Ratcliffe	1,163,351	1,221,519	5,142,027	7,526,897

T. A. Fanning	704,566	525,525	1,303,432	2,533,523

W. P. Bowers	634,944	476,208	1,301,624	2,412,776

A. P. Beattie	297,740	148,870	208,406	655,016

M. D. Garrett	695,402	521,552	1,286,467	2,503,421

G. E. Holland, Jr.	591,258	354,755	857,308	1,803,321

C. D. McCrary	701,977	526,482	1,298,653	2,527,112

In mid-2010, the Company made several organizational changes, including changes affecting some of the named executive officers. Mr. Ratcliffe announced his retirement and Mr. Fanning was named President of the Company effective August 1, 2010 and Chairman, President, and Chief Executive Officer effective December 1, 2010, upon Mr. Ratcliffe’s retirement. Mr. Bowers, the Company’s Executive Vice President and Chief Financial Officer, was named Chief Operating Officer of Georgia Power effective in August 2010. Mr. Beattie was named Executive Vice President and Chief Financial Officer of the Company effective in August 2010. Effective January 1, 2011, Mr. Bowers was named President and Chief Executive Officer of Georgia Power, upon Mr. Garrett’s retirement. The following chart shows the revised total target compensation opportunities as a result of these promotions.

		Target Annual	Target Long-Term	Total Target
		Performance-Based	Performance-Based	Compensation
	Salary	Compensation	Compensation	Opportunity
	($)	($)	($)	($)

T. A. Fanning (August 1, 2010)	950,000	997,500	1,303,432	3,250,932

T. A. Fanning (December 1, 2010)	1,030,000	1,081,500	1,303,432	3,414,932

W. P. Bowers	680,000	510,000	1,301,624	2,491,624

A. P. Beattie	535,000	401,250	208,406	1,144,656

The 2010 salary reported in the Summary Compensation Table is the actual amount paid in 2010 and therefore will differ from the salary rates shown above due to rounding and pay dates, and for Mr. Ratcliffe, retirement date.

For purposes of comparing the value of the Company’s compensation program to the market data, stock options are valued at $2.23 per option and performance shares at $30.13 per unit. These values represent risk-adjusted present values on the date of grant and are consistent with the methodologies used to develop the market data. The mix of stock options and performance shares granted were 40% and 60%, respectively, of the long-term value shown above.

As discussed above, the Compensation Committee targets total target compensation opportunities for senior executives as a group at market. Therefore, some executives may be paid somewhat above and others somewhat below market. This practice allows for minor differentiation based on time in the position, scope of responsibilities, and individual performance. The differences in the total pay opportunities for each named executive officer are based almost exclusively on the differences indicated by the market data for persons holding similar positions. The average total target compensation opportunities for the named executive officers for 2010 were at the median of the market data described above. Because of the use of market data from a large number of peer companies for positions that are not identical in terms of scope of responsibility from company to company, slight differences are not considered to be material and the compensation program is believed to be market-appropriate. Generally, compensation is considered to be within an appropriate range if it is not more or less than 15% of the applicable market data.

In 2009, Towers Perrin, the Compensation Committee’s former consultant, analyzed the level of actual payouts, for 2008 performance, under the annual Performance Pay Program to the named executive officers relative to performance versus peer companies to provide a check on the Company’s goal-setting process. The findings from the analyses were used in establishing performance goals and the associated range of payouts for goal achievement for 2010. That analysis was updated in 2010 by Pay Governance LLC, the Compensation Committee’s current consultant, for 2009 performance, and those findings were used in establishing goals for 2011.

DESCRIPTION OF KEY COMPENSATION COMPONENTS

2010 Base Salary

Most employees, including most of the named executive officers, did not receive base salary increases in 2009. The Company’s standard base salary program resumed in 2010 and most employees received base salary increases, effective January 1, 2010. Base salary increases for each of the named executive officers, except Mr. Garrett, were recommended in 2010 for the Compensation Committee’s approval by Mr. Ratcliffe, except for his own salary. Those recommendations took the market data provided by the Compensation Committee’s consultant into account, as well as the need to retain an experienced team, time in position, and individual performance. Individual performance includes the degree of competence and initiative exhibited and the individual’s relative contribution to the results of operations in prior years. The Compensation Committee approved the recommended salaries in 2010. Mr. Garrett requested that his salary remain unchanged in 2010 due to the continued effects of the recession on Georgia Power’s net income.

2010 Performance-Based Compensation

This section describes the performance-based compensation program in 2010. The Compensation Committee approved changes to the program that were implemented in 2010. The changes made to the program, and the rationale for the changes, are described below.

Achieving Operational and Financial Goals — The Guiding Principle for Performance-Based Compensation

The number one priority is to provide customers outstanding reliability and superior service at low prices while achieving a level of financial performance that benefits the Company’s stockholders in the short and long term.

In 2010, the Company strove for and rewarded:

•	Continued industry-leading reliability and customer satisfaction, while maintaining low retail prices relative to the national average; and

•	Meeting energy demand with the best economic and environmental choices.

In 2010, the Company also focused on and rewarded:

•	EPS growth;

•	ROE in the top quartile of comparable electric utilities;

•	Dividend growth;

•	Long-term, risk-adjusted total shareholder return; and

•	Financial integrity — an attractive risk-adjusted return, sound financial policy, and a stable “A” credit rating.

The performance-based compensation program is designed to encourage achievement of these goals.

Mr. Ratcliffe, with the assistance of the Human Resources staff, recommended to the Compensation Committee program design and award amounts for senior executives, including the named executive officers.

2010 Annual Performance Pay Program

Program Design

The Performance Pay Program is the Company’s annual performance-based compensation program. Most employees of the Company, including the named executive officers, are participants for a total of almost 26,000 participants.

The performance measured by the program uses goals set at the beginning of each year by the Compensation Committee. Prior to 2010, the Performance Pay Program goals were weighted 50% Company EPS and 50% business unit financial goals, primarily ROE. Operational goal achievement could adjust the total payout plus or minus 10%. The maximum payout that could be earned was 220% of target.

In 2009, the Compensation Committee approved changes to the program that were implemented in 2010. The primary changes to the program were to decrease the maximum opportunity from 220% of target to 200% of target and to increase the focus on operational performance. Excellent operational performance always has been a key focus of the Company. The Company believes that financial success is tied to the satisfaction of customers and that operational excellence drives high customer satisfaction. The vast majority of employees do not have direct influence on the Company’s financial performance, but they impact operational performance daily. The Company believes that it is important to match the importance of operational goal performance with the pay delivered for that performance. Therefore, in 2010, the Compensation Committee increased the weight of the operational goals to one-third in determining payouts under the Performance Pay Program. Company EPS and business unit financial performance also are weighted one-third each. The results of each are added together to determine the total payout.

•	For the traditional operating companies (Alabama Power, Georgia Power, Gulf Power, and Mississippi Power), operational goals are safety, customer satisfaction, plant availability, transmission and distribution system reliability, and culture. For the nuclear operating company (Southern Nuclear), operational goals are safety, plant operations, and culture. Each of these operational goals is explained in more detail under Goal Details below. The level of achievement for each operational goal is determined according to the respective performance schedule, and the total operational goal performance is determined by the weighted average result. Each business unit has operational goals.

•	EPS is defined as earnings from continuing operations divided by average shares outstanding during the year. The EPS performance measure is applicable to all participants in the Performance Pay Program.

•	For the traditional operating companies, the business unit financial performance goal is ROE, which is defined as the operating company’s net income divided by average equity for the year. For Southern Power, the business unit financial performance goal is net income.

For Messrs. Garrett and McCrary, the annual Performance Pay Program payout is calculated using the ROE for Georgia Power and Alabama Power, respectively. For Messrs. Ratcliffe, Fanning, and Holland, it is calculated using the aggregate ROE goal performance results for the traditional operating companies and the net income goal for Southern Power. The aggregate ROE goal is weighted 90% and the Southern Power net income goal is weighted 10% to determine the total corporate business unit financial goal performance. The Compensation Committee may make adjustments, both positive and negative, to goal achievement for purposes of determining payouts. Such adjustments include the impact of items considered non-recurring or outside of normal operations or not anticipated in the business plan when the earnings goal was established and of sufficient magnitude to warrant recognition. The Compensation Committee made an adjustment in 2010 to eliminate the positive effect of additional net income in 2010 due to the tax deductibility of a portion of the settlement in 2009 related to the MC Asset Recovery, LLC (MCAR) litigation. As a result of this exclusion, the average Performance Pay Program payout was decreased one percent of target. For 2009 payouts, the Compensation Committee had eliminated the negative effect of the settlement payment and therefore believed it was appropriate to eliminate the positive effect in 2010.

For Messrs. Garrett and McCrary, the payout is based on the operational goal results for Georgia Power and Alabama Power, respectively. For Messrs. Ratcliffe, Fanning, and Holland, it is based on the traditional operating company operational goals (weighted 90%) and Southern Nuclear operational goals (weighted 10%), collectively referred to as corporate operational goals.

Because Messrs. Beattie and Bowers worked for Alabama Power and Georgia Power, respectively, for a portion of the year, their payouts are prorated based on the applicable company’s results and the results as described above for Messrs. Ratcliffe, Fanning, and Holland.

Under the terms of the program, no payout can be made if the Company’s current earnings are not sufficient to fund the Common Stock dividend at the same level or higher than the prior year.

Goal Details

Operational Goals:

Customer Satisfaction — Customer satisfaction surveys evaluate performance. The survey results provide an overall ranking for each traditional operating company, as well as a ranking for each customer segment: residential, commercial, and industrial.

Reliability — Transmission and distribution system reliability performance is measured by the frequency and duration of outages. Performance targets for reliability are set internally based on recent historical performance.

Availability — Peak season equivalent forced outage rate is an indicator of availability and efficient generation fleet operations during the months when generation needs are greatest. Availability is measured as a percentage of the hours of forced outages out of the total generation hours.

Nuclear Plant Operation — This goal includes a measure for nuclear safety as rated by independent industry evaluators. It also includes nuclear plant reliability and a subjective assessment of progress on the construction and licensing of Georgia Power’s two new nuclear units, Plant Vogtle Units 3 and 4. Nuclear reliability is a measurement of the percentage of time a nuclear plant is operating, except during planned outages.

Safety — The Company’s Target Zero program is focused on continuous improvement in having a safe work environment. The performance is measured by the applicable company’s ranking, as compared to peer utilities in the Southeast Electric Exchange.

Culture — The culture goal seeks to improve the Company’s inclusive workplace. This goal includes measures for work environment (employee satisfaction survey), representation of minorities and females in leadership roles (subjectively assessed), and supplier diversity.

Southern Company capital expenditures “gate” or threshold goal — For 2010, the Company strived to manage total capital expenditures, excluding nuclear fuel, for the participating business units at or below $5.061 billion. If the capital expenditure target is exceeded, this will result in a 10% of target reduction in the payouts under the Performance Pay Program for the affected employees. Adjustments to the goal may occur due to significant events not anticipated in the business plan established early in 2010, such as acquisitions or disposition of assets, new capital projects, and other events.

The ranges of performance levels established for the operational goals are detailed below.

Level of	Customer			Nuclear Plant
Performance	Satisfaction	Reliability	Availability	Operation	Safety	Culture

Maximum	Top quartile for each customer segment and overall	Highest performance	Industry best	Significantly exceed targets	Top 20th percentile	Significant improvement

Target	Top quartile overall	Average performance	Top quartile	Meet targets	Top 40th percentile	Improvement

Threshold	2nd quartile overall	Lowest performance	Median	Significantly below targets	Top 60th percentile	Significantly below expectations

The Compensation Committee approves specific objective performance schedules to calculate performance between the threshold, target, and maximum levels for each of the operational goals. Collectively, customer satisfaction, reliability, availability, and nuclear plant operation are weighted 60% and safety and culture are weighted 20% each. If goal achievement is below threshold, there is no payout associated with the applicable goal.

EPS and Business Unit Financial Performance:

The range of EPS, ROE, and Southern Power net income goals for 2010 is shown below. ROE goals vary from the allowed retail ROE range due to state regulatory accounting requirements, wholesale activities, other non-jurisdictional revenues and expenses, and other activities not subject to state regulation.

			Southern Power
Level of			Net Income ($)
Performance	EPS ($)	ROE (%)	(millions)

Maximum	2.45	13.7	155

Target	2.33	11.9	135

Threshold	2.21	10.1	115

For 2010, the Compensation Committee established a minimum EPS performance that must be achieved. If EPS was less than $2.10 (90% of Target), not only would there have been no payout associated with EPS performance, but overall payouts under the Performance Pay Program would have been reduced by 10% of target.

In setting the goals for pay purposes, the Compensation Committee relies on information on the Company’s financial and operational goals from the Finance and Nuclear/Operations Committees, respectively. For more information on committee responsibilities, see the committee descriptions beginning on page 9.

2010 Achievement

Each named executive officer had a target Performance Pay Program opportunity set by the Compensation Committee at the beginning of 2010. Targets are set as a percentage of base salary. Mr. Ratcliffe’s target was set at 105%. For Messrs. Bowers, Garrett, and McCrary, it was set at 75%. For Mr. Fanning, it was set at 75% at the beginning of the year and increased to 105% when he was named President of the Company. For Mr. Beattie, it was set at 50% at the beginning of the year and was increased to 75% when he was named Executive Vice President and Chief Financial Officer of the Company. Actual payouts were determined by adding the payouts derived from the operational, EPS, and applicable operational and business unit financial performance goal achievement for 2010. The gate goal target was not exceeded and EPS exceeded the minimum established and therefore payouts were not affected. Actual 2010 goal achievement is shown in the following tables. The EPS result shown in the table is adjusted for the impact of the tax deductibility of the MCAR settlement in 2010, as described above. Therefore, payouts were determined using EPS performance results that differed from the results reported in the Company’s financial statements in the 2010 Annual Report attached as Appendix B to this Proxy Statement (Financial Statements). EPS, as determined in accordance with generally accepted accounting principles in the United States and as reported in the Financial Statements, was $2.37 per share.

Operational Goal Results:

Corporate

Operating Company Goal	Achievement Percentage

Customer Satisfaction	200

Reliability	179

Availability	197

Safety	200

Culture	142

Southern Nuclear Goal	Achievement Percentage

Nuclear Safety	144

Nuclear Reliability	171

Vogtle Units 3 and 4 Assessment	175

Alabama Power

Goal	Achievement Percentage

Customer Satisfaction	200

Reliability	170

Availability	200

Safety	200

Culture	132

Georgia Power

Goal	Achievement Percentage

Customer Satisfaction	200

Reliability	176

Availability	191

Safety	200

Culture	145

Overall, the levels of achievement shown above resulted in an operational goal performance factor for Corporate, Alabama Power, and Georgia Power of 183%, 183%, and 185%, respectively.

Financial Goal Results:

Goal	Result	Achievement Percentage

Company EPS, excluding impact of MCAR settlement tax deduction	$2.369	155

Alabama Power ROE	13.31%	178

Georgia Power ROE	11.42%	73

Aggregate ROE	12.09%	111

Southern Power Net Income	$130 million	75

Overall, the levels of achievement shown above resulted in business unit financial performance for Corporate, Alabama Power, and Georgia Power of 107%, 178%, and 73%, respectively.

A total performance factor is determined by adding the EPS and applicable business unit financial and operational goal results and dividing by three. The total performance factor is multiplied by the target Performance Pay Program opportunity, as described above, to determine the payout for each named executive officer. The table below shows the pay opportunity at target-level performance (as prorated per the description above for those that served in more than one position during the year) and the actual payout based on the actual performance shown above.

	Target Annual		Actual Annual
	Performance	Total	Performance
	Pay Program	Performance	Pay Program
	Opportunity ($)	Factor (%)	Payout ($)

D. M. Ratcliffe	1,221,519	148	1,634,295

T. A. Fanning	910,211	148	1,347,112

W. P. Bowers	515,663	144	742,400

A. P. Beattie	321,401	160	514,002

M. D. Garrett	521,552	138	719,742

G. E. Holland, Jr.	361,587	148	535,149

C. D. McCrary	541,865	172	932,008

Mr. Ratcliffe’s actual amount shown above was prorated based on the number of months he was employed during 2010 (11).

Long-Term Performance-Based Compensation

Long-term performance-based awards are intended to promote long-term success and increase stockholder value by directly tying a substantial portion of the named executive officers’ total compensation to the interests of stockholders. The long-term awards provide an incentive to grow stockholder value.

For 2010, the Compensation Committee also made changes to the long-term performance-based compensation program. As described in the Market Data section above, the Compensation Committee establishes a target long-term performance-based compensation value for each named executive officer. Prior to 2010, the long-term program consisted of two components, stock options and performance dividends. In 2009, the value of stock options granted represented approximately 35% of the total long-term target value and performance dividends represented approximately 65%. For 2010, the Compensation Committee terminated the Performance Dividend Program. The transition out of the outstanding performance dividend awards is described below in the Performance Dividends section.

In 2010, the Compensation Committee granted stock options and performance shares. The Compensation Committee made the changes to the long-term performance-based compensation program because the prior practice of granting stock options with associated performance dividends was not a prevalent practice. Also, because the two components worked in tandem (performance dividends are only paid on options outstanding at the end of the performance-measurement period), it was difficult for the Compensation Committee to manage or adjust the mix of stock-price-based compensation (stock options) and relative peer-based compensation (performance dividends). Because stock options and performance shares are valued separately and the value of performance shares is not affected by the exercise of stock options, the Compensation Committee has more flexibility in adjusting the weight of the long-term components granted, including the ability to introduce additional long-term performance metrics. Finally, because performance dividends were more difficult for employees to value, the Compensation Committee believes that performance shares will provide more incentive value.

Performance dividends are based on a four-year performance-measurement period and performance shares on a three-year period. The Compensation Committee made this change in the performance period due to market prevalence. Four-year performance periods are much less prevalent than three-year periods. The Compensation Committee believes that three-year performance awards in combination with 10-year stock option terms provide an appropriate balance for motivating and incenting long-term performance. Because long-term awards are granted annually, changing the long-term performance period from four to three years does not result in additional target compensation.

Additionally, the Compensation Committee scaled back the number of participants in the long-term program from approximately 7,000 employees in 2009 to approximately 2,900 in 2010. The annual performance-based compensation target was increased appropriately for the affected employees to maintain the market competitiveness of these positions.

Stock options represent 40% of the long-term performance target value and performance shares represent the remaining 60%. The Compensation Committee elected this mix because it concluded that doing so represented an appropriate balance between incentives. Stock options only generate value if the price of the stock appreciates after the grant date and performance shares reward employees based on total shareholder return relative to peers, as well as stock price.

The following table shows the grant date fair value of the long-term performance-based awards in total and each component awarded in 2010.

		Value of
	Value of	Performance Shares	Total Long-Term
	Options ($)	($)	Value ($)

D. M. Ratcliffe	2,056,805	3,085,222	5,142,027

T. A. Fanning	521,378	782,054	1,303,432

W. P. Bowers	520,654	780,970	1,301,624

A. P. Beattie	83,366	125,040	208,406

M. D. Garrett	514,597	771,870	1,286,467

G. E. Holland, Jr.	342,929	514,379	857,308

C. D. McCrary	519,461	779,192	1,298,653

Stock Options

Stock options granted have a 10-year term, vest over a three-year period, fully vest upon retirement or termination of employment following a change in control, and expire at the earlier of five years from the date of retirement or the end of the 10-year term. The Compensation Committee changed the stock option vesting provisions associated with retirement for stock options granted in 2009 to the executive officers of the Company, including the named executive officers. For the grants made in 2010, unvested options are forfeited if the executive officer retires from the Company and accepts a position with a peer company within two years of retirement. The Compensation Committee made this change to provide more retention value to the stock option awards, to provide an inducement to not seek a position with a peer company, and to limit the post-termination compensation of any executive officer who accepts a position with a peer company. The value of each stock option was derived using the Black-Scholes stock option pricing model. The assumptions used in calculating that amount are discussed in Note 8 to the Financial Statements. For 2010, the Black-Scholes value on the grant date was $2.23 per stock option.

Performance Shares

Performance shares are denominated in units, meaning no actual shares are issued at the grant date. A grant date fair value per unit is determined. For the grant made in 2010, that value per unit was $30.13. See the Summary Compensation Table and the information accompanying it for more information on the grant date fair value. The total target value for performance share units is divided by the value per unit to determine the number of performance share units granted to each participant, including the named executive officers. Each performance share unit represents one share of Common Stock. At the end of the three-year performance period, the number of units will be adjusted up or down (zero to 200%) based on the Company’s total shareholder return relative to that of its peers in the Philadelphia Utility Index and the custom peer group. The companies in the custom peer group are those that are believed to be most similar to the Company in both business model and investors. The Philadelphia Utility Index was chosen because it is a published index and, because it includes a larger number of peer companies, it can mitigate volatility in results over time, providing an appropriate level of balance. The peer groups vary from the Market Data peer group (as listed on page 35) due to the timing and criteria of the peer selection process. But, there is significant overlap. The results of the two peer groups will be averaged. The number of performance share units earned will be paid in Common Stock at the end of the three-year performance period. No dividends or dividend equivalents will be paid or earned on the performance share units.

The companies in the Philadelphia Utility Index are listed below.

Ameren Corporation	Exelon Corporation
American Electric Power Company, Inc.	FirstEnergy Corp.
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	Northeast Utilities
Constellation Energy Group, Inc.	PG&E Corporation
Dominion Resources Inc.	Progress Energy, Inc.
DTE Energy Company	Public Service Enterprise Group Inc.
Duke Energy Corporation	The AES Corporation
Edison International	Xcel Energy Inc.
Entergy Corporation

The companies in the custom peer group are listed below.

American Electric Power Company, Inc.	PG&E Corporation
Consolidated Edison, Inc.	Progress Energy, Inc.
Duke Energy Corporation	Wisconsin Energy Corporation
Northeast Utilities	Xcel Energy Inc.
NSTAR

The scale below will determine the number of units paid in Common Stock following the last year of the performance period, based on the 2010-2012 performance period. Payout for performance between points will be interpolated on a straight-line basis.

Payout (% of Each
Performance vs. Peer Groups	Performance Share Unit Paid)

90th percentile or higher (Maximum)	200

50th percentile (Target)	100

10th percentile (Threshold)	0

Performance shares are not earned until the end of the three-year performance period. A participant who terminates, other than due to retirement or death forfeits all unearned performance shares. Participants who retire or die during the performance period only earn a prorated number of units, based on the number of months they were employed during the performance period.

More information about stock options and performance shares is contained in the Grants of Plan-Based Awards table and the information accompanying it.

Performance Dividends

As referenced above, the Compensation Committee terminated the Performance Dividend Program in 2010. The value of performance dividends represented a significant portion of long-term performance-based compensation that was awarded in 2007, 2008, and 2009. At target performance levels, performance dividends represented up to 65% of the total long-term value granted over the 10-year term of stock options. Therefore, because performance dividends were awarded for years prior to 2010, in fairness to participants, the outstanding performance dividend awards were not cancelled. The grant of performance shares, described above, replaced performance dividend awards beginning in 2010. Therefore, performance dividends will continue to be paid on stock options granted prior to 2010 that are outstanding at the end of the three remaining uncompleted four-year performance-measurement periods: 2007 - 2010, 2008 - 2011, and 2009 - 2012. Performance dividends granted prior to 2007 were paid on all stock options held at the end of each applicable performance-measurement period. Therefore, absent the exercise of stock options, the number of stock options upon which performance dividends were paid increased over the four-year performance-measurement period due to annual stock option grants. During the transition period, the outstanding performance dividends will be paid only on stock options granted prior to 2010, when the first performance shares were granted. Because performance shares are earned at the end of a three-year performance period, the last award of performance dividends and the first award of performance shares will be earned at the end of 2012.

Performance dividends can range from 0% to 100% of the Common Stock dividend paid during the year per eligible stock option held at the end of the performance-measurement period. Actual payout will depend on the Company’s total shareholder return over a four-year performance-measurement period compared to a group of other electric and gas utility companies. The peer group was determined at the beginning of each four-year performance-measurement period. The peer group for performance dividends was set by the Compensation Committee at the beginning of the four-year performance-measurement period.

Total shareholder return is calculated by measuring the ending value of a hypothetical $100 invested in each company’s common stock at the beginning of each of 16 quarters. In the final year of the performance-measurement period, the Company’s ranking in the peer group is determined at the end of each quarter and the percentile ranking is multiplied by the actual Common Stock dividend paid in that quarter. To determine the total payout per stock option held at the end of the performance-measurement period, the four quarterly amounts earned are added together.

No performance dividends are paid if the Company’s earnings are not sufficient to fund a Common Stock dividend at least equal to that paid in the prior year.

2010 Payout

The peer group used to determine the 2010 payout for the 2007-2010 performance-measurement period consisted of utilities with revenues of $1.2 billion or more with regulated revenues of 60% or more. Those companies are listed below.

Allegheny Energy, Inc.	Edison International	Progress Energy, Inc.
Alliant Energy Corporation	Entergy Corporation	SCANA Corporation
Ameren Corporation	Exelon Corporation	Sempra Energy
American Electric Power Company, Inc.	Hawaiian Electric	Sierra Pacific Resources
Avista	NextEra Energy, Inc.	TECO Energy
CenterPoint Energy, Inc.	NiSource, Inc.	UIL Holdings
CMS Energy Corporation	Northeast Utilities	Unisource
Consolidated Edison, Inc.	NSTAR	Vectren Corp.
DPL, Inc.	Pepco Holdings, Inc.	Westar Energy Corporation
DTE, Inc.	PG&E Corporation	Wisconsin Energy Corporation
Duke Energy Corporation	Pinnacle West Capital Corp.	Xcel Energy, Inc.

The scale below determined the percentage of each quarter’s dividend paid in the last year of the performance-measurement period to be paid on each eligible stock option held at December 31, 2010, based on performance during the 2007-2010 performance-measurement period. Payout for performance between points was interpolated on a straight-line basis.

Payout (% of Each
Performance vs. Peer Group	Quarterly Dividend Paid)

90th percentile or higher	100

50th percentile (Target)	50

10th percentile or lower	0

The Company’s total shareholder return performance, as measured at the end of each quarter of the final year of the four-year performance-measurement period ending with 2010, was the 36th, 64th, 56th, and 56th percentile, respectively, resulting in a total payout of 106% of the target level (53% of the full year’s Common Stock dividend), or $0.96. This amount was multiplied by each named executive officer’s eligible outstanding stock options as of December 31, 2010 to calculate the payout under the program. The amount paid is included in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Restricted Stock Units

In limited situations, the Company grants restricted stock units to address specific needs, including retention. If the recipient voluntarily terminates or is involuntarily terminated for cause, restricted stock units are forfeited. If the recipient remains employed with the Company or is involuntarily terminated not for cause, the restricted stock units will vest and are paid in Common Stock. These awards serve two primary purposes. They further align the recipient’s interests with those of stockholders and they provide strong retention value. The Compensation Committee granted Mr. Bowers 32,400 restricted stock units that will vest in July 2013 if he remains employed with the Company through the vesting date. On the grant date, the units were valued at one times Mr. Bowers’ salary plus Performance Pay Program target opportunity ($1,190,052). The Compensation Committee believes that, given Mr. Bowers’ expertise and age, there is a retention risk and therefore providing a retention award was in the best interest of the Company. The Compensation Committee also sought advice from its consultant in determining market practice and the appropriate value of the award. No other executive officers of the Company, including the other named executive officers, have been granted restricted stock units. See the Summary Compensation and Grants of Plan-Based Awards tables and accompanying information for more information on this award of restricted stock units.

Timing of Performance-Based Compensation
As discussed above, the 2010 annual Performance Pay Program goals and the total shareholder return goals applicable to performance shares were established at the February 2010 Compensation Committee meeting. Annual stock option grants also were made at that meeting. The establishment of performance-based compensation goals and the granting of stock options were not timed with the release of material non-public information. This procedure is consistent with prior practices. Stock option grants are made to new hires or newly-eligible participants on preset, regular quarterly dates that were approved by the Compensation Committee. The exercise price of options granted to employees in 2010 was the closing price of the Common Stock on the grant date or the last trading day before the grant date, if the grant date was not a trading day.

Retirement and Severance Benefits
As mentioned above, the Company provides certain post-employment compensation to employees, including the named executive officers.

Retirement Benefits

Generally, all full-time employees of the Company participate in the funded Pension Plan after completing one year of service. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. The Company also provides unfunded benefits that count salary and annual Performance Pay Program payouts that are ineligible to be counted under the Pension Plan. (These plans are the Supplemental Benefit Plan and the Supplemental Executive Retirement Plan that are described in the chart on page 33 of this CD&A.) See the Pension Benefits table and the information accompanying it for more information about pension-related benefits.

The Company or its affiliates also provide supplemental retirement benefits to certain employees that are first employed by the Company, or an affiliate of the Company, in the middle of their careers. A supplemental retirement agreement was entered into with Mr. Holland when he was hired in 1992. Prior to his employment with the Company, Mr. Holland provided legal services to Gulf Power, while employed by Gulf Power’s principal law firm in Pensacola. The agreement will provide retirement benefits as if he had an additional 12.25 years of service.

The Company also provides the Deferred Compensation Plan which is an unfunded plan that permits participants to defer income as well as certain federal, state, and local taxes until a specified date or their retirement, disability, death, or other separation from service. Up to 50% of base salary and up to 100% of performance-based non-equity compensation may be deferred at the election of eligible employees. All of the named executive officers are eligible to participate in the Deferred Compensation Plan. See the Nonqualified Deferred Compensation table and the information accompanying it for more information about the Deferred Compensation Plan.

Change-in-Control Protections

The Compensation Committee initially approved the change-in-control protection program in 1998 to provide certain compensatory protections to employees, including the named executive officers, upon a change in control and thereby allow them to negotiate aggressively with a prospective purchaser. For all participants, payment and vesting would occur only upon the occurrence of both an actual change in control and loss of the individual’s position. For the executive officers of the Company, including the named executive officers, the level of severance benefits provided was three times salary plus target-level Performance Pay Program opportunity. This level of benefits was consistent with that provided by other companies of similar size and industry. Change-in-control protections, including severance pay and, in some situations, vesting or payment of long-term performance-based awards, are provided upon a change in control of the Company coupled with an involuntary termination not for cause or a voluntary termination for “Good Reason.” This means there is a “double trigger” before severance benefits are paid; i.e., there must be both a change in control and a termination of employment.

In early 2011 the Compensation Committee made changes to the program that were effective immediately. Notably, the following changes were made:

•	Reduction of severance payment level from three times base salary plus target Performance Pay Program opportunity to two times that amount for all executive officers of the Company, including the named executive officers, except for the Chief Executive Officer. (In 2009, the Compensation Committee lowered the severance payment level for all other officers from two times base salary plus target Performance Pay Program opportunity to one times that amount.)

•	Elimination of excise tax gross-up for all participants, including all of the named executive officers.

All individual agreements that were in place that provided for the higher severance benefit and excise tax gross-up were terminated.

Severance Agreements

An employee must work until age 65 for full retirement benefits under the pension program. However, early retirements can facilitate organizational changes and promote orderly leadership transitions. Therefore, in limited circumstances, the Company will offer a severance payment for targeted early retirements. Georgia Power and Mr. Garrett entered into a severance agreement in connection with his early retirement. By retiring four years early, Mr. Garrett foregoes compensation (salary, short-term performance pay, stock options, and performance shares) and retirement benefits, which are calculated based on age and years of service. The severance agreement provided a severance payment to Mr. Garrett of $1,000,000 in exchange for standard legal releases and non-compete and confidentiality provisions. The Compensation Committee approved the severance payment to compensate Mr. Garrett for a portion of the compensation and retirement benefits he lost by retiring early.

More information about severance arrangements is included in the section entitled Potential Payments upon Termination or Change in Control.

Perquisites
The Company provides limited perquisites to its executive officers, including the named executive officers. The perquisites provided in 2010, including amounts, are described in detail in the information accompanying the Summary Compensation Table. In 2009, the Compensation Committee eliminated tax assistance (tax gross-up) on all perquisites for executive officers of the Company, including the named executive officers, except on relocation-related benefits. Effective in 2011, the Compensation Committee eliminated Company-provided home security monitoring and reimbursement of country club dues. A one-time salary increase equal to the annual dues amount was provided. This change was applicable to all employees of the Company with company-paid memberships. Reimbursement of country club initiation fees will continue if it is determined that there is an established business need for the membership. However, for the named executive officers, no tax assistance will be provided.

Southern Company is recognized externally for its depth of management succession bench strength. This is consistently validated by the continued strong performance of the Company during times of leadership transition. A significant contributor to this is the Company’s long-standing practice of developing its leaders, as well as its technical, professional, and management talent, internally. The Company’s internal talent development efforts allow promotion from within rather than relying on external executive hiring. An important component of this program is to provide multiple company experience. In 2010, over 400 employees relocated at the request of the Company, including one named executive officer. Mr. Beattie was Executive Vice President, Chief Financial Officer, and Treasurer of Alabama Power. In August 2010, he was named Executive Vice President and Chief Financial Officer of the Company, replacing Mr. Bowers who was named Chief Operating Officer of Georgia Power. As a result, Mr. Beattie relocated from Birmingham, Alabama to Atlanta, Georgia.

The Company believes that it is important, to the extent possible, to keep employees whole, financially, when they relocate at the Company’s request. The Company regularly reviews market practices on the level of relocation benefits provided to employees. The review conducted in 2010 showed that reimbursing employees for loss on home sale, and providing tax assistance on all relocation benefits, are still majority practices. Under the relocation policy, employees were reimbursed for up to 10% of their home’s original purchase price if it sold or appraised for less than the original purchase price. However, due to the unprecedented downturn in the housing market, many employees were experiencing greater losses. To address this concern, and based on a review of the level of relocation benefits provided by other companies, the Company modified the home loss benefit in 2010, retroactive to January 1, 2009, to reimburse employees for their full loss on sale and for capital improvements made within the last five years. The Company also committed to review these policy changes at least annually and will reconsider the level of benefits provided as the housing market recovers. As with other relocation-related benefits, tax assistance is provided on the home loss and capital improvements reimbursement.

The Compensation Committee approved application of the modifications to the Company’s executive officers that relocated in 2010. However, the Compensation Committee also stipulated that any amount paid to an executive officer for home sale loss, including tax assistance, must be reimbursed if he or she voluntarily terminates, or is involuntarily terminated for cause, less than two years following relocation. Future executive relocations will be reviewed by the Compensation Committee on a case-by-case basis to determine if reimbursements for home sale loss and tax assistance are warranted based on market practices and economic conditions. Mr. Beattie was reimbursed for his home sale loss and capital improvements on his home in Birmingham, Alabama and tax assistance was provided. All relocation benefits provided to Mr. Beattie, including amounts, are described in the information accompanying the Summary Compensation Table.

Executive Stock Ownership Requirements
Effective January 1, 2006, the Compensation Committee adopted Common Stock ownership requirements for officers of the Company and its subsidiaries that are in a position of vice president or above. All of the named executive officers are covered by the requirements. The guidelines were implemented to further align the interest of officers and stockholders by promoting a long-term focus and long-term share ownership.

The types of ownership arrangements counted toward the requirements are shares owned outright, those held in Company-sponsored plans, and Common Stock accounts in the Deferred Compensation Plan and the Supplemental Benefit Plan. One-third of vested stock options may be counted, but, if so, the ownership requirement is doubled. The ownership requirement is reduced by one-half at age 60.

The requirements are expressed as a multiple of base salary per the table below.

	Multiple of Salary without	Multiple of Salary Counting
	Counting Stock Options	1/3 of Vested Options

T. A. Fanning	5 Times	10 Times

W. P. Bowers	3 Times	6 Times

A. P. Beattie	3 Times	6 Times

G. E. Holland, Jr.	3 Times	6 Times

C. D. McCrary	3 Times	6 Times

Officers serving as of January 1, 2006 have until September 30, 2011 to meet the applicable ownership requirement. Newly-elected officers have five years from the date of their election to meet the applicable ownership requirement and newly-promoted officers, including Messrs. Fanning and Beattie, have five years from the date of their promotion to meet increased ownership requirements.

Impact of Accounting and Tax Treatments on Compensation
Section 162(m) of the Code, limits the tax deductibility of each named executive officer’s compensation that exceeds $1 million per year unless the compensation is paid under a performance-based plan as defined in the Code that has been approved by stockholders. The Company has obtained stockholder approval of the Omnibus Incentive Compensation Plan, under which most of the performance-based compensation is paid. For tax purposes, in order to ensure that annual performance-based compensation is fully deductible under Section 162(m) of the Code, in February 2010, the Compensation

Committee approved a formula that represented a maximum annual performance-based compensation amount payable. For 2010 performance, the Compensation Committee used (for annual performance-based compensation) negative discretion from the formula amount to determine the actual payouts pursuant to the methodologies described above. Because the Company’s policy is to maximize long-term stockholder value, as described fully in this CD&A, tax deductibility is not the only factor considered in setting compensation.

Policy on Recovery of Awards
The Company’s Omnibus Incentive Compensation Plan provides that, if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct, and if an executive officer knowingly or grossly negligently engaged in or failed to prevent the misconduct or is subject to automatic forfeiture under the Sarbanes-Oxley Act of 2002, the executive officer will reimburse the Company the amount of any payment in settlement of awards earned or accrued during the 12-month period following the first public issuance or filing that was restated. Information about enhancements to this policy contained in the 2011 Omnibus Incentive Compensation Plan is described in Item No. 5 of this Proxy Statement.

Policy Regarding Hedging the Economic Risk of Stock Ownership
The Company’s policy is that employees and outside Directors will not trade Company options on the options market and will not engage in short sales.

COMPENSATION COMMITTEE REPORT

The Compensation Committee met with management to review and discuss the CD&A. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in this Proxy Statement. The Board of Directors approved that recommendation.

Members of the Compensation Committee:
J. Neal Purcell, Chair
Henry A. Clark III
H. William Habermeyer, Jr.
Donald M. James

SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows the amount and type of compensation received or earned in 2008, 2009, and 2010 by the Chief Executive Officers, the Chief Financial Officers, and the next three most highly-paid executive officers of the Company who served in 2010. Collectively, these seven officers are referred to as the “named executive officers.”

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David M. Ratcliffe	2010	1,077,522	0	3,085,222	2,056,805	5,147,627	4,565,298	97,280	16,029,754
Chairman, President,	2009	1,172,908	0	0	1,790,228	5,019,745	2,745,370	76,223	10,804,474
and Chief Executive	2008	1,118,090	0	0	1,666,774	5,267,878	1,481,217	79,378	9,613,337
Officer

Thomas A. Fanning	2010	809,892	0	782,054	521,378	1,951,986	1,902,932	50,909	6,019,151
Chairman, President,	2009	690,250	0	0	457,744	1,086,911	927,301	38,432	3,200,638
and Chief Executive	2008	658,246	0	0	237,374	1,348,981	235,664	49,341	2,529,606
Officer

W. Paul Bowers	2010	652,189	0	1,948,515	520,654	1,276,879	884,674	43,636	5,326,547
Chief Operating	2009	614,870	0	0	491,085	967,334	931,232	44,410	3,048,931
Officer, Georgia	2008	557,476	56,510	0	201,808	1,001,174	185,472	770,837	2,773,277
Power

Art P. Beattie	2010	385,211	53,500	125,040	83,366	635,909	1,135,073	530,681	2,948,780
Executive Vice
President and Chief
Financial Officer

Michael D. Garrett	2010	695,402	0	771,870	514,597	1,323,260	1,112,834	1,043,823	5,461,786
President and Chief	2009	722,149	0	0	466,229	847,998	1,701,049	47,587	3,785,012
Executive Officer,	2008	679,641	0	0	248,343	1,283,734	666,453	48,411	2,926,582
Georgia Power

G. Edison Holland, Jr.	2010	592,745	0	514,379	342,929	976,992	611,796	40,529	3,079,370
Executive Vice	2009	596,115	0	0	290,736	778,371	919,066	40,106	2,624,394
President, General	2008	567,788	0	0	177,046	901,542	1,195,625	46,175	2,888,176
Counsel, and Secretary

Charles D. McCrary	2010	704,520	0	779,192	519,461	1,534,615	919,066	42,285	4,499,139
President and Chief	2009	687,713	0	0	431,932	1,350,171	1,195,625	48,375	3,713,816
Executive Officer,	2008	656,209	0	0	236,500	1,287,318	639,855	57,386	2,877,268
Alabama Power

Column (a)

Mr. Ratcliffe served as Chairman, President, and Chief Executive Officer of the Company until August 13, 2010 and Chairman and Chief Executive Officer until December 1, 2010, when he retired. Mr. Fanning served as Executive Vice President of the Company until August 13, 2010. He served as President of the Company until December 1, 2010, when he was named to his current position. Mr. Bowers served as Executive Vice President and Chief Financial Officer of the Company until August 13, 2010 and Chief Operating Officer of Georgia Power until January 1, 2011, when he was named to his current position. Mr. Beattie was first elected an executive officer of the Company in 2010 when he was named Executive Vice President and Chief Financial Officer effective August 13, 2010. Therefore, for Mr. Beattie, no amounts are shown for 2008 or 2009. Mr. Garrett retired effective December 31, 2010.

Column (c)

The salary reported is the actual salary paid or earned in the year shown and therefore varies from the base salary rates described in the CD&A based on rounding, the number of pay dates in the respective years, and, for Mr. Ratcliffe, his retirement date.

Column (d)

The amount shown in 2010 is the geographic relocation incentive that was paid in connection with relocation of the applicable named executive officer. All employees that relocate at the request of the Company receive an incentive equal to 10% of salary rate as of the date of the relocation.

Column (e)

This column does not reflect the value of stock awards that were actually earned or received in 2010. Rather, as required by applicable rules of the SEC, this column reports the aggregate grant date fair value of performance shares granted in 2010. The value reported is based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation model. No amounts will be earned until the end of the three-year performance period on December 31, 2012. The value then can be earned based on performance ranging from 0 to 200% as established by the Compensation Committee. For Mr. Bowers, the amount also includes the grant date value ($1,167,545) of restricted stock units granted in 2010 as described in the CD&A. See Note 8 to the Financial Statements for a discussion of the assumptions used in calculating the amounts reported in this column.

The aggregate grant date fair value of the performance shares granted in 2010 to Messrs. Ratcliffe, Fanning, Bowers, Beattie, Garrett, Holland, and McCrary, assuming that the highest level of performance is achieved, is $1,885,413, $1,564,108, $1,561,940, $250,080, $514,580, $1,028,758, and $1,558,384, respectively. Because Messrs. Ratcliffe and Garrett retired in 2010, the maximum amount that can be earned is prorated based on the number of months employed during the three-year performance period: 11 and 12 months, respectively.

As described in detail in the CD&A, in 2010, the first awards of performance shares were made and no further awards of performance dividends were made. In 2009 and 2008, stock options were awarded (as shown in column (f)) with associated performance dividends, as described in the CD&A. The grant date value of performance dividends was reported in the CD&A and the threshold, target, and maximum payouts of performance dividends based on certain assumptions were reported in the Grants of Plan-Based Awards table. However, because of SEC disclosure requirements, no grant date value for performance dividend awards was disclosed in the Summary Compensation Table in the year granted. Instead, the actual cash payouts in the applicable year with respect to all outstanding performance dividends were reported as Non-Equity Incentive Plan Compensation in column (g). The grant date value for performance dividends as reported in the CD&A for 2008 and 2009 is as follows:

	2008 ($)	2009 ($)

D. M. Ratcliffe	2,538,841	3,122,953

T. A. Fanning	361,570	798,508

W. P. Bowers	307,395	856,671

A. P. Beattie	78,622	128,618

M. D. Garrett	378,277	813,310

G. E. Holland, Jr.	269,678	507,173

C. D. McCrary	360,238	753,481

Column (f)

This column reports the aggregate grant date fair value of stock options. See Note 8 to the Financial Statements for a discussion of the assumptions used in calculating these amounts.

Column (g)

The amounts in this column are the aggregate of the payouts under the annual Performance Pay Program and under the Performance Dividend Program. The amount reported for annual performance-based compensation is for the one-year performance period ended December 31, 2010. The amount reported for performance dividends is the amount earned at the end of the four-year performance-measurement period of January 1, 2007 through December 31, 2010. These awards were granted by the Compensation Committee in 2007 and were paid on stock options granted prior to 2010 that were outstanding at the end of 2010. As described in the CD&A, the Performance Dividend Program was eliminated by the Compensation Committee in 2010 and replaced with performance shares. The payout reported in column (g) is the first payout in the three-year transition period as described in the CD&A for the open four-year performance-measurement periods (2007-2010, 2008-2011, and 2009-2012) that were granted by the Compensation Committee in 2007, 2008, and 2009, respectively. The Performance Pay Program, the Performance Dividend Program, and performance shares are described in detail in the CD&A.

The amounts paid under each program to the named executive officers are shown below.

	Annual
	Performance-Based	Performance
	Compensation	Dividends	Total
	($)	($)	($)

D. M. Ratcliffe	1,634,295	3,513,332	5,147,627

T. A. Fanning	1,347,112	604,874	1,951,986

W. P. Bowers	742,400	534,479	1,276,879

A. P. Beattie	514,002	121,907	635,909

M. D. Garrett	719,742	603,518	1,323,260

G. E. Holland, Jr.	535,149	441,843	976,992

C. D. McCrary	932,008	602,607	1,534,615

Column (h)

This column reports the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the supplemental pension plans (collectively, Pension Benefits) during 2008, 2009, and 2010. The amount included for 2008 is the difference between the actuarial present values of the Pension Benefits measured as of September 30, 2007 and December 31, 2008 — 15 months rather than one year. September 30 was used as the measurement date prior to 2008, because it was the date as of which the Company measured its retirement benefit obligations for accounting purposes. Starting in 2008, the Company changed its measurement date to December 31. The amounts for 2009 and 2010 are the differences between the actuarial values of the Pension Benefits measured as of December 31, 2008 and 2009, and December 31, 2009 and 2010, respectively. The Pension Benefits as of each measurement date are based on the named executive officer’s age, pay, and service accruals and the plan provisions applicable as of the measurement date. The actuarial present values as of each measurement date reflect the assumptions selected for cost purposes as of that measurement date; however, the named executive officers were assumed to remain employed until their benefits commence at the pension plans’ stated normal retirement date, generally age 65. As a result, the amounts in column (h) related to Pension Benefits represent the combined impact of several factors: growth in the named executive officer’s Pension Benefits over the measurement year; impact on the total present values of one year shorter discounting period due to the named executive officer being one year closer to normal retirement; impact on the total present values attributable to changes in assumptions from measurement date to measurement date; and impact on the total present values attributable to plan changes between measurement dates.

For more information about the Pension Benefits and the assumptions used to calculate the actuarial present value of accumulated benefits as of December 31, 2010, see the information following the Pension Benefits table. The key differences between assumptions used for the actuarial present values of accumulated benefits calculations as of December 31, 2009 and December 31, 2010 follow:

•	Discount rate for the Pension Plan was decreased to 5.55% as of December 31, 2010 from 5.95% as of December 31, 2009

•	Discount rate for the supplemental pension plans was decreased to 5.05% as of December 31, 2010 from 5.60% as of December 31, 2009

This column also reports above-market earnings on deferred compensation under the Deferred Compensation Plan (DCP). However, there were no above-market earnings on deferred compensation in 2010, 2009, or 2008.

Column (i)

This column reports the following items: perquisites, tax reimbursements on certain relocation-related benefits, Company contributions in 2010 to the Southern Company Employee Savings Plan (ESP), which is a tax-qualified defined contribution plan intended to meet requirements of Section 401(k) of the Code, contributions in 2010 under the Southern Company Supplemental Benefit Plan (Non-Pension Related) (SBP), and severance payments. The SBP is described more fully in the information following the Nonqualified Deferred Compensation table.

The amounts reported for 2010 are itemized below.

		Tax
	Perquisites	Reimbursements	ESP	SBP	Severance Payment	Total
	($)	($)	($)	($)	($)	($)

D. M. Ratcliffe	43,096	0	11,939	42,245	0	97,280

T. A. Fanning	9,598	0	12,495	28,816	0	50,909

W. P. Bowers	10,707	0	12,162	20,767	0	43,636

A. P. Beattie	347,782	165,123	10,625	7,151	0	530,681

M. D. Garrett	8,357	0	12,495	22,971	1,000,000	1,043,823

G. E. Holland, Jr.	11,209	0	11,585	17,735	0	40,529

C. D. McCrary	8,027	0	10,822	23,436	0	42,285

Description of Perquisites

Personal Financial Planning is provided for most officers of the Company, including all of the named executive officers. The Company pays for the services of the financial planner on behalf of the officers, up to a maximum amount of $8,700 per year, after the initial year that the benefit is provided. In the initial year, the allowed amount is $15,000. The Company also provides a five-year allowance of $6,000 for estate planning and tax return preparation fees.

Personal Use of Company-Provided Club Memberships.  The Company provided club memberships to certain officers, including all of the named executive officers. The memberships were provided for business use; however, personal use was permitted. The amount included reflects the pro-rata portion of the membership fees paid by the Company that were attributable to the named executive officers’ personal use. Direct costs associated with any personal use, such as meals, were paid for or reimbursed by the employee and therefore are not included. As described in the CD&A, this perquisite was eliminated effective in 2011.

Relocation Benefits.  These benefits are provided to cover the costs associated with geographic relocation. Mr. Beattie received relocation-related benefits in 2010 of $342,650. Mr. Beattie’s relocation assistance includes the incremental cost paid or incurred by the Company for his relocation from Birmingham, Alabama to Atlanta, Georgia, including loss on sale and certain capital improvements of his primary residence in Birmingham, home sale and home repurchase assistance (closing costs), shipment of household goods, temporary housing costs during the move, and a lump sum relocation allowance. Under the relocation policy applicable to all employees, as described in detail in the CD&A, the loss on home sale was determined based on the purchase price paid by Mr. Beattie for his primary residence plus the cost of capital improvements to the residence that qualify for addition to the tax basis of the residence, made within the last five years. Also, as provided in the policy, tax assistance was provided on the taxable relocation benefits, including the reimbursement for loss on home sale. If Mr. Beattie terminates within two years of his relocation, the amount provided for loss on home sale, including tax assistance, must be repaid.

Personal Use of Corporate-Owned Aircraft.  The Company owns aircraft that are used to facilitate business travel. All flights on these aircraft must have a business purpose, except limited personal use that is associated with business travel is permitted. The amount reported for such personal use is the incremental cost of providing the benefit — primarily fuel costs. Also, if seating is available, the Company permits a spouse or a family member to accompany an employee on a flight. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the family travel and no amounts are included for such travel. Any additional expenses incurred that are related to family travel are included.

Home Security Systems.  The Company paid for the services of third-party providers for the installation, maintenance, and monitoring of the named executive officers’ home security systems. As reported in the CD&A, this perquisite was eliminated effective in 2011.

Other Miscellaneous Perquisites.  The amount included reflects the full cost of providing the following items: personal use of Company-provided tickets for sporting and other entertainment events and gifts distributed to and activities provided to attendees at company-sponsored events.

Effective in 2009, for executive officers of the Company, including the named executive officers, tax reimbursements are no longer made on perquisites, except on relocation benefits. The tax reimbursement shown is the amount paid on relocation benefits as described in the CD&A.

GRANTS OF PLAN-BASED AWARDS IN 2010

This table provides information on stock option grants made and goals established for future payouts under the Company’s performance-based compensation programs during 2010 by the Compensation Committee.

									All Other
								All Other	Option		Grant Date
								Stock	Awards:	Exercise	Fair
								Awards:	Number of	or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Price of	Stock and
		Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

D. M. Ratcliffe	2/15/2010	11,043	1,104,253	2,208,506
	2/15/2010				1,024	102,397	204,794				3,085,222
	2/15/2010								922,334	31.17	2,056,805

T. A. Fanning	2/15/2010	9,102	910,211	1,820,423
	2/15/2010				260	25,956	51,912				782,054
	2/15/2010								233,802	31.17	521,378

W. P. Bowers	2/15/2010	5,157	515,663	1,031,325
	2/15/2010				259	25,920	51,840				780,970
	2/15/2010								233,477	31.17	520,654
	7/27/2010							32,787			1,167,545

A. P. Beattie	2/15/2010	3,214	321,401	642,803
	2/15/2010				42	4,150	8,300				125,040
	2/15/2010								37,384	31.17	83,366

M. D. Garrett	2/15/2010	5,216	521,552	1,043,104
	2/15/2010				256	25,618	51,236				771,870
	2/15/2010								230,761	31.17	514,597

G. E. Holland, Jr.	2/15/2010	3,616	361,587	723,174
	2/15/2010				171	17,072	34,144				514,379
	2/15/2010								153,780	31.17	342,929

C. D. McCrary	2/15/2010	5,419	541,865	1,083,729
	2/15/2010				259	25,861	51,722				779,192
	2/15/2010								232,942	31.17	519,461

Columns (c), (d), and (e)

These columns reflect the annual Performance Pay Program opportunity granted to the named executive officers in 2010 as described in the CD&A. The information shown as “Threshold,” “Target,” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. The actual amounts earned are disclosed in the Summary Compensation Table.

Columns (f), (g), and (h)

These columns reflect the performance shares granted to the named executive officers in 2010 as described in the CD&A. The information shown as “Threshold,” “Target,” and “Maximum” reflects the range of potential payouts established by the Compensation Committee. Earned performance shares will be paid out in Common Stock following the end of the 2010-2012 performance period, based on the extent to which the performance goals are achieved. Any shares not earned are forfeited.

Column (i)

This column reflects the number of restricted stock units granted to Mr. Bowers on the grant date, as described in the CD&A.

Columns (j) and (k)

Column (j) reflects the number of stock options granted to the named executive officers in 2010, as described in the CD&A, and column (k) reflects the exercise price of the stock options. The Compensation Committee granted these stock options at its regularly-scheduled meeting on February 15, 2010 which was a holiday. Under the terms of the Omnibus Incentive Compensation Plan, the exercise price was set at the closing price on February 12, 2010, which was the last trading day prior to the grant date.

Column (l)

This column reflects the aggregate grant date fair value of the performance shares, stock options, and restricted stock units granted in 2010. For performance shares, the value is based on the probable outcome of the performance conditions as of the grant date using a Monte Carlo simulation model. For stock options, the value is derived using the Black-Scholes stock option pricing model. For the restricted stock units, the value is based on the closing price of Common Stock on the grant date. The assumptions used in calculating the values of performance shares and stock options are discussed in Note 8 to the Financial Statements.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

This table provides information pertaining to all outstanding stock options and stock awards (performance shares) held by or granted to the named executive officers as of December 31, 2010.

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout Value
						Market	Awards:	of Unearned
					Number of	Value	Number of	Shares,
	Number of	Number of			Shares or	of Shares	Unearned	Units
	Securities	Securities			Units of	or Units	Shares,	or Other
	Underlying	Underlying			Stock	of Stock	Units or	Rights
	Unexercised	Unexercised	Option		That	That Have	Other Rights	That Have
	Options	Options	Exercise	Option	Have Not	Not	That Have	Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

D. M. Ratcliffe	82,265	0	29.50	02/13/2014
	273,031	0	29.315	08/02/2014
	550,000	0	32.70	02/18/2015
	518,739	0	33.81	12/01/2015
	537,835	0	36.42	12/01/2015
	703,280	0	35.78	12/01/2015
	994,571	0	31.39	12/01/2015
	922,334	0	31.17	12/01/2015
							1,024	39,148

T. A. Fanning	80,843	0	32.70	02/18/2015
	95,392	0	33.81	02/20/2016
	99,382	0	36.42	02/19/2017
	66,772	33,386	35.78	02/18/2018
	84,768	169,534	31.39	02/16/2019
	0	233,802	31.17	02/15/2020
							260	9,940

W. P. Bowers	60,576	0	32.70	02/18/2015
	67,517	0	33.81	02/20/2016
	70,680	0	36.42	02/19/2017
	56,767	28,384	35.78	02/18/2018
	90,942	181,883	31.39	02/16/2019
	0	233,477	31.17	02/15/2020
							259	9,902
					33,190	1,268,854

A. P. Beattie	21,558	0	32.70	02/18/2015
	20,138	0	33.81	02/20/2016
	22,550	0	36.42	02/19/2017
	14,519	7,260	35.78	02/18/2018
	13,654	27,307	31.39	02/16/2019
	0	37,384	31.17	02/15/2020
							42	1,606

M. D. Garrett	17,806	0	29.50	02/13/2014
	52,376	0	32.70	02/18/2015
	94,420	0	33.81	02/20/2016
	100,261	0	36.42	02/19/2017
	69,857	34,929	35.78	02/18/2018
	86,339	172,677	31.39	02/16/2019
	0	230,761	31.17	02/15/2020
							256	9,787

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END (continued)

	Option Awards				Stock Awards
								Equity
								Incentive
								Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout Value
						Market	Awards:	of Unearned
					Number of	Value	Number of	Shares,
	Number of	Number of			Shares or	of Shares	Unearned	Units
	Securities	Securities			Units of	or Units	Shares,	or Other
	Underlying	Underlying			Stock	of Stock	Units or	Rights
	Unexercised	Unexercised	Option		That	That Have	Other Rights	That Have
	Options	Options	Exercise	Option	Have Not	Not	That Have	Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	(#)	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

G. E. Holland, Jr.	75,313	0	32.70	02/18/2015
	73,194	0	33.81	02/20/2016
	75,523	0	36.42	02/19/2017
	49,802	24,901	35.78	02/18/2018
	53,840	107,680	31.39	02/16/2019
	0	153,780	31.17	02/15/2020
							171	6,537

C. D. McCrary	86,454	0	32.70	02/18/2015
	99,178	0	33.81	02/20/2016
	102,333	0	36.42	02/19/2017
	66,526	33,263	35.78	02/18/2018
	79,988	159,974	31.39	02/16/2019
	0	232,942	31.17	02/15/2020
							259	9,902

Columns (b), (c), and (d)

Stock options vest one-third per year on the anniversary of the grant date. Options granted from 2004 through 2007 with expiration dates from 2014 through 2017 were fully vested as of December 31, 2010. The options granted in 2008, 2009, and 2010 become fully vested as shown below.

Year Option Granted	Expiration Date	Date Fully Vested

2008	February 18, 2018	February 18, 2011

2009	February 16, 2019	February 16, 2012

2010	February 15, 2020	February 15, 2013

Options also fully vest upon death, total disability, or retirement and expire three years following death or total disability or five years following retirement, or on the original expiration date if earlier. Please see Potential Payments upon Termination or Change in Control for more information about the treatment of stock options under different termination and change-in-control events.

Columns (f) and (g)

These columns reflect the number of restricted stock units, including the deemed reinvestment of dividends, held as of December 31, 2010. The value in column (g) is based on the Common Stock closing price on December 31, 2010 ($38.23). The restricted stock units vest on July 27, 2013. See further discussion of restricted stock units in the CD&A.

Columns (h) and (i)

These columns reflect the threshold number of performance shares that can be earned at the end of the three-year performance period (December 31, 2012) that were granted in 2010, as reported in column (f) of the Grants of Plan-Based Awards table. The value in column (i) is derived by multiplying the number of shares in column (h) by the Common Stock closing price on December 31, 2010 ($38.23). See further discussion of performance shares in the CD&A.

OPTION EXERCISES AND STOCK VESTED IN 2010

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
	Exercise	Exercise	Vesting	Vesting
	(#)	($)	(#)	($)
Name	(b)	(c)	(d)	(e)

D. M. Ratcliffe	92,521	926,135	0	0

T. A. Fanning	0	0	0	0

W. P. Bowers	0	0	0	0

A. P. Beattie	35,476	298,747	0	0

M. D. Garrett	0	0	0	0

G. E. Holland, Jr.	0	0	0	0

C. D. McCrary	71,424	375,583	0	0

Column (b) reflects the number of shares acquired upon the exercise of stock options during 2010 and column (c) reflects the value realized. The value realized is the difference in the market price over the exercise price on the exercise date.

No stock awards (performance shares and restricted stock units) vested in 2010.

PENSION BENEFITS AT 2010 FISCAL YEAR-END

		Number of	Present Value of	Payments
		Years Credited	Accumulated	During
		Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

D. M. Ratcliffe	Pension Plan	38.83	1,493,901	8,817
	Supplemental Benefit Plan (Pension-Related)	38.83	16,488,894	0
	Supplemental Executive Retirement Plan	38.83	5,102,505	0
	Supplemental Retirement Agreement	0	0	0

T. A. Fanning	Pension Plan	29.00	693,781	0
	Supplemental Benefit Plan (Pension-Related)	29.00	3,071,652	0
	Supplemental Executive Retirement Plan	29.00	2,168,918	0
	Supplemental Retirement Agreement	0	0	0

W. P. Bowers	Pension Plan	30.67	744,152	0
	Supplemental Benefit Plan (Pension-Related)	30.67	2,412,057	0
	Supplemental Executive Retirement Plan	30.67	1,118,962	0
	Supplemental Retirement Agreement	0	0	0

A. P. Beattie	Pension Plan	33.92	932,783	0
	Supplemental Benefit Plan (Pension-Related)	33.92	980,781	0
	Supplemental Executive Retirement Plan	33.92	971,702	0
	Supplemental Retirement Agreement	0	0	0

M. D. Garrett	Pension Plan	41.75	1,475,111	0
	Supplemental Benefit Plan (Pension-Related)	41.75	6,735,869	0
	Supplemental Executive Retirement Plan	41.75	2,200,011	0
	Supplemental Retirement Agreement	0	0	0

G. E. Holland, Jr.	Pension Plan	17.75	517,047	0
	Supplemental Benefit Plan (Pension-Related)	17.75	1,693,989	0
	Supplemental Executive Retirement Plan	17.75	543,490	0
	Supplemental Retirement Agreement	12.25	2,004,678	0

C. D. McCrary	Pension Plan	36.00	1,148,426	0
	Supplemental Benefit Plan (Pension-Related)	36.00	4,881,966	0
	Supplemental Executive Retirement Plan	36.00	1,603,998	0
	Supplemental Retirement Agreement	0	0	0

Pension Plan
The Pension Plan is a tax-qualified, funded plan. It is the Company’s primary retirement plan. Generally, all full-time employees participate in this plan after one year of service. Normal retirement benefits become payable when participants attain age 65 and complete five years of participation. The plan benefit equals the greater of amounts computed using a “1.7% offset formula” and a “1.25% formula,” as described below. Benefits are limited to a statutory maximum.

The 1.7% offset formula amount equals 1.7% of final average pay times years of participation less an offset related to Social Security benefits. The offset equals a service ratio times 50% of the anticipated Social Security benefits in excess of $4,200. The service ratio adjusts the offset for the portion of a full career that a participant has worked. The highest three rates of pay out of a participant’s last 10 calendar years of service are averaged to derive final average pay. The pay considered for this formula is the base salary rates with no adjustments for voluntary deferrals after 2008. A statutory limit restricts the amount considered each year; the limit for 2010 was $245,000.

The 1.25% formula amount equals 1.25% of final average pay times years of participation. For this formula, the final average pay computation is the same as above, but annual performance-based compensation paid or deferred during each year is added to the base salary rates.

Early retirement benefits become payable once plan participants have during employment attained age 50 and completed 10 years of participation. Participants who retire early from active service receive benefits equal to the amounts computed using the same formulas employed at normal retirement. However, a 0.3% reduction applies for each month (3.6% for each year) prior to normal retirement that participants elect to have their benefit payments commence. For example, 64% of the formula benefits are payable starting at age 55. All of the named executive officers are retirement-eligible.

The Pension Plan’s benefit formulas produce amounts payable monthly over a participant’s post-retirement lifetime. At retirement, plan participants can choose to receive their benefits in one of seven alternative forms of payment. All forms pay benefits monthly over the lifetime of the retiree or the joint lifetimes of the retiree and a spouse. A reduction applies if a retiring participant chooses a payment form other than a single life annuity. The reduction makes the value of the benefits paid in the form chosen comparable to what it would have been if benefits were paid as a single life annuity over the retiree’s life.

Participants vest in the Pension Plan after completing five years of service. All of the named executive officers are vested in their Pension Plan benefits. Participants who terminate employment after vesting can elect to have their pension benefits commence at age 50 if they participated in the Pension Plan for 10 years. If such an election is made, the early retirement reductions that apply are actuarially determined factors and are larger than 0.3% per month.

If a participant dies while actively employed, benefits will be paid to a surviving spouse. A survivor’s benefit equals 45% of the monthly benefit that the participant had earned before his or her death. Payments to a surviving spouse of a participant who could have retired will begin immediately. Payments to a survivor of a participant who was not retirement-eligible will begin when the deceased participant would have attained age 50. After commencing, survivor benefits are payable monthly for the remainder of a survivor’s life. Participants who are eligible for early retirement may opt to have an 80% survivor benefit paid if they die; however, there is a charge associated with this election.

If participants become totally disabled, periods that Social Security or employer-provided disability income benefits are paid will count as service for benefit calculation purposes. The crediting of this additional service ceases at the point a disabled participant elects to commence retirement payments. Outside of the extra service crediting, the normal plan provisions apply to disabled participants.

The Southern Company Supplemental Benefit Plan (Pension-Related) (SBP-P)
The SBP-P is an unfunded retirement plan that is not tax qualified. This plan provides high-paid employees any benefits that the Pension Plan cannot pay due to statutory pay/benefit limits. The SBP-P’s vesting, early retirement, and disability provisions mirror those of the Pension Plan.

The amounts paid by the SBP-P are based on the additional monthly benefit that the Pension Plan would pay if the statutory limits and pay deferrals were ignored. When an SBP-P participant separates from service, vested monthly benefits provided by the benefit formulas are converted into a single sum value. It equals the present value of what would have been paid monthly for an actuarially determined average post-retirement lifetime. The discount rate used in the calculation is based on the 30-year U.S. Treasury yields for the September preceding the calendar year of separation, but not more than six percent. Vested participants terminating prior to becoming eligible to retire will be paid their single sum value as of September 1 following the calendar year of separation. If the terminating participant is retirement-eligible, the single sum value will be paid in 10 annual installments starting shortly after separation. The unpaid balance of a retiree’s single sum will be credited with interest at the prime rate published in The Wall Street Journal. If the separating participant is a “key man” under Section 409A of the Code, the first installment will be delayed for six months after the date of separation.

If a SBP-P participant dies after becoming vested in the Pension Plan, the spouse of the deceased participant will receive the installments the participant would have been paid upon retirement. If a vested participant’s death occurs prior to age 50, the installments will be paid to a spouse as if the participant had survived to age 50.

The Southern Company Supplemental Executive Retirement Plan (SERP)
The SERP also is an unfunded retirement plan that is not tax qualified. This plan provides high-paid employees additional benefits that the Pension Plan and the SBP-P would pay if the 1.7% offset formula calculations reflected a portion of annual performance-based compensation. To derive the SERP benefits, a final average pay is determined reflecting participants’ base rates of pay and their annual performance-based compensation amounts to the extent they exceed 15% of those base rates (ignoring statutory limits). This final average pay is used in the 1.7% offset formula to derive a gross benefit. The Pension Plan and the SBP-P benefits are subtracted from the gross benefit to calculate the SERP benefit. The SERP’s early retirement, survivor benefit, and disability provisions mirror the SBP-P’s provisions. However, except upon a change in control, SERP benefits do not vest until participants retire, so no benefits are paid if a participant terminates prior to becoming retirement-eligible. More information about vesting and payment of SERP benefits following a change in control is included in the section entitled Potential Payments upon Termination or Change in Control.

Supplemental Retirement Agreement (SRA)
The Company also provides supplemental retirement benefits to certain employees that were first employed by the Company, or an affiliate of the Company, in the middle of their careers and generally provide for additional retirement benefits by giving credit for years of employment prior to employment with the Company or one of its affiliates. Information about the supplemental retirement agreement with Mr. Holland is included in the CD&A.

The following assumptions were used in the present value calculations:

•	Discount rate — 5.55% Pension Plan and 5.05% supplemental plans as of December 31, 2010
•	Retirement date — Normal retirement age (65 for all named executive officers)
•	Mortality after normal retirement — RP2000 Combined Healthy with generational projections
•	Mortality, withdrawal, disability, and retirement rates prior to normal retirement — None
•	Form of payment for Pension Benefits

•	Male retirees: 25% single life annuity; 25% level income annuity; 25% joint and 50% survivor annuity; and 25% joint and 100% survivor annuity
•	Female retirees: 40% single life annuity; 40% level income annuity; 10% joint and 50% survivor annuity; and 10% joint and 100% survivor annuity

•	Spouse ages — Wives two years younger than their husbands
•	Annual performance-based compensation earned but unpaid as of the measurement date — 130% of target opportunity percentages times base rate of pay for year amount is earned.
•	Installment determination — 4.25% discount rate for single sum calculation and 5.00% prime rate during installment payment period

Columns (d) and (e)

For Mr. Ratcliffe, who retired December 1, 2010, column (d) reflects the actual benefits expected to be paid and column (e) reflects the actual amount paid under the Pension Plan in 2010, as described above.

NONQUALIFIED DEFERRED COMPENSATION AS OF 2010 FISCAL YEAR-END

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate Earnings	Withdrawals/	Aggregate Balance
	in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

D. M. Ratcliffe	0	42,245	1,145,093	1,514,726	9,136,616

T. A. Fanning	81,184	28,816	110,578	0	1,468,311

W. P. Bowers	612,424	20,767	292,340	0	2,417,346

A. P. Beattie	34,781	7,151	21,642	0	376,072

M. D. Garrett	0	22,971	77,547	0	1,470,802

G. E. Holland, Jr.	0	17,735	122,968	0	2,699,106

C. D. McCrary	0	23,435	100,287	0	1,306,951

The Company provides the DCP which is designed to permit participants to defer income as well as certain federal, state, and local taxes until a specified date or their retirement or other separation from service. Up to 50% of base salary and up to 100%

of performance-based non-equity compensation may be deferred at the election of eligible employees. All of the named executive officers are eligible to participate in the DCP.

Participants have two options for the deemed investments of the amounts deferred — the Stock Equivalent Account and the Prime Equivalent Account. Under the terms of the DCP, participants are permitted to transfer between investments at any time.

The amounts deferred in the Stock Equivalent Account are treated as if invested at an equivalent rate of return to that of an actual investment in Common Stock, including the crediting of dividend equivalents as such are paid by Southern Company from time to time. It provides participants with an equivalent opportunity for the capital appreciation (or loss) and income of that of a Company stockholder. During 2010, the rate of return in the Stock Equivalent Account was 20.8% which was the Company’s total shareholder return for 2010.

Alternatively, participants may elect to have their deferred compensation deemed invested in the Prime Equivalent Account which is treated as if invested at a prime interest rate compounded monthly, as published in The Wall Street Journal as the base rate on corporate loans posted as of the last business day of each month by at least 75% of the United States’ largest banks. The interest rate earned on amounts deferred during 2010 in the Prime Equivalent Account was 3.25%.

Column (b)

This column reports the actual amounts of compensation deferred under the DCP by each named executive officer in 2010. The amount of salary deferred by the named executive officers, if any, is included in the Salary column in the Summary Compensation Table. The amounts of performance-based compensation deferred in 2010 were the amounts paid for performance under the annual Performance Pay Program and the Performance Dividend Program that were earned as of December 31, 2009 but not payable until the first quarter of 2010. These amounts are not reflected in the Summary Compensation Table because that table reports performance-based compensation that was earned in 2010, but not payable until early 2011. These deferred amounts may be distributed in a lump sum or in up to 10 annual installments at termination of employment or in a lump sum at a specified date, at the election of the participant.

Column (c)

This column reflects contributions under the SBP. Under the Code, employer matching contributions are prohibited under the ESP on employee contributions above stated limits in the ESP, and, if applicable, above legal limits set forth in the Code. The SBP is a nonqualified deferred compensation plan under which contributions are made that are prohibited from being made in the ESP. The contributions are treated as if invested in Common Stock and are payable in cash upon termination of employment in a lump sum or in up to 20 annual installments, at the election of the participant. The amounts reported in this column also were reported in the All Other Compensation column in the Summary Compensation Table.

Column (d)

This column reports earnings or losses on both compensation the named executive officers elected to defer and on employer contributions under the SBP.

Column (f)

This column includes amounts that were deferred under the DCP and contributions under the SBP in prior years and reported in the Company’s prior years’ Proxy Statements. The chart below shows the amounts previously reported.

		Employer Contributions
	Amounts Deferred under	under the SBP
	the DCP Prior to 2010	Prior to 2010 and
	and Reported in Prior	Reported in Prior Years’
	Years’ Proxy Statements	Proxy Statements	Total
	($)	($)	($)

D. M. Ratcliffe	5,381,881	339,404	5,721,285

T. A. Fanning	973,320	126,646	1,099,966

W. P. Bowers	657,066	47,763	704,829

A. P. Beattie	0	0	0

M. D. Garrett	0	117,263	117,263

G. E. Holland, Jr.	153,178	17,380	170,558

C. D. McCrary	489,924	195,429	685,353

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the named executive officers under different termination and change-in-control events. The estimated payments would be made under the terms of Southern Company’s compensation and benefit programs or the change-in-control severance program. All of the named executive officers are participants in Southern Company’s change-in-control severance program for officers. The amount of potential payments is calculated as if the triggering events occurred as of December 31, 2010 and assumes that the price of Common Stock is the closing market price on December 31, 2010.

Description of Termination and Change-in-Control Events

The following charts list different types of termination and change-in-control events that can affect the treatment of payments under the compensation and benefit programs. No payments are made under the change-in-control severance program unless, within two years of the change in control, the named executive officer is involuntarily terminated or voluntarily terminates for Good Reason. (See the description of Good Reason below.)

Traditional Termination Events

•	Retirement or Retirement-Eligible — Termination of a named executive officer who is at least 50 years old and has at least 10 years of credited service.
•	Resignation — Voluntary termination of a named executive officer who is not retirement-eligible.
•	Lay Off — Involuntary termination of a named executive officer who is not retirement-eligible not for cause.
•	Involuntary Termination — Involuntary termination of a named executive officer for cause. Cause includes individual performance below minimum performance standards and misconduct, such as violation of the Company’s Drug and Alcohol Policy.
•	Death or Disability — Termination of a named executive officer due to death or disability.

Change-in-Control-Related Events

At the Southern Company or the Company level:

•	Southern Company Change-in-Control I — Consummation of an acquisition by another entity of 20% or more of Common Stock, or following consummation of a merger with another entity, Southern Company’s stockholders own 65% or less of the entity surviving the merger.

•	Southern Company Change-in-Control II — Consummation of an acquisition by another entity of 35% or more of Common Stock, or following consummation of a merger with another entity, the Company’s stockholders own less than 50% of the Company surviving the merger.

•	Southern Company Termination — Consummation of a merger or other event and Southern Company is not the surviving company or Common Stock is no longer publicly traded.

•	Company Change in Control — Consummation of an acquisition by another entity, other than another subsidiary of Southern Company, of 50% or more of the stock of the Company, consummation of a merger with another entity and the Company is not the surviving company, or the sale of substantially all the assets of the Company.

At the employee level:

•	Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason — Employment is terminated within two years of a change in control, other than for cause, or the employee voluntarily terminates for Good Reason. Good Reason for voluntary termination within two years of a change in control generally is satisfied when there is a material reduction in salary, performance-based compensation opportunity or benefits, relocation of over 50 miles, or a diminution in duties and responsibilities.

The following chart describes the treatment of different pay and benefit elements in connection with the Traditional Termination Events described above.

Lay Off
	Retirement/	(Involuntary			Involuntary
	Retirement-	Termination		Death or	Termination
Program	Eligible	Not For Cause)	Resignation	Disability	(For Cause)

Pension Benefits Plans	Benefits payable as described in the notes following the Pension Benefits table.	Same as Retirement.	Same as Retirement.	Same as Retirement.	Same as Retirement.

Annual Performance Pay Program	Prorated if terminate before 12/31.	Same as Retirement.	Forfeit.	Same as Retirement.	Forfeit.

Performance Dividend Program	Paid year of retirement plus two additional years.	Forfeit.	Forfeit.	Payable until options expire or exercised.	Forfeit.

Stock Options	Vest; expire earlier of original expiration date or five years.	Vested options expire in 90 days; unvested are forfeited.	Same as Lay Off.	Vest; expire earlier of original expiration or three years.	Forfeit.

Performance Shares	Prorated if retire prior to end of performance period.	Forfeit.	Forfeit.	Same as Retirement.	Forfeit.

Restricted Stock Units	Forfeit.	Vest.	Forfeit.	Vest.	Forfeit.

Financial Planning Perquisite	Continues for one year.	Terminates.	Terminates.	Same as Retirement.	Terminates.

Deferred Compensation Plan	Payable per prior elections (lump sum or up to 10 annual installments)	Same as Retirement.	Same as Retirement.	Payable to beneficiary or participant per prior elections. Amounts deferred prior to 2005 can be paid as a lump sum per benefit administration committee’s discretion.	Same as Retirement.

Supplemental Benefit Plan — non-pension related	Payable per prior elections (lump sum or up to 20 annual installments).	Same as Retirement.	Same as Retirement.	Same as the Deferred Compensation Plan.	Same as Retirement.

The chart below describes the treatment of payments under compensation and benefit programs under different change-in-control events, except the Pension Plan. The Pension Plan is not affected by change-in-control events.

Involuntary
Change-in-
Control-Related
Termination or
			Southern Company	Voluntary
			Termination or	Change-in-
			Company	Control-Related
	Southern Company	Southern Company	Change in	Termination
Program	Change-in-Control I	Change-in-Control II	Control	for Good Reason

Nonqualified Pension Benefits	All SERP-related benefits vest if participants vested in tax-qualified pension benefits; otherwise, no impact. SBP — pension- related benefits vest for all participants and single sum value of benefits earned to change-in-control date paid following termination or retirement.	Benefits vest for all participants and single sum value of benefits earned to the change-in-control date paid following termination or retirement.	Same as Southern Company Change-in-Control II.	Based on type of change-in-control event.

Annual Performance Pay Program	No program termination is paid at greater of target or actual performance. If program terminated within two years of change in control, prorated at target performance level.	Same as Southern Company Change-in-Control I.	Prorated at target performance level.	If not otherwise eligible for payment, if the program still in effect, prorated at target performance level.

Performance Dividend Program	If no program termination, paid at greater of target or actual performance. If program terminated within two years of change in control, prorated at greater of target or actual performance level.	Same as Southern Company Change-in-Control I.	Prorated at greater of actual or target performance level.	If not otherwise eligible for payment, if the program is still in effect, greater of actual or target performance level for year of severance only.

Stock Options	Not affected by change-in-control events.	Not affected by change-in-control events.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.

Performance Shares	Not affected by change-in-control events.	Not affected by change-in-control events.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.

Involuntary
Change-in-
Control-Related
Termination or
			Southern Company	Voluntary
			Termination or	Change-in-
			Company	Control-Related
	Southern Company	Southern Company	Change in	Termination
Program	Change-in-Control I	Change-in-Control II	Control	for Good Reason

Restricted Stock Units	Not affected by change-in-control events.	Not affected by change-in-control events.	Vest and convert to surviving company’s securities; if cannot convert, pay spread in cash.	Vest.

DCP	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.

SBP	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.	Not affected by change-in-control events.

Severance Benefits	Not applicable.	Not applicable.	Not applicable.	One or two times base salary plus target annual performance-based pay.

Health Benefits	Not applicable.	Not applicable.	Not applicable.	Up to five years participation in group health plan plus payment of two or three years premium amounts.

Outplacement Services	Not applicable.	Not applicable.	Not applicable.	Six months.

Potential Payments

This section describes and estimates payments that would become payable to the named executive officers upon a termination or change in control as of December 31, 2010.

Pension Benefits
The amounts that would have become payable to the named executive officers if the Traditional Termination Events occurred as of December 31, 2010 under the Pension Plan, the SBP-P, and the SERP are itemized in the chart below. The amounts shown under the column Retirement are amounts that would have become payable to the named executive officers since all were retirement-eligible on December 31, 2010 and are the monthly Pension Plan benefits and the first of 10 annual installments from the SBP-P and the SERP. The amounts shown that are payable to a spouse in the event of the death of the named executive officer are the monthly amounts payable to a spouse under the Pension Plan and the first of 10 annual installments from the SBP-P and the SERP. The amounts in this chart are very different from the pension values shown in the Summary Compensation Table and the Pension Benefits table. Those tables show the present values of all the benefit amounts anticipated to be paid over the lifetimes of the named executive officers and their spouses. Those plans are described in the notes following the Pension Benefits table. Mr. Ratcliffe retired prior to the end of the year (December 1, 2010) and the other named executive officers are retirement-eligible.

				Death
				(payments
		Retirement	Resignation or	to a spouse)
		($)	Involuntary Termination	($)

D. M. Ratcliffe	Pension	8,817	n/a	n/a
	SBP-P	1,648,889	n/a	n/a
	SERP	510,250	n/a	n/a

T. A. Fanning	Pension	5,503	treated as retiring	4,162
	SBP-P	411,307	treated as retiring	411,307
	SERP	290,427	treated as retiring	290,427

W. P. Bowers	Pension	5,911	treated as retiring	4,404
	SBP-P	322,865	treated as retiring	322,865
	SERP	149,779	treated as retiring	149,779

A. P. Beattie	Pension	7,481	treated as retiring	4,851
	SBP-P	127,395	treated as retiring	127,395
	SERP	126,216	treated as retiring	126,216

M. D. Garrett	Pension	11,521	treated as retiring	5,994
	SBP-P	780,924	treated as retiring	780,924
	SERP	255,058	treated as retiring	255,058

G. E. Holland, Jr.	Pension	4,130	treated as retiring	2,484
	SBP-P	213,930	treated as retiring	213,930
	SBP-P	68,636	treated as retiring	68,636
	SRA	253,167	treated as retiring	253,167

C. D. McCrary	Pension	9,138	treated as retiring	5,225
	SBP-P	601,887	treated as retiring	601,887
	SERP	197,753	treated as retiring	197,753

As described in the Change-in-Control chart, the only change in the form of payment, acceleration, or enhancement of the pension benefits is that the single sum value of benefits earned up to the change-in-control date under the SBP-P, the SERP, and the SRA could be paid as a single payment rather than in 10 annual installments. Estimates of the single sum payment that would have been made to the named executive officers who were serving as of December 31, 2010, assuming termination as of December 31, 2010 following a change-in-control event, other than a Southern Company Change-in-Control I (which does not impact how pension benefits are paid), are itemized below. These amounts would be paid instead of the benefits shown in the Traditional Termination Events chart above; they are not paid in addition to those amounts.

	SBP-P	SERP	SRA	Total
	($)	($)	($)	($)

T. A. Fanning	4,113,068	2,904,270	0	7,017,338

W. P. Bowers	3,228,655	1,497,785	0	4,726,440

A. P. Beattie	1,273,952	1,262,159	0	2,536,111

M. D. Garrett	7,809,237	2,550,585	0	10,359,822

G. E. Holland, Jr.	2,139,304	686,363	2,531,668	5,357,335

C. D. McCrary	6,018,872	1,977,535	0	7,996,407

The pension benefit amounts in the tables above were calculated as of December 31, 2010 assuming payments would begin as soon as possible under the terms of the plans. Accordingly, appropriate early retirement reductions were applied. Any unpaid annual performance-based compensation was assumed to be paid at 1.30 times the target level. Pension Plan benefits were calculated assuming each named executive officer chose a single life annuity form of payment, because that results in the greatest monthly benefit. The single sum values were based on a 4.25% discount rate.

Annual Performance Pay Program
The amount payable if a change in control had occurred on December 31, 2010 is the greater of target or actual performance. Because actual payouts for 2010 performance were above the target level, the amount that would have been payable was the actual amount paid as reported in the Summary Compensation Table.

Performance Dividends
Because the assumed termination date is December 31, 2010, there is no additional amount that would be payable other than what was reported in the Summary Compensation Table. As described in the Traditional Termination Events chart, there is some continuation of benefits under the Performance Dividend Program for retirees. However, under the Change-in-Control-Related Events, performance dividends are payable at the greater of target performance or actual performance. For the 2007-2010 performance-measurement period, actual performance exceeded target-level performance.

Stock Options, Performance Shares, and Restricted Stock Units (Equity Awards)
Equity Awards would be treated as described in the Termination and Change-in-Control charts above. Under a Southern Company Termination, all Equity Awards vest. In addition, if there is an Involuntary Change-in-Control Termination or Voluntary Change-in-Control Termination for Good Reason, Equity Awards vest. There is no payment associated with Equity Awards unless there is a Southern Company Termination and the participants’ Equity Awards cannot be converted into surviving company awards. In that event, the value of Equity Awards would be paid to the named executive officers. For stock options, that value is the excess of the exercise price and the closing price of Common Stock on December 31, 2010. For performance shares and restricted stock units, it is the closing price on December 31, 2010. The chart below shows the number of stock options for which vesting would be accelerated under a Southern Company Termination and the amount that would be payable under a Southern Company Termination if there were no conversion to the surviving company’s stock options. It also shows the number and value of performance shares and restricted stock units that would be paid. Information is shown for the named executive officers serving as of December 31, 2010.

	Number of Stock			Total Number of			Total Payable in
	Options. Performance			Stock Options,			Cash without
	Shares, and			Performance Shares, and			Conversion of
	Restricted Stock			Restricted Stock			Stock Options,
	Units with			Units Following			Performance
	Accelerated Vesting (#)			Accelerated Vesting (#)			Shares, and
	Stock	Performance	Restricted	Stock	Performance	Restricted	Restricted Stock
	Options	Shares	Stock Units	Options	Shares	Stock Units	Units ($)

T. A. Fanning	436,722	25,956		863,879	25,956		5,676,329

W. P. Bowers	443,744	25,920	33,190	790,226	25,920	33,190	6,744,208

A. P. Beattie	71,951	4,150		164,370	4,150		1,005,159

M. D. Garrett	438,367	25,618		859,426	25,618		5,680,837

G. E. Holland, Jr.	286,361	17,072		614,033	17,072		3,902,864

C. D. McCrary	426,179	25,861		860,658	25,861		5,620,741

DCP and SBP
The aggregate balances reported in the Nonqualified Deferred Compensation table would be payable to the named executive officers as described in the Traditional Termination and Change-in-Control-Related Events charts above. There is no enhancement or acceleration of payments under these plans associated with termination or change-in-control events, other than the lump-sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation table.

Health Benefits
All of the named executive officers are retired or retirement-eligible. Health care benefits are provided to retirees and there is no incremental payment associated with the termination or change-in-control events.

Financial Planning Perquisite
An additional year of the financial planning perquisite, which is set at a maximum of $8,700 per year, will be provided after retirement.

There are no other perquisites provided to the named executive officers under any of the traditional termination or change-in-control-related events.

Severance Benefits
The named executive officers are participants in a change-in-control severance plan. The plan provides severance benefits, including outplacement services, if within two years of a change in control, they are involuntarily terminated, not for Cause, or they voluntarily terminate for Good Reason. The severance benefits are not paid unless the named executive officer releases the employing company from any claims he may have against the employing company.

The estimated cost of providing the six months of outplacement services is $6,000 per named executive officer. The severance payment is two times the base salary and target payout under the annual Performance Pay Program.

The table below estimates the severance payments that would be made to the named executive officers serving as of December 31, 2010 if they were terminated as of December 31, 2010 in connection with a change in control.

Severance Amount
($)

T. A. Fanning	6,391,803

W. P. Bowers	2,412,425

A. P. Beattie	1,878,500

M. D. Garrett	2,439,909

G. E. Holland, Jr.	1,934,464

C. D. McCrary	2,534,702

COMPENSATION RISK ASSESSMENT

Southern Company reviewed its compensation policies and practices, including those of the Company, and concluded that excessive risk-taking is not encouraged. This conclusion was based on an assessment of the mix of pay components and performance goals, the annual pay/performance analysis by the Compensation Committee’s consultant, stock ownership requirements, compensation governance practices, and the claw-back provision. The assessment was reviewed with the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is made up of non-employee Directors of Southern Company who have never served as executive officers of the Company. During 2010, none of the Company’s executive officers served on the Board of Directors of any entities whose Directors or officers serve on the Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 concerning shares of the Common Stock authorized for issuance under Southern Company’s existing non-qualified equity compensation plans.

Number of Securities
Remaining Available for
	Number of Securities to be		Future Issuance under Equity
	Issued Upon Exercise of	Weighted-Average Exercise	Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
	Warrants, and Rights	Warrants, and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	51,769,989	$32.48	11,837,443 (1)

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	Includes shares available for future issuance under the Omnibus Compensation Incentive Plan approved May 24, 2006 (10,430,082) and the Outside Directors Stock Plans (1,407,361). See Item No. 5 beginning on page 21 for additional information about the Omnibus Incentive Compensation Plan.

Other Information

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No reporting person failed to file, on a timely basis, the reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Donald M. James is the Chief Executive Officer of Vulcan Materials Company. During 2010, subsidiaries of the Company purchased goods and services in the amount of approximately $607,054 from Vulcan Materials Company. These amounts represented several individual transactions with Vulcan Materials Company.

During 2010, Mr. David Huddleston a son-in-law of Mr. Michael D. Garrett, who retired effective December 31, 2010 as an executive officer of the Company, was employed by Alabama Power, a subsidiary of the Company, as an Engineering Supervisor. Mr. Huddleston received compensation in 2010 of $126,236.

The Company does not have a written policy pertaining solely to the approval or ratification of “related party transactions.” The Company has a Code of Ethics as well as a Contract Guidance Manual and other formal written procurement policies and procedures that guide the purchase of goods and services, including requiring competitive bids for most transactions above $10,000 or approval based on documented business needs for sole sourcing arrangements. The approval and ratification of any related party transactions would be subject to these written policies and procedures which include a determination of the need for the goods and services; preparation and evaluation of requests for proposals by supply chain management; the writing of contracts; controls and guidance regarding the evaluation of the proposals; and negotiation of contract terms and conditions. As appropriate, these contracts are also reviewed by individuals in the legal, accounting, and/or risk management/ services departments prior to being approved by the responsible individual. The responsible individual will vary depending on the department requiring the goods and services, the dollar amount of the contract, and the appropriate individual within that department who has the authority to approve a contract of the applicable dollar amount.

APPENDIX A

POLICY ON ENGAGEMENT OF THE INDEPENDENT AUDITOR
FOR AUDIT AND NON-AUDIT SERVICES

A.	Southern Company (including its subsidiaries) will not engage the independent auditor to perform any services that are prohibited by the Sarbanes-Oxley Act of 2002. It shall further be the policy of the Company not to retain the independent auditor for non-audit services unless there is a compelling reason to do so and such retention is otherwise pre-approved consistent with this policy. Non-audit services that are prohibited include:

1.	Bookkeeping and other services related to the preparation of accounting records or financial statements of the Company or its subsidiaries.

2.	Financial information systems design and implementation.

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports.

4.	Actuarial services.

5.	Internal audit outsourcing services.

6.	Management functions or human resources.

7.	Broker or dealer, investment adviser, or investment banking services.

8.	Legal services or expert services unrelated to financial statement audits.

9.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B.	Effective January 1, 2003, officers of the Company (including its subsidiaries) may not engage the independent auditor to perform any personal services, such as personal financial planning or personal income tax services.

C.	All audit services (including providing comfort letters and consents in connection with securities issuances) and permissible non-audit services provided by the independent auditor must be pre-approved by the Southern Company Audit Committee.

D.	Under this Policy, the Audit Committee’s approval of the independent auditor’s annual arrangements letter shall constitute pre-approval for all services covered in the letter.

E.	By adopting this Policy, the Audit Committee hereby pre-approves the engagement of the independent auditor to provide services related to the issuance of comfort letters and consents required for securities sales by the Company and its subsidiaries and services related to consultation on routine accounting and tax matters. The actual amounts expended for such services each calendar quarter shall be reported to the Committee at a subsequent Committee meeting.

F.	The Audit Committee also delegates to its Chairman the authority to grant pre-approvals for the engagement of the independent auditor to provide any permissible service up to a limit of $50,000 per engagement. Any engagements pre-approved by the Chairman shall be presented to the full Committee at its next scheduled regular meeting.

G.	The Southern Company Comptroller shall establish processes and procedures to carry out this Policy.

Approved by the Southern Company Audit Committee
December 9, 2002

APPENDIX B

2010 ANNUAL REPORT

Southern Company Common Stock and Dividend Information	ii

Five-Year Cumulative Performance Graph	ii

Ten-Year Cumulative Performance Graph	iii

Management’s Report on Internal Control over Financial Reporting	B-1

Report of Independent Registered Public Accounting Firm	B-2

Management’s Discussion and Analysis of Financial Condition and Results of Operations	B-3

Quantitative and Qualitative Disclosures about Market Risk	B-30

Cautionary Statement Regarding Forward-Looking Statements	B-35

Consolidated Statements of Income	B-36

Consolidated Statements of Cash Flows	B-37

Consolidated Balance Sheets	B-38

Consolidated Statements of Capitalization	B-40

Consolidated Statements of Common Stockholders’ Equity	B-42

Consolidated Statements of Comprehensive Income	B-43

Notes to Financial Statements	B-44

Selected Consolidated Financial and Operating Data	B-95

Management Council	B-97

Stockholder Information	B-99

i

SOUTHERN COMPANY COMMON STOCK AND DIVIDEND INFORMATION
The common stock of Southern Company is listed and traded on the New York Stock Exchange. The common stock is also traded on regional exchanges across the United States. The high and low stock prices as reported on the New York Stock Exchange for each quarter of the past two years were as follows:

	High	Low	Dividend

2010
First Quarter	$33.73	$30.85	$0.4375
Second Quarter	35.45	32.04	0.4550
Third Quarter	37.73	33.00	0.4550
Fourth Quarter	38.62	37.10	0.4550
2009
First Quarter	$37.62	$26.48	$0.4200
Second Quarter	32.05	27.19	0.4375
Third Quarter	32.67	30.27	0.4375
Fourth Quarter	34.47	30.89	0.4375

On March 28, 2011, Southern Company had 158,990 registered stockholders.

FIVE-YEAR CUMULATIVE PERFORMANCE GRAPH

This performance graph compares the cumulative total shareholder return on the Company’s common stock with the Standard & Poor’s Electric Utility Index and the Standard & Poor’s 500 index for the past five years. The graph assumes that $100 was invested on December 31, 2005 in the Company’s Common Stock and each of the above indices and that all dividends were reinvested. The stockholder return shown below for the five-year historical period may not be indicative of future performance.

ii

TEN-YEAR CUMULATIVE PERFORMANCE GRAPH

This performance graph compares the cumulative total shareholder return on the Company’s common stock with the Standard & Poor’s Electric Utility Index and the Standard & Poor’s 500 index for the past 10 years. The graph assumes that $100 was invested on December 31, 2000 in the Company’s Common Stock and each of the above indices and that all dividends were reinvested. The stockholder return shown below for the 10-year historical period may not be indicative of future performance.

iii

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
Southern Company and Subsidiary Companies 2010 Annual Report
Southern Company’s management is responsible for establishing and maintaining an adequate system of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002 and as defined in Exchange Act Rule 13a-15(f). A control system can provide only reasonable, not absolute, assurance that the objectives of the control system are met.
Under management’s supervision, an evaluation of the design and effectiveness of Southern Company’s internal control over financial reporting was conducted based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management concluded that Southern Company’s internal control over financial reporting was effective as of December 31, 2010.
Deloitte & Touche LLP, an independent registered public accounting firm, as auditors of Southern Company’s financial statements, has issued an attestation report on the effectiveness of Southern Company’s internal control over financial reporting as of December 31, 2010. Deloitte & Touche LLP’s report on Southern Company’s internal control over financial reporting is included herein.
/s/ Thomas A. Fanning
Thomas A. Fanning
Chairman, President, and Chief Executive Officer
/s/ Art P. Beattie
Art P. Beattie
Executive Vice President and Chief Financial Officer
February 25, 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Southern Company
We have audited the accompanying consolidated balance sheets and consolidated statements of capitalization of Southern Company and Subsidiary Companies (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010. We also have audited the Company’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting (page B-1). Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.
A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the consolidated financial statements (pages B-36 to B-93) referred to above present fairly, in all material respects, the financial position of Southern Company and Subsidiary Companies as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 25, 2011

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Southern Company and Subsidiary Companies 2010 Annual Report
OVERVIEW
Business Activities
The primary business of Southern Company (the Company) is electricity sales in the Southeast by the traditional operating companies — Alabama Power, Georgia Power, Gulf Power, and Mississippi Power — and Southern Power. The four traditional operating companies are vertically integrated utilities providing electric service in four Southeastern states. Southern Power constructs, acquires, owns, and manages generation assets and sells electricity at market-based rates in the wholesale market.
Many factors affect the opportunities, challenges, and risks of Southern Company’s electricity business. These factors include the traditional operating companies’ ability to maintain a constructive regulatory environment, to maintain and grow energy sales given economic conditions, and to effectively manage and secure timely recovery of rising costs. Each of the traditional operating companies has various regulatory mechanisms that operate to address cost recovery. Appropriately balancing required costs and capital expenditures with customer prices will continue to challenge the Company for the foreseeable future.
Another major factor is the profitability of the competitive market-based wholesale generating business and federal regulatory policy. Southern Power continues to execute its strategy through a combination of acquiring and constructing new power plants and by entering into power purchase agreements (PPAs) with investor owned utilities, independent power producers, municipalities, and electric cooperatives.
Southern Company’s other business activities include investments in leveraged lease projects, renewable energy projects, and telecommunications. Management continues to evaluate the contribution of each of these activities to total shareholder return and may pursue acquisitions and dispositions accordingly.
Key Performance Indicators
In striving to maximize shareholder value while providing cost-effective energy to more than four million customers, Southern Company continues to focus on several key indicators. These indicators include customer satisfaction, plant availability, system reliability, and earnings per share (EPS). Southern Company’s financial success is directly tied to the satisfaction of its customers. Key elements of ensuring customer satisfaction include outstanding service, high reliability, and competitive prices. Management uses customer satisfaction surveys and reliability indicators to evaluate the Company’s results.
Peak season equivalent forced outage rate (Peak Season EFOR) is an indicator of fossil/hydro plant availability and efficient generation fleet operations during the months when generation needs are greatest. The rate is calculated by dividing the number of hours of forced outages by total generation hours. The fossil/hydro 2010 Peak Season EFOR of 1.67% was better than the target. Transmission and distribution system reliability performance is measured by the frequency and duration of outages. Performance targets for reliability are set internally based on historical performance, expected weather conditions, and expected capital expenditures. The performance for 2010 was better than the target for these reliability measures.
Southern Company’s 2010 results compared with its targets for some of these key indicators are reflected in the following chart:

	2010 Target	2010 Actual
Key Performance Indicator	Performance	Performance
	Top quartile in
Customer Satisfaction	customer surveys	Top quartile
Peak Season EFOR — fossil/hydro	5.06% or less	1.67%
Basic EPS	$2.30 — $2.36	$2.37
See RESULTS OF OPERATIONS herein for additional information on the Company’s financial performance. The performance achieved in 2010 reflects the continued emphasis that management places on these indicators as well as the commitment shown by employees in achieving or exceeding management’s expectations.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Earnings
Southern Company’s net income after dividends on preferred and preference stock of subsidiaries was $1.98 billion in 2010, an increase of $332 million from the prior year. This increase was primarily the result of increases in revenues due to colder weather in the first and fourth quarters 2010 and warmer weather in the second and third quarters 2010, a litigation settlement agreement with MC Asset Recovery, LLC (MC Asset Recovery) in the first quarter 2009, increased amortization of the regulatory liability related to other cost of removal obligations at Georgia Power as authorized by the Georgia Public Service Commission (PSC), revenues associated with increases in rates under Alabama Power’s rate stabilization and equalization plan (Rate RSE) and rate certificated new plant environmental (Rate CNP Environmental) that took effect in January 2010, and increases in sales primarily in the industrial sector. The 2010 increase was partially offset by increases in operations and maintenance expenses, which include an additional accrual to Alabama Power’s natural disaster reserve (NDR), a gain in 2009 on the early termination of two leveraged lease investments, and an increase in depreciation on additional plant in service related to environmental, distribution, and transmission projects. Net income after dividends on preferred and preference stock of subsidiaries was $1.64 billion in 2009 and $1.74 billion in 2008.
Basic EPS was $2.37 in 2010, $2.07 in 2009, and $2.26 in 2008. Diluted EPS, which factors in additional shares related to stock-based compensation, was $2.36 in 2010, $2.06 in 2009, and $2.25 in 2008. EPS for 2010 was negatively impacted by $0.12 per share as a result of an increase in the average shares outstanding.
Dividends
Southern Company has paid dividends on its common stock since 1948. Dividends paid per share of common stock were $1.8025 in 2010, $1.7325 in 2009, and $1.6625 in 2008. In January 2011, Southern Company declared a quarterly dividend of 45.50 cents per share. This is the 253rd consecutive quarter that Southern Company has paid a dividend equal to or higher than the previous quarter. The Company targets a dividend payout ratio of approximately 70% of net income. For 2010, the actual payout ratio was 76%.
RESULTS OF OPERATIONS
Electricity Business
Southern Company’s electric utilities generate and sell electricity to retail and wholesale customers in the Southeast.
A condensed statement of income for the electricity business follows:

		Increase (Decrease)
	Amount	from Prior Year
	2010	2010	2009	2008
	(in millions)
Electric operating revenues	$17,374	$1,732	$(1,358)	$1,860

Fuel	6,699	747	(865)	973
Purchased power	563	89	(341)	300
Other operations and maintenance	3,907	505	(183)	111
Depreciation and amortization	1,494	19	62	199
Taxes other than income taxes	867	51	22	56

Total electric operating expenses	13,530	1,411	(1,305)	1,639

Operating income	3,844	321	(53)	221
Other income (expense), net	159	(41)	53	26
Interest expense, net of amounts capitalized	833	(2)	61	10
Income taxes	1,116	128	(49)	87

Net income	2,054	154	(12)	150
Dividends on preferred and preference stock of subsidiaries	65	—	—	17

Net income after dividends on preferred and preference stock of subsidiaries	$1,989	$154	$(12)	$133

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Electric Operating Revenues
Details of electric operating revenues were as follows:

	Amount
	2010	2009	2008
	(in millions)
Retail — prior year	$13,307	$14,055	$12,639
Estimated change in —
Rates and pricing	384	144	668
Sales growth (decline)	32	(208)	—
Weather	439	(21)	(106)
Fuel and other cost recovery	629	(663)	854

Retail — current year	14,791	13,307	14,055
Wholesale revenues	1,994	1,802	2,400
Other electric operating revenues	589	533	545

Electric operating revenues	$17,374	$15,642	$17,000

Percent change	11.1%	(8.0%)	12.3%

Retail revenues increased $1.5 billion, decreased $748 million, and increased $1.4 billion in 2010, 2009, and 2008, respectively. The significant factors driving these changes are shown in the preceding table. The increase in rates and pricing in 2010 was primarily due to Rate RSE and Rate CNP Environmental increases at Alabama Power and the recovery of environmental costs at Gulf Power. The 2009 increase in rates and pricing when compared to the prior year was primarily due to an increase in revenues from customer charges at Alabama Power and increased environmental compliance cost recovery (ECCR) revenues at Georgia Power in accordance with its retail rate plan for the years 2008 through 2010 (2007 Retail Rate Plan), partially offset by a decrease in revenues from market-response rates to large commercial and industrial customers at Georgia Power. The 2008 increase in rates and pricing when compared to the prior year was primarily due to Alabama Power’s increase under its Rate RSE, as ordered by the Alabama PSC, and Georgia Power’s increase under the 2007 Retail Rate Plan, as ordered by the Georgia PSC. Also contributing to the 2008 increase was an increase in revenues from market-response rates to large commercial and industrial customers. See “Energy Sales” below for a discussion of changes in the volume of energy sold, including changes related to sales growth (decline) and weather.
Electric rates for the traditional operating companies include provisions to adjust billings for fluctuations in fuel costs, including the energy component of purchased power costs. Under these provisions, fuel revenues generally equal fuel expenses, including the fuel component of purchased power, and do not affect net income. The traditional operating companies may also have one or more regulatory mechanisms to recover other costs such as environmental, storm damage, new plants, and PPAs.
Wholesale revenues consist of PPAs with investor-owned utilities and electric cooperatives, unit power sales contracts, and short-term opportunity sales. Wholesale revenues from PPAs and unit power sales contracts have both capacity and energy components. Capacity revenues reflect the recovery of fixed costs and a return on investment. Energy revenues will vary depending on the market cost of available energy compared to the cost of the Company’s system-owned generation, demand for energy within the Company’s service territory, and the availability of the Company’s system generation. Increases and decreases in energy revenues that are driven by fuel prices are accompanied by an increase or decrease in fuel costs and do not have a significant impact on net income. Short-term opportunity sales are made at market-based rates that generally provide a margin above the Company’s variable cost to produce the energy.
In 2010, wholesale revenues increased $192 million primarily due to higher capacity and energy revenues under existing PPAs and new PPAs at Southern Power that began in January, June, and July 2010, as well as increased energy sales that were not covered by PPAs at Southern Power due to more favorable weather. This increase was partially offset by the expiration of long-term unit power sales contracts in May 2010 at Alabama Power and the capacity subject to those contracts being made available for retail service starting in June 2010. See FUTURE EARNINGS POTENTIAL — “PSC Matters — Alabama Power — Rate CNP” herein for additional information regarding the termination of certain unit power sales contracts in 2010.
In 2009, wholesale revenues decreased $598 million. Wholesale fuel revenues, which are generally offset by wholesale fuel expenses and do not affect net income, decreased $603 million in 2009. Excluding wholesale fuel revenues, wholesale revenues increased $5 million primarily due to additional revenues associated with a new PPA at Southern Power’s Plant Franklin Unit 3 which began in January 2009, partially offset by fewer short-term opportunity sales due to lower gas prices and reduced margins on short-term opportunity sales.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
In 2008, wholesale revenues increased $412 million primarily as a result of a 21.8% increase in the average cost of fuel per net kilowatt-hour (KWH) generated, as well as revenues resulting from new and existing PPAs and revenues derived from contracts for Southern Power’s Plant Oleander Unit 5 and Plant Franklin Unit 3 placed in operation in December 2007 and June 2008, respectively. The 2008 increase was partially offset by a decrease in short-term opportunity sales and weather-related generation load reductions.
Revenues associated with PPAs and opportunity sales were as follows:

	2010	2009	2008
	(in millions)
Other power sales —
Capacity and other	$684	$575	$538
Energy	1,034	735	1,319

Total	$1,718	$1,310	$1,857

KWH sales under unit power sales contracts decreased 55.0%, 7.5%, and 2.1% in 2010, 2009, and 2008, respectively. See FUTURE EARNINGS POTENTIAL – “PSC Matters – Alabama Power – Rate CNP” herein for additional information regarding the termination of certain unit power sales contracts in 2010, which resulted in a decrease in capacity and energy revenues. In addition, fluctuations in oil and natural gas prices, which are the primary fuel sources for unit power sales contracts, influence changes in energy sales. However, because the energy is generally sold at variable cost, fluctuations in energy sales have a minimal effect on earnings. The capacity and energy components of the unit power sales contracts were as follows:

	2010	2009	2008
	(in millions)
Unit power sales —
Capacity	$136	$225	$223
Energy	140	267	320

Total	$276	$492	$543

Other Electric Revenues
Other electric revenues increased $56 million, decreased $12 million, and increased $32 million in 2010, 2009, and 2008, respectively. Other electric revenues increased in 2010 primarily as a result of a $38 million increase in transmission revenues, a $4 million increase in rents from electric property, a $4 million increase in outdoor lighting revenues, and a $4 million increase in late fees. The 2009 decrease in other electric revenues was not material when compared to 2008. The 2008 increase in other electric revenues was not material when compared to 2007.
Energy Sales
Changes in revenues are influenced heavily by the change in the volume of energy sold from year to year. KWH sales for 2010 and the percent change by year were as follows:

	Total	Total KWH			Weather-Adjusted
	KWHs	Percent Change			Percent Change
	2010	2010	2009	2008	2010	2009	2008
	(in billions)
Residential	57.8	11.8%	(1.1)%	(2.0)%	0.2%	(0.7)%	0.0%
Commercial	55.5	3.7	(1.7)	(0.4)	(0.6)	(1.2)	1.0
Industrial	50.0	7.7	(11.8)	(3.7)	7.1	(11.7)	(3.5)
Other	0.9	(1.0)	2.0	(2.9)	(1.5)	2.2	(2.7)

Total retail	164.2	7.6	(4.8)	(2.1)	2.0%	(4.5)%	(0.9)%

Wholesale	32.6	(2.8)	(14.9)	(3.4)

Total energy sales	196.8	5.7%	(6.8)%	(2.3)%

Changes in retail energy sales are comprised of changes in electricity usage by customers, changes in weather, and changes in the number of customers. Retail energy sales increased 11.6 billion KWHs in 2010. This increase was primarily the result of colder weather in the first and fourth quarters 2010 and warmer weather in the second and third quarters 2010, increased industrial KWH sales, and customer growth of 0.3%. Increased demand in the primary metals, chemicals, and transportations sectors were the main contributors to the increase in industrial KWH sales. Retail energy sales decreased 7.7 billion KWHs in 2009 primarily as a result of lower usage by industrial

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
customers due to the recessionary economy. Reduced demand in the primary metal, chemical, and textile sectors, as well as the stone, clay, and glass sector, contributed most significantly to the decrease in industrial KWH sales. Unfavorable weather also contributed to lower KWH sales across all customer classes. The number of customers in 2009 was flat compared to 2008. Retail energy sales in 2008 decreased 3.4 billion KWHs as a result of a 1.4% decrease in electricity usage mainly due to a slowing economy that worsened during the fourth quarter. The 2008 decrease in residential sales resulted primarily from lower home occupancy rates in Southern Company’s service area when compared to 2007. Throughout the year, reduced demand in the textile sector, the lumber sector, and the stone, clay, and glass sector contributed to the decrease in 2008 industrial sales. Additional weakness in the fourth quarter 2008 affected all major industrial segments. Significantly less favorable weather in 2008 when compared to 2007 also contributed to the 2008 decrease in retail energy sales. These decreases were partially offset by customer growth of 0.6%.
Wholesale energy sales decreased by 0.9 billion KWHs in 2010, decreased by 5.9 billion KWHs in 2009, and decreased by 1.4 billion KWHs in 2008. The decrease in wholesale energy sales in 2010 was primarily related to the expiration of long-term unit power sales contracts in May 2010 at Alabama Power and the capacity subject to those contracts being made available for retail service starting in June 2010. This decrease was partially offset by increased energy sales under existing PPAs and new PPAs at Southern Power that began in January, June, and July 2010, as well as sales that were not covered by PPAs at Southern Power primarily due to more favorable weather in 2010 compared to 2009. The decrease in wholesale energy sales in 2009 was primarily related to fewer short-term opportunity sales driven by lower gas prices and fewer uncontracted generating units at Southern Power available to sell electricity on the wholesale market. The decrease in wholesale energy sales in 2008 was primarily related to longer planned maintenance outages at a fossil unit in 2008 as compared to 2007 which reduced the availability of this unit for wholesale sales. Lower short-term opportunity sales primarily related to higher coal prices also contributed to the 2008 decrease. These decreases were partially offset by Plant Oleander Unit 5 and Plant Franklin Unit 3 at Southern Power being placed in operation in December 2007 and June 2008, respectively.
Fuel and Purchased Power Expenses
Fuel costs constitute the single largest expense for the electric utilities. The mix of fuel sources for generation of electricity is determined primarily by demand, the unit cost of fuel consumed, and the availability of generating units. Additionally, the electric utilities purchase a portion of their electricity needs from the wholesale market. Details of electricity generated and purchased by the electric utilities were as follows:

	2010	2009	2008

Total generation (billions of KWHs)	196	187	198
Total purchased power (billions of KWHs)	10	8	11

Sources of generation (percent) —
Coal	58	57	68
Nuclear	15	16	15
Gas	25	23	16
Hydro	2	4	1

Cost of fuel, generated (cents per net KWH) —
Coal	3.93	3.70	3.27
Nuclear	0.63	0.55	0.50
Gas	4.27	4.58	7.58

Average cost of fuel, generated (cents per net KWH)*	3.50	3.38	3.52
Average cost of purchased power (cents per net KWH)	6.98	6.37	7.85

*	Fuel includes fuel purchased by the electric utilities for tolling agreements where power is generated by the provider and is included in purchased power when determining the average cost of purchased power.
In 2010, fuel and purchased power expenses were $7.3 billion, an increase of $836 million or 13.0% above 2009 costs. This increase was primarily the result of a $538 million increase in the amount of total KWHs generated and purchased due primarily to increased customer demand. Also contributing to this increase was a $298 million increase in the average cost per KWH generated and purchased due primarily to a 3.6% increase in the cost per KWH generated and a 9.6% increase in the cost per KWH purchased.
In 2009, fuel and purchased power expenses were $6.4 billion, a decrease of $1.2 billion or 15.8% below 2008 costs. This decrease was primarily the result of an $839 million decrease related to the total KWHs generated and purchased due primarily to lower customer demand. Also contributing to this decrease was a $367 million reduction in the average cost of fuel and purchased power resulting primarily from a 39.6% decrease in the cost of gas per KWH generated.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
In 2008, fuel and purchased power expenses were $7.6 billion, an increase of $1.3 billion or 20.0% above 2007 costs. This increase was primarily the result of a $1.3 billion net increase in the average cost of fuel and purchased power partially resulting from a 25.3% increase in the cost of coal per net KWH generated and a 14.2% increase in the cost of gas per net KWH generated.
From an overall global market perspective, coal prices increased substantially in 2010 from the levels experienced in 2009, but remained lower than the unprecedented high levels of 2008. The slowly recovering U.S. economy and global demand from coal importing countries drove the higher prices in 2010, with concerns over regulatory actions, such as permitting issues, and their negative impact on production also contributing upward pressure. Domestic natural gas prices continued to be depressed by robust supplies, including production from shale gas, as well as lower demand. These lower natural gas prices contributed to increased use of natural gas-fueled generating units in 2009 and 2010. Uranium prices remained relatively constant during the early portion of 2010 but rose steadily during the second half of the year. At year end, uranium prices remained well below the highs set during 2007. Worldwide uranium production levels increased in 2010; however, secondary supplies and inventories were still required to meet worldwide reactor demand.
Fuel expenses generally do not affect net income, since they are offset by fuel revenues under the traditional operating companies’ fuel cost recovery provisions. See FUTURE EARNINGS POTENTIAL — “PSC Matters — Fuel Cost Recovery” herein for additional information. Likewise, Southern Power’s PPAs generally provide that the purchasers are responsible for substantially all of the cost of fuel.
Other Operations and Maintenance Expenses
Other operations and maintenance expenses were $3.9 billion, $3.4 billion, and $3.6 billion, increasing $505 million, decreasing $183 million, and increasing $111 million in 2010, 2009, and 2008, respectively. Discussion of significant variances for components of other operations and maintenance expenses follows.
Other production expenses at fossil, hydro, and nuclear plants increased $277 million, decreased $70 million, and increased $63 million in 2010, 2009, and 2008, respectively. Production expenses fluctuate from year to year due to variations in outage schedules and changes in the cost of labor and materials. Other production expenses increased in 2010 mainly due to a $178 million increase in outage and maintenance costs and an $86 million increase in commodity and labor costs, reflecting a return to more normal spending levels when compared to 2009. Also contributing to this increase was an $18 million increase in maintenance costs related to additional equipment placed in service. Partially offsetting the 2010 increase was a $5 million loss recognized in 2009 on the transfer of Southern Power’s Plant Desoto. Other production expenses decreased in 2009 mainly due to a $104 million decrease related to less planned spending on outages and maintenance, as well as other cost containment activities, which were the results of efforts to offset the effects of the recessionary economy. The 2009 decrease was partially offset by a $6 million increase related to new facilities, a $5 million loss on the transfer of Southern Power’s Plant Desoto in 2009, a $6 million gain recognized in 2008 by Southern Power on the sale of an undeveloped tract of land to the Orlando Utilities Commission (OUC), and a $17 million increase in nuclear refueling costs. Other production expenses increased in 2008 primarily due to a $64 million increase related to expenses incurred for maintenance outages at generating units and a $30 million increase related to labor and materials expenses, partially offset by a $15 million decrease in nuclear refueling costs. The 2008 increase was also partially offset by a $24 million decrease related to new facilities, mainly lower costs associated with the 2007 write-off of Southern Power’s integrated coal gasification combined cycle (IGCC) project with the OUC. See Note 1 to the financial statements under “Property, Plant, and Equipment” for additional information regarding nuclear refueling costs.
Transmission and distribution expenses increased $143 million, decreased $41 million, and increased $4 million in 2010, 2009, and 2008, respectively. Transmission and distribution expenses fluctuate from year to year due to variations in maintenance schedules and normal changes in the cost of labor and materials. Transmission and distribution expenses increased in 2010 primarily due to increased spending on line clearing and other maintenance costs, reflecting a return to more normal spending levels, as well as an additional accrual to Alabama Power’s NDR. Transmission and distribution expenses decreased in 2009 primarily related to lower planned spending, as well as other cost containment activities, partially offset by an additional accrual to Alabama Power’s NDR. See FUTURE EARNINGS POTENTIAL — “PSC Matters – Alabama Power – Natural Disaster Reserve” herein for additional information. The 2008 increase in transmission and distribution expenses was not material when compared to the prior year.
Customer sales and service expenses increased $18 million, decreased $42 million, and increased $32 million in 2010, 2009, and 2008, respectively. Customer sales and service expenses increased in 2010 primarily as a result of an $8 million increase in sales expenses, a $13 million increase in customer service expense, a $10 million increase in records and collection, and a $3 million increase in uncollectible accounts expense. Partially offsetting this increase was a $7 million decrease in meter reading expenses and a $9 million decrease in other energy services. Customer sales and service expenses decreased in 2009 primarily as a result of a $12

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
million decrease in customer service expenses, an $8 million decrease in meter reading expenses, a $10 million decrease in sales expenses, and a $7 million decrease in customer records related expenses. The 2008 increase in customer sales and service expenses was primarily a result of an increase in customer service expenses, including a $13 million increase in uncollectible accounts expense, a $9 million increase in meter reading expenses, and an $8 million increase for customer records and collections.
Administrative and general expenses increased $67 million, decreased $30 million, and increased $12 million in 2010, 2009, and 2008, respectively. Administrative and general expenses increased in 2010 primarily as a result of cost containment activities in 2009 which were taken to offset the effects of the recessionary economy. The 2008 increase in administrative and general expenses was not material when compared to 2007.
Depreciation and Amortization
Depreciation and amortization increased $19 million in 2010 primarily as the result of additional depreciation on plant in service related to environmental, transmission, and distribution projects, as well as additional depreciation at Southern Power. This increase was largely offset by a $133 million increase in the amortization of the regulatory liability related to other cost of removal obligations at Georgia Power as authorized by the Georgia PSC. See Note 3 to the financial statements under “Retail Regulatory Matters – Georgia Power– Retail Rate Plans” for additional information regarding Georgia Power’s cost of removal amortization.
Depreciation and amortization increased $62 million in 2009 primarily as a result of an increase in plant in service related to environmental, transmission, and distribution projects mainly at Alabama Power and Georgia Power and the completion of Southern Power’s Plant Franklin Unit 3, as well as an increase in depreciation rates at Southern Power. Partially offsetting the 2009 increase was a decrease associated with the amortization of the regulatory liability related to the cost of removal obligations as authorized by the Georgia PSC.
Depreciation and amortization increased $199 million in 2008 primarily as a result of an increase in plant in service related to environmental, transmission, and distribution projects mainly at Alabama Power and Georgia Power and generation projects at Georgia Power. An increase in depreciation rates at Georgia Power and Southern Power also contributed to the 2008 increase, as well as the expiration of a rate order previously allowing Georgia Power to levelize certain purchased power capacity costs and the completion of Southern Power’s Plant Oleander Unit 5 in December 2007 and Plant Franklin Unit 3 in June 2008.
Taxes Other Than Income Taxes
Taxes other than income taxes increased $51 million in 2010 primarily due to higher municipal franchise fees at Georgia Power as a result of increased retail revenues, increases in state and municipal public utility license tax bases at Alabama Power, increases in gross receipts and franchise fees at Gulf Power, increases in ad valorem taxes, and increases in payroll taxes. Taxes other than income taxes increased $22 million in 2009 primarily as a result of increases in the bases of state and municipal public utility license taxes at Alabama Power and an increase in franchise fees at Gulf Power. Increases in franchise fees are associated with increases in revenues from energy sales. Taxes other than income taxes increased $56 million in 2008 primarily as a result of increases in franchise fees and municipal gross receipt taxes associated with increases in revenues from energy sales, as well as increases in property taxes associated with property tax actualizations and additional plant in service.
Other Income (Expense), Net
Other income (expense), net decreased $41 million in 2010 primarily due to a decrease in allowance for funds used during construction (AFUDC) equity, mainly due to the completion of environmental projects at Alabama Power and Gulf Power, and a $13 million profit recognized in 2009 at Southern Power related to a construction contract with the OUC. The 2010 decrease was partially offset by increases in AFUDC equity related to the increase in construction of three new combined cycle units and two new nuclear generating units at Georgia Power. Other income (expense), net increased $53 million in 2009 primarily due to an increase in AFUDC equity as a result of environmental projects at Alabama Power and Gulf Power and additional investments in transmission and distribution projects at Alabama Power. In addition, during 2009, Southern Power recognized a $13 million profit under a construction contract with the OUC whereby Southern Power provided engineering, procurement, and construction services to build a combined cycle unit. Other income (expense), net increased $26 million in 2008 primarily as a result of an increase in AFUDC equity related to additional investments in environmental equipment at generating plants at Alabama Power, Georgia Power, and Gulf Power, as well as additional investments in transmission and distribution projects mainly at Alabama Power and Georgia Power.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Interest Expense, Net of Amounts Capitalized
Total interest charges and other financing costs decreased $2 million in 2010 primarily due to an $18 million decrease related to lower average interest rates on existing variable rate debt, an $11 million decrease in other interest costs, and a $2 million increase in capitalized interest as compared to 2009. The 2010 decrease was largely offset by a $29 million increase associated with $1.0 billion in additional debt outstanding at December 31, 2010 compared to December 31, 2009.
Total interest charges and other financing costs increased by $61 million in 2009 primarily as a result of a $100 million increase associated with $1.4 billion in additional debt outstanding at December 31, 2009 compared to December 31, 2008. Also contributing to the 2009 increase was $16 million in other interest costs. The 2009 increase was partially offset by $42 million related to lower average interest rates on existing variable rate debt and $13 million of additional capitalized interest as compared to 2008.
Total interest charges and other financing costs increased by $10 million in 2008 primarily as a result of a $65 million increase associated with $1.8 billion in additional debt outstanding at December 31, 2008 compared to December 31, 2007. Also contributing to the 2008 increase was $5 million in other interest costs. The 2008 increase was partially offset by $55 million related to lower average interest rates on existing variable rate debt and $7 million of additional capitalized interest as compared to 2007.
Income Taxes
Income taxes increased $128 million in 2010 primarily due to higher pre-tax earnings as compared to 2009, a decrease in the Internal Revenue Code of 1986, as amended (Internal Revenue Code), Section 199 production activities deduction, and an increase in Alabama state taxes due to a decrease in the state deduction for federal income taxes paid. Partially offsetting this increase were state tax credits at Georgia Power and tax benefits associated with the construction of a biomass facility at Southern Power. See Note 5 to the financial statements under “Effective Tax Rate” for additional information.
Income taxes decreased $49 million in 2009 primarily due to lower pre-tax earnings as compared to 2008, an increase in AFUDC equity, which is not taxable, and an increase in the federal production activities deduction.
Income taxes increased $87 million in 2008 primarily due to higher pre-tax earnings as compared to 2007 and a 2007 deduction for a Georgia Power land donation. The 2008 increase was partially offset by an increase in AFUDC equity, which is not taxable.
Dividends on Preferred and Preference Stock of Subsidiaries
In both 2010 and 2009, dividends on preferred and preference stock of subsidiaries were flat compared to the applicable prior year.
Dividends on preferred and preference stock of subsidiaries increased $17 million in 2008 primarily as a result of issuances of $320 million and $150 million of preference stock in the third and fourth quarters of 2007, respectively, partially offset by the redemption of $125 million of preferred stock in January 2008.
Other Business Activities
Southern Company’s other business activities include the parent company (which does not allocate operating expenses to business units), investments in leveraged lease projects, and telecommunications. These businesses are classified in general categories and may comprise one or more of the following subsidiaries: Southern Company Holdings invests in various projects, including leveraged lease projects; and SouthernLINC Wireless provides digital wireless communications for use by Southern Company and its subsidiary companies and also markets these services to the public and provides fiber cable services within the Southeast.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
A condensed statement of income for Southern Company’s other business activities follows:

		Increase (Decrease)
	Amount	from Prior Year
	2010	2010	2009	2008
	(in millions)
Operating revenues	$82	$(19)	$(26)	$(86)

Other operations and maintenance	103	(22)	(40)	(44)
MC Asset Recovery litigation settlement	—	(202)	202	—
Depreciation and amortization	19	(8)	(2)	(1)
Taxes other than income taxes	2	—	(1)	—

Total operating expenses	124	(232)	159	(45)

Operating income (loss)	(42)	213	(185)	(41)
Equity in income (losses) of unconsolidated subsidiaries	(2)	(1)	(11)	35
Leveraged lease income (losses)	18	(22)	125	(125)
Other income (expense), net	(16)	(19)	(8)	(31)
Interest expense	62	(8)	(22)	(30)
Income taxes	(90)	1	30	(7)

Net income (loss)	$(14)	$178	$(87)	$(125)

Operating Revenues
Southern Company’s non-electric operating revenues from these other businesses decreased $19 million in 2010 primarily as a result of a decrease in revenues at SouthernLINC Wireless related to lower average revenue per subscriber and fewer subscribers due to increased competition in the industry. The $26 million decrease in 2009 primarily resulted from a $25 million decrease in revenues at SouthernLINC Wireless related to lower average revenue per subscriber and fewer subscribers due to increased competition in the industry. The $86 million decrease in 2008 primarily resulted from a $60 million decrease associated with Southern Company terminating its investment in synthetic fuel projects at December 31, 2007 and a $21 million decrease in revenues at SouthernLINC Wireless related to lower average revenue per subscriber and fewer subscribers due to increased competition in the industry. Also contributing to the 2008 decrease was a $5 million decrease in revenues from Southern Company’s energy-related services business.
Other Operations and Maintenance Expenses
Other operations and maintenance expenses for these other businesses decreased $22 million in 2010 primarily as a result of lower administrative and general expenses for these other businesses. Other operations and maintenance expenses decreased $40 million in 2009 primarily as a result of a $15 million decrease in salary and wages, advertising, equipment, and network costs at SouthernLINC Wireless; a $10 million decrease in expenses associated with leveraged lease litigation costs; and a $6 million decrease in parent company expenses associated with the MC Asset Recovery litigation. Other operations and maintenance expenses decreased $44 million in 2008 primarily as a result of $11 million of lower coal expenses related to Southern Company terminating its investment in synthetic fuel projects at December 31, 2007; $9 million of lower sales expenses at SouthernLINC Wireless related to lower sales volume; and $5 million of lower parent company expenses related to advertising, litigation, and property insurance costs.
MC Asset Recovery Litigation Settlement
In March 2009, Southern Company entered into a litigation settlement agreement with MC Asset Recovery which resulted in a charge of $202 million and required MC Asset Recovery to release Southern Company and certain other designated avoidance actions assigned to MC Asset Recovery in connection with Mirant’s plan of reorganization, as well as to release all actions against current or former officers and directors of Mirant and Southern Company that had or could have been filed. Pursuant to the settlement, Southern Company recorded a charge in the first quarter 2009 of $202 million, which was paid in the second quarter 2009. The settlement has been completed and resolves all claims by MC Asset Recovery against Southern Company. In June 2009, the case was dismissed with prejudice.
Equity in Income (Losses) of Unconsolidated Subsidiaries
Equity in income (losses) of unconsolidated subsidiaries for 2010 was flat when compared to the prior year. Equity in income (losses) of unconsolidated subsidiaries decreased $11 million in 2009 as a result of an $11 million gain recognized in 2008 related to the

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
dissolution of a partnership that was associated with synthetic fuel production facilities. Equity in income (losses) of unconsolidated subsidiaries increased $35 million in 2008 primarily as a result of Southern Company terminating its investment in synthetic fuel projects at December 31, 2007.
Leveraged Lease Income (Losses)
Southern Company has several leveraged lease agreements which relate to international and domestic energy generation, distribution, and transportation assets. Southern Company receives federal income tax deductions for depreciation and amortization, as well as interest on long-term debt related to these investments. Leveraged lease income (losses) decreased $22 million in 2010 primarily as a result of a $26 million gain recorded in 2009 associated with the early termination of two international leveraged lease investments, the proceeds from which were required to extinguish all debt related to the leveraged lease investments, and a portion of which had make-whole redemption provisions. This resulted in a $17 million loss in 2009, partially offsetting the gain. In addition, leveraged lease income decreased $6 million in 2010 primarily due to lease income no longer being recognized on the terminated leveraged lease investments. Leveraged lease income (losses) increased $125 million in 2009 primarily as a result of the application in 2008 of certain accounting standards related to leveraged leases, as well as a $26 million gain recorded in the second quarter 2009 associated with the early termination of two international leveraged lease investments. The proceeds from the termination were required to be used to extinguish all debt related to leveraged lease investments, a portion of which had make-whole redemption provisions. This resulted in a $17 million loss and partially offset the 2009 increase. Leveraged lease income (losses) decreased $125 million in 2008 as a result of Southern Company’s decision to participate in a settlement with the Internal Revenue Service (IRS) related to deductions for several sale-in-lease-out transactions and the resulting application of certain accounting standards related to leveraged leases.
Other Income (Expense), Net
Other income (expense), net for these other businesses decreased $19 million in 2010 primarily due to charitable contributions made by the parent company. The 2009 change in other income (expense), net when compared to the prior year was not material. Other income (expense), net decreased $31 million in 2008 primarily as a result of the 2007 gain on a derivative transaction in the synthetic fuel business which settled on December 31, 2007.
Interest Expense
Total interest charges and other financing costs for these other businesses decreased $8 million in 2010 primarily due to lower average interest rates on existing variable rate debt. Total interest charges and other financing costs decreased $22 million in 2009 primarily as a result of $26 million associated with lower average interest rates on existing variable rate debt and a $2 million decrease attributed to other interest charges. The 2009 decrease was partially offset by a $4 million increase associated with $63 million in additional debt outstanding at December 31, 2009 compared to December 31, 2008. Total interest charges and other financing costs decreased $30 million in 2008 primarily as a result of $29 million associated with lower average interest rates on existing variable rate debt and a $4 million decrease attributed to lower interest rates associated with new debt issued to replace maturing securities. At December 31, 2008, these other businesses had $92 million in additional debt outstanding compared to December 31, 2007. The 2008 decrease was partially offset by a $5 million increase in other interest costs.
Income Taxes
The 2010 increase in income taxes for these other businesses was not material when compared to the prior year. Income taxes increased $30 million in 2009 excluding the effects of the $202 million charge resulting from the litigation settlement with MC Asset Recovery in the first quarter 2009. The 2009 increase was primarily due to the application in 2008 of certain accounting standards related to leveraged leases and income taxes. Partially offsetting this increase was lower tax expense associated with the early termination of two international leveraged lease investments and the extinguishment of the associated debt discussed previously under “Leveraged Lease Income (Losses).” Income taxes decreased $7 million in 2008 primarily as a result of leveraged lease losses discussed previously under “Leveraged Lease Income (Losses),” partially offset by a $36 million decrease in net synthetic fuel tax credits as a result of Southern Company terminating its investment in synthetic fuel projects at December 31, 2007. See Note 5 to the financial statements under “Effective Tax Rate” for further information.
Effects of Inflation
The traditional operating companies are subject to rate regulation that is generally based on the recovery of historical and projected costs. The effects of inflation can create an economic loss since the recovery of costs could be in dollars that have less purchasing

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
power. Southern Power is party to long-term contracts reflecting market-based rates, including inflation expectations. Any adverse effect of inflation on Southern Company’s results of operations has not been substantial in recent years.
FUTURE EARNINGS POTENTIAL
General
The four traditional operating companies operate as vertically integrated utilities providing electricity to customers within their service areas in the Southeastern U.S. Prices for electricity provided to retail customers are set by state PSCs under cost-based regulatory principles. Prices for wholesale electricity sales, interconnecting transmission lines, and the exchange of electric power are regulated by the Federal Energy Regulatory Commission (FERC). Retail rates and earnings are reviewed and may be adjusted periodically within certain limitations. Southern Power continues to focus on long-term capacity contracts, optimized by limited energy trading activities. See ACCOUNTING POLICIES – “Application of Critical Accounting Policies and Estimates – Electric Utility Regulation” herein and Note 3 to the financial statements for additional information about regulatory matters.
The results of operations for the past three years are not necessarily indicative of future earnings potential. The level of Southern Company’s future earnings depends on numerous factors that affect the opportunities, challenges, and risks of Southern Company’s primary business of selling electricity. These factors include the traditional operating companies’ ability to maintain a constructive regulatory environment that continues to allow for the timely recovery of prudently incurred costs during a time of increasing costs. Other major factors include profitability of the competitive wholesale supply business and federal regulatory policy. Future earnings for the electricity business in the near term will depend, in part, upon maintaining energy sales which is subject to a number of factors. These factors include weather, competition, new energy contracts with neighboring utilities and other wholesale customers, energy conservation practiced by customers, the price of electricity, the price elasticity of demand, and the rate of economic growth or decline in the service area. In addition, the level of future earnings for the wholesale supply business also depends on numerous factors including creditworthiness of customers, total generating capacity available in the Southeast, future acquisitions and construction of generating facilities, and the successful remarketing of capacity as current contracts expire. Changes in economic conditions impact sales for the traditional operating companies and Southern Power, and the pace of the economic recovery remains uncertain. The timing and extent of the economic recovery will impact growth and may impact future earnings.
In 2010, Southern Company system generating capacity increased 30 megawatts due to the completion of a solar photovoltaic plant near Cimarron, New Mexico. In general, Southern Company has constructed or acquired new generating capacity only after entering into long-term capacity contracts for the new facilities or to meet requirements of Southern Company’s regulated retail markets, both of which are optimized by limited energy trading activities. See FUTURE EARNINGS POTENTIAL — “Construction Program” herein and Note 7 to the financial statements for additional information.
As part of its ongoing effort to adapt to changing market conditions, Southern Company continues to evaluate and consider a wide array of potential business strategies. These strategies may include business combinations, partnerships, acquisitions involving other utility or non-utility businesses or properties, disposition of certain assets, internal restructuring, or some combination thereof. Furthermore, Southern Company may engage in new business ventures that arise from competitive and regulatory changes in the utility industry. Pursuit of any of the above strategies, or any combination thereof, may significantly affect the business operations, risks, and financial condition of Southern Company.
Environmental Matters
Compliance costs related to the Clean Air Act and other environmental statutes and regulations could affect earnings if such costs cannot continue to be fully recovered in rates on a timely basis. Environmental compliance spending over the next several years may exceed amounts estimated. The timing, specific requirements, and estimated costs could change as environmental statutes and regulations are adopted or modified. See Note 3 to the financial statements under “Environmental Matters” for additional information.
New Source Review Actions
In November 1999, the Environmental Protection Agency (EPA) brought a civil action in the U.S. District Court for the Northern District of Georgia against certain Southern Company subsidiaries, including Alabama Power and Georgia Power, alleging that these subsidiaries had violated the New Source Review (NSR) provisions of the Clean Air Act and related state laws at certain coal-fired generating facilities. After Alabama Power was dismissed from the original action, the EPA filed a separate action in January 2001 against Alabama Power in the U.S. District Court for the Northern District of Alabama. In these lawsuits, the EPA alleges that NSR violations occurred at eight coal-fired generating facilities operated by Alabama Power and Georgia Power, including facilities

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co-owned by Mississippi Power and Gulf Power. The civil actions request penalties and injunctive relief, including an order requiring installation of the best available control technology at the affected units. The EPA concurrently issued notices of violation to Gulf Power and Mississippi Power relating to Gulf Power’s Plant Crist and Mississippi Power’s Plant Watson. In early 2000, the EPA filed a motion to amend its complaint to add Gulf Power and Mississippi Power as defendants based on the allegations in the notices of violation. However, in March 2001, the court denied the motion based on lack of jurisdiction, and the EPA has not re-filed. The original action, now solely against Georgia Power, has been administratively closed since the spring of 2001, and the case has not been reopened. The separate action against Alabama Power is ongoing.
In June 2006, the U.S. District Court for the Northern District of Alabama entered a consent decree between Alabama Power and the EPA, resolving a portion of the Alabama Power lawsuit relating to the alleged NSR violations at Plant Miller. In July 2008, the U.S. District Court for the Northern District of Alabama granted partial summary judgment in favor of Alabama Power with respect to its other affected units regarding the proper legal test for determining whether projects are routine maintenance, repair, and replacement and therefore are excluded from NSR permitting. On September 2, 2010, the EPA dismissed five of its eight remaining claims against Alabama Power, leaving only three claims for summary disposition or trial, including the claim relating to a facility co-owned by Mississippi Power. The parties each filed motions for summary judgment on September 30, 2010. The court has set a trial date for October 2011 for any remaining claims.
Southern Company believes that the traditional operating companies complied with applicable laws and the EPA regulations and interpretations in effect at the time the work in question took place. The Clean Air Act authorizes maximum civil penalties of $25,000 to $37,500 per day, per violation at each generating unit, depending on the date of the alleged violation. An adverse outcome could require substantial capital expenditures or affect the timing of currently budgeted capital expenditures that cannot be determined at this time and could possibly require payment of substantial penalties. Such expenditures could affect future results of operations, cash flows, and financial condition if such costs are not recovered through regulated rates. The ultimate outcome of this matter cannot be determined at this time.
Carbon Dioxide Litigation
New York Case
In July 2004, three environmental groups and attorneys general from eight states, each outside of Southern Company’s service territory, and the corporation counsel for New York City filed complaints in the U.S. District Court for the Southern District of New York against Southern Company and four other electric power companies. The complaints allege that the companies’ emissions of carbon dioxide, a greenhouse gas, contribute to global warming, which the plaintiffs assert is a public nuisance. Under common law public and private nuisance theories, the plaintiffs seek a judicial order (1) holding each defendant jointly and severally liable for creating, contributing to, and/or maintaining global warming and (2) requiring each of the defendants to cap its emissions of carbon dioxide and then reduce those emissions by a specified percentage each year for at least a decade. The plaintiffs have not, however, requested that damages be awarded in connection with their claims. Southern Company believes these claims are without merit and notes that the complaint cites no statutory or regulatory basis for the claims. In September 2005, the U.S. District Court for the Southern District of New York granted Southern Company’s and the other defendants’ motions to dismiss these cases. The plaintiffs filed an appeal to the U.S. Court of Appeals for the Second Circuit in October 2005 and, in September 2009, the U.S. Court of Appeals for the Second Circuit reversed the district court’s ruling, vacating the dismissal of the plaintiffs’ claim, and remanding the case to the district court. On December 6, 2010, the U.S. Supreme Court granted the defendants’ petition for writ of certiorari. The ultimate outcome of these matters cannot be determined at this time.
Kivalina Case
In February 2008, the Native Village of Kivalina and the City of Kivalina filed a suit in the U.S. District Court for the Northern District of California against several electric utilities (including Southern Company), several oil companies, and a coal company. The plaintiffs are the governing bodies of an Inupiat village in Alaska. The plaintiffs contend that the village is being destroyed by erosion allegedly caused by global warming that the plaintiffs attribute to emissions of greenhouse gases by the defendants. The plaintiffs assert claims for public and private nuisance and contend that some of the defendants have acted in concert and are therefore jointly and severally liable for the plaintiffs’ damages. The suit seeks damages for lost property values and for the cost of relocating the village, which is alleged to be $95 million to $400 million. Southern Company believes that these claims are without merit and notes that the complaint cites no statutory or regulatory basis for the claims. In September 2009, the U.S. District Court for the Northern District of California granted the defendants’ motions to dismiss the case based on lack of jurisdiction and ruled the claims were barred by the political question doctrine and by the plaintiffs’ failure to establish the standard for determining that the defendants’ conduct caused the injury alleged. In November 2009, the plaintiffs filed an appeal with the U.S. Court of Appeals for the Ninth

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Circuit challenging the district court’s order dismissing the case. On January 24, 2011, the defendants filed a motion with the U.S. Court of Appeals for the Ninth Circuit to defer scheduling the case pending the decision of the U.S. Supreme Court in the New York case discussed above. The ultimate outcome of this matter cannot be determined at this time.
Other Litigation
Common law nuisance claims for injunctive relief and property damage allegedly caused by greenhouse gas emissions have become more frequent, and, as illustrated by the New York and Kivalina cases, courts have been debating whether private parties and states have standing to bring such claims. In another common law nuisance case, the U.S. District Court for the Southern District of Mississippi dismissed private party claims against certain oil, coal, chemical, and utility companies alleging damages as a result of Hurricane Katrina. The court ruled that the parties lacked standing to bring the claims and the claims were barred by the political question doctrine. In October 2009, the U.S. Court of Appeals for the Fifth Circuit reversed the district court and held that the plaintiffs did have standing to assert their nuisance, trespass, and negligence claims and none of the claims were barred by the political question doctrine. On May 28, 2010, however, the U.S. Court of Appeals for the Fifth Circuit dismissed the plaintiffs’ appeal of the case based on procedural grounds, reinstating the district court decision in favor of the defendants. On January 10, 2011, the U.S. Supreme Court denied the plaintiffs’ petition to reinstate the appeal. This case is now concluded.
Environmental Statutes and Regulations
General
The electric utilities’ operations are subject to extensive regulation by state and federal environmental agencies under a variety of statutes and regulations governing environmental media, including air, water, and land resources. Applicable statutes include the Clean Air Act; the Clean Water Act; the Comprehensive Environmental Response, Compensation, and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Emergency Planning & Community Right-to-Know Act; the Endangered Species Act; and related federal and state regulations. Compliance with these environmental requirements involves significant capital and operating costs, a major portion of which is expected to be recovered through existing ratemaking provisions. Through 2010, the electric utilities had invested approximately $8.1 billion in environmental capital retrofit projects to comply with these requirements, with annual totals of $500 million, $1.3 billion, and $1.6 billion for 2010, 2009, and 2008, respectively. The Company expects that capital expenditures to comply with existing statutes and regulations will be $341 million, $427 million, and $452 million for 2011, 2012, and 2013, respectively. These environmental costs that are known and estimable at this time are included under the heading “Capital” in the table under FINANCIAL CONDITION AND LIQUIDITY — “Capital Requirements and Contractual Obligations” herein. In addition, the Company currently estimates that potential incremental investments to comply with anticipated new environmental regulations could range from $74 million to $289 million in 2011, $191 million to $670 million in 2012, and $476 million to $1.9 billion in 2013. The Company’s compliance strategy, including potential unit retirement and replacement decisions, and future environmental capital expenditures will be affected by the final requirements of any new or revised environmental statutes and regulations that are enacted, including the proposed environmental legislation and regulations described below; the cost, availability, and existing inventory of emissions allowances; and the fuel mix of the electric utilities.
Compliance with any new federal or state legislation or regulations relating to global climate change, air quality, coal combustion byproducts, including coal ash, water quality, or other environmental and health concerns could significantly affect the Company. Although new or revised environmental legislation or regulations could affect many areas of the electric utilities’ operations, the full impact of any such changes cannot be determined at this time. Additionally, many of the electric utilities’ commercial and industrial customers may also be affected by existing and future environmental requirements, which for some may have the potential to ultimately affect their demand for electricity.
Air Quality
Compliance with the Clean Air Act and resulting regulations has been and will continue to be a significant focus for Southern Company. Through 2010, the electric utilities had spent approximately $7 billion in reducing sulfur dioxide (SO2) and nitrogen oxide (NOx) emissions and in monitoring emissions pursuant to the Clean Air Act. As a result, emissions control projects have been completed recently or are underway. Additional controls are currently planned or under consideration to further reduce air emissions, maintain compliance with existing regulations, and meet new requirements.
The EPA regulates ground level ozone concentrations through implementation of an eight-hour ozone air quality standard. A 20-county area within metropolitan Atlanta is the only location within Southern Company’s service area that is currently designated as

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nonattainment for the current standard. On November 30, 2010, the EPA extended the attainment date for this area by one year as a result of improving air quality. In March 2008, the EPA issued a final rule establishing a more stringent eight-hour ozone standard, and on January 6, 2010, the EPA proposed further reductions in the level of the standard. Under the EPA’s current schedule, a final revision to the eight-hour ozone standard is expected in July 2011, with state implementation plans for any resulting nonattainment areas due in mid-2014. The revised eight-hour ozone standard is expected to result in designation of new nonattainment areas within Southern Company’s service territory, and could result in additional required reductions in NOx emissions.
During 2005, the EPA’s annual fine particulate matter nonattainment designations became effective for several areas within Southern Company’s service area in Alabama and Georgia. State implementation plans demonstrating attainment with the annual standard for all areas have been submitted to the EPA. In September 2006, the EPA published a final rule which increased the stringency of the 24-hour average fine particulate matter air quality standard. In October 2009, the EPA designated the Birmingham area as nonattainment for the 24-hour standard. In April 2010, the State of Alabama requested that the EPA re-designate Birmingham to attainment for the 24-hour standard based on current air quality data. In September 2010, the EPA determined that Birmingham has air quality data that meets the 24-hour standard. The EPA is expected to propose new annual and 24-hour fine particulate matter standards during the summer of 2011.
Final revisions to the National Ambient Air Quality Standard for SO2, including the establishment of a new one-hour standard, became effective on August 23, 2010. Since the EPA intends to rely on computer modeling for implementation of the SO2 standard, the identification of potential nonattainment areas remains uncertain and could ultimately include areas within the Company’s service territory. Implementation of the revised SO2 standard could result in additional required reductions in SO2 emissions and increased compliance and operation costs.
Revisions to the National Ambient Air Quality Standard for Nitrogen Dioxide (NO2), which established a new one-hour standard, became effective on April 12, 2010. Although none of the areas within Southern Company’s service territory are expected to be designated as nonattainment for the NO2 standard, based on current ambient air quality monitoring data, the new NO2 standard could result in significant additional compliance and operational costs for units that require new source permitting.
Twenty-eight eastern states, including each of the states within Southern Company’s service area, are subject to the requirements of the Clean Air Interstate Rule (CAIR). The rule calls for additional reductions of NOx and/or SO2 to be achieved in two phases, 2009/2010 and 2015. In July 2008 and December 2008, the U.S. Court of Appeals for the District of Columbia Circuit issued decisions invalidating certain aspects of CAIR, but left CAIR compliance requirements in place while the EPA develops a revised rule. States in the Southern Company service territory have completed plans to implement CAIR, and emissions reductions are being accomplished by the installation and operation of emissions controls at coal-fired facilities of the electric utilities and/or by the purchase of emissions allowances.
On August 2, 2010, the EPA published a proposed rule, referred to as the Transport Rule, to replace CAIR. This proposed rule would require 31 eastern states and the District of Columbia (D.C.) to reduce power plant emissions of SO2 and NOx that contribute to downwind states’ nonattainment of federal ozone and/or fine particulate matter ambient air quality standards. To address fine particulate matter standards, the proposed Transport Rule would require D.C. and 27 eastern states, including Alabama, Florida, and Georgia, to reduce annual emissions of SO2 and NOx from power plants. To address ozone standards, the proposed Transport Rule would also require D.C. and 25 states, including each of the states in Southern Company’s service territory, to achieve additional reductions in NOx emissions from power plants during the ozone season. The proposed Transport Rule contains a “preferred option” that would allow limited interstate trading of emissions allowances; however, the EPA also requested comment on two alternative approaches that would not allow interstate trading of emissions allowances. The EPA stated that it also intends to develop a second phase of the Transport Rule in 2011 to address the more stringent ozone air quality standards after they are finalized. The EPA expects to finalize the Transport Rule in June 2011 and require compliance beginning in 2012.
The Clean Air Visibility Rule was finalized in July 2005, with a goal of restoring natural visibility conditions in certain areas (primarily national parks and wilderness areas) by 2064. The rule involves the application of Best Available Retrofit Technology (BART) to certain sources built between 1962 and 1977 and any additional emissions reductions necessary for each designated area to achieve reasonable progress toward the natural visibility conditions goal by 2018 and for each 10-year period thereafter. For power plants, the Clean Air Visibility Rule allows states to determine that CAIR satisfies BART requirements for SO2 and NOx, and no additional controls beyond CAIR are anticipated to be necessary at any of the traditional operating companies’ facilities. States have completed or are currently completing implementation plans for BART compliance and other measures required to achieve the first phase of reasonable progress.

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The EPA is currently developing a Maximum Achievable Control Technology (MACT) rule for coal- and oil-fired electric generating units which will establish emission limitations for numerous hazardous air pollutants, including mercury. As part of a proceeding in the U.S. District Court for the District of Columbia, the EPA has entered into a consent decree that requires the EPA to issue a proposed MACT rule by March 16, 2011 and a final rule by November 16, 2011.
On April 29, 2010, the EPA issued a proposed Industrial Boiler (IB) MACT rule that would establish emissions limits for various hazardous air pollutants typically emitted from industrial boilers, including biomass boilers and start-up boilers. The EPA issued the final rules on February 23, 2011 and, at the same time, issued a notice of intent to reconsider the final rules to allow for additional public review and comment. The impact of these regulations will depend on their final form and the outcome of any legal challenges and cannot be determined at this time.
The impacts of the eight-hour ozone, fine particulate matter, SO2 and NO2 standards, the proposed Transport Rule, the Clean Air Visibility Rule, and the proposed MACT rules for electric generating units and industrial boilers on the Company cannot be determined at this time and will depend on the specific provisions of the final rules, resolution of any pending and future legal challenges, and the development and implementation of rules at the state level. However, these additional regulations could result in significant additional compliance costs that could affect future unit retirement and replacement decisions and results of operations, cash flows, and financial condition if such costs are not recovered through regulated rates. Further, higher costs that are recovered through regulated rates could contribute to reduced demand for electricity, which could negatively impact results of operations, cash flows, and financial condition.
The Company has developed and continually updates a comprehensive environmental compliance strategy to assess compliance obligations associated with the continuing and new environmental requirements discussed above. As part of this strategy, the Company has already installed a number of SO2 and NOx emissions controls to ensure continued compliance with applicable air quality requirements.
In addition to the federal air quality laws described above, Georgia Power also is subject to the requirements of the State of Georgia’s Multi-Pollutant Rule, which was adopted in 2007. The Multi-Pollutant Rule is designed to reduce emissions of mercury, SO2, and NOx state-wide by requiring the installation of specified control technologies at certain coal-fired generating units by specific dates between December 31, 2008 and June 1, 2015. The State of Georgia also adopted a companion rule that requires a 95% reduction in SO2 emissions from the controlled units on the same or similar timetable. Through December 31, 2010, Georgia Power had installed the required controls on 10 of its largest coal-fired generating units and is in the process of installing the required controls on six additional units. As a result of uncertainties related to the potential federal air quality regulations described above, Georgia Power has suspended certain work related to both the installation of emissions control equipment at Plant Branch Units 1 and 2 and Plant Yates Units 6 and 7 and the conversion of Plant Mitchell from coal-fired to biomass-fired. Georgia Power continues to analyze the potential costs and benefits of installing the required controls on its remaining coal-fired generating units in light of the potential federal regulations described above. Georgia Power may determine that retiring and replacing certain of these existing units with new generating resources or purchased power is more economically efficient than installing the required environmental controls.
Georgia Power currently expects to file an update to its integrated resource plan in June 2011. Under the terms of an Alternate Rate Plan approved by the Georgia PSC for Georgia Power which became effective January 1, 2011 and will continue through December 31, 2013 (the 2010 ARP), any costs associated with changes to Georgia Power’s approved environmental operating or capital budgets (resulting from new or revised environmental regulations) through 2013 that are approved by the Georgia PSC in connection with an updated IRP will be deferred as a regulatory asset to be recovered over a time period deemed appropriate by the Georgia PSC. Such costs that may be deferred as a regulatory asset include any impairment losses that may result from a decision to retire certain units that are no longer cost effective in light of new or modified environmental regulations. In addition, in connection with the 2010 ARP, the Georgia PSC also approved revised depreciation rates that will recover the remaining book value of certain of Georgia Power’s existing coal-fired units by December 31, 2014.
The ultimate outcome of these matters cannot be determined at this time.
Water Quality
In July 2004, the EPA published final regulations under the Clean Water Act to reduce impingement and entrainment of fish, shellfish, and other forms of aquatic life at existing power plant cooling water intake structures. The use of cost-benefit analysis in the rule was ultimately appealed to the U.S. Supreme Court. In April 2009, the U.S. Supreme Court held that the EPA could consider costs in arriving at its standards and in providing variances from those standards for existing intake structures. The EPA is expected to propose revisions to the regulations in March 2011 and issue final regulations in mid-2012. While the U.S. Supreme Court’s decision

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may ultimately result in greater flexibility for demonstrating compliance with the standards, the full scope of the regulations will depend on the specific provisions of the EPA’s final rule and on the actual requirements established by state regulatory agencies and, therefore, cannot be determined at this time. However, if the final rules require the installation of cooling towers at certain existing facilities of the traditional operating companies, the traditional operating companies may be subject to significant additional compliance costs and capital expenditures that could affect future unit retirement and replacement decisions. Also, results of operations, cash flows, and financial condition could be significantly impacted if such costs are not recovered through regulated rates.
In December 2009, the EPA announced its determination that revision of the current effluent guidelines for steam electric power plants is warranted, and the EPA has announced its intention to adopt such revisions by January 2014. New wastewater treatment requirements are expected and may result in the installation of additional controls on certain Southern Company system facilities. The impact of revised guidelines will depend on the studies conducted in connection with the rulemaking, as well as the specific requirements of the final rule, and, therefore, cannot be determined at this time.
Environmental Remediation
Southern Company must comply with other environmental laws and regulations that cover the handling and disposal of waste and releases of hazardous substances. Under these various laws and regulations, the traditional operating companies could incur substantial costs to clean up properties. The traditional operating companies conduct studies to determine the extent of any required cleanup and have recognized in their respective financial statements the costs to clean up known sites. Amounts for cleanup and ongoing monitoring costs were not material for any year presented. The traditional operating companies may be liable for some or all required cleanup costs for additional sites that may require environmental remediation. See Note 3 to the financial statements under “Environmental Matters — Environmental Remediation” for additional information.
Coal Combustion Byproducts
The traditional operating companies currently operate 22 electric generating plants with on-site coal combustion byproduct storage facilities (some with both “wet” (ash ponds) and “dry” (landfill) storage facilities). In addition to on-site storage, the traditional operating companies also sell a portion of their coal combustion byproducts to third parties for beneficial reuse (approximately one-fourth in recent years). Historically, individual states have regulated coal combustion byproducts and the states in Southern Company’s service territory each have their own regulatory parameters. Each traditional operating company has a routine and robust inspection program in place to ensure the integrity of its coal ash surface impoundments and compliance with applicable regulations.
The EPA is currently evaluating whether additional regulation of coal combustion byproducts (including coal ash and gypsum) is merited under federal solid and hazardous waste laws. On June 21, 2010, the EPA published a proposed rule that requested comments on two potential regulatory options for the management and disposal of coal combustion byproducts: regulation as a solid waste or regulation as if the materials technically constituted a hazardous waste. Adoption of either option could require closure of, or significant change to, existing storage facilities and construction of lined landfills, as well as additional waste management and groundwater monitoring requirements. Under both options, the EPA proposes to exempt the beneficial reuse of coal combustion byproducts from regulation; however, a hazardous or other designation indicative of heightened risk could limit or eliminate beneficial reuse options.
On November 19, 2010, Southern Company filed publicly available comments with the EPA regarding the rulemaking proposal. These comments included a preliminary cost analysis under various alternatives in the rulemaking proposal. Southern Company regards these estimates as pre-screening figures that should be distinguished from the more formalized cost estimates Southern Company provides for projects that are more definite as to the elements and timing of execution. Although its analysis was preliminary, Southern Company concluded that potential compliance costs under the proposed rules would be substantially higher than the estimates reflected in the EPA’s rulemaking proposal.
The ultimate financial and operational impact of any new regulations relating to coal combustion byproducts cannot be determined at this time and will be dependent upon numerous factors. These factors include: whether coal combustion byproducts will be regulated as hazardous waste or non-hazardous waste; whether the EPA will require early closure of existing wet storage facilities; whether beneficial reuse will be limited or eliminated through a hazardous waste designation; whether the construction of lined landfills is required; whether hazardous waste landfill permitting will be required for on-site storage; whether additional waste water treatment will be required; the extent of any additional groundwater monitoring requirements; whether any equipment modifications will be required; the extent of any changes to site safety practices under a hazardous waste designation; and the time period over which compliance will be required. There can be no assurance as to the timing of adoption or the ultimate form of any such rules.

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While the ultimate outcome of this matter cannot be determined at this time, and will depend on the final form of any rules adopted and the outcome of any legal challenges, additional regulation of coal combustion byproducts could have a material impact on the generation, management, beneficial use, and disposal of such byproducts. Any material changes are likely to result in substantial additional compliance, operational, and capital costs that could affect future unit retirement and replacement decisions. Moreover, the traditional operating companies could incur additional material asset retirement obligations with respect to closing existing storage facilities. Southern Company’s results of operations, cash flows, and financial condition could be significantly impacted if such costs are not recovered through regulated rates. Further, higher costs that are recovered through regulated rates could contribute to reduced demand for electricity, which could negatively impact results of operations, cash flows, and financial condition.
Global Climate Issues
Although the U.S. House of Representatives passed the American Clean Energy and Security Act of 2009, with the goal of mandating renewable energy standards and reductions in greenhouse gas emissions, neither this legislation nor similar measures passed the U.S. Senate before the end of the 2010 session. Federal legislative proposals that would impose mandatory requirements related to greenhouse gas emissions, renewable energy standards, and/or energy efficiency standards are expected to continue to be considered in Congress.
The financial and operational impacts of climate or energy legislation, if enacted, will depend on a variety of factors. These factors include the specific greenhouse gas emissions limits or renewable energy requirements, the timing of implementation of these limits or requirements, the level of emissions allowances allocated and the level that must be purchased, the purchase price of emissions allowances, the development and commercial availability of technologies for renewable energy and for the reduction of emissions, the degree to which offsets may be used for compliance, provisions for cost containment (if any), the impact on coal, natural gas, and biomass prices and cost recovery through regulated rates.
While climate legislation has yet to be adopted, the EPA is moving forward with regulation of greenhouse gases under the Clean Air Act. In April 2007, the U.S. Supreme Court ruled that the EPA has authority under the Clean Air Act to regulate greenhouse gas emissions from new motor vehicles. In December 2009, the EPA published a final determination, which became effective on January 14, 2010, that certain greenhouse gas emissions from new motor vehicles endanger public health and welfare due to climate change. On April 1, 2010, the EPA issued a final rule regulating greenhouse gas emissions from new motor vehicles under the Clean Air Act. The EPA has taken the position that when this rule became effective on January 2, 2011, carbon dioxide and other greenhouse gases became regulated pollutants under the Prevention of Significant Deterioration (PSD) preconstruction permit program and the Title V operating permit program, which both apply to power plants and other commercial and industrial facilities. As a result, the construction of new facilities or the major modification of existing facilities could trigger the requirement for a PSD permit and the installation of the best available control technology for carbon dioxide and other greenhouse gases. On May 13, 2010, the EPA issued a final rule, known as the Tailoring Rule, governing how these programs would be applied to stationary sources, including power plants. This rule establishes two phases for applying PSD and Title V requirements to greenhouse gas emissions sources. The first phase, which began on January 2, 2011, applies to sources and projects that would already be covered under PSD or Title V, whereas the second phase will begin on July 1, 2011 and applies to sources and projects that would not otherwise trigger those programs but for their greenhouse gas emissions. In addition to these rules, the EPA has entered into a proposed settlement agreement to issue standards of performance for greenhouse gas emissions from new and modified fossil fuel-fired electric generating units and greenhouse gas emissions guidelines for existing sources. Under the proposed settlement agreement, the EPA commits to issue the proposed standards by July 2011 and the final standards by May 2012.
All of the EPA’s final Clean Air Act rulemakings have been challenged in the U.S. Court of Appeals for the District of Columbia Circuit; however, the court declined motions to stay the rules pending resolution of those challenges. As a result, the rules may impact the amount of time it takes to obtain PSD permits for new generation and major modifications to existing generating units and the requirements ultimately imposed by those permits. The ultimate outcome of these rules cannot be determined at this time and will depend on the content of the final rules and the outcome of any legal challenges.
International climate change negotiations under the United Nations Framework Convention on Climate Change also continue. The December 2009 negotiations resulted in a nonbinding agreement that included a pledge from both developed and developing countries to reduce their greenhouse gas emissions. The most recent round of negotiations took place in December 2010. The outcome and impact of the international negotiations cannot be determined at this time.
Although the outcome of federal, state, and international initiatives cannot be determined at this time, mandatory restrictions on the Company’s greenhouse gas emissions or requirements relating to renewable energy or energy efficiency on the federal or state level are likely to result in significant additional compliance costs, including significant capital expenditures. These costs could affect

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future unit retirement and replacement decisions, and could result in the retirement of a significant number of coal-fired generating units. See Item 1 – BUSINESS – “Rate Matters – Integrated Resource Planning” for additional information. Also, additional compliance costs and costs related to unit retirements could affect results of operations, cash flows, and financial condition if such costs are not recovered through regulated rates. Further, higher costs that are recovered through regulated rates could contribute to reduced demand for electricity, which could negatively impact results of operations, cash flows, and financial condition.
In 2009, the total carbon dioxide emissions from the fossil fuel-fired electric generating units owned by the electric utilities were approximately 121 million metric tons. The preliminary estimate of carbon dioxide emissions from these units in 2010 is approximately 131 million metric tons. The level of carbon dioxide emissions from year to year will be dependent on the level of generation and mix of fuel sources, which is determined primarily by demand, the unit cost of fuel consumed, and the availability of generating units.
The Company is actively evaluating and developing electric generating technologies with lower greenhouse gas emissions. These include, but are not limited to, new nuclear generation, including two additional nuclear units on the site of Plant Vogtle (Plant Vogtle Units 3 and 4) in Georgia; construction of the Kemper IGCC in Mississippi with 65% carbon capture; and renewables investments, including the construction of a biomass plant in Sacul, Texas. In addition, a subsidiary of the Company completed construction on a solar photovoltaic plant near Cimarron, New Mexico in 2010. The Company is currently considering additional projects and is pursuing research into the costs and viability of other renewable technologies.
PSC Matters
Alabama Power
Rate RSE
Alabama Power operates under Rate RSE approved by the Alabama PSC. Alabama Power’s Rate RSE adjustments are based on forward-looking information for the applicable upcoming calendar year. Rate adjustments for any two-year period, when averaged together, cannot exceed 4.0% and any annual adjustment is limited to 5.0%. Retail rates remain unchanged when the retail return on common equity (ROE) is projected to be between 13.0% and 14.5%. If Alabama Power’s actual retail return on common equity is above the allowed equity return range, customer refunds will be required; however, there is no provision for additional customer billings should the actual retail ROE fall below the allowed equity return range.
The Rate RSE increase for 2010 was 3.24%, or $152 million annually, and was effective in January 2010. In December 2010, Alabama Power made its Rate RSE submission to the Alabama PSC of projected data for calendar year 2011 and earnings were within the specified return range. Consequently, the retail rates will remain unchanged in 2011 under Rate RSE. Under the terms of Rate RSE, the maximum increase for 2012 cannot exceed 5.00%.
Rate CNP
Alabama Power’s retail rates, approved by the Alabama PSC, provide for adjustments to recognize the placing of new generating facilities into retail service and the recovery of retail costs associated with certificated PPAs under a Rate CNP. There was no adjustment to the Rate CNP to recover certificated PPA costs in 2008 or 2009. Effective April 2010, Rate CNP was reduced by approximately $70 million annually, primarily due to the expiration on May 31, 2010 of the PPA with Southern Power covering the capacity of Plant Harris Unit 1. It is estimated that there will be a slight decrease to the current Rate CNP effective April 2011.
Rate CNP also allows for the recovery of Alabama Power’s retail costs associated with environmental laws, regulations, or other such mandates. The rate mechanism is based on forward-looking information and provides for the recovery of these costs pursuant to a factor that is calculated annually. Environmental costs to be recovered include operations and maintenance expenses, depreciation, and a return on certain invested capital. Retail rates increased approximately 2.4% in January 2008 and 4.3% in January 2010 due to environmental costs. In October 2008, Alabama Power agreed to defer collection of any increase in rates under this portion of Rate CNP, which permits recovery of costs associated with environmental laws and regulations, from 2009 until 2010. The deferral of the retail rate adjustments had an immaterial impact on annual cash flows, and had no significant effect on the Company’s revenues or net income. On December 1, 2010, Alabama Power submitted calculations associated with its cost of complying with environmental mandates, as provided under Rate CNP Environmental. The filing reflects an incremental increase in the revenue requirement associated with such environmental compliance, which would be recoverable in the billing months of January 2011 through December 2011. In order to afford additional rate stability to customers as the economy continues to recover from the recession, the Alabama PSC ordered on January 4, 2011 that Alabama Power leave in effect for 2011 the factors associated with Alabama Power’s

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
environmental compliance costs for the year 2010. Any recoverable amounts associated with 2011 will be reflected in the 2012 filing. The ultimate outcome of this matter cannot be determined at this time.
Natural Disaster Reserve
Based on an order from the Alabama PSC, Alabama Power maintains a reserve for operations and maintenance expenses to cover the cost of damages from major storms to its transmission and distribution facilities. The order approves a separate monthly Natural Disaster Rate (Rate NDR) charge to customers consisting of two components. The first component is intended to establish and maintain a reserve balance for future storms and is an on-going part of customer billing. The second component of the Rate NDR charge is intended to allow recovery of any existing deferred storm-related operations and maintenance costs and any future reserve deficits over a 24-month period. The Alabama PSC order gives Alabama Power authority to record a deficit balance in the NDR when costs of storm damage exceed any established reserve balance. Alabama Power has discretionary authority to accrue certain additional amounts as circumstances warrant.
As revenue from the Rate NDR charge is recognized, an equal amount of operations and maintenance expenses related to the NDR will also be recognized. As a result, the Rate NDR charge will not have an effect on net income but will impact operating cash flows.
On August 20, 2010, the Alabama PSC approved an order enhancing the NDR that eliminated the $75 million authorized limit and allows Alabama Power to make additional accruals to the NDR. The order also allows for reliability-related expenditures to be charged against the additional accruals when the NDR balance exceeds $75 million. Alabama Power may designate a portion of the NDR to reliability-related expenditures as a part of an annual budget process for the following year or during the current year for identified unbudgeted reliability-related expenditures that are incurred. Accruals that have not been designated can be used to offset storm charges. Additional accruals to the NDR will enhance Alabama Power’s ability to deal with the financial effects of future natural disasters, promote system reliability, and offset costs retail customers would otherwise bear. The structure of the monthly Rate NDR charge to customers is not altered and continues to include a component to maintain the reserve.
For the year ended December 31, 2010, Alabama Power accrued an additional $48 million to the NDR, resulting in an accumulated balance of approximately $127 million. For the year ended December 31, 2009, Alabama Power accrued an additional $40 million to the NDR, resulting in an accumulated balance of approximately $75 million. These accruals are included in the balance sheets under other regulatory liabilities, deferred and are reflected as operations and maintenance expense in the statements of income.
Nuclear Outage Accounting Order
On August 17, 2010, the Alabama PSC approved a change to the nuclear maintenance outage accounting process associated with routine refueling activities. Previously, Alabama Power accrued nuclear outage operations and maintenance expenses for the two units of Plant Farley during the 18-month cycle for the outages. In accordance with the new order, nuclear outage expenses will be deferred when the charges actually occur and then amortized over the subsequent 18-month period.
The initial result of implementation of the new accounting order is that no nuclear maintenance outage expenses will be recognized from January 2011 through December 2011, which will decrease nuclear outage operations and maintenance expenses in 2011 from 2010 by approximately $50 million. During the fall of 2011, actual nuclear outage expenses associated with one unit of Plant Farley will be deferred to a regulatory asset account; beginning in January 2012, these deferred costs will be amortized to nuclear operations and maintenance expenses over an 18-month period. During the spring of 2012, actual nuclear outage expenses associated with the other unit of Plant Farley will be deferred to a regulatory asset account; beginning in July 2012, these deferred costs will be amortized to nuclear operations and maintenance expenses over an 18-month period. Alabama Power will continue the pattern of deferral of nuclear outage expenses as incurred and the recognition of expenses over a subsequent 18-month period.
Georgia Power
The economic recession significantly reduced Georgia Power’s revenues upon which retail rates were set by the Georgia PSC for 2008 through 2010 (2007 Retail Rate Plan). In June 2009, despite stringent efforts to reduce expenses, Georgia Power’s projected retail ROE for both 2009 and 2010 was below 10.25%. However, in lieu of filing to increase customer rates as allowed under the 2007 Retail Rate Plan, in June 2009, Georgia Power filed a request with the Georgia PSC for an accounting order that would allow Georgia Power to amortize up to $324 million of its regulatory liability related to other cost of removal obligations.
In August 2009, the Georgia PSC approved the accounting order. Under the terms of the accounting order, Georgia Power could amortize up to $108 million of the regulatory liability in 2009 and up to $216 million in 2010, limited to the amount needed to earn no

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
more than a 9.75% and 10.15% retail ROE in 2009 and 2010, respectively. For the years ended December 31, 2009 and 2010, Georgia Power amortized $41 million and $174 million of the regulatory liability, respectively.
On December 21, 2010, the Georgia PSC approved the 2010 ARP. The terms of the 2010 ARP reflect a settlement agreement among Georgia Power, the Georgia PSC’s Public Interest Advocacy Staff, and eight other intervenors. Under the terms of the 2010 ARP, Georgia Power will amortize approximately $92 million of its remaining regulatory liability related to other cost of removal obligations over the three years ending December 31, 2013.
Also under the terms of the 2010 ARP, effective January 1, 2011, Georgia Power increased its (1) traditional base tariff rates by approximately $347 million; (2) Demand-Side Management (DSM) tariff rates by approximately $31 million; (3) ECCR tariff rate by approximately $168 million; and (4) Municipal Franchise Fee (MFF) tariff rate by approximately $16 million, for a total increase in base revenues of approximately $562 million.
Under the 2010 ARP, the following additional base rate adjustments will be made to Georgia Power’s tariffs in 2012 and 2013:
•	Effective January 1, 2012, the DSM tariffs will increase by $17 million;

•	Effective April 1, 2012, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Units 4 and 5 for the period from commercial operation through December 31, 2013;

•	Effective January 1, 2013, the DSM tariffs will increase by $18 million;

•	Effective January 1, 2013, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Unit 6 for the period from commercial operation through December 31, 2013; and

•	The MFF tariff will increase consistent with these adjustments.
Georgia Power currently estimates these adjustments will result in annualized base revenue increases of approximately $190 million in 2012 and $93 million in 2013.
Under the 2010 ARP, Georgia Power’s retail ROE is set at 11.15% and earnings will be evaluated against a retail ROE range of 10.25% to 12.25%. Two-thirds of any earnings above 12.25% will be directly refunded to customers, with the remaining one-third retained by Georgia Power. If at any time during the term of the 2010 ARP, Georgia Power projects that retail earnings will be below 10.25% for any calendar year, it may petition the Georgia PSC for the implementation of an Interim Cost Recovery (ICR) tariff to adjust Georgia Power’s earnings back to a 10.25% retail ROE. The Georgia PSC will have 90 days to rule on any such request. If approved, any ICR tariff would expire at the earlier of January 1, 2014 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR, Georgia Power may file a full rate case.
Except as provided above, Georgia Power will not file for a general base rate increase while the 2010 ARP is in effect. Georgia Power is required to file a general rate case by July 1, 2013, in response to which the Georgia PSC would be expected to determine whether the 2010 ARP should be continued, modified, or discontinued.
Fuel Cost Recovery
The traditional operating companies each have established fuel cost recovery rates approved by their respective state PSCs. In previous years, the traditional operating companies experienced higher than expected fuel costs for coal, natural gas, and uranium. These higher fuel costs have resulted in total under recovered fuel costs included in the balance sheets of Alabama Power, Georgia Power, and Gulf Power of approximately $420 million at December 31, 2010. As of December 31, 2010, Mississippi Power had a total over recovered fuel balance of $55 million. At December 31, 2009, total under recovered fuel costs included in the balance sheets of Georgia Power and Gulf Power were approximately $667 million and Alabama Power and Mississippi Power had a total over recovered fuel balance of approximately $229 million. The traditional operating companies continuously monitor the under or over recovered fuel cost balances.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Fuel cost recovery revenues as recorded on the financial statements are adjusted for differences in actual recoverable costs and amounts billed in current regulated rates. Accordingly, changing the billing factor has no significant effect on the Company’s revenues or net income, but does impact annual cash flow. See Note 1 to the financial statements under “Revenues” and Note 3 to the financial statements under “Retail Regulatory Matters – Alabama Power – Fuel Cost Recovery” and “Retail Regulatory Matters – Georgia Power – Fuel Cost Recovery” for additional information.
Legislation
Stimulus Funding
On April 28, 2010, Southern Company signed a Smart Grid Investment Grant agreement with the U.S. Department of Energy (DOE), formally accepting a $165 million grant under the American Recovery and Reinvestment Act of 2009. This funding, to be matched by Southern Company, will be used for transmission and distribution automation and modernization projects that must be completed by April 28, 2013. The ultimate outcome of this matter cannot be determined at this time.
Healthcare Reform
On March 23, 2010, the Patient Protection and Affordable Care Act (PPACA) was signed into law and, on March 30, 2010, the Health Care and Education Reconciliation Act of 2010 (together with PPACA, the Acts), which makes various amendments to certain aspects of the PPACA, was signed into law. The Acts effectively change the tax treatment of federal subsidies paid to sponsors of retiree health benefit plans that provide prescription drug benefits that are at least actuarially equivalent to the corresponding benefits provided under Medicare Part D. The federal subsidy paid to employers was introduced as part of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (MPDIMA). Since the 2006 tax year, Southern Company and the traditional operating companies have been receiving the federal subsidy related to certain retiree prescription drug plans that were determined to be actuarially equivalent to the benefit provided under Medicare Part D. Under the MPDIMA, the federal subsidy does not reduce an employer’s income tax deduction for the costs of providing such prescription drug plans nor is it subject to income tax individually. Under the Acts, beginning in 2013, an employer’s income tax deduction for the costs of providing Medicare Part D-equivalent prescription drug benefits to retirees will be reduced by the amount of the federal subsidy. Under generally accepted accounting principles (GAAP), any impact from a change in tax law must be recognized in the period enacted regardless of the effective date; however, as a result of state regulatory treatment, this change had no material impact on the financial statements of Southern Company. Southern Company continues to assess the extent to which the legislation and associated regulations may affect its future healthcare and related employee benefit plan costs. Any future impact on the financial statements of Southern Company cannot be determined at this time. See Note 5 to the financial statements under “Current and Deferred Income Taxes” for additional information.
Income Tax Matters
Georgia State Income Tax Credits
Georgia Power’s 2005 through 2009 income tax filings for the State of Georgia include state income tax credits for increased activity through Georgia ports. Georgia Power also filed similar claims for the years 2002 through 2004. The Georgia Department of Revenue (DOR) has not responded to these claims. In July 2007, Georgia Power filed a complaint in the Superior Court of Fulton County to recover the credits claimed for the years 2002 through 2004. On March 22, 2010, the Superior Court of Fulton County ruled in favor of Georgia Power’s motion for summary judgment. The Georgia DOR has appealed to the Georgia Court of Appeals and a decision is expected later this year. Any decision may be subject to further appeal to the Georgia Supreme Court. An unrecognized tax benefit has been recorded related to these credits. If Georgia Power prevails, no material impact on Southern Company’s net income is expected as a significant portion of any tax benefit is expected to be returned to retail customers in accordance with the 2010 ARP. If Georgia Power is not successful, payment of the related state tax could have a significant, and possibly material, negative effect on Southern Company’s cash flow. See Note 5 to the financial statements under “Unrecognized Tax Benefits” for additional information. The ultimate outcome of this matter cannot now be determined.
Tax Method of Accounting for Repairs
Southern Company submitted a change in the tax accounting method for repair costs associated with Southern Company’s generation, transmission, and distribution systems with the filing of the 2009 federal income tax return in September 2010. On a consolidated basis, the new tax method resulted in net positive cash flow in 2010 of approximately $297 million. Although Internal Revenue Service (IRS) approval of this change is considered automatic, the amount claimed is subject to review because the IRS will be issuing

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
final guidance on this matter. Currently, the IRS is working with the utility industry in an effort to resolve this matter in a consistent manner for all utilities. Due to uncertainty concerning the ultimate resolution of this matter, an unrecognized tax benefit has been recorded for the change in the tax accounting method for repair costs. See Note 5 to the financial statements under “Unrecognized Tax Benefits” for additional information. The ultimate outcome of this matter cannot be determined at this time.
Bonus Depreciation
On September 27, 2010, the Small Business Jobs and Credit Act of 2010 (SBJCA) was signed into law. The SBJCA includes an extension of the 50% bonus depreciation for certain property acquired and placed in service in 2010 (and for certain long-term construction projects to be placed in service in 2011). Additionally, on December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act (Tax Relief Act) was signed into law. Major tax incentives in the Tax Relief Act include 100% bonus depreciation for property placed in service after September 8, 2010 and through 2011 (and for certain long-term construction projects to be placed in service in 2012) and 50% bonus depreciation for property placed in service in 2012 (and for certain long-term construction projects to be placed in service in 2013), which could have a significant impact on the future cash flows of Southern Company. The application of the bonus depreciation provisions in these acts in 2010 provided approximately $393 million in increased cash flow. Southern Company estimates the potential increased cash flow for 2011 to be between approximately $500 million and $600 million.
Internal Revenue Code Section 199 Domestic Production Deduction
The American Jobs Creation Act of 2004 created a tax deduction for a portion of income attributable to U.S. production activities as defined in Section 199 of the Internal Revenue Code of 1986, as amended. The deduction is equal to a stated percentage of qualified production activities net income. The percentage was phased in over the years 2005 through 2010. For 2008 and 2009, a 6% reduction was available to Southern Company. Thereafter, the allowed rate is 9%; however, due to increased tax deductions from bonus depreciation and pension contributions, there was no domestic production deduction available to Southern Company for 2010, and none is projected to be available for 2011. See Note 5 to the financial statements under “Effective Tax Rate” for additional information.
Construction Program
The subsidiary companies of Southern Company are engaged in continuous construction programs to accommodate existing and estimated future loads on their respective systems. Southern Company intends to continue its strategy of developing and constructing new generating facilities, including natural gas and biomass units at Southern Power, natural gas and new nuclear units at Georgia Power, and the Kemper IGCC at Mississippi Power, as well as adding environmental control equipment and expanding the transmission and distribution systems. For the traditional operating companies, major generation construction projects are subject to state PSC approvals in order to be included in retail rates. While Southern Power generally constructs and acquires generation assets covered by long-term PPAs, any uncontracted capacity could negatively affect future earnings. See Note 7 to the financial statements under “Construction Program” for estimated construction expenditures for the next three years. In addition, see Note 3 to the financial statements under “Retail Regulatory Matters – Georgia Power – Nuclear Construction,” “Retail Regulatory Matters – Georgia Power – Other Construction,” and “Retail Regulatory Matters – Mississippi Power Integrated Coal Gasification Combined Cycle” for additional information.
On September 3, 2010, Georgia Power filed with the Georgia PSC the Nuclear Construction Cost Recovery (NCCR) tariff, as authorized in April 2009 under the Georgia Nuclear Energy Financing Act. The Georgia PSC has ordered Georgia Power to report against the total certified cost of Plant Vogtle Units 3 and 4 of approximately $6.1 billion. In addition, on December 21, 2010, the Georgia PSC approved Georgia Power’s NCCR tariff. The NCCR tariff became effective January 1, 2011 and is expected to collect approximately $223 million during 2011 to recover financing costs associated with the construction of Plant Vogtle Units 3 and 4.
Other Matters
Southern Company and its subsidiaries are involved in various other matters being litigated, regulatory matters, and certain tax-related issues that could affect future earnings. In addition, Southern Company and its subsidiaries are subject to certain claims and legal actions arising in the ordinary course of business. The business activities of Southern Company’s subsidiaries are subject to extensive governmental regulation related to public health and the environment, such as regulation of air emissions and water discharges. Litigation over environmental issues and claims of various types, including property damage, personal injury, common law nuisance, and citizen enforcement of environmental requirements such as opacity and air and water quality standards, has increased generally throughout the U.S. In particular, personal injury and other claims for damages caused by alleged exposure to hazardous materials,

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
and common law nuisance claims for injunctive relief and property damage allegedly caused by greenhouse gas and other emissions, have become more frequent. The ultimate outcome of such pending or potential litigation against Southern Company and its subsidiaries cannot be predicted at this time; however, for current proceedings not specifically reported herein, management does not anticipate that the liabilities, if any, arising from such current proceedings would have a material adverse effect on Southern Company’s financial statements. See Note 3 to the financial statements for information regarding material issues.
ACCOUNTING POLICIES
Application of Critical Accounting Policies and Estimates
Southern Company prepares its consolidated financial statements in accordance with GAAP. Significant accounting policies are described in Note 1 to the financial statements. In the application of these policies, certain estimates are made that may have a material impact on Southern Company’s results of operations and related disclosures. Different assumptions and measurements could produce estimates that are significantly different from those recorded in the financial statements. Senior management has reviewed and discussed the following critical accounting policies and estimates with the Audit Committee of Southern Company’s Board of Directors.
Electric Utility Regulation
Southern Company’s traditional operating companies, which comprised approximately 95% of Southern Company’s total operating revenues for 2010, are subject to retail regulation by their respective state PSCs and wholesale regulation by the FERC. These regulatory agencies set the rates the traditional operating companies are permitted to charge customers based on allowable costs. As a result, the traditional operating companies apply accounting standards which require the financial statements to reflect the effects of rate regulation. Through the ratemaking process, the regulators may require the inclusion of costs or revenues in periods different than when they would be recognized by a non-regulated company. This treatment may result in the deferral of expenses and the recording of related regulatory assets based on anticipated future recovery through rates or the deferral of gains or creation of liabilities and the recording of related regulatory liabilities. The application of the accounting standards has a further effect on the Company’s financial statements as a result of the estimates of allowable costs used in the ratemaking process. These estimates may differ from those actually incurred by the traditional operating companies; therefore, the accounting estimates inherent in specific costs such as depreciation, nuclear decommissioning, and pension and postretirement benefits have less of a direct impact on the Company’s results of operations than they would on a non-regulated company.
As reflected in Note 1 to the financial statements, significant regulatory assets and liabilities have been recorded. Management reviews the ultimate recoverability of these regulatory assets and liabilities based on applicable regulatory guidelines and GAAP. However, adverse legislative, judicial, or regulatory actions could materially impact the amounts of such regulatory assets and liabilities and could adversely impact the Company’s financial statements.
Contingent Obligations
Southern Company and its subsidiaries are subject to a number of federal and state laws and regulations, as well as other factors and conditions that potentially subject them to environmental, litigation, income tax, and other risks. See FUTURE EARNINGS POTENTIAL herein and Note 3 to the financial statements for more information regarding certain of these contingencies. Southern Company periodically evaluates its exposure to such risks and, in accordance with GAAP, records reserves for those matters where a non-tax-related loss is considered probable and reasonably estimable and records a tax asset or liability if it is more likely than not that a tax position will be sustained. The adequacy of reserves can be significantly affected by external events or conditions that can be unpredictable; thus, the ultimate outcome of such matters could materially affect Southern Company’s financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
These events or conditions include the following:
•	Changes in existing state or federal regulation by governmental authorities having jurisdiction over air quality, water quality, coal combustion byproducts, including coal ash, control of toxic substances, hazardous and solid wastes, and other environmental matters.

•	Changes in existing income tax regulations or changes in IRS or state revenue department interpretations of existing regulations.

•	Identification of additional sites that require environmental remediation or the filing of other complaints in which Southern Company or its subsidiaries may be asserted to be a potentially responsible party.

•	Identification and evaluation of other potential lawsuits or complaints in which Southern Company or its subsidiaries may be named as a defendant.

•	Resolution or progression of new or existing matters through the legislative process, the court systems, the IRS, state revenue departments, the FERC, or the EPA.
Unbilled Revenues
Revenues related to the retail sale of electricity are recorded when electricity is delivered to customers. However, the determination of KWH sales to individual customers is based on the reading of their meters, which is performed on a systematic basis throughout the month. At the end of each month, amounts of electricity delivered to customers, but not yet metered and billed, are estimated. Components of the unbilled revenue estimates include total KWH territorial supply, total KWH billed, estimated total electricity lost in delivery, and customer usage. These components can fluctuate as a result of a number of factors including weather, generation patterns, and power delivery volume and other operational constraints. These factors can be unpredictable and can vary from historical trends. As a result, the overall estimate of unbilled revenues could be significantly affected, which could have a material impact on the Company’s results of operations.
Alabama Power is better able to determine unbilled KWH sales due to the installation of automated meters. At the end of each month, amounts of electricity delivered are read for the customers with automated meters. From this reading, unbilled KWH sales are determined and included in Alabama Power’s unbilled revenue calculation. For customers without automated meter readings, amounts of unbilled electricity delivered are estimated.
Pension and Other Postretirement Benefits
Southern Company’s calculation of pension and other postretirement benefits expense is dependent on a number of assumptions. These assumptions include discount rates, health care cost trend rates, expected long-term return on plan assets, mortality rates, expected salary and wage increases, and other factors. Components of pension and other postretirement benefits expense include interest and service cost on the pension and other postretirement benefit plans, expected return on plan assets, and amortization of certain unrecognized costs and obligations. Actual results that differ from the assumptions utilized are accumulated and amortized over future periods and, therefore, generally affect recognized expense and the recorded obligation in future periods. While the Company believes that the assumptions used are appropriate, differences in actual experience or significant changes in assumptions would affect its pension and other postretirement benefits costs and obligations.
Key elements in determining Southern Company’s pension and other postretirement benefit expense in accordance with GAAP are the expected long-term return on plan assets and the discount rate used to measure the benefit plan obligations and the periodic benefit plan expense for future periods. The expected long-term return on postretirement benefit plan assets is based on Southern Company’s investment strategy, historical experience, and expectations for long-term rates of return that consider external actuarial advice. Southern Company determines the long-term return on plan assets by applying the long-term rate of expected returns on various asset classes to Southern Company’s target asset allocation. Southern Company discounts the future cash flows related to its postretirement benefit plans using a single-point discount rate developed from the weighted average of market-observed yields for high quality fixed income securities with maturities that correspond to expected benefit payments.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
The following table illustrates the sensitivity to changes in Southern Company’s long-term assumptions with respect to the expected long-term rate of return on plan assets and the assumed discount rate:

Increase/(Decrease) in
		Increase/(Decrease) in	Projected Obligation for
	Increase/(Decrease) in	Projected Obligation for	Other Postretirement
	Total Benefit Expense	Pension Plan	Benefit Plans
Change in Assumption	for 2011	at December 31, 2010	at December 31, 2010
(in millions)
25 basis point change in discount rate	$25/$(17)	$249/$(236)	$52/$(50)
25 basis point change in salary assumption	$13/$(12)	$63/$(60)	N/M
25 basis point change in long-term return on plan assets	$20/$(20)	N/M	N/M

N/M – Not meaningful
FINANCIAL CONDITION AND LIQUIDITY
Overview
Southern Company’s financial condition remained stable at December 31, 2010. Southern Company intends to continue to monitor its access to short-term and long-term capital markets as well as its bank credit arrangements to meet future capital and liquidity needs. See “Sources of Capital” and “Financing Activities” herein for additional information.
Southern Company’s investments in the qualified pension plan and the nuclear decommissioning trust funds remained stable in value as of December 31, 2010. In December 2010, the traditional operating companies and certain other subsidiaries contributed $620 million to the qualified pension plan. Southern Company does not expect any material changes to funding obligations to the nuclear decommissioning trust funds prior to 2014.
Net cash provided from operating activities in 2010 totaled $4 billion, an increase of $728 million from the corresponding period in 2009. Significant changes in operating cash flow for 2010 as compared to the corresponding period in 2009 include an increase in net income, a reduction in fossil fuel stock, and an increase in deferred income taxes primarily due to the change in the tax accounting method for repair costs. A contribution to the qualified pension plan partially offset these increases. Net cash provided from operating activities in 2009 totaled $3.3 billion, a decrease of $201 million from the corresponding period in 2008. Significant changes in operating cash flow for 2009 as compared to the corresponding period in 2008 include a reduction to net income, increased levels of coal inventory, and increased cash outflows for tax payments. These uses of funds were partially offset by increased cash inflows as a result of higher fuel cost recovery rates included in customer billings. Net cash provided from operating activities in 2008 totaled $3.5 billion, an increase of $30 million as compared to 2007. Significant changes in operating cash flow for 2008 included a $264 million increase in the use of funds for fossil fuel inventory as compared to the corresponding period in 2007. This use of funds was offset by an increase in cash of $312 million in accrued taxes primarily due to a difference between the periods in payments for federal taxes and property taxes.
Net cash used for investing activities in 2010 totaled $4.3 billion primarily due to property additions to utility plant. Net cash used for investing activities in 2009 totaled $4.3 billion primarily due to property additions to utility plant of $4.7 billion, partially offset by approximately $340 million in cash received from the early termination of two leveraged lease investments. Net cash used for investing activities in 2008 totaled $4.1 billion primarily due to property additions to utility plant of $4.0 billion.
Net cash provided from financing activities totaled $22 million in 2010, a decrease of $1.3 billion from the corresponding period in 2009. This decrease was primarily due to redemptions of long-term debt in 2010. Net cash provided from financing activities totaled $1.3 billion in 2009 primarily due to the issuances of new long-term debt and common stock, partially offset by cash outflows for repayments of long-term debt and dividend payments. Net cash provided from financing activities totaled $878 million in 2008 primarily due to long-term debt issuances.
Significant balance sheet changes in 2010 include an increase of $2.8 billion in total property, plant, and equipment for the installation of equipment to comply with environmental standards and construction of generation, transmission, and distribution facilities. Other

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
significant changes include an increase in notes payable of $658 million used primarily for construction expenditures and general corporate purposes and $1.3 billion of additional equity.
At the end of 2010, the closing price of Southern Company’s common stock was $38.23 per share, compared with book value of $19.21 per share. The market-to-book value ratio was 199% at the end of 2010, compared with 184% at year-end 2009.
Sources of Capital
Southern Company intends to meet its future capital needs through internal cash flow and external security issuances. Equity capital can be provided from any combination of the Company’s stock plans, private placements, or public offerings. The amount and timing of additional equity capital to be raised in 2011, as well as in subsequent years, will be contingent on Southern Company’s investment opportunities.
Except as described below with respect to potential DOE loan guarantees, the traditional operating companies and Southern Power plan to obtain the funds required for construction and other purposes from sources similar to those used in the past, which were primarily from operating cash flows, security issuances, term loans, short-term borrowings, and equity contributions from Southern Company. However, the amount, type, and timing of any future financings, if needed, will depend upon prevailing market conditions, regulatory approval, and other factors.
On June 18, 2010, Georgia Power reached an agreement with the DOE to accept terms for a conditional commitment for federal loan guarantees that would apply to future Georgia Power borrowings related to Plant Vogtle Units 3 and 4. Any borrowings guaranteed by the DOE would be full recourse to Georgia Power and secured by a first priority lien on Georgia Power’s 45.7% undivided ownership interest in Plant Vogtle Units 3 and 4. Total guaranteed borrowings would not exceed the lesser of 70% of eligible project costs, or approximately $3.4 billion, and are expected to be funded by the Federal Financing Bank. Final approval and issuance of loan guarantees by the DOE are subject to receipt of the combined construction and operating license for Plant Vogtle Units 3 and 4 from the Nuclear Regulatory Commission (NRC), negotiation of definitive agreements, completion of due diligence by the DOE, receipt of any necessary regulatory approvals, and satisfaction of other conditions. There can be no assurance that the DOE will issue loan guarantees for Georgia Power.
In addition, Mississippi Power has applied to the DOE for federal loan guarantees to finance a portion of the eligible construction costs of the Kemper IGCC. Mississippi Power is in advanced due diligence with the DOE but has yet to begin discussions with the DOE regarding the terms and conditions of any loan guarantee. There can be no assurance that the DOE will issue federal loan guarantees for Mississippi Power.
The issuance of securities by the traditional operating companies is generally subject to the approval of the applicable state PSC. The issuance of all securities by Mississippi Power and Southern Power and short-term securities by Georgia Power is generally subject to regulatory approval by the FERC. Additionally, with respect to the public offering of securities, Southern Company and certain of its subsidiaries file registration statements with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (1933 Act). The amounts of securities authorized by the appropriate regulatory authorities, as well as the amounts, if any, registered under the 1933 Act, are continuously monitored and appropriate filings are made to ensure flexibility in the capital markets.
Southern Company, each traditional operating company, and Southern Power obtain financing separately without credit support from any affiliate. See Note 6 to the financial statements under “Bank Credit Arrangements” for additional information. The Southern Company system does not maintain a centralized cash or money pool. Therefore, funds of each company are not commingled with funds of any other company.
Southern Company’s current liabilities frequently exceed current assets because of the continued use of short-term debt as a funding source to meet cash needs as well as scheduled maturities of long-term debt. To meet short-term cash needs and contingencies, Southern Company has substantial cash flow from operating activities and access to capital markets, including commercial paper programs (which are backed by bank credit facilities).
At December 31, 2010, Southern Company and its subsidiaries had approximately $447.4 million of cash and cash equivalents and $4.8 billion of unused credit arrangements with banks, of which $1.6 billion expire in 2011 and $3.2 billion expire in 2012. Approximately $81 million of the credit facilities expiring in 2011 allow for the execution of term loans for an additional two-year period, and $927 million allow for the execution of one-year term loans. Most of these arrangements contain covenants that limit debt levels and typically contain cross default provisions that are restricted only to the indebtedness of the individual company. Southern Company and its subsidiaries are currently in compliance with all such covenants. A portion of the unused credit with banks is

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
allocated to provide liquidity support to the traditional operating companies’ variable rate pollution control revenue bonds. The amount of variable rate pollution control revenue bonds requiring liquidity support as of December 31, 2010 was approximately $1.3 billion. See Note 6 to the financial statements under “Bank Credit Arrangements” for additional information. The traditional operating companies may also meet short-term cash needs through a Southern Company subsidiary organized to issue and sell commercial paper at the request and for the benefit of each of the traditional operating companies. At December 31, 2010, the Southern Company system had approximately $1.3 billion of commercial paper borrowings outstanding with a weighted average interest rate of 0.3% per annum. During 2010, Southern Company had an average of $690 million of commercial paper outstanding at a weighted average interest rate of 0.3% per annum and the maximum amount outstanding was $1.3 billion. At December 31, 2009, the Southern Company system had approximately $638 million of commercial paper borrowings outstanding with a weighted average interest rate of 0.3% per annum. During 2009, Southern Company had an average of $956 million of commercial paper outstanding at a weighted average interest rate of 0.4% per annum and the maximum amount outstanding for commercial paper was $1.4 billion. Management believes that the need for working capital can be adequately met by utilizing commercial paper programs, lines of credit, and cash.
Financing Activities
During 2010, Southern Company issued $400 million aggregate principal amount of Series 2010A 2.375% Senior Notes due September 15, 2015. The net proceeds were used to redeem $250 million aggregate principal amount of Southern Company Capital Funding, Inc.’s Series C 5.75% Senior Notes due November 15, 2015. In addition, certain Southern Company subsidiaries issued $2.8 billion of senior notes and other long-term debt and entered into bank term loan agreements of $125 million. The proceeds were used to repay maturing long-term and short-term indebtedness and for other general corporate purposes, including the applicable subsidiary’s continuous construction program. Southern Company also issued 19.6 million shares of common stock for $629 million through the Southern Investment Plan and employee and director stock plans. In addition, Southern Company issued 4.1 million shares of common stock through at-the-market issuances pursuant to sales agency agreements related to Southern Company’s continuous equity offering program and received cash proceeds of $143 million, net of $1 million in fees and commissions. The proceeds from the sale of the common stock were used by the Company for general corporate purposes, including the investment by the Company in its subsidiaries, and to repay a portion of its outstanding short-term indebtedness.
In December 2010, Mississippi Power incurred obligations in connection with the issuance of $100 million of revenue bonds in two series, each of which is due December 1, 2040. The first series of $50 million was issued with an initial fixed rate of 2.25% through January 14, 2013 and the second series of $50 million was issued with a floating rate. The proceeds from the first series bonds were used to finance the acquisition and construction of buildings and immovable equipment in connection with Mississippi Power’s construction of the Kemper IGCC. Proceeds from the second series bonds were classified as restricted cash at December 31, 2010 and these bonds were redeemed on February 8, 2011.
Subsequent to December 31, 2010, Alabama Power entered into forward-starting interest rate swaps to mitigate exposure to interest rate changes related to an anticipated debt issuance. The notional amount of the swaps totaled $200 million.
Also subsequent to December 31, 2010, Georgia Power issued $300 million aggregate principal amount of Series 2011A Floating Rate Senior Notes due January 15, 2013. The proceeds were used to repay a portion of Georgia Power’s outstanding short-term indebtedness and for general corporate purposes, including Georgia Power’s continuous construction program.
In addition to any financings that may be necessary to meet capital requirements and contractual obligations, Southern Company and its subsidiaries plan to continue, when economically feasible, a program to retire higher-cost securities and replace these obligations with lower-cost capital if market conditions permit.
Off-Balance Sheet Financing Arrangements
In 2001, Mississippi Power began the initial 10-year term of a lease agreement for a combined cycle generating facility built at Plant Daniel for approximately $370 million. In 2003, the generating facility was acquired by Juniper Capital L.P. (Juniper), a limited partnership whose investors are unaffiliated with Mississippi Power. Simultaneously, Juniper entered into a restructured lease agreement with Mississippi Power. Juniper has also entered into leases with other parties unrelated to Mississippi Power. The assets leased by Mississippi Power comprise less than 50% of Juniper’s assets. Mississippi Power is not required to consolidate the leased assets and related liabilities, and the lease with Juniper is considered an operating lease. The lease also provides for a residual value guarantee, approximately 73% of the acquisition cost, by Mississippi Power that is due upon termination of the lease in the event that Mississippi Power does not renew the lease or purchase the assets and that the fair market value is less than the unamortized cost of the assets. In April 2010, Mississippi Power was required to notify the lessor, Juniper, if it intended to terminate the lease at the end

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
of the initial term expiring in October 2011. Mississippi Power chose not to give notice to terminate the lease. Mississippi Power has the option to purchase the Plant Daniel combined cycle generating units for approximately $354 million or renew the lease for approximately $31 million annually for 10 years. Mississippi Power will have to provide notice of its intent to either renew the lease or purchase the facility by July 2011. The ultimate outcome of this matter cannot be determined at this time. See Note 7 to the financial statements under “Operating Leases” for additional information.
Credit Rating Risk
Southern Company does not have any credit arrangements that would require material changes in payment schedules or terminations as a result of a credit rating downgrade. There are certain contracts that could require collateral, but not accelerated payment, in the event of a credit rating change of certain subsidiaries to BBB and Baa2, or BBB- and/or Baa3 or below. These contracts are for physical electricity purchases and sales, fuel purchases, fuel transportation and storage, emissions allowances, energy price risk management, and construction of new generation. At December 31, 2010, the maximum potential collateral requirements under these contracts at a BBB and Baa2 rating were approximately $9 million and at a BBB- and/or Baa3 rating were approximately $489 million. At December 31, 2010, the maximum potential collateral requirements under these contracts at a rating below BBB- and/or Baa3 were approximately $2.5 billion. Generally, collateral may be provided by a Southern Company guaranty, letter of credit, or cash. Additionally, any credit rating downgrade could impact Southern Company’s ability to access capital markets, particularly the short-term debt market.
On August 12, 2010, Moody’s Investors Service (Moody’s) downgraded the issuer and long-term debt ratings of Southern Company (senior unsecured to Baa1 from A3); Moody’s also announced that it had downgraded the short-term ratings of Southern Company and a financing subsidiary of Southern Company that issues commercial paper for the benefit of several Southern Company subsidiaries (including Georgia Power, Gulf Power, and Mississippi Power) to P-2 from P-1. In addition, Moody’s downgraded the issuer and long-term debt ratings of Georgia Power (senior unsecured to A3 from A2), Gulf Power (senior unsecured to A3 from A2), and Mississippi Power (senior unsecured to A2 from A1). All of these companies have stable ratings outlooks from Moody’s.
On September 3, 2010, Fitch Ratings, Inc. (Fitch) confirmed the long-term debt ratings of Southern Company (senior unsecured A), but announced that the ratings outlook of Southern Company had been revised to negative, and that the issuer default ratings and long-term debt ratings of Mississippi Power had been downgraded by one notch (senior unsecured to A+ from AA- and issuer default rating to A from A+). On December 22, 2010, Fitch announced that the ratings outlook of Southern Company and Georgia Power had been revised from negative to stable.
Market Price Risk
Southern Company is exposed to market risks, primarily commodity price risk and interest rate risk. The Company may also occasionally have limited exposure to foreign currency exchange rates. To manage the volatility attributable to these exposures, the Company nets the exposures, where possible, to take advantage of natural offsets and enters into various derivative transactions for the remaining exposures pursuant to the Company’s policies in areas such as counterparty exposure and risk management practices. Company policy is that derivatives are to be used primarily for hedging purposes and mandates strict adherence to all applicable risk management policies. Derivative positions are monitored using techniques including, but not limited to, market valuation, value at risk, stress testing, and sensitivity analysis.
To mitigate future exposure to a change in interest rates, Southern Company and certain of its subsidiaries enter into derivatives that have been designated as hedges. Derivatives outstanding at December 31, 2010 have a notional amount of $650 million and are related to fixed and floating rate obligations over the next several years. The weighted average interest rate on $2.5 billion of long-term variable interest rate exposure that has not been hedged at January 1, 2011 was 0.75%. If Southern Company sustained a 100 basis point change in interest rates for all unhedged variable rate long-term debt, the change would affect annualized interest expense by approximately $25 million at January 1, 2011. For further information, see Note 1 to the financial statements under “Financial Instruments” and Note 11 to the financial statements.
Due to cost-based rate regulation and other various cost recovery mechanisms, the traditional operating companies continue to have limited exposure to market volatility in interest rates, foreign currency, commodity fuel prices, and prices of electricity. In addition, Southern Power’s exposure to market volatility in commodity fuel prices and prices of electricity is limited because its long-term sales contracts shift substantially all fuel cost responsibility to the purchaser. However, Southern Power has been and may continue to be exposed to market volatility in energy-related commodity prices as a result of sales of uncontracted generating capacity. To mitigate residual risks relative to movements in electricity prices, the traditional operating companies enter into physical fixed-price contracts for the purchase and sale of electricity through the wholesale electricity market and, to a lesser extent, into financial hedge contracts

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
for natural gas purchases. The traditional operating companies continue to manage fuel-hedging programs implemented per the guidelines of their respective state PSCs.
The changes in fair value of energy-related derivative contracts, the majority of which are composed of regulatory hedges, for the years ended December 31 were as follows:

	2010	2009
	Changes	Changes
	Fair Value
	(in millions)
Contracts outstanding at the beginning of the period, assets (liabilities), net	$(178)	$(285)
Contracts realized or settled	197	367
Current period changes(a)	(215)	(260)

Contracts outstanding at the end of the period, assets (liabilities), net	$(196)	$(178)

(a)	Current period changes also include the changes in fair value of new contracts entered into during the period, if any.
The change in the fair value positions of the energy-related derivative contracts for the year ended December 31, 2010 was a decrease of $18 million, substantially all of which is due to natural gas positions. The change is attributable to both the volume of million British thermal units (mmBtu) and the price of natural gas. At December 31, 2010, Southern Company had a net hedge volume of 149 million mmBtu with a weighted average contract cost approximately $1.35 per mmBtu above market prices, compared to 145 million mmBtu at December 31, 2009 with a weighted average contract cost approximately $1.23 per mmBtu above market prices. The majority of the natural gas hedges are recovered through the traditional operating companies’ fuel cost recovery clauses.
At December 31, the net fair value of energy-related derivative contracts by hedge designation was reflected in the financial statements as assets (liabilities) were as follows:

Asset (Liability) Derivatives	2010	2009
	(in millions)
Regulatory hedges	$(193)	$(175)
Cash flow hedges	(1)	(2)
Not designated	(2)	(1)

Total fair value	$(196)	$(178)

Energy-related derivative contracts which are designated as regulatory hedges relate to the traditional operating companies’ fuel hedging programs, where gains and losses are initially recorded as regulatory liabilities and assets, respectively, and then are included in fuel expense as they are recovered through the fuel cost recovery clauses. Gains and losses on energy-related derivatives that are designated as cash flow hedges are mainly used by Southern Power to hedge anticipated purchases and sales and are initially deferred in other comprehensive income before being recognized in income in the same period as the hedged transaction. Gains and losses on energy-related derivative contracts that are not designated or fail to qualify as hedges are recognized in the statements of income as incurred.
Total net unrealized pre-tax gains (losses) recognized in the statements of income for the years ended December 31, 2010, 2009, and 2008 for energy-related derivative contracts that are not hedges were $(2) million, $(5) million, and $1 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Southern Company uses over-the-counter contracts that are not exchange traded but are fair valued using prices which are actively quoted, and thus fall into Level 2. See Note 10 to the financial statements for further discussion of fair value measurement. The maturities of the energy-related derivative contracts and the level of the fair value hierarchy in which they fall at December 31, 2010 were as follows:

	December 31, 2010
	Fair Value Measurements
	Total	Maturity
	Fair Value	Year 1	Years 2&3	Years 4&5
	(in millions)
Level 1	$—	$—	$—	$—
Level 2	(196)	(144)	(52)	—
Level 3	—	—	—	—

Fair value of contracts outstanding at end of period	$(196)	$(144)	$(52)	$—

Southern Company is exposed to market price risk in the event of nonperformance by counterparties to energy-related and interest rate derivative contracts. Southern Company only enters into agreements and material transactions with counterparties that have investment grade credit ratings by Moody’s and Standard & Poor’s, a division of The McGraw Hill Companies, Inc., or with counterparties who have posted collateral to cover potential credit exposure. Therefore, Southern Company does not anticipate market risk exposure from nonperformance by the counterparties. For additional information, see Note 1 to the financial statements under “Financial Instruments” and Note 11 to the financial statements.
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act) enacted in July 2010 could impact the use of over-the-counter derivatives by the Company. Regulations to implement the Dodd-Frank Act could impose additional requirements on the use of over-the-counter derivatives, such as margin and reporting requirements, which could affect both the use and cost of over-the-counter derivatives. The impact, if any, cannot be determined until regulations are finalized.
Southern Company performs periodic reviews of its leveraged lease transactions, both domestic and international and the creditworthiness of the lessees, including a review of the value of the underlying leased assets and the credit ratings of the lessees. Southern Company’s domestic lease transactions generally do not have any credit enhancement mechanisms; however, the lessees in its international lease transactions have pledged various deposits as additional security to secure the obligations. The lessees in the Company’s international lease transactions are also required to provide additional collateral in the event of a credit downgrade below a certain level.
Capital Requirements and Contractual Obligations
The construction programs of the Company’s subsidiaries are currently estimated to include a base level investment of $4.9 billion, $5.1 billion, and $4.5 billion for 2011, 2012, and 2013, respectively. Included in these estimated amounts are environmental expenditures to comply with existing statutes and regulations of $341 million, $427 million, and $452 million for 2011, 2012, and 2013, respectively. In addition, the Company currently estimates that potential incremental investments to comply with anticipated new environmental regulations could range from $74 million to $289 million for 2011, $191 million to $670 million for 2012, and $476 million to $1.9 billion for 2013. The construction programs are subject to periodic review and revision, and actual construction costs may vary from these estimates because of numerous factors. These factors include: changes in business conditions; changes in load projections; changes in environmental statutes and regulations; changes in generating plants, including unit retirements and replacements, to meet new regulatory requirements; changes in FERC rules and regulations; PSC approvals; changes in legislation; the cost and efficiency of construction labor, equipment, and materials; project scope and design changes; storm impacts; and the cost of capital. In addition, there can be no assurance that costs related to capital expenditures will be fully recovered. See Note 3 to the financial statements under “Retail Regulatory Matters – Georgia Power – Nuclear Construction,” “Retail Regulatory Matters – Georgia Power – Other Construction,” and “Retail Regulatory Matters –Mississippi Power Integrated Coal Gasification Combined Cycle” and Note 7 to the financial statements under “Construction Program” for additional information.
As a result of NRC requirements, Alabama Power and Georgia Power have external trust funds for nuclear decommissioning costs; however, Alabama Power currently has no additional funding requirements. For additional information, see Note 1 to the financial statements under “Nuclear Decommissioning.”

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
In addition, as discussed in Note 2 to the financial statements, Southern Company provides postretirement benefits to substantially all employees and funds trusts to the extent required by the traditional operating companies’ respective regulatory commissions.
Other funding requirements related to obligations associated with scheduled maturities of long-term debt, as well as the related interest, derivative obligations, preferred and preference stock dividends, leases, and other purchase commitments are detailed in the contractual obligations table that follows. See Notes 1, 6, 7, and 11 to the financial statements for additional information.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Contractual Obligations

		2012-	2014-	After	Uncertain
	2011	2013	2015	2015	Timing(d)	Total
	(in millions)
Long-term debt(a) —
Principal	$1,278	$2,938	$1,138	$14,029	$—	$19,383
Interest	876	1,610	1,369	11,194	—	15,049
Preferred and preference stock dividends(b)	65	130	130	—	—	325
Energy-related derivative obligations(c)	151	55	—	—	—	206
Operating leases	154	170	94	103	—	521
Capital leases	23	28	13	35	—	99
Unrecognized tax benefits and interest(d)	203	—	—	—	122	325
Purchase commitments(e) —
Capital(f)	4,554	9,242	—	—	—	13,796
Limestone(g)	39	82	72	89	—	282
Coal	3,810	3,244	1,656	1,798	—	10,508
Nuclear fuel	335	427	349	807	—	1,918
Natural gas(h)	1,357	2,280	1,687	3,413	—	8,737
Biomass fuel(i)	—	32	36	110	—	178
Purchased power	260	506	559	2,439	—	3,764
Long-term service agreements(j)	110	270	290	1,435	—	2,105
Trusts —
Nuclear decommissioning(k)	3	4	4	35	—	46
Pension and other postretirement benefit plans(l)	64	147	—	—	—	211

Total	$13,282	$21,165	$7,397	$35,487	$122	$77,453

(a)	All amounts are reflected based on final maturity dates. Southern Company and its subsidiaries plan to continue to retire higher-cost securities and replace these obligations with lower-cost capital if market conditions permit. Variable rate interest obligations are estimated based on rates as of January 1, 2011, as reflected in the statements of capitalization. Fixed rates include, where applicable, the effects of interest rate derivatives employed to manage interest rate risk. Long-term debt excludes capital lease amounts (shown separately).

(b)	Preferred and preference stock do not mature; therefore, amounts are provided for the next five years only.

(c)	For additional information, see Notes 1 and 11 to the financial statements.

(d)	The timing related to the realization of $122 million in unrecognized tax benefits and corresponding interest payments in individual years beyond 12 months cannot be reasonably and reliably estimated due to uncertainties in the timing of the effective settlement of tax positions. See Notes 3 and 5 to the financial statements for additional information.

(e)	Southern Company generally does not enter into non-cancelable commitments for other operations and maintenance expenditures. Total other operations and maintenance expenses for 2010, 2009, and 2008 were $4.0 billion, $3.5 billion, and $3.8 billion, respectively.

(f)	Southern Company provides forecasted capital expenditures for a three-year period. Amounts represent current estimates of total expenditures, excluding those amounts related to contractual purchase commitments for nuclear fuel. In addition, such amounts exclude Southern Company’s estimates of potential incremental investments to comply with anticipated new environmental regulations which could range from $74 million to $289 million for 2011, $191 million to $670 million for 2012, and $476 million to $1.9 billion for 2013. At December 31, 2010, significant purchase commitments were outstanding in connection with the construction program.

(g)	As part of Southern Company’s program to reduce SO2 emissions from its coal plants, the traditional operating companies have entered into various long-term commitments for the procurement of limestone to be used in flue gas desulfurization equipment.

(h)	Natural gas purchase commitments are based on various indices at the time of delivery. Amounts reflected have been estimated based on the New York Mercantile Exchange future prices at December 31, 2010.

(i)	Biomass fuel commitments are based on minimum committed tonnage of wood waste purchases.

(j)	Long-term service agreements include price escalation based on inflation indices.

(k)	Projections of nuclear decommissioning trust fund contributions are based on the 2010 ARP for Georgia Power.

(l)	Southern Company forecasts contributions to the qualified pension and other postretirement benefit plans over a three-year period. Southern Company does not expect to be required to make any contributions to the qualified pension plan during the next three years. See Note 2 to the financial statements for additional information related to the pension and other postretirement benefit plans, including estimated benefit payments. Certain benefit payments will be made through the related benefit plans. Other benefit payments will be made from Southern Company’s corporate assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Cautionary Statement Regarding Forward-Looking Statements
Southern Company’s 2010 Annual Report contains forward-looking statements. Forward-looking statements include, among other things, statements concerning the strategic goals for the wholesale business, retail sales, customer growth, economic recovery, fuel cost recovery and other rate actions, environmental regulations and expenditures, future earnings, dividend payout ratios, access to sources of capital, projections for the qualified pension plan, postretirement benefit, and nuclear decommissioning trust fund contributions, financing activities, start and completion of construction projects, plans and estimated costs for new generation resources, impact of the American Recovery and Reinvestment Act of 2009, impact of recent healthcare legislation, impact of the Small Business Jobs and Credit Act of 2010, impact of the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, estimated sales and purchases under new power sale and purchase agreements, and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or “continue” or the negative of these terms or other similar terminology. There are various factors that could cause actual results to differ materially from those suggested by the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. These factors include:
•	the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations;

•	current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, and IRS audits;

•	the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate;

•	variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures;

•	available sources and costs of fuels;

•	effects of inflation;

•	ability to control costs and avoid cost overruns during the development and construction of facilities;

•	investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds;

•	advances in technology;

•	state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms;

•	regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia PSC and NRC approvals and potential DOE loan guarantees;

•	regulatory approvals and actions related to the Kemper IGCC, including Mississippi PSC approvals and potential DOE loan guarantees;

•	the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities;

•	internal restructuring or other restructuring options that may be pursued;

•	potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries;

•	the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required;

•	the ability to obtain new short- and long-term contracts with wholesale customers;

•	the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents;

•	interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings;

•	the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices;

•	catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences;

•	the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources;

•	the effect of accounting pronouncements issued periodically by standard setting bodies; and

•	other factors discussed elsewhere herein and in other reports (including the Form 10-K) filed by the Company from time to time with the SEC.
Southern Company expressly disclaims any obligation to update any forward-looking statements.

CONSOLIDATED STATEMENTS OF INCOME
For the Years Ended December 31, 2010, 2009, and 2008
Southern Company and Subsidiary Companies 2010 Annual Report

	2010	2009	2008
	(in millions)

Operating Revenues:
Retail revenues	$14,791	$13,307	$14,055
Wholesale revenues	1,994	1,802	2,400
Other electric revenues	589	533	545
Other revenues	82	101	127

Total operating revenues	17,456	15,743	17,127

Operating Expenses:
Fuel	6,699	5,952	6,818
Purchased power	563	474	815
Other operations and maintenance	4,010	3,526	3,748
MC Asset Recovery litigation settlement	—	202	—
Depreciation and amortization	1,513	1,503	1,443
Taxes other than income taxes	869	818	797

Total operating expenses	13,654	12,475	13,621

Operating Income	3,802	3,268	3,506
Other Income and (Expense):
Allowance for equity funds used during construction	194	200	152
Interest income	24	23	33
Leveraged lease income (losses)	18	31	(85)
Gain on disposition of lease termination	—	26	—
Loss on extinguishment of debt	—	(17)	—
Interest expense, net of amounts capitalized	(895)	(905)	(866)
Other income (expense), net	(77)	(22)	(18)

Total other income and (expense)	(736)	(664)	(784)

Earnings Before Income Taxes	3,066	2,604	2,722
Income taxes	1,026	896	915

Consolidated Net Income	2,040	1,708	1,807
Dividends on Preferred and Preference Stock of Subsidiaries	65	65	65

Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries	$1,975	$1,643	$1,742

Common Stock Data:
Earnings per share (EPS)—
Basic EPS	$2.37	$2.07	$2.26
Diluted EPS	2.36	2.06	2.25

Average number of shares of common stock outstanding — (in millions)
Basic	832	795	771
Diluted	837	796	775

Cash dividends paid per share of common stock	$1.8025	$1.7325	$1.6625

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2010, 2009, and 2008
Southern Company and Subsidiary Companies 2010 Annual Report

	2010	2009	2008
	(in millions)
Operating Activities:
Consolidated net income	$2,040	$1,708	$1,807
Adjustments to reconcile consolidated net income to net cash provided from operating activities —
Depreciation and amortization, total	1,831	1,788	1,704
Deferred income taxes	1,038	25	215
Deferred revenues	(103)	(54)	120
Allowance for equity funds used during construction	(194)	(200)	(152)
Leveraged lease (income) losses	(18)	(31)	85
Gain on disposition of lease termination	—	(26)	—
Loss on extinguishment of debt	—	17	—
Pension, postretirement, and other employee benefits	(614)	(3)	21
Stock based compensation expense	33	23	20
Hedge settlements	2	(19)	15
Generation construction screening costs	(51)	(22)	—
Other, net	86	102	(108)
Changes in certain current assets and liabilities —
-Receivables	80	585	(176)
-Fossil fuel stock	135	(432)	(303)
-Materials and supplies	(30)	(39)	(23)
-Other current assets	(17)	(47)	(36)
-Accounts payable	4	(125)	(74)
-Accrued taxes	(308)	(95)	293
-Accrued compensation	180	(226)	36
-Other current liabilities	(103)	334	20

Net cash provided from operating activities	3,991	3,263	3,464

Investing Activities:
Property additions	(4,086)	(4,670)	(3,961)
Investment in restricted cash from revenue bonds	(50)	(55)	(96)
Distribution of restricted cash from revenue bonds	25	119	69
Nuclear decommissioning trust fund purchases	(2,009)	(1,234)	(720)
Nuclear decommissioning trust fund sales	2,004	1,228	712
Proceeds from property sales	18	340	34
Cost of removal, net of salvage	(125)	(119)	(123)
Change in construction payables	(51)	215	83
Other investing activities	18	(143)	(124)

Net cash used for investing activities	(4,256)	(4,319)	(4,126)

Financing Activities:
Increase (decrease) in notes payable, net	659	(306)	(314)
Proceeds —
Long-term debt issuances	3,151	3,042	3,687
Common stock issuances	772	1,286	474
Redemptions —
Long-term debt	(2,966)	(1,234)	(1,469)
Redeemable preferred stock	—	—	(125)
Payment of common stock dividends	(1,496)	(1,369)	(1,280)
Payment of dividends on preferred and preference stock of subsidiaries	(65)	(65)	(66)
Other financing activities	(33)	(25)	(29)

Net cash provided from financing activities	22	1,329	878

Net Change in Cash and Cash Equivalents	(243)	273	216
Cash and Cash Equivalents at Beginning of Year	690	417	201

Cash and Cash Equivalents at End of Year	$447	$690	$417

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED BALANCE SHEETS
At December 31, 2010 and 2009
Southern Company and Subsidiary Companies 2010 Annual Report

Assets	2010	2009
	(in millions)
Current Assets:
Cash and cash equivalents	$447	$690
Restricted cash and cash equivalents	68	43
Receivables —
Customer accounts receivable	1,140	953
Unbilled revenues	420	394
Under recovered regulatory clause revenues	209	333
Other accounts and notes receivable	285	375
Accumulated provision for uncollectible accounts	(25)	(25)
Fossil fuel stock, at average cost	1,308	1,447
Materials and supplies, at average cost	827	794
Vacation pay	151	145
Prepaid expenses	784	508
Other regulatory assets, current	210	167
Other current assets	59	49

Total current assets	5,883	5,873

Property, Plant, and Equipment:
In service	56,731	53,588
Less accumulated depreciation	20,174	19,121

Plant in service, net of depreciation	36,557	34,467
Nuclear fuel, at amortized cost	670	593
Construction work in progress	4,775	4,170

Total property, plant, and equipment	42,002	39,230

Other Property and Investments:
Nuclear decommissioning trusts, at fair value	1,370	1,070
Leveraged leases	624	610
Miscellaneous property and investments	277	283

Total other property and investments	2,271	1,963

Deferred Charges and Other Assets:
Deferred charges related to income taxes	1,280	1,047
Prepaid pension costs	88	—
Unamortized debt issuance expense	178	208
Unamortized loss on reacquired debt	274	255
Deferred under recovered regulatory clause revenues	218	373
Other regulatory assets, deferred	2,402	2,702
Other deferred charges and assets	436	395

Total deferred charges and other assets	4,876	4,980

Total Assets	$55,032	$52,046

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED BALANCE SHEETS
At December 31, 2010 and 2009
Southern Company and Subsidiary Companies 2010 Annual Report

Liabilities and Stockholders’ Equity	2010	2009
	(in millions)
Current Liabilities:
Securities due within one year	$1,301	$1,113
Notes payable	1,297	639
Accounts payable	1,275	1,329
Customer deposits	332	331
Accrued taxes —
Accrued income taxes	8	13
Unrecognized tax benefits	187	166
Other accrued taxes	440	398
Accrued interest	225	218
Accrued vacation pay	194	184
Accrued compensation	438	248
Liabilities from risk management activities	152	125
Other regulatory liabilities, current	88	528
Other current liabilities	535	292

Total current liabilities	6,472	5,584

Long-Term Debt (See accompanying statements)	18,154	18,131

Deferred Credits and Other Liabilities:
Accumulated deferred income taxes	7,554	6,455
Deferred credits related to income taxes	235	248
Accumulated deferred investment tax credits	509	448
Employee benefit obligations	1,580	2,304
Asset retirement obligations	1,257	1,201
Other cost of removal obligations	1,158	1,091
Other regulatory liabilities, deferred	312	278
Other deferred credits and liabilities	517	346

Total deferred credits and other liabilities	13,122	12,371

Total Liabilities	37,748	36,086

Redeemable Preferred Stock of Subsidiaries (See accompanying statements)	375	375

Total Stockholders’ Equity (See accompanying statements)	16,909	15,585

Total Liabilities and Stockholders’ Equity	$55,032	$52,046

Commitments and Contingent Matters (See notes)

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF CAPITALIZATION
At December 31, 2010 and 2009
Southern Company and Subsidiary Companies 2010 Annual Report

		2010	2009	2010	2009
		(in millions)		(percent of total)

Long-Term Debt:
Long-term debt payable to affiliated trusts —
Maturity	Interest Rates
2044	5.88%	$206	$206
Variable rate (3.39% at 1/1/11) due 2042		206	206

Total long-term debt payable to affiliated trusts		412	412

Long-term senior notes and debt —
Maturity	Interest Rates
2010	4.70%	—	102
2011	4.00% to 5.57%	304	304
2012	4.85% to 6.25%	1,778	1,778
2013	1.30% to 6.00%	1,436	936
2014	4.15% to 4.90%	425	425
2015	2.38% to 5.75%	1,184	1,025
2016 through 2048	2.25% to 8.20%	9,438	8,822
Adjustable rates (at 1/1/11):
2010	0.35% to 0.97%	—	990
2011	0.56% to 0.78%	915	790
2013	0.62%	350	—
2040	0.44%	50	—

Total long-term senior notes and debt		15,880	15,172

Other long-term debt —
Pollution control revenue bonds —
Maturity	Interest Rates
2016 through 2049	0.80% to 6.00%	1,807	1,973
Variable rates (at 1/1/11):
2011 through 2041	0.26% to 0.51%	1,284	1,612

Total other long-term debt		3,091	3,585

Capitalized lease obligations		99	98

Unamortized debt (discount), net		(27)	(23)

Total long-term debt (annual interest requirement — $876 million)		19,455	19,244
Less amount due within one year		1,301	1,113

Long-term debt excluding amount due within one year		18,154	18,131	51.2%	53.2%

CONSOLIDATED STATEMENTS OF CAPITALIZATION (continued)
At December 31, 2010 and 2009
Southern Company and Subsidiary Companies 2010 Annual Report

	2010	2009	2010	2009
	(in millions)		(percent of total)

Redeemable Preferred Stock of Subsidiaries:
Cumulative preferred stock
$100 par or stated value — 4.20% to 5.44%
Authorized — 20 million shares
Outstanding — 1 million shares	81	81
$1 par value — 5.20% to 5.83%
Authorized — 28 million shares
Outstanding — 12 million shares: $25 stated value	294	294

Total redeemable preferred stock of subsidiaries (annual dividend requirement — $20 million)	375	375	1.1	1.1

Common Stockholders’ Equity:
Common stock, par value $5 per share —	4,219	4,101
Authorized — 1 billion shares
Issued — 2010: 844 million shares
— 2009: 820 million shares
Treasury — 2010: 0.5 million shares
— 2009: 0.5 million shares
Paid-in capital	3,702	2,995
Treasury, at cost	(15)	(15)
Retained earnings	8,366	7,885
Accumulated other comprehensive income (loss)	(70)	(88)

Total common stockholders’ equity	16,202	14,878	45.7	43.6

Preferred and Preference Stock of Subsidiaries:
Non-cumulative preferred stock
$25 par value — 6.00% to 6.13%
Authorized — 60 million shares
Outstanding — 2 million shares	45	45
Preference stock
Authorized — 65 million shares
Outstanding — $1 par value — 5.63% to 6.50%	343	343
— 14 million shares (non-cumulative)
— $100 par or stated value — 6.00% to 6.50%	319	319
— 3 million shares (non-cumulative)

Total preferred and preference stock of subsidiaries (annual dividend requirement — $45 million)	707	707	2.0	2.1

Total stockholders’ equity	16,909	15,585

Total Capitalization	$35,438	$34,091	100.0%	100.0%

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2010, 2009, and 2008
Southern Company and Subsidiary Companies 2010 Annual Report

							Accumulated	Preferred
							Other	and
	Number of		Common Stock				Comprehensive	Preference
	Common Shares		Par	Paid-In		Retained	Income	Stock of
	Issued	Treasury	Value	Capital	Treasury	Earnings	(Loss)	Subsidiaries	Total
	(in thousands)		(in millions)
Balance at December 31, 2007	763,503	(399)	$3,817	$1,454	$(11)	$7,155	$(30)	$707	$13,092
Net income after dividends on preferred and preference stock of subsidiaries	—	—	—	—	—	1,742	—	—	1,742
Other comprehensive loss	—	—	—	—	—	—	(75)	—	(75)
Stock issued	14,113	—	71	402	—	—	—	—	473
Stock-based compensation	—	—	—	36	—	—	—	—	36
Cash dividends	—	—	—	—	—	(1,279)	—	—	(1,279)
Other	—	(25)	—	1	(1)	(6)	—	—	(6)

Balance at December 31, 2008	777,616	(424)	3,888	1,893	(12)	7,612	(105)	707	13,983
Net income after dividends on preferred and preference stock of subsidiaries	—	—	—	—	—	1,643	—	—	1,643
Other comprehensive income	—	—	—	—	—	—	17	—	17
Stock issued	42,536	—	213	1,074	—	—	—	—	1,287
Stock-based compensation	—	—	—	26	—	—	—	—	26
Cash dividends	—	—	—	—	—	(1,369)	—	—	(1,369)
Other	—	(81)	—	2	(3)	(1)	—	—	(2)

Balance at December 31, 2009	820,152	(505)	4,101	2,995	(15)	7,885	(88)	707	15,585
Net income after dividends on preferred and preference stock of subsidiaries	—	—	—	—	—	1,975	—	—	1,975
Other comprehensive income	—	—	—	—	—	—	18	—	18
Stock issued	23,662	—	118	654	—	—	—	—	772
Stock-based compensation	—	—	—	52	—	—	—	—	52
Cash dividends	—	—	—	—	—	(1,496)	—	—	(1,496)
Other	—	31	—	1	—	2	—	—	3

Balance at December 31, 2010	843,814	(474)	$4,219	$3,702	$(15)	$8,366	$(70)	$707	$16,909

The accompanying notes are an integral part of these financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the Years Ended December 31, 2010, 2009, and 2008
Southern Company and Subsidiary Companies 2010 Annual Report

	2010	2009	2008
	(in millions)
Consolidated Net Income	$2,040	$1,708	$1,807

Other comprehensive income:
Qualifying hedges:
Changes in fair value, net of tax of $-, $(3), and $(19), respectively	(1)	(4)	(30)
Reclassification adjustment for amounts included in net income, net of tax of $9, $18, and $7, respectively	15	28	11
Marketable securities:
Change in fair value, net of tax of $(2), $1, and $(4), respectively	(3)	4	(7)
Pension and other postretirement benefit plans:
Benefit plan net gain (loss),net of tax of $1, $(8), and $(32), respectively	6	(12)	(51)
Reclassification adjustment for amounts included in net income, net of tax of $1, $1, and $1, respectively	1	1	2

Total other comprehensive income (loss)	18	17	(75)

Dividends on preferred and preference stock of subsidiaries	(65)	(65)	(65)

Consolidated Comprehensive Income	$1,993	$1,660	$1,667

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS
Southern Company and Subsidiary Companies 2010 Annual Report
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
General
The Southern Company (the Company) is the parent company of four traditional operating companies, Southern Power Company (Southern Power), Southern Company Services, Inc. (SCS), Southern Communications Services, Inc. (SouthernLINC Wireless), Southern Company Holdings, Inc. (Southern Holdings), Southern Nuclear Operating Company, Inc. (Southern Nuclear), and other direct and indirect subsidiaries. The traditional operating companies – Alabama Power Company (Alabama Power), Georgia Power Company (Georgia Power), Gulf Power Company (Gulf Power), and Mississippi Power Company (Mississippi Power) – are vertically integrated utilities providing electric service in four Southeastern states. Southern Power constructs, acquires, owns, and manages generation assets and sells electricity at market-based rates in the wholesale market. SCS, the system service company, provides, at cost, specialized services to Southern Company and its subsidiary companies. SouthernLINC Wireless provides digital wireless communications for use by Southern Company and its subsidiary companies and also markets these services to the public and provides fiber cable services within the Southeast. Southern Holdings is an intermediate holding company subsidiary for Southern Company’s investments in leveraged leases. Southern Nuclear operates and provides services to Southern Company’s nuclear power plants.
The financial statements reflect Southern Company’s investments in the subsidiaries on a consolidated basis. The equity method is used for entities in which the Company has significant influence but does not control and for variable interest entities where the Company has an equity investment, but is not the primary beneficiary. All material intercompany transactions have been eliminated in consolidation. Certain prior years’ data presented in the financial statements have been reclassified to conform to the current year presentation.
The traditional operating companies, Southern Power, and certain of their subsidiaries are subject to regulation by the Federal Energy Regulatory Commission (FERC) and the traditional operating companies are also subject to regulation by their respective state public service commissions (PSC). The companies follow generally accepted accounting principles (GAAP) in the U.S. and comply with the accounting policies and practices prescribed by their respective commissions. The preparation of financial statements in conformity with GAAP requires the use of estimates, and the actual results may differ from those estimates.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Regulatory Assets and Liabilities
The traditional operating companies are subject to the provisions of the Financial Accounting Standards Board in accounting for the effects of rate regulation. Regulatory assets represent probable future revenues associated with certain costs that are expected to be recovered from customers through the ratemaking process. Regulatory liabilities represent probable future reductions in revenues associated with amounts that are expected to be credited to customers through the ratemaking process.
Regulatory assets and (liabilities) reflected in the balance sheets at December 31 relate to:

	2010	2009	Note
	(in millions)
Deferred income tax charges	$1,204	$1,048	(a	)
Deferred income tax charges — Medicare subsidy	82	—	(k	)
Asset retirement obligations-asset	79	125	(a,i	)
Asset retirement obligations-liability	(82)	(47)	(a,i	)
Other cost of removal obligations	(1,188)	(1,307)	(a	)
Deferred income tax credits	(237)	(249)	(a	)
Loss on reacquired debt	274	255	(b	)
Vacation pay	151	145	(c,i	)
Under recovered regulatory clause revenues	27	40	(d	)
Over recovered regulatory clause revenues	(40)	(218)	(d	)
Building leases	45	47	(f	)
Generating plant outage costs	31	39	(d	)
Under recovered storm damage costs	8	22	(d	)
Property damage reserves	(216)	(157)	(h	)
Fuel hedging-asset	211	187	(d	)
Fuel hedging-liability	(7)	(2)	(d	)
Other assets	171	156	(d	)
Environmental remediation-asset	67	68	(h,i	)
Environmental remediation-liability	(10)	(13)	(h	)
Environmental compliance cost recovery	—	(96)	(g	)
Other liabilities	(13)	(51)	(j	)
Retiree benefit plans	2,041	2,268	(e,i	)

Total assets (liabilities), net	$2,598	$2,260

Note: The recovery and amortization periods for these regulatory assets and (liabilities) are as follows:
(a)	Asset retirement and removal assets and liabilities are recorded, deferred income tax assets are recovered, and deferred income tax liabilities are amortized over the related property lives, which may range up to 65 years. Asset retirement and other cost of removal liabilities will be settled and trued up following completion of the related activities. Other cost of removal obligations include $92 million at Georgia Power that will be amortized over a three-year period beginning January 1, 2011 in accordance with a Georgia PSC order. See Note 3 under “Retail Regulatory Matters — Georgia Power — Retail Rate Plans” for additional information.

(b)	Recovered over either the remaining life of the original issue or, if refinanced, over the life of the new issue, which may range up to 50 years.

(c)	Recorded as earned by employees and recovered as paid, generally within one year.

(d)	Recorded and recovered or amortized as approved by the appropriate state PSCs over periods not exceeding 10 years.

(e)	Recovered and amortized over the average remaining service period which may range up to 15 years. See Note 2 for additional information.

(f)	Recovered over the remaining lives of the buildings through 2026.

(g)	Deferred revenue associated with the levelization of Georgia Power’s environmental compliance cost recovery (ECCR) tariff revenue for the years 2008 through 2010 in accordance with a Georgia PSC order.

(h)	Recovered as storm restoration or environmental remediation expenses are incurred.

(i)	Not earning a return as offset in rate base by a corresponding asset or liability.

(j)	Recorded and recovered or amortized as approved by the appropriate state PSC over periods up to the life of the plant or the remaining life of the original issue or, if refinanced, over the life of the new issue which may range up to 50 years.

(k)	Recovered and amortized as approved by the appropriate state PSCs over periods not exceeding 14 years. See Note 5 under “Current and Deferred Income Taxes” for additional information.
In the event that a portion of a traditional operating company’s operations is no longer subject to applicable accounting rules for rate regulation, such company would be required to write off or reclassify to accumulated other comprehensive income (OCI) related regulatory assets and liabilities that are not specifically recoverable through regulated rates. In addition, the traditional operating company would be required to determine if any impairment to other assets, including plant, exists and write down the assets, if impaired, to their fair values. All regulatory assets and liabilities are to be reflected in rates. See Note 3 under “Retail Regulatory

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Matters — Alabama Power,” “Retail Regulatory Matters — Georgia Power,” and “Retail Regulatory Matters — Mississippi Power Integrated Coal Gasification Combined Cycle” for additional information.
Revenues
Wholesale capacity revenues are generally recognized on a levelized basis over the appropriate contract periods. Energy and other revenues are recognized as services are provided. Unbilled revenues related to retail sales are accrued at the end of each fiscal period. Electric rates for the traditional operating companies include provisions to adjust billings for fluctuations in fuel costs, fuel hedging, the energy component of purchased power costs, and certain other costs. Revenues are adjusted for differences between these actual costs and amounts billed in current regulated rates. Under or over recovered regulatory clause revenues are recorded in the balance sheets and are recovered or returned to customers through adjustments to the billing factors.
Southern Company has a diversified base of customers. No single customer or industry comprises 10% or more of revenues. For all periods presented, uncollectible accounts averaged less than 1% of revenues.
Fuel Costs
Fuel costs are expensed as the fuel is used. Fuel expense generally includes the cost of purchased emissions allowances as they are used. Fuel expense also includes the amortization of the cost of nuclear fuel and a charge, based on nuclear generation, for the permanent disposal of spent nuclear fuel. See Note 3 under “Nuclear Fuel Disposal Costs” for additional information.
Income and Other Taxes
Southern Company uses the liability method of accounting for deferred income taxes and provides deferred income taxes for all significant income tax temporary differences. Taxes that are collected from customers on behalf of governmental agencies to be remitted to these agencies are presented net on the statements of income.
In accordance with regulatory requirements, deferred investment tax credits (ITCs) for the traditional operating companies are amortized over the lives of the related property with such amortization normally applied as a credit to reduce depreciation in the statements of income. Credits amortized in this manner amounted to $23 million in 2010, $24 million in 2009, and $23 million in 2008. At December 31, 2010, all ITCs available to reduce federal income taxes payable had been utilized.
Under the American Recovery and Reinvestment Act of 2009, certain projects at certain Southern Company subsidiaries are eligible for ITCs or cash grants. These subsidiaries have elected to receive ITCs. The credits are recorded as a deferred credit, which will be amortized over the life of the asset, and the tax basis of the asset is reduced by 50% of the credits received, resulting in a deferred tax asset. The subsidiaries have elected to recognize the tax benefit of this basis difference as a reduction to income tax expense as costs are incurred during the construction period. These basis differences will reverse and be recorded to income tax expense over the useful life of the asset once placed in service.
In accordance with accounting standards related to the uncertainty in income taxes, Southern Company recognizes tax positions that are “more likely than not” of being sustained upon examination by the appropriate taxing authorities. See Note 5 under “Unrecognized Tax Benefits” for additional information.
Property, Plant, and Equipment
Property, plant, and equipment is stated at original cost less regulatory disallowances and impairments. Original cost includes: materials; labor; minor items of property; appropriate administrative and general costs; payroll-related costs such as taxes, pensions, and other benefits; and the interest capitalized and/or cost of funds used during construction.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Southern Company’s property, plant, and equipment consisted of the following at December 31:

	2010	2009
	(in millions)
Generation	$30,121	$28,204
Transmission	7,835	7,380
Distribution	14,870	14,335
General	3,116	2,917
Plant acquisition adjustment	43	43

Utility plant in service	55,985	52,879

Information technology equipment and software	216	182
Communications equipment	423	423
Other	107	104

Other plant in service	746	709

Total plant in service	$56,731	$53,588

The cost of replacements of property, exclusive of minor items of property, is capitalized. The cost of maintenance, repairs, and replacement of minor items of property is charged to maintenance expense as incurred or performed with the exception of nuclear refueling costs, which are recorded in accordance with specific state PSC orders. Alabama Power and Georgia Power defer and amortize nuclear refueling costs over the unit’s operating cycle. The refueling cycles for Alabama Power and Georgia Power range from 18 to 24 months for each unit. In accordance with a Georgia PSC order, Georgia Power also defers the costs of certain significant inspection costs for the combustion turbines at Plant McIntosh and amortizes such costs over 10 years, which approximates the expected maintenance cycle.
The amount of non-cash property additions recognized for the years ended December 31, 2010, 2009, and 2008 was $427 million, $370 million, and $309 million, respectively. These amounts are comprised of construction related accounts payable outstanding at each year end together with retention amounts accrued during the respective year.
Depreciation and Amortization
Depreciation of the original cost of utility plant in service is provided primarily by using composite straight-line rates, which approximated 3.3% in 2010, 3.2% in 2009, and 3.2% in 2008. Depreciation studies are conducted periodically to update the composite rates. These studies are filed with the respective state PSC for the traditional operating companies. Accumulated depreciation for utility plant in service totaled $19.7 billion and $18.7 billion at December 31, 2010 and 2009, respectively. When property subject to composite depreciation is retired or otherwise disposed of in the normal course of business, its original cost, together with the cost of removal, less salvage, is charged to accumulated depreciation. For other property dispositions, the applicable cost and accumulated depreciation are removed from the balance sheet accounts and a gain or loss is recognized. Minor items of property included in the original cost of the plant are retired when the related property unit is retired.
In August 2009, the Georgia PSC approved an accounting order allowing Georgia Power to amortize a portion of its regulatory liability related to other cost of removal obligations. See Note 3 under “Retail Regulatory Matters — Georgia Power — Retail Rate Plans” for additional information.
Depreciation of the original cost of other plant in service is provided primarily on a straight-line basis over estimated useful lives ranging from three to 30 years. Accumulated depreciation for other plant in service totaled $441 million and $419 million at December 31, 2010 and 2009, respectively.
Asset Retirement Obligations and Other Costs of Removal
Asset retirement obligations are computed as the present value of the ultimate costs for an asset’s future retirement and are recorded in the period in which the liability is incurred. The costs are capitalized as part of the related long-lived asset and depreciated over the asset’s useful life. The Company has received accounting guidance from the various state PSCs allowing the continued accrual of other future retirement costs for long-lived assets that the Company does not have a legal obligation to retire. Accordingly, the accumulated removal costs for these obligations are reflected in the balance sheets as a regulatory liability. See Note 3 under “Retail Regulatory Matters — Georgia Power — Retail Rate Plans” for additional information related to Georgia Power’s cost of removal regulatory liability.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
The liability recognized to retire long-lived assets primarily relates to the Company’s nuclear facilities, Plants Farley, Hatch, and Vogtle. In addition, the Company has retirement obligations related to various landfill sites, ash ponds, underground storage tanks, asbestos removal, and disposal of polychlorinated biphenyls in certain transformers. The Company also has identified retirement obligations related to certain transmission and distribution facilities, co-generation facilities, certain wireless communication towers, and certain structures authorized by the U.S. Army Corps of Engineers. However, liabilities for the removal of these assets have not been recorded because the range of time over which the Company may settle these obligations is unknown and cannot be reasonably estimated. The Company will continue to recognize in the statements of income allowed removal costs in accordance with its regulatory treatment. Any differences between costs recognized in accordance with accounting standards related to asset retirement and environmental obligations and those reflected in rates are recognized as either a regulatory asset or liability, as ordered by the various state PSCs, and are reflected in the balance sheets. See “Nuclear Decommissioning” herein for further information on amounts included in rates.
Details of the asset retirement obligations included in the balance sheets are as follows:

	2010	2009
	(in millions)
Balance at beginning of year	$1,206	$1,185
Liabilities incurred	—	2
Liabilities settled	(16)	(10)
Accretion	78	77
Cash flow revisions	(2)	(48)

Balance at end of year	$1,266	$1,206

Nuclear Decommissioning
The Nuclear Regulatory Commission (NRC) requires licensees of commercial nuclear power reactors to establish a plan for providing reasonable assurance of funds for future decommissioning. Alabama Power and Georgia Power have external trust funds (the Funds) to comply with the NRC’s regulations. Use of the Funds is restricted to nuclear decommissioning activities and the Funds are managed and invested in accordance with applicable requirements of various regulatory bodies, including the NRC, the FERC, and state PSCs, as well as the Internal Revenue Service (IRS). The Funds are required to be held by one or more trustees with an individual net worth of at least $100 million. The FERC requires the Funds’ managers to exercise the standard of care in investing that a “prudent investor” would use in the same circumstances. The FERC regulations also require, except for investments tied to market indices or other mutual funds, that the Funds’ managers may not invest in any securities of the utility for which it manages funds or its affiliates. In addition, the NRC prohibits investments in securities of power reactor licensees. While Southern Company is allowed to prescribe an overall investment policy to the Funds’ managers, neither Southern Company nor its subsidiaries or affiliates are allowed to engage in the day-to-day management of the Funds or to mandate individual investment decisions. Day-to-day management of the investments in the Funds is delegated to unrelated third party managers with oversight by Southern Company, Alabama Power, and Georgia Power management. The Funds’ managers are authorized, within broad limits, to actively buy and sell securities at their own discretion in order to maximize the return on the Funds’ investments. The Funds are invested in a tax-efficient manner in a diversified mix of equity and fixed income securities and are reported as trading securities.
Southern Company records the investment securities held in the Funds at fair value, as disclosed in Note 10. Gains and losses, whether realized or unrealized, are recorded in the regulatory liability for asset retirement obligations in the balance sheets and are not included in net income or OCI. Fair value adjustments and realized gains and losses are determined on a specific identification basis.
The Funds at Georgia Power participate in a securities lending program through the managers of the Funds. Under this program, the Funds’ investment securities are loaned to investment brokers for a fee. Securities so loaned are fully collateralized by cash, letters of credit, and securities issued or guaranteed by the U.S. government, its agencies, and the instrumentalities. As of December 31, 2010 and 2009, approximately $141 million and $14 million, respectively, of the fair market value of the Funds’ securities were on loan and pledged to creditors under the Funds’ managers’ securities lending program. The fair value of the collateral received was approximately $144 million and $14 million at December 31, 2010 and 2009, respectively, and can only be sold upon the return of the loaned securities. The collateral received is treated as a non-cash item in the statements of cash flows.
At December 31, 2010, investment securities in the Funds totaled $1.4 billion consisting of equity securities of $664 million, debt securities of $632 million, and $74 million of other securities. At December 31, 2009, investment securities in the Funds totaled $1.1 billion consisting of equity securities of $774 million, debt securities of $272 million, and $22 million of other securities. These amounts include the investment securities pledged to creditors and collateral received, and exclude receivables related to investment income and pending investment sales, and payables related to pending investment purchases and the lending pool.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Sales of the securities held in the Funds resulted in cash proceeds of $2.0 billion, $1.2 billion, and $712 million in 2010, 2009, and 2008, respectively, all of which were reinvested. For 2010, fair value increases, including reinvested interest and dividends and excluding the Funds’ expenses, were $139 million, of which $6 million related to securities held in the Funds at December 31, 2010. For 2009, fair value increases, including reinvested interest and dividends and excluding the Funds’ expenses, were $215 million, of which $198 million related to securities held in the Funds at December 31, 2009. For 2008, fair value reductions, including reinvested interest and dividends and excluding the Funds’ expenses, were $(278) million. While the investment securities held in the Funds are reported as trading securities, the Funds continue to be managed with a long-term focus. Accordingly, all purchases and sales within the Funds are presented separately in the statements of cash flows as investing cash flows, consistent with the nature of and purpose for which the securities were acquired.
Amounts previously recorded in internal reserves are being transferred into the external trust funds over periods approved by the Alabama PSC. The NRC’s minimum external funding requirements are based on a generic estimate of the cost to decommission only the radioactive portions of a nuclear unit based on the size and type of reactor. Alabama Power and Georgia Power have filed plans with the NRC designed to ensure that, over time, the deposits and earnings of the Funds will provide the minimum funding amounts prescribed by the NRC.
At December 31, 2010, the accumulated provisions for decommissioning were as follows:

	Plant Farley	Plant Hatch	Plant Vogtle
	(in millions)
External trust funds	$553	$360	$206
Internal reserves	24	—	—

Total	$577	$360	$206

Site study cost is the estimate to decommission a specific facility as of the site study year. The estimated costs of decommissioning based on the most current studies, which were performed in 2008 for Alabama Power’s Plant Farley and in 2009 for the Georgia Power plants, were as follows for Alabama Power’s Plant Farley and Georgia Power’s ownership interests in Plants Hatch and Vogtle:

	Plant Farley	Plant Hatch	Plant Vogtle
Decommissioning periods:
Beginning year	2037	2034	2047
Completion year	2065	2063	2067

	(in millions)
Site study costs:
Radiated structures	$1,060	$583	$500
Non-radiated structures	72	46	71

Total	$1,132	$629	$571

The decommissioning periods and site study costs for Plant Vogtle reflect the extended operating license approved by the NRC in June 2009. The decommissioning cost estimates are based on prompt dismantlement and removal of the plant from service. The actual decommissioning costs may vary from the above estimates because of changes in the assumed date of decommissioning, changes in NRC requirements, or changes in the assumptions used in making these estimates.
For ratemaking purposes, Alabama Power’s decommissioning costs are based on the site study, and Georgia Power’s decommissioning costs are based on the NRC generic estimate to decommission the radioactive portion of the facilities as of 2006. The estimates used in current rates are $575 million and $420 million for Plant Hatch and Plant Vogtle Units 1 and 2, respectively. Amounts expensed were $3 million annually for Plant Vogtle Units 1 and 2 for 2008 through 2010. Effective for the years 2011 through 2013, the annual decommissioning cost for ratemaking is $2 million for Plant Hatch. Georgia Power projects the external trust funds for Plant Vogtle Units 1 and 2 would be adequate to meet the decommissioning obligations of the NRC with no further contributions. Significant assumptions used to determine these costs for ratemaking were an inflation rate of 4.5% and 2.4% for Alabama Power and Georgia Power, respectively, and a trust earnings rate of 7.0% and 4.4% for Alabama Power and Georgia Power, respectively. As a result of license extensions, amounts previously contributed to the external trust funds for Plant Farley are currently projected to be adequate to meet the decommissioning obligations.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Allowance for Funds Used During Construction (AFUDC) and Interest Capitalized
In accordance with regulatory treatment, the traditional operating companies record AFUDC, which represents the estimated debt and equity costs of capital funds that are necessary to finance the construction of new regulated facilities. While cash is not realized currently from such allowance, it increases the revenue requirement over the service life of the plant through a higher rate base and higher depreciation. The equity component of AFUDC is not included in calculating taxable income. Interest related to the construction of new facilities not included in the traditional operating companies’ regulated rates is capitalized in accordance with standard interest capitalization requirements. AFUDC and interest capitalized, net of income taxes were 12.5%, 15.3%, and 11.2% of net income for 2010, 2009, and 2008, respectively.
Cash payments for interest totaled $789 million, $788 million, and $787 million in 2010, 2009, and 2008, respectively, net of amounts capitalized of $86 million, $84 million, and $71 million, respectively.
Impairment of Long-Lived Assets and Intangibles
Southern Company evaluates long-lived assets for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on either a specific regulatory disallowance or an estimate of undiscounted future cash flows attributable to the assets, as compared with the carrying value of the assets. If an impairment has occurred, the amount of the impairment recognized is determined by either the amount of regulatory disallowance or by estimating the fair value of the assets and recording a loss if the carrying value is greater than the fair value. For assets identified as held for sale, the carrying value is compared to the estimated fair value less the cost to sell in order to determine if an impairment loss is required. Until the assets are disposed of, their estimated fair value is re-evaluated when circumstances or events change.
Storm Damage Reserves
Each traditional operating company maintains a reserve to cover the cost of damages from major storms to its transmission and distribution lines and generally the cost of uninsured damages to its generation facilities and other property. In accordance with their respective state PSC orders, the traditional operating companies accrued $32 million in 2010 and $44 million in 2009. Alabama Power, Gulf Power, and Mississippi Power also have discretionary authority from their state PSCs to accrue certain additional amounts as circumstances warrant. In 2010 and 2009, such additional accruals totaled $48 million and $40 million, respectively, all at Alabama Power. There were no material accruals for 2008. See Note 3 under “Retail Regulatory Matters — Alabama Power — Natural Disaster Reserve” for additional information regarding Alabama Power’s natural disaster reserve.
Leveraged Leases
Southern Company has several leveraged lease agreements, with terms ranging up to 45 years, which relate to international and domestic energy generation, distribution, and transportation assets. Southern Company receives federal income tax deductions for depreciation and amortization, as well as interest on long-term debt related to these investments. The Company reviews all important lease assumptions at least annually, or more frequently if events or changes in circumstances indicate that a change in assumptions has occurred or may occur. These assumptions include the effective tax rate, the residual value, the credit quality of the lessees, and the timing of expected tax cash flows.
Southern Company’s net investment in domestic leveraged leases consists of the following at December 31:

	2010	2009
	(in millions)
Net rentals receivable	$475	$487
Unearned income	(207)	(218)

Investment in leveraged leases	268	269
Deferred taxes from leveraged leases	(223)	(211)

Net investment in leveraged leases	$45	$58

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
A summary of the components of income from domestic leveraged leases was as follows:

	2010	2009	2008
	(in millions)
Pretax leveraged lease income	$4	$12	$14
Income tax expense	(3)	(5)	(6)

Net leveraged lease income	$1	$7	$8

Southern Company’s net investment in international leveraged leases consists of the following at December 31:

	2010	2009
	(in millions)
Net rentals receivable	$733	$734
Unearned income	(377)	(393)

Investment in leveraged leases	356	341
Current taxes payable	—	—
Deferred taxes from leveraged leases	(40)	(40)

Net investment in leveraged leases	$316	$301

A summary of the components of income from international leveraged leases was as follows:

	2010	2009	2008
	(in millions)
Pretax leveraged lease income (loss)	$14	$19	$(99)
Income tax benefit (expense)	(5)	(7)	35

Net leveraged lease income (loss)	$9	$12	$(64)

The Company terminated two international leveraged lease investments during 2009. The proceeds were used to extinguish all debt related to leveraged lease investments, a portion of which had make-whole redemption provisions. This resulted in a $17 million loss which partially offset a $26 million gain on the terminations.
Cash and Cash Equivalents
For purposes of the financial statements, temporary cash investments are considered cash equivalents. Temporary cash investments are securities with original maturities of 90 days or less.
Materials and Supplies
Generally, materials and supplies include the average costs of transmission, distribution, and generating plant materials. Materials are charged to inventory when purchased and then expensed or capitalized to plant, as appropriate, at weighted average cost when installed.
Fuel Inventory
Fuel inventory includes the average costs of oil, coal, natural gas, and emissions allowances. Fuel is charged to inventory when purchased and then expensed as used and recovered by the traditional operating companies through fuel cost recovery rates approved by each state PSC. Emissions allowances granted by the Environmental Protection Agency (EPA) are included in inventory at zero cost.
Financial Instruments
Southern Company uses derivative financial instruments to limit exposure to fluctuations in interest rates, the prices of certain fuel purchases, electricity purchases and sales, and occasionally foreign currency exchange rates. All derivative financial instruments are recognized as either assets or liabilities (included in “Other” or shown separately as “Risk Management Activities”) and are measured at fair value. See Note 10 for additional information. Substantially all of Southern Company’s bulk energy purchases and sales contracts that meet the definition of a derivative are excluded from fair value accounting requirements because they qualify for the “normal” scope exception, and are accounted for under the accrual method. Other derivative contracts qualify as cash flow hedges of anticipated transactions or are recoverable through the traditional operating companies’ fuel hedging programs. This results in the deferral of related gains and losses in OCI or regulatory assets and liabilities, respectively, until the hedged transactions occur. Any

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
ineffectiveness arising from cash flow hedges is recognized currently in net income. Other derivative contracts are marked to market through current period income and are recorded on a net basis in the statements of income. See Note 11 for additional information.
The Company does not offset fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting arrangement. At December 31, 2010, the amount included in accounts payable in the balance sheets that the Company has recognized for the obligation to return cash collateral arising from derivative instruments was not material.
Southern Company is exposed to losses related to financial instruments in the event of counterparties’ nonperformance. The Company has established controls to determine and monitor the creditworthiness of counterparties in order to mitigate the Company’s exposure to counterparty credit risk.
Comprehensive Income
The objective of comprehensive income is to report a measure of all changes in common stock equity of an enterprise that result from transactions and other economic events of the period other than transactions with owners. Comprehensive income consists of net income, changes in the fair value of qualifying cash flow hedges and marketable securities, certain changes in pension and other postretirement benefit plans, and reclassifications for amounts included in net income.
Accumulated OCI (loss) balances, net of tax effects, were as follows:

			Pension and Other	Accumulated Other
	Qualifying	Marketable	Postretirement	Comprehensive
	Hedges	Securities	Benefit Plans	Income (Loss)
	(in millions)
Balance at December 31, 2009	$(49)	$10	$(49)	$(88)
Current period change	14	(3)	7	18

Balance at December 31, 2010	$(35)	$7	$(42)	$(70)

Variable Interest Entities
Effective January 1, 2010, the traditional operating companies and Southern Power adopted new accounting guidance which modified the consolidation model and expanded disclosures related to variable interest entities (VIE). The primary beneficiary of a VIE is required to consolidate the VIE when it has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The adoption of this new accounting guidance did not result in the traditional operating companies or Southern Power consolidating any VIEs that were not already consolidated under previous guidance, nor deconsolidating any VIEs.
Certain of the traditional operating companies have established certain wholly-owned trusts to issue preferred securities. See Note 6 under “Long-Term Debt Payable to Affiliated Trusts” for additional information. However, Southern Company and the applicable traditional operating companies are not considered the primary beneficiaries of the trusts. Therefore, the investments in these trusts are reflected as other investments, and the related loans from the trusts are reflected in long-term debt in the balance sheets.
2. RETIREMENT BENEFITS
Southern Company has a defined benefit, trusteed, pension plan covering substantially all employees. This qualified pension plan is funded in accordance with requirements of the Employee Retirement Income Security Act of 1974, as amended (ERISA). In December 2010, the traditional operating companies and certain other subsidiaries contributed approximately $620 million to the qualified pension plan. No contributions to the qualified pension plan are expected for the year ending December 31, 2011. Southern Company also provides certain defined benefit pension plans for a selected group of management and highly compensated employees. Benefits under these non-qualified pension plans are funded on a cash basis. In addition, Southern Company provides certain medical care and life insurance benefits for retired employees through other postretirement benefit plans. The traditional operating companies fund related other postretirement trusts to the extent required by their respective regulatory commissions. For the year ending December 31, 2011, other postretirement trust contributions are expected to total approximately $31 million.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Actuarial Assumptions
The weighted average rates assumed in the actuarial calculations used to determine both the benefit obligations as of the measurement date and the net periodic costs for the pension and other postretirement benefit plans for the following year are presented below. Net periodic benefit costs were calculated in 2007 for the 2008 plan year using a discount rate of 6.30% and an annual salary increase of 3.75%.

	2010	2009	2008

Discount rate:
Pension plans	5.52%	5.93%	6.75%
Other postretirement benefit plans	5.40	5.83	6.75
Annual salary increase	3.84	4.18	3.75
Long-term return on plan assets:
Pension plans	8.75	8.50	8.50
Other postretirement benefit plans	7.40	7.51	7.59

The Company estimates the expected rate of return on pension plan and other postretirement benefit plan assets using a financial model to project the expected return on each current investment portfolio. The analysis projects an expected rate of return on each of seven different asset classes in order to arrive at the expected return on the entire portfolio relying on each trust’s target asset allocation and reasonable capital market assumptions. The financial model is based on four key inputs: anticipated returns by asset class (based in part on historical returns), each trust’s target asset allocation, an anticipated inflation rate, and the projected impact of a periodic rebalancing of each trust’s portfolio.
An additional assumption used in measuring the accumulated other postretirement benefit obligations (APBO) was a weighted average medical care cost trend rate of 8.25% for 2011, decreasing gradually to 5.0% through the year 2019 and remaining at that level thereafter. An annual increase or decrease in the assumed medical care cost trend rate of 1% would affect the APBO and the service and interest cost components at December 31, 2010 as follows:

	1 Percent	1 Percent
	Increase	Decrease
	(in millions)
Benefit obligation	$128	$108
Service and interest costs	7	6

Pension Plans
The total accumulated benefit obligation for the pension plans was $6.7 billion in 2010 and $6.3 billion in 2009. Changes in the projected benefit obligations and the fair value of plan assets during the plan years ended December 31, 2010 and 2009 were as follows:

	2010	2009
	(in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$6,758	$5,879
Service cost	172	146
Interest cost	391	387
Benefits paid	(296)	(282)
Actuarial loss (gain)	198	628

Balance at end of year	7,223	6,758

Change in plan assets
Fair value of plan assets at beginning of year	5,627	5,093
Actual return (loss) on plan assets	859	792
Employer contributions	644	24
Benefits paid	(296)	(282)

Fair value of plan assets at end of year	6,834	5,627

Accrued liability	$(389)	$(1,131)

At December 31, 2010, the projected benefit obligations for the qualified and non-qualified pension plans were $6.7 billion and $0.5 billion, respectively. All pension plan assets are related to the qualified pension plan.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Amounts recognized in the balance sheets at December 31, 2010 and 2009 related to the Company’s pension plans consist of the following:

	2010	2009
	(in millions)
Prepaid pension costs	$88	$—
Other regulatory assets, deferred	1,749	1,894
Other current liabilities	(28)	(25)
Employee benefit obligations	(449)	(1,106)
Accumulated OCI	68	74

Presented below are the amounts included in accumulated OCI and regulatory assets at December 31, 2010 and 2009 related to the defined benefit pension plans that had not yet been recognized in net periodic pension cost along with the estimated amortization of such amounts for 2011.

	Prior Service Cost	Net (Gain) Loss
	(in millions)
Balance at December 31, 2010:
Accumulated OCI	$8	$60
Regulatory assets	159	1,590

Total	$167	$1,650

Balance at December 31, 2009:
Accumulated OCI	$10	$64
Regulatory assets	188	1,706

Total	$198	$1,770

Estimated amortization in net periodic pension cost in 2011:
Accumulated OCI	$1	$1
Regulatory assets	31	20

Total	$32	$21

The components of OCI and the changes in the balance of regulatory assets related to the defined benefit pension plans for the years ended December 31, 2010 and 2009 are presented in the following table:

	Accumulated	Regulatory
	OCI	Assets
	(in millions)
Balance at December 31, 2008	$54	$1,579
Net loss	21	355
Change in prior service costs	—	1
Reclassification adjustments:
Amortization of prior service costs	(1)	(34)
Amortization of net gain	—	(7)

Total reclassification adjustments	(1)	(41)

Total change	20	315

Balance at December 31, 2009	74	1,894
Net gain	(4)	(106)
Change in prior service costs	—	2
Reclassification adjustments:
Amortization of prior service costs	(1)	(32)
Amortization of net gain	(1)	(9)

Total reclassification adjustments	(2)	(41)

Total change	(6)	(145)

Balance at December 31, 2010	$68	$1,749

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Components of net periodic pension cost were as follows:

	2010	2009	2008
	(in millions)
Service cost	$172	$146	$146
Interest cost	391	387	348
Expected return on plan assets	(552)	(541)	(525)
Recognized net loss	10	7	9
Net amortization	33	35	37

Net periodic pension cost	$54	$34	$15

Net periodic pension cost is the sum of service cost, interest cost, and other costs netted against the expected return on plan assets. The expected return on plan assets is determined by multiplying the expected rate of return on plan assets and the market-related value of plan assets. In determining the market-related value of plan assets, the Company has elected to amortize changes in the market value of all plan assets over five years rather than recognize the changes immediately. As a result, the accounting value of plan assets that is used to calculate the expected return on plan assets differs from the current fair value of the plan assets.
Future benefit payments reflect expected future service and are estimated based on assumptions used to measure the projected benefit obligation for the pension plans. At December 31, 2010, estimated benefit payments were as follows:

Benefit Payments
(in millions)
2011	$335
2012	353
2013	372
2014	392
2015	413
2016 to 2020	2,368

Other Postretirement Benefits
Changes in the APBO and in the fair value of plan assets during the plan years ended December 31, 2010 and 2009 were as follows:

	2010	2009
	(in millions)
Change in benefit obligation
Benefit obligation at beginning of year	$1,759	$1,733
Service cost	25	26
Interest cost	100	113
Benefits paid	(95)	(93)
Actuarial loss (gain)	(41)	34
Plan amendments	(2)	(59)
Retiree drug subsidy	6	5

Balance at end of year	1,752	1,759

Change in plan assets
Fair value of plan assets at beginning of year	743	631
Actual return (loss) on plan assets	82	127
Employer contributions	66	72
Benefits paid	(89)	(87)

Fair value of plan assets at end of year	802	743

Accrued liability	$(950)	$(1,016)

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Amounts recognized in the balance sheets at December 31, 2010 and 2009 related to the Company’s other postretirement benefit plans consist of the following:

	2010	2009
	(in millions)
Other regulatory assets, deferred	$292	$374
Other current liabilities	(1)	—
Employee benefit obligations	(949)	(1,016)
Accumulated OCI	3	5

Presented below are the amounts included in accumulated OCI and regulatory assets at December 31, 2010 and 2009 related to the other postretirement benefit plans that had not yet been recognized in net periodic other postretirement benefit cost along with the estimated amortization of such amounts for 2011.

	Prior Service	Net (Gain)	Transition
	Cost	Loss	Obligation
	(in millions)
Balance at December 31, 2010:
Accumulated OCI	$—	$3	$—
Regulatory assets	34	233	25

Total	$34	$236	$25

Balance at December 31, 2009:
Accumulated OCI	$—	$5	$—
Regulatory assets	41	298	35

Total	$41	$303	$35

Estimated amortization as net periodic postretirement benefit cost in 2011:
Accumulated OCI	$—	$—	$—
Regulatory assets	5	4	10

Total	$5	$4	$10

The components of OCI, along with the changes in the balance of regulatory assets, related to the other postretirement benefit plans for the plan years ended December 31, 2010 and 2009 are presented in the following table:

	Accumulated	Regulatory
	OCI	Assets
	(in millions)
Balance at December 31, 2008	$8	$489
Net gain	—	(33)
Change in prior service costs/transition obligation	(3)	(56)
Reclassification adjustments:
Amortization of transition obligation	—	(13)
Amortization of prior service costs	—	(8)
Amortization of net gain	—	(5)

Total reclassification adjustments	—	(26)

Total change	(3)	(115)

Balance at December 31, 2009	5	374
Net gain	(2)	(60)
Change in prior service costs/transition obligation	—	(2)
Reclassification adjustments:
Amortization of transition obligation	—	(10)
Amortization of prior service costs	—	(5)
Amortization of net gain	—	(5)

Total reclassification adjustments	—	(20)

Total change	(2)	(82)

Balance at December 31, 2010	$3	$292

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Components of the other postretirement benefit plans’ net periodic cost were as follows:

	2010	2009	2008
	(in millions)
Service cost	$25	$26	$28
Interest cost	100	113	111
Expected return on plan assets	(63)	(61)	(59)
Net amortization	20	25	31

Net postretirement cost	$82	$103	$111

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Medicare Act) provides a 28% prescription drug subsidy for Medicare eligible retirees. The effect of the subsidy reduced Southern Company’s expenses for the years ended December 31, 2010, 2009, and 2008 by approximately $28 million, $33 million, and $35 million, respectively, and is expected to have a similar impact on future expenses.
Future benefit payments, including prescription drug benefits, reflect expected future service and are estimated based on assumptions used to measure the APBO for the other postretirement benefit plans. Estimated benefit payments are reduced by drug subsidy receipts expected as a result of the Medicare Act as follows:

	Benefit Payments	Subsidy Receipts	Total
	(in millions)
2011	$108	$(8)	$100
2012	114	(9)	105
2013	121	(10)	111
2014	127	(12)	115
2015	133	(13)	120
2016 to 2020	695	(69)	626

Benefit Plan Assets
Pension plan and other postretirement plan assets are managed and invested in accordance with all applicable requirements, including ERISA and the Internal Revenue Code of 1986, as amended (Internal Revenue Code). In 2009, in determining the optimal asset allocation for the pension fund, the Company performed an extensive study based on projections of both assets and liabilities over a 10-year forward horizon. The primary goal of the study was to maximize plan funded status. The Company’s investment policies for both the pension and the other postretirement benefit plans cover a diversified mix of assets, including equity and fixed income securities, real estate, and private equity. Derivative instruments are used primarily to gain efficient exposure to the various asset classes and as hedging tools. The Company minimizes the risk of large losses primarily through diversification but also monitors and manages other aspects of risk.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
The composition of the Company’s pension plan and other postretirement benefit plan assets as of December 31, 2010 and 2009, along with the targeted mix of assets for each plan, is presented below:

	Target	2010	2009
Pension plan assets:
Domestic equity	29%	29%	33%
International equity	28	27	29
Fixed income	15	22	15
Special situations	3	—	—
Real estate investments	15	13	13
Private equity	10	9	10

Total	100%	100%	100%

Other postretirement benefit plan assets:
Domestic equity	42%	40%	37%
International equity	18	21	24
Domestic fixed income	27	29	32
Global fixed income	4	3	—
Special situations	1	—	—
Real estate investments	5	4	4
Private equity	3	3	3

Total	100%	100%	100%

The investment strategy for plan assets related to the Company’s qualified pension plan is to be broadly diversified across major asset classes. The asset allocation is established after consideration of various factors that affect the assets and liabilities of the pension plan including, but not limited to, historical and expected returns, volatility, correlations of asset classes, the current level of assets and liabilities, and the assumed growth in assets and liabilities. Because a significant portion of the liability of the pension plan is long-term in nature, the assets are invested consistent with long-term investment expectations for return and risk. To manage the actual asset class exposures relative to the target asset allocation, the Company employs a formal rebalancing program. As additional risk management, external investment managers and service providers are subject to written guidelines to ensure appropriate and prudent investment practices.
Investment Strategies
Detailed below is a description of the investment strategies for each major asset category for the pension and other postretirement benefit plans disclosed above:
•	Domestic equity. A mix of large and small capitalization stocks with generally an equal distribution of value and growth attributes managed both actively and through passive index approaches.

•	International equity. An actively-managed mix of growth stocks and value stocks with both developed and emerging market exposure.

•	Fixed income. A mix of domestic and international bonds.

•	Trust-owned life insurance. Investments of the Company’s taxable trusts aimed at minimizing the impact of taxes on the portfolio.

•	Special situations. Though currently unfunded, established both to execute opportunistic investment strategies with the objectives of diversifying and enhancing returns and exploiting short-term inefficiencies, as well as to invest in promising new strategies of a longer-term nature.

•	Real estate investments. Investments in traditional private market, equity-oriented investments in real properties (indirectly through pooled funds or partnerships) and in publicly traded real estate securities.

•	Private equity. Investments in private partnerships that invest in private or public securities typically through privately-negotiated and/or structured transactions, including leveraged buyouts, venture capital, and distressed debt.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Benefit Plan Asset Fair Values
Following are the fair value measurements for the pension plan and the other postretirement benefit plan assets as of December 31, 2010 and 2009. The fair values presented are prepared in accordance with applicable accounting standards regarding fair value. For purposes of determining the fair value of the pension plan and other postretirement benefit plan assets and the appropriate level designation, management relies on information provided by the plan’s trustee. This information is reviewed and evaluated by management with changes made to the trustee information as appropriate.
Securities for which the activity is observable on an active market or traded exchange are categorized as Level 1. Fixed income securities classified as Level 2 are valued using matrix pricing, a common model utilizing observable inputs. Domestic and international equity securities classified as Level 2 consist of pooled funds where the value is not quoted on an exchange but where the value is determined using observable inputs from the market. Securities that are valued using unobservable inputs are classified as Level 3 and include investments in real estate and investments in limited partnerships. The Company invests (through the pension plan trustee) directly in the limited partnerships which then invest in various types of funds or various private entities within a fund. The fair value of the limited partnerships’ investments is based on audited annual capital accounts statements which are generally prepared on a fair value basis. The Company also relies on the fact that, in most instances, the underlying assets held by the limited partnerships are reported at fair value. External investment managers typically send valuations to both the custodian and to the Company within 90 days of quarter end. The custodian reports the most recent value available and adjusts the value for cash flows since the statement date for each respective fund.
The fair values of pension plan assets as of December 31, 2010 and 2009 are presented below. These fair value measurements exclude cash, receivables related to investment income, pending investments sales, and payables related to pending investment purchases.

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
As of December 31, 2010:	(Level 1)	(Level 2)	(Level 3)	Total
	(in millions)
Assets:
Domestic equity*	$1,266	$511	$1	$1,778
International equity*	1,277	443	—	1,720
Fixed income:
U.S. Treasury, government, and agency bonds	—	304	—	304
Mortgage- and asset-backed securities	—	247	—	247
Corporate bonds	—	594	2	596
Pooled funds	—	201	—	201
Cash equivalents and other	2	478	—	480
Special situations	—	—	—	—
Real estate investments	184	—	674	858
Private equity	—	—	638	638

Total	$2,729	$2,778	$1,315	$6,822

Liabilities:
Derivatives	(1)	—	—	(1)

Total	$2,728	$2,778	$1,315	$6,821

*	Level 1 securities consist of actively traded stocks while Level 2 securities consist of pooled funds. Management believes that the portfolio is well-diversified with no significant concentrations of risk.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
As of December 31, 2009:	(Level 1)	(Level 2)	(Level 3)	Total
	(in millions)
Assets:
Domestic equity*	$1,117	$462	$—	$1,579
International equity*	1,444	144	—	1,588
Fixed income:
U.S. Treasury, government, and agency bonds	—	416	—	416
Mortgage- and asset-backed securities	—	113	—	113
Corporate bonds	—	279	—	279
Pooled funds	—	10	—	10
Cash equivalents and other	3	341	—	344
Special situations	—	—	—	—
Real estate investments	174	—	547	721
Private equity	—	—	555	555

Total	$2,738	$1,765	$1,102	$5,605

Liabilities:
Derivatives	(5)	(1)	—	(6)

Total	$2,733	$1,764	$1,102	$5,599

*	Level 1 securities consist of actively traded stocks while Level 2 securities consist of pooled funds. Management believes that the portfolio is well-diversified with no significant concentrations of risk.
Changes in the fair value measurement of the Level 3 items in the pension plan assets valued using significant unobservable inputs for the years ended December 31, 2010 and 2009 were as follows:

	2010		2009
	Real Estate		Real Estate
	Investments	Private Equity	Investments	Private Equity
	(in millions)
Beginning balance	$547	$555	$839	$490
Actual return on investments:
Related to investments held at year end	59	67	(240)	37
Related to investments sold during the year	18	18	(65)	10

Total return on investments	77	85	(305)	47
Purchases, sales, and settlements	50	(2)	13	18
Transfers into/out of Level 3	—	—	—	—

Ending balance	$674	$638	$547	$555

The fair values of other postretirement benefit plan assets as of December 31, 2010 and 2009 are presented below. These fair value measurements exclude cash, receivables related to investment income, pending investments sales, and payables related to pending investment purchases.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
As of December 31, 2010:	(Level 1)	(Level 2)	(Level 3)	Total
	(in millions)
Assets:
Domestic equity*	$176	$45	$—	$221
International equity*	49	50	—	99
Fixed income:
U.S. Treasury, government, and agency bonds	—	15	—	15
Mortgage- and asset-backed securities	—	10	—	10
Corporate bonds	—	23	—	23
Pooled funds	—	34	—	34
Cash equivalents and other	—	41	—	41
Trust-owned life insurance	—	291	—	291
Special situations	—	—	—	—
Real estate investments	7	—	26	33
Private equity	—	—	23	23

Total	$232	$509	$49	$790

*	Level 1 securities consist of actively traded stocks while Level 2 securities consist of pooled funds. Management believes that the portfolio is well-diversified with no significant concentrations of risk.

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
As of December 31, 2009:	(Level 1)	(Level 2)	(Level 3)	Total
	(in millions)
Assets:
Domestic equity*	$149	$42	$—	$191
International equity*	62	36	—	98
Fixed income:
U.S. Treasury, government, and agency bonds	—	22	—	22
Mortgage- and asset-backed securities	—	5	—	5
Corporate bonds	—	12	—	12
Pooled funds	—	18	—	18
Cash equivalents and other	—	54	—	54
Trust-owned life insurance	—	270	—	270
Special situations	—	—	—	—
Real estate investments	7	—	24	31
Private equity	—	—	24	24

Total	$218	$459	$48	$725

*	Level 1 securities consist of actively traded stocks while Level 2 securities consist of pooled funds. Management believes that the portfolio is well-diversified with no significant concentrations of risk.
Changes in the fair value measurement of the Level 3 items in the other postretirement benefit plan assets valued using significant unobservable inputs for the years ended December 31, 2010 and 2009 were as follows:

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report

	2010		2009
	Real Estate		Real Estate
	Investments	Private Equity	Investments	Private Equity
	(in millions)
Beginning balance	$24	$24	$36	$21
Actual return on investments:
Related to investments held at year end	2	1	(10)	2
Related to investments sold during the year	—	—	(3)	—

Total return on investments	2	1	(13)	2
Purchases, sales, and settlements	—	(2)	1	1
Transfers into/out of Level 3	—	—	—	—

Ending balance	$26	$23	$24	$24

Employee Savings Plan
Southern Company also sponsors a 401(k) defined contribution plan covering substantially all employees. The Company provides an 85% matching contribution on up to 6% of an employee’s base salary. Total matching contributions made to the plan for 2010, 2009, and 2008 were $76 million, $78 million, and $76 million, respectively.
3. CONTINGENCIES AND REGULATORY MATTERS
General Litigation Matters
Southern Company and its subsidiaries are subject to certain claims and legal actions arising in the ordinary course of business. In addition, the business activities of Southern Company’s subsidiaries are subject to extensive governmental regulation related to public health and the environment such as regulation of air emissions and water discharges. Litigation over environmental issues and claims of various types, including property damage, personal injury, common law nuisance, and citizen enforcement of environmental requirements such as opacity and air and water quality standards, has increased generally throughout the U.S. In particular, personal injury and other claims for damages caused by alleged exposure to hazardous materials, and common law nuisance claims for injunctive relief and property damage allegedly caused by greenhouse gas and other emissions, have become more frequent. The ultimate outcome of such pending or potential litigation against Southern Company and its subsidiaries cannot be predicted at this time; however, for current proceedings not specifically reported herein, management does not anticipate that the liabilities, if any, arising from such current proceedings would have a material adverse effect on Southern Company’s financial statements.
Environmental Matters
New Source Review Actions
In November 1999, the EPA brought a civil action in the U.S. District Court for the Northern District of Georgia against certain Southern Company subsidiaries, including Alabama Power and Georgia Power, alleging that these subsidiaries had violated the New Source Review (NSR) provisions of the Clean Air Act and related state laws at certain coal-fired generating facilities. After Alabama Power was dismissed from the original action, the EPA filed a separate action in January 2001 against Alabama Power in the U.S. District Court for the Northern District of Alabama. In these lawsuits, the EPA alleges that NSR violations occurred at eight coal-fired generating facilities operated by Alabama Power and Georgia Power, including facilities co-owned by Mississippi Power and Gulf Power. The civil actions request penalties and injunctive relief, including an order requiring installation of the best available control technology at the affected units. The EPA concurrently issued notices of violation to Gulf Power and Mississippi Power relating to Gulf Power’s Plant Crist and Mississippi Power’s Plant Watson. In early 2000, the EPA filed a motion to amend its complaint to add Gulf Power and Mississippi Power as defendants based on the allegations in the notices of violation. However, in March 2001, the court denied the motion based on lack of jurisdiction, and the EPA has not re-filed. The original action, now solely against Georgia Power, has been administratively closed since the spring of 2001, and the case has not been reopened. The separate action against Alabama Power is ongoing.
In June 2006, the U.S. District Court for the Northern District of Alabama entered a consent decree between Alabama Power and the EPA, resolving a portion of the Alabama Power lawsuit relating to the alleged NSR violations at Plant Miller. In July 2008, the U.S. District Court for the Northern District of Alabama granted partial summary judgment in favor of Alabama Power with respect to its other affected units regarding the proper legal test for determining whether projects are routine maintenance, repair, and replacement and therefore are excluded from NSR permitting. On September 2, 2010, the EPA dismissed five of its eight remaining claims against

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Alabama Power, leaving only three claims for summary disposition or trial, including the claim relating to a facility co-owned by Mississippi Power. The parties each filed motions for summary judgment on September 30, 2010. The court has set a trial date for October 2011 for any remaining claims.
Southern Company believes that the traditional operating companies complied with applicable laws and the EPA regulations and interpretations in effect at the time the work in question took place. The Clean Air Act authorizes maximum civil penalties of $25,000 to $37,500 per day, per violation at each generating unit, depending on the date of the alleged violation. An adverse outcome could require substantial capital expenditures or affect the timing of currently budgeted capital expenditures that cannot be determined at this time and could possibly require payment of substantial penalties. Such expenditures could affect future results of operations, cash flows, and financial condition if such costs are not recovered through regulated rates. The ultimate outcome of this matter cannot be determined at this time.
Carbon Dioxide Litigation
New York Case
In July 2004, three environmental groups and attorneys general from eight states, each outside of Southern Company’s service territory, and the corporation counsel for New York City filed complaints in the U.S. District Court for the Southern District of New York against Southern Company and four other electric power companies. The complaints allege that the companies’ emissions of carbon dioxide, a greenhouse gas, contribute to global warming, which the plaintiffs assert is a public nuisance. Under common law public and private nuisance theories, the plaintiffs seek a judicial order (1) holding each defendant jointly and severally liable for creating, contributing to, and/or maintaining global warming and (2) requiring each of the defendants to cap its emissions of carbon dioxide and then reduce those emissions by a specified percentage each year for at least a decade. The plaintiffs have not, however, requested that damages be awarded in connection with their claims. Southern Company believes these claims are without merit and notes that the complaint cites no statutory or regulatory basis for the claims. In September 2005, the U.S. District Court for the Southern District of New York granted Southern Company’s and the other defendants’ motions to dismiss these cases. The plaintiffs filed an appeal to the U.S. Court of Appeals for the Second Circuit in October 2005 and, in September 2009, the U.S. Court of Appeals for the Second Circuit reversed the district court’s ruling, vacating the dismissal of the plaintiffs’ claim, and remanding the case to the district court. On December 6, 2010, the U.S. Supreme Court granted the defendants’ petition for writ of certiorari. The ultimate outcome of these matters cannot be determined at this time.
Kivalina Case
In February 2008, the Native Village of Kivalina and the City of Kivalina filed a suit in the U.S. District Court for the Northern District of California against several electric utilities (including Southern Company), several oil companies, and a coal company. The plaintiffs are the governing bodies of an Inupiat village in Alaska. The plaintiffs contend that the village is being destroyed by erosion allegedly caused by global warming that the plaintiffs attribute to emissions of greenhouse gases by the defendants. The plaintiffs assert claims for public and private nuisance and contend that some of the defendants have acted in concert and are therefore jointly and severally liable for the plaintiffs’ damages. The suit seeks damages for lost property values and for the cost of relocating the village, which is alleged to be $95 million to $400 million. Southern Company believes that these claims are without merit and notes that the complaint cites no statutory or regulatory basis for the claims. In September 2009, the U.S. District Court for the Northern District of California granted the defendants’ motions to dismiss the case based on lack of jurisdiction and ruled the claims were barred by the political question doctrine and by the plaintiffs’ failure to establish the standard for determining that the defendants’ conduct caused the injury alleged. In November 2009, the plaintiffs filed an appeal with the U.S. Court of Appeals for the Ninth Circuit challenging the district court’s order dismissing the case. On January 24, 2011, the defendants filed a motion with the U.S. Court of Appeals for the Ninth Circuit to defer scheduling the case pending the decision of the U.S. Supreme Court in the New York case discussed above. The ultimate outcome of this matter cannot be determined at this time.
Other Litigation
Common law nuisance claims for injunctive relief and property damage allegedly caused by greenhouse gas emissions have become more frequent, and, as illustrated by the New York and Kivalina cases, courts have been debating whether private parties and states have standing to bring such claims. In another common law nuisance case, the U.S. District Court for the Southern District of Mississippi dismissed private party claims against certain oil, coal, chemical, and utility companies alleging damages as a result of Hurricane Katrina. The court ruled that the parties lacked standing to bring the claims and the claims were barred by the political question doctrine. In October 2009, the U.S. Court of Appeals for the Fifth Circuit reversed the district court and held that the plaintiffs did have standing to assert their nuisance, trespass, and negligence claims and none of the claims were barred by the political question doctrine. On May 28, 2010, however, the U.S. Court of Appeals for the Fifth Circuit dismissed the plaintiffs’ appeal of the

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
case based on procedural grounds, reinstating the district court decision in favor of the defendants. On January 10, 2011, the U.S. Supreme Court denied the plaintiffs’ petition to reinstate the appeal. This case is now concluded.
Environmental Remediation
Southern Company’s subsidiaries must comply with environmental laws and regulations that cover the handling and disposal of waste and releases of hazardous substances. Under these various laws and regulations, the subsidiaries may also incur substantial costs to clean up properties. The traditional operating companies have each received authority from their respective state PSCs to recover approved environmental compliance costs through regulatory mechanisms. Within limits approved by the state PSCs, these rates are adjusted annually or as necessary.
Georgia Power’s environmental remediation liability as of December 31, 2010 was $13 million. Georgia Power has been designated or identified as a potentially responsible party (PRP) at sites governed by the Georgia Hazardous Site Response Act and/or by the federal Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), including a large site in Brunswick, Georgia on the CERCLA National Priorities List (NPL). The parties have completed the removal of wastes from the Brunswick site as ordered by the EPA. Additional claims for recovery of natural resource damages at this site or for the assessment and potential cleanup of other sites on the Georgia Hazardous Sites Inventory and CERCLA NPL are anticipated.
In September 2008, the EPA advised Georgia Power that it has been designated as a PRP at the Ward Transformer Superfund site located in Raleigh, North Carolina. Numerous other entities have also received notices regarding this site from the EPA. Georgia Power, along with other named PRPs, is negotiating with the EPA to address cleanup of the site and reimbursement for past expenditures related to work performed at the site. In addition, in April 2009, two PRPs filed separate actions in the U.S. District Court for the Eastern District of North Carolina against numerous other PRPs, including Georgia Power, seeking contribution from the defendants for expenses incurred by the plaintiffs related to work performed at a portion of the site. The ultimate outcome of these matters will depend upon further environmental assessment and the ultimate number of PRPs and cannot be determined at this time; however, it is not expected to have a material impact on Southern Company’s financial statements.
Gulf Power’s environmental remediation liability includes estimated costs of environmental remediation projects of approximately $62 million as of December 31, 2010. These estimated costs relate to site closure criteria by the Florida Department of Environmental Protection (FDEP) for potential impacts to soil and groundwater from herbicide applications at Gulf Power substations. The schedule for completion of the remediation projects will be subject to FDEP approval. The projects have been approved by the Florida PSC for recovery through Gulf Power’s environmental cost recovery clause; therefore, there was no impact on net income as a result of these estimates.
The final outcome of these matters cannot now be determined. However, based on the currently known conditions at these sites and the nature and extent of activities relating to these sites, management does not believe that additional liabilities, if any, at these sites would be material to the financial statements.
Right of Way Litigation
Southern Company and certain of its subsidiaries, including Mississippi Power, have been named as defendants in numerous lawsuits brought by landowners since 2001. The plaintiffs’ lawsuits claim that defendants may not use, or sublease to third parties, some or all of the fiber optic communications lines on the rights of way that cross the plaintiffs’ properties and that such actions exceed the easements or other property rights held by defendants. The plaintiffs assert claims for, among other things, trespass and unjust enrichment and seek compensatory and punitive damages and injunctive relief. Management of Southern Company believes that its subsidiaries have complied with applicable laws and that the plaintiffs’ claims are without merit.
Mississippi Power has entered into agreements with plaintiffs in approximately 95% of the actions pending against Mississippi Power to clarify its easement rights in the State of Mississippi. These agreements have been approved by the Circuit Courts of Harrison County and Jasper County, Mississippi (First Judicial Circuit), and the related cases have been dismissed. These agreements have not resulted in any material effects on Southern Company’s financial statements.
In addition, in late 2001, certain subsidiaries of Southern Company, including Mississippi Power, were named as defendants in a lawsuit brought in Troup County, Georgia, Superior Court by Interstate Fiber Network Inc. a subsidiary of telecommunications company ITC DeltaCom, Inc. that uses certain of the defendants’ rights of way. This lawsuit alleges, among other things, that the defendants are contractually obligated to indemnify, defend, and hold harmless the telecommunications company from any liability that may be assessed against it in pending and future right of way litigation. The Company believes that the plaintiff’s claims are

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
without merit. In the fall of 2004, the trial court stayed the case until resolution of the underlying landowner litigation discussed above. In January 2005, the Georgia Court of Appeals dismissed the telecommunications company’s appeal of the trial court’s order for lack of jurisdiction. On August 24, 2010, the defendants filed a motion to dismiss the suit for lack of prosecution. In January 2011, the court indicated that it intended to deny the defendant’s motion to dismiss the claim; however, no written order denying the motion has been entered into the record. An adverse outcome in this matter, combined with an adverse outcome against the telecommunications company in one or more of the right of way lawsuits, could result in substantial judgments; however, the final outcome of these matters cannot now be determined.
Nuclear Fuel Disposal Costs
Alabama Power and Georgia Power have contracts with the U.S., acting through the U.S. Department of Energy (DOE), that provide for the permanent disposal of spent nuclear fuel. The DOE failed to begin disposing of spent nuclear fuel in 1998 as required by the contracts, and Alabama Power and Georgia Power are pursuing legal remedies against the government for breach of contract.
In July 2007, the U.S. Court of Federal Claims awarded Georgia Power approximately $30 million, based on its ownership interests, and awarded Alabama Power approximately $17 million, representing substantially all of the direct costs of the expansion of spent nuclear fuel storage facilities at Plants Farley, Hatch, and Vogtle from 1998 through 2004. In November 2007, the government’s motion for reconsideration was denied. In January 2008, the government filed an appeal and, in February 2008, filed a motion to stay the appeal, which the U.S. Court of Appeals for the Federal Circuit granted in April 2008. On May 5, 2010, the U.S. Court of Appeals for the Federal Circuit lifted the stay.
In April 2008, a second claim against the government was filed for damages incurred after December 31, 2004 (the court-mandated cut-off in the original claim), due to the government’s alleged continuing breach of contract. The complaint does not contain any specific dollar amount for recovery of damages. Damages will continue to accumulate until the issue is resolved or the storage is provided. No amounts have been recognized in the financial statements as of December 31, 2010 for either claim. The final outcome of these matters cannot be determined at this time, but no material impact on net income is expected as any damage amounts collected from the government are expected to be returned to customers.
Sufficient pool storage capacity for spent fuel is available at Plant Vogtle to maintain full-core discharge capability for both units into 2014. Construction of an on-site dry storage facility at Plant Vogtle is expected to begin in sufficient time to maintain pool full-core discharge capability. At Plants Hatch and Farley, on-site dry spent fuel storage facilities are operational and can be expanded to accommodate spent fuel through the expected life of each plant.
Income Tax Matters
Georgia State Income Tax Credits
Georgia Power’s 2005 through 2009 income tax filings for the State of Georgia include state income tax credits for increased activity through Georgia ports. Georgia Power also filed similar claims for the years 2002 through 2004. The Georgia Department of Revenue (DOR) has not responded to these claims. In July 2007, Georgia Power filed a complaint in the Superior Court of Fulton County to recover the credits claimed for the years 2002 through 2004. On March 22, 2010, the Superior Court of Fulton County ruled in favor of Georgia Power’s motion for summary judgment. The Georgia DOR has appealed to the Georgia Court of Appeals and a decision is expected later this year. Any decision may be subject to further appeal to the Georgia Supreme Court. An unrecognized tax benefit has been recorded related to these credits. If Georgia Power prevails, no material impact on Southern Company’s net income is expected as a significant portion of any tax benefit is expected to be returned to retail customers in accordance with the Georgia PSC - approved Alternate Rate Plan for Georgia Power which became effective January 1, 2011 and will continue through December 31, 2013 (the 2010 ARP). If Georgia Power is not successful, payment of the related state tax could have a significant, and possibly material, negative effect on Southern Company’s cash flow. See Note 5 under “Unrecognized Tax Benefits” for additional information. The ultimate outcome of this matter cannot now be determined.
Tax Method of Accounting for Repairs
Southern Company submitted a change in the tax accounting method for repair costs associated with Southern Company’s generation, transmission, and distribution systems with the filing of the 2009 federal income tax return in September 2010. On a consolidated basis, the new tax method resulted in net positive cash flow in 2010 of approximately $297 million. Although Internal Revenue Service (IRS) approval of this change is considered automatic, the amount claimed is subject to review because the IRS will be issuing final guidance on this matter. Currently, the IRS is working with the utility industry in an effort to resolve this matter in a consistent manner for all utilities. Due to uncertainty concerning the ultimate resolution of this matter, an unrecognized tax benefit has been

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
recorded for the change in the tax accounting method for repair costs. See Note 5 under “Unrecognized Tax Benefits” for additional information. The ultimate outcome of this matter cannot be determined at this time.
Retail Regulatory Matters
Alabama Power
Rate RSE
Alabama Power operates under the rate stabilization and equalization plan (Rate RSE) approved by the Alabama PSC. Alabama Power’s Rate RSE adjustments are based on forward-looking information for the applicable upcoming calendar year. Rate adjustments for any two-year period, when averaged together, cannot exceed 4.0% and any annual adjustment is limited to 5.0%. Retail rates remain unchanged when the retail return on common equity (ROE) is projected to be between 13.0% and 14.5%. If Alabama Power’s actual retail ROE is above the allowed equity return range, customer refunds will be required; however, there is no provision for additional customer billings should the actual retail return on common equity fall below the allowed equity return range.
The Rate RSE increase for 2010 was 3.24%, or $152 million annually, and was effective in January 2010. In December 2010, Alabama Power made its Rate RSE submission to the Alabama PSC of projected data for calendar year 2011 and earnings were within the specified return range. Consequently, the retail rates will remain unchanged in 2011 under Rate RSE. Under the terms of Rate RSE, the maximum increase for 2012 cannot exceed 5.00%.
Rate CNP
Alabama Power’s retail rates, approved by the Alabama PSC, provide for adjustments to recognize the placing of new generating facilities into retail service and the recovery of retail costs associated with certificated power purchase agreements (PPA) under Rate CNP. There was no adjustment to the Rate CNP to recover certificated PPA costs in 2008 or 2009. Effective April 2010, rate certificated new plant (Rate CNP) was reduced by approximately $70 million annually, primarily due to the expiration on May 31, 2010, of the PPA with Southern Power covering the capacity of Plant Harris Unit 1. It is estimated that there will be a slight decrease to the current Rate CNP effective April 2011.
Rate CNP also allows for the recovery of Alabama Power’s retail costs associated with environmental laws, regulations, or other such mandates. The rate mechanism is based on forward-looking information and provides for the recovery of these costs pursuant to a factor that is calculated annually. Environmental costs to be recovered include operations and maintenance expenses, depreciation, and a return on certain invested capital. Retail rates increased approximately 2.4% in January 2008 and 4.3% in January 2010 due to environmental costs. In October 2008, Alabama Power agreed to defer collection of any increase in rates under this portion of Rate CNP, which permits recovery of costs associated with environmental laws and regulations, from 2009 until 2010. The deferral of the retail rate adjustments had an immaterial impact on annual cash flows, and had no significant effect on the Company’s revenues or net income. On December 1, 2010, Alabama Power submitted calculations associated with its cost of complying with environmental mandates, as provided under Rate CNP Environmental. The filing reflects an incremental increase in the revenue requirement associated with such environmental compliance, which would be recoverable in the billing months of January 2011 through December 2011. In order to afford additional rate stability to customers as the economy continues to recover from the recession, the Alabama PSC ordered on January 4, 2011 that Alabama Power leave in effect for 2011 the factors associated with Alabama Power’s environmental compliance costs for the year 2010. Any recoverable amounts associated with 2011 will be reflected in the 2012 filing. The ultimate outcome of this matter cannot be determined at this time.
Fuel Cost Recovery
Alabama Power has established fuel cost recovery rates under Alabama Power’s energy cost recovery rate mechanism (Rate ECR) as approved by the Alabama PSC. Rates are based on an estimate of future energy costs and the current over or under recovered balance. Revenues recognized under Rate ECR and recorded on the financial statements are adjusted for the difference in actual recoverable fuel costs and amounts billed in current regulated rates. The difference in the recoverable fuel costs and amounts billed give rise to the over or under recovered amounts recorded as regulatory assets or liabilities. Alabama Power, along with the Alabama PSC, continually monitors the over or under recovered cost balance to determine whether an adjustment to billing rates is required. Changes in the Rate ECR factor have no significant effect on net income, but will impact operating cash flows. Currently, the Alabama PSC may approve billing rates under Rate ECR of up to 5.910 cents per kilowatt hour (KWH). The Rate ECR factor as of January 1, 2011 is 2.403 cents per KWH. Effective with billings beginning in April 2011, the Rate ECR factor will be 2.681 cents per KWH.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
As of December 31, 2010, Alabama Power had an under recovered fuel balance of approximately $4 million which is included in deferred under recovered regulatory clause revenues in the balance sheets. As of December 31, 2009, Alabama Power had an over recovered fuel balance of approximately $200 million of which approximately $22 million was included in deferred over recovered regulatory clause revenues in the balance sheets. These classifications are based on estimates, which include such factors as weather, generation availability, energy demand, and the price of energy. A change in any of these factors could have a material impact on the timing of any return of the over recovered fuel costs or recovery of under recovered fuel costs.
Natural Disaster Reserve
Based on an order from the Alabama PSC, Alabama Power maintains a reserve for operations and maintenance expenses to cover the cost of damages from major storms to its transmission and distribution facilities. The order approves a separate monthly natural disaster rate mechanism (Rate NDR) charge to customers consisting of two components. The first component is intended to establish and maintain a reserve balance for future storms and is an on-going part of customer billing. The second component of the Rate NDR charge is intended to allow recovery of any existing deferred storm-related operations and maintenance costs and any future reserve deficits over a 24-month period. The Alabama PSC order gives Alabama Power authority to record a deficit balance in the NDR when costs of storm damage exceed any established reserve balance. Alabama Power has discretionary authority to accrue certain additional amounts as circumstances warrant.
As revenue from the Rate NDR charge is recognized, an equal amount of operations and maintenance expenses related to the NDR will also be recognized. As a result, the Rate NDR charge will not have an effect on net income but will impact operating cash flows.
On August 20, 2010, the Alabama PSC approved an order enhancing the NDR that eliminated the $75 million authorized limit and allows Alabama Power to make additional accruals to the NDR. The order also allows for reliability-related expenditures to be charged against the additional accruals when the NDR balance exceeds $75 million. Alabama Power may designate a portion of the NDR to reliability-related expenditures as a part of an annual budget process for the following year or during the current year for identified unbudgeted reliability-related expenditures that are incurred. Accruals that have not been designated can be used to offset storm charges. Additional accruals to the NDR will enhance Alabama Power’s ability to deal with the financial effects of future natural disasters, promote system reliability, and offset costs retail customers would otherwise bear. The structure of the monthly Rate NDR charge to customers is not altered and continues to include a component to maintain the reserve.
For the year ended December 31, 2010, Alabama Power accrued an additional $48 million to the NDR, resulting in an accumulated balance of approximately $127 million. For the year ended December 31, 2009, Alabama Power accrued an additional $40 million to the NDR, resulting in an accumulated balance of approximately $75 million. These accruals are included in the balance sheets under other regulatory liabilities, deferred and are reflected as operations and maintenance expense in the statements of income.
Georgia Power
Retail Rate Plans
The economic recession significantly reduced Georgia Power’s revenues upon which retail rates were set by the Georgia PSC for 2008 through 2010 (the 2007 Retail Rate Plan). In June 2009, despite stringent efforts to reduce expenses, Georgia Power’s projected retail ROE for both 2009 and 2010 was below 10.25%. However, in lieu of filing to increase customer rates as allowed under the 2007 Retail Rate Plan, in June 2009, Georgia Power filed a request with the Georgia PSC for an accounting order that would allow Georgia Power to amortize up to $324 million of its regulatory liability related to other cost of removal obligations.
In August 2009, the Georgia PSC approved the accounting order. Under the terms of the accounting order, Georgia Power could amortize up to $108 million of the regulatory liability in 2009 and up to $216 million in 2010, limited to the amount needed to earn no more than a 9.75% and 10.15% retail ROE in 2009 and 2010, respectively. For the years ended December 31, 2009 and 2010, Georgia Power amortized $41 million and $174 million of the regulatory liability, respectively.
On December 21, 2010, the Georgia PSC approved an Alternate Rate Plan for Georgia Power which became effective January 1, 2011 and continuing through December 31, 2013 (the 2010 ARP). The terms of the 2010 ARP reflect a settlement agreement among Georgia Power, the Georgia PSC’s Public Interest Advocacy Staff (PSC Staff) and eight other intervenors. Under the terms of the 2010 ARP, Georgia Power will amortize approximately $92 million of its remaining regulatory liability related to other cost of removal obligations over the three years ending December 31, 2013.
Also under the terms of the 2010 ARP, effective January 1, 2011, Georgia Power increased its (1) traditional base tariff rates by approximately $347 million; (2) Demand-Side Management (DSM) tariff rates by approximately $31 million; (3) ECCR tariff rate by

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
approximately $168 million; and (4) Municipal Franchise Fee (MFF) tariff rate by approximately $16 million, for a total increase in base revenues of approximately $562 million.
Under the 2010 ARP, the following additional base rate adjustments will be made to Georgia Power’s tariffs in 2012 and 2013:
•	Effective January 1, 2012, the DSM tariffs will increase by $17 million;

•	Effective April 1, 2012, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Units 4 and 5 for the period from commercial operation through December 31, 2013;

•	Effective January 1, 2013, the DSM tariffs will increase by $18 million;

•	Effective January 1, 2013, the traditional base tariffs will increase to recover the revenue requirements for the lesser of actual capital costs incurred or the amounts certified by the Georgia PSC for Plant McDonough Unit 6 for the period from commercial operation through December 31, 2013; and

•	The MFF tariff will increase consistent with these adjustments.
Georgia Power currently estimates these adjustments will result in annualized base revenue increases of approximately $190 million in 2012 and $93 million in 2013.
Under the 2010 ARP, Georgia Power’s retail ROE is set at 11.15% and earnings will be evaluated against a retail ROE range of 10.25% to 12.25%. Two-thirds of any earnings above 12.25% will be directly refunded to customers, with the remaining one-third retained by Georgia Power. If at any time during the term of the 2010 ARP, Georgia Power projects that retail earnings will be below 10.25% for any calendar year, it may petition the Georgia PSC for the implementation of an Interim Cost Recovery (ICR) tariff to adjust Georgia Power’s earnings back to a 10.25% retail ROE. The Georgia PSC will have 90 days to rule on any such request. If approved, any ICR tariff would expire at the earlier of January 1, 2014 or the end of the calendar year in which the ICR tariff becomes effective. In lieu of requesting implementation of an ICR tariff, or if the Georgia PSC chooses not to implement the ICR, Georgia Power may file a full rate case.
Except as provided above, Georgia Power will not file for a general base rate increase while the 2010 ARP is in effect. Georgia Power is required to file a general rate case by July 1, 2013, in response to which the Georgia PSC would be expected to determine whether the 2010 ARP should be continued, modified, or discontinued.
Georgia Power currently expects to file an update to its integrated resource plan (IRP) in June 2011. Under the terms of the 2010 ARP, any costs associated with changes to Georgia Power’s approved environmental operating or capital budgets (resulting from new or revised environmental regulations) through 2013 that are approved by the Georgia PSC in connection with an updated IRP will be deferred as a regulatory asset to be recovered over a time period deemed appropriate by the Georgia PSC. Such costs that may be deferred as a regulatory asset include any impairment losses that may result from a decision to retire certain units that are no longer cost effective in light of new or modified environmental regulations. In addition, in connection with the 2010 ARP, the Georgia PSC also approved revised depreciation rates that will recover the remaining book value of certain of Georgia Power’s existing coal-fired units by December 31, 2014.
The ultimate outcome of these matters cannot be determined at this time.
Fuel Cost Recovery
Georgia Power has established fuel cost recovery rates approved by the Georgia PSC. The Georgia PSC approved increases in Georgia Power’s total annual billings of approximately $222 million effective June 1, 2008 and $373 million effective April 1, 2010. In addition, the Georgia PSC has authorized an interim fuel rider, which would allow Georgia Power to adjust its fuel cost recovery rates prior to the next fuel case if the under recovered fuel balance exceeds budget by more than $75 million. Georgia Power is currently required to file its next fuel case by March 1, 2011.
As of December 31, 2010, Georgia Power’s under recovered fuel balance totaled approximately $398 million, of which approximately $214 million is included in deferred charges and other assets in the balance sheets.
Fuel cost recovery revenues as recorded in the financial statements are adjusted for differences in actual recoverable costs and amounts billed in current regulated rates. Accordingly, a change in the billing factor has no significant effect on Southern Company’s revenues or net income, but does impact annual cash flow.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Nuclear Construction
In August 2009, the NRC issued an Early Site Permit and Limited Work Authorization to Southern Nuclear, on behalf of Georgia Power, Oglethorpe Power Corporation (OPC), the Municipal Electric Authority of Georgia (MEAG Power), and the City of Dalton, Georgia, an incorporated municipality in the State of Georgia acting by and through its Board of Water, Light and Sinking Fund Commissioners (collectively, Owners), related to two additional nuclear units on the site of Plant Vogtle (Plant Vogtle Units 3 and 4). See Note 4 for additional information on these co-owners. In March 2008, Southern Nuclear filed an application with the NRC for a combined construction and operating license (COL) for the new units. If licensed by the NRC, Plant Vogtle Units 3 and 4 are scheduled to be placed in service in 2016 and 2017, respectively.
In April 2008, Georgia Power, acting for itself and as agent for the Owners, and a consortium consisting of Westinghouse Electric Company LLC (Westinghouse) and Stone & Webster, Inc. (collectively, Consortium) entered into an engineering, procurement, and construction agreement to design, engineer, procure, construct, and test two AP1000 nuclear units with electric generating capacity of approximately 1,100 megawatts (MWs) each and related facilities, structures, and improvements at Plant Vogtle (Vogtle 3 and 4 Agreement).
The Vogtle 3 and 4 Agreement is an arrangement whereby the Consortium supplies and constructs the entire facility with the exception of certain items provided by the Owners. Under the terms of the Vogtle 3 and 4 Agreement, the Owners agreed to pay a purchase price that will be subject to certain price escalations and adjustments, including fixed escalation amounts and certain index-based adjustments, as well as adjustments for change orders, and performance bonuses for early completion and unit performance. Each Owner is severally (and not jointly) liable for its proportionate share, based on its ownership interest, of all amounts owed to the Consortium under the Vogtle 3 and 4 Agreement. Georgia Power’s proportionate share is 45.7%.
The Owners and the Consortium have agreed to certain liquidated damages upon the Consortium’s failure to comply with the schedule and performance guarantees. The Consortium’s liability to the Owners for schedule and performance liquidated damages and warranty claims is subject to a cap.
Certain payment obligations of Westinghouse and Stone & Webster, Inc. under the Vogtle 3 and 4 Agreement are guaranteed by Toshiba Corporation and The Shaw Group, Inc., respectively. In the event of certain credit rating downgrades of any Owner, such Owner will be required to provide a letter of credit or other credit enhancement.
The Owners may terminate the Vogtle 3 and 4 Agreement at any time for their convenience, provided that the Owners will be required to pay certain termination costs and, at certain stages of the work, cancellation fees to the Consortium. The Consortium may terminate the Vogtle 3 and 4 Agreement under certain circumstances, including delays in receipt of the COL or delivery of full notice to proceed, certain Owner suspension or delays of work, action by a governmental authority to permanently stop work, certain breaches of the Vogtle 3 and 4 Agreement by the Owners, Owner insolvency, and certain other events.
In March 2009, the Georgia PSC voted to certify construction of Plant Vogtle Units 3 and 4. In addition, the Georgia PSC voted to approve inclusion of the related construction work in progress accounts in rate base. In April 2009, the Governor of the State of Georgia signed into law the Georgia Nuclear Energy Financing Act that allows Georgia Power to recover financing costs for nuclear construction projects by including the related construction work in progress accounts in rate base during the construction period. With respect to Plant Vogtle Units 3 and 4, this legislation allows Georgia Power to recover projected financing costs of approximately $1.7 billion during the construction period beginning in 2011, which reduces the projected in-service cost to approximately $4.4 billion. The Georgia PSC has ordered Georgia Power to report against this total certified cost of approximately $6.1 billion. In addition, on December 21, 2010, the Georgia PSC approved Georgia Power’s Nuclear Construction Cost Recovery (NCCR) tariff. The NCCR tariff became effective January 1, 2011 and is expected to collect approximately $223 million in revenues during 2011.
On February 21, 2011, the Georgia PSC voted to approve Georgia Power’s third semi-annual construction monitoring report including total costs of $1.048 billion for Plant Vogtle Units 3 and 4 incurred through June 30, 2010. In connection with its certification of Plant Vogtle Units 3 and 4, the Georgia PSC ordered Georgia Power and the PSC Staff to work together to develop a risk sharing or incentive mechanism that would provide some level of protection to ratepayers in the event of significant cost overruns, but also not penalize Georgia Power’s earnings if and when overruns are due to mandates from governing agencies. Such discussions have continued through the third semi-annual construction monitoring proceedings; however, the Georgia PSC has deferred a decision with respect to any related incentive or risk-sharing mechanism until a later date. Georgia Power will continue to file construction monitoring reports by February 28 and August 31 of each year during the construction period.
In 2009, the Southern Alliance for Clean Energy (SACE) and the Fulton County Taxpayers Foundation, Inc. (FCTF) filed separate petitions in the Superior Court of Fulton County, Georgia seeking review of the Georgia PSC’s certification order and challenging the constitutionality of the Georgia Nuclear Energy Financing Act. On May 5, 2010, the court dismissed as premature the plaintiffs’ claim challenging the Georgia Nuclear Energy Financing Act. FCTF appealed the decision, and the Georgia Supreme Court ruled against FCTF, finding the suit premature. In addition, on May 5, 2010, the Superior Court of Fulton County issued an order remanding the Georgia PSC’s certification order for inclusion of further findings of fact and conclusions of law by the Georgia PSC. In compliance with the court’s order, the Georgia PSC issued its order on remand to include further findings of fact and conclusions of

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
law on June 23, 2010. On July 5, 2010, SACE and FCTF filed separate motions with the Georgia PSC for reconsideration of the order on remand. On August 17, 2010, the Georgia PSC voted to reaffirm its order. The matter is no longer subject to judicial review and is now concluded.
On December 2, 2010, Westinghouse submitted an AP1000 Design Certification Amendment (DCA) to the NRC. On February 10, 2011, the NRC announced that it was seeking public comment on a proposed rule to approve the DCA and amend the certified AP1000 reactor design for use in the U.S. The Advisory Committee on Reactor Safeguards also issued a letter on January 24, 2011 endorsing the issuance of the COL for Plant Vogtle Units 3 and 4. Georgia Power currently expects to receive the COL for Plant Vogtle Units 3 and 4 from the NRC in late 2011 based on the NRC’s February 16, 2011 release of its COL schedule framework.
There are other pending technical and procedural challenges to the construction and licensing of Plant Vogtle Units 3 and 4. Similar additional challenges at the state and federal level are expected as construction proceeds.
The ultimate outcome of these matters cannot now be determined.
Other Construction
On May 6, 2010, the Georgia PSC approved Georgia Power’s request to extend the construction schedule for Plant McDonough Units 4, 5, and 6 as a result of the short-term reduction in forecasted demand, as well as the requested increase in the certified amount. As a result, the units are expected to be placed into service in January 2012, May 2012, and January 2013, respectively. The Georgia PSC has approved Georgia Power’s quarterly construction monitoring reports, including actual project expenditures incurred, through June 30, 2010. Georgia Power will continue to file quarterly construction monitoring reports throughout the construction period.
Mississippi Power Integrated Coal Gasification Combined Cycle
In January 2009, Mississippi Power filed for a Certificate of Public Convenience and Necessity (CPCN) with the Mississippi PSC to allow the acquisition, construction, and operation of a new electric generating plant located in Kemper County, Mississippi that would utilize an integrated coal gasification combined cycle (IGCC) technology with an output capacity of 582 MWs. The estimated cost of the plant is $2.4 billion, net of $245 million of grants awarded to the project by the DOE under the Clean Coal Power Initiative Round 2 (CCPI2). The plant will use locally mined lignite (an abundant, lower heating value coal) from a proposed mine adjacent to the plant as fuel. In conjunction with the Kemper IGCC, Mississippi Power will own a lignite mine and equipment and will acquire mineral reserves located around the plant site in Kemper County. The estimated capital cost of the mine is approximately $214 million. On May 27, 2010, Mississippi Power executed a 40-year management fee contract with Liberty Fuels Company, LLC, a subsidiary of The North American Coal Corporation, which will develop, construct, and manage the mining operations. The agreement is effective June 1, 2010 through the end of the mine reclamation. The plant, subject to federal and state reviews and certain regulatory approvals, is expected to begin commercial operation in May 2014.
On April 29, 2010, the Mississippi PSC issued an order finding that Mississippi Power’s application to acquire, construct, and operate the plant did not satisfy the requirement of public convenience and necessity in the form that the project and the related cost recovery were originally proposed by Mississippi Power, unless Mississippi Power accepted certain conditions on the issuance of the CPCN, including a cost cap of approximately $2.4 billion. Following additional proceedings, on May 26, 2010, the Mississippi PSC issued an order revising its findings from the April 29, 2010 order. Among other things, the Mississippi PSC’s May 26, 2010 order (1) approved an alternate construction cost cap of up to $2.88 billion (and any amounts that fall within specified exemptions from the cost cap; such exemptions include the cost of the lignite mine and equipment and the carbon dioxide pipeline facilities), subject to determinations by the Mississippi PSC that such costs in excess of $2.4 billion are prudent and required by the public convenience and necessity; (2) provided for the establishment of operational cost and revenue parameters based upon assumptions in Mississippi Power’s proposal; (3) approved financing cost recovery on construction work in progress (CWIP) balances, which provides for the accrual of AFUDC in 2010 and 2011 and recovery of financing costs on 100% of CWIP in 2012, 2013, and through May 1, 2014 (provided that the amount of CWIP allowed is (i) reduced by the amount of state and federal government construction cost incentives received by Mississippi Power in excess of $296 million to the extent that such amount increases cash flow for the pertinent regulatory period and (ii) justified by a showing that such CWIP allowance will benefit customers over the life of the plant). The Mississippi PSC order established periodic prudence reviews during the annual CWIP review process. More frequent prudence determinations may be requested at a later time. On May 27, 2010, Mississippi Power filed a motion with the Mississippi PSC accepting the conditions contained in the order. On June 3, 2010, the Mississippi PSC issued the CPCN for the Kemper IGCC.
On August 19, 2010, the National Environmental Policy Act (NEPA) Record of Decision (ROD) by the DOE for Mississippi Power’s CCPI2 grants was noted in the Federal Register. The NEPA ROD and its accompanying final environmental impact statement were the final major hurdles necessary for Mississippi Power to receive grand funds of $245 million during the construction of the plant and

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
$25 million during the initial operation of the Kemper IGCC. As of December 31, 2010, Mississippi Power has received $23 million and billed an additional $9 million associated with this grant.
In April 2009, the Governor of the State of Mississippi signed into law a bill that will provide an ad valorem tax exemption for a portion of the assessed value of all property utilized in certain electric generating facilities with integrated gasification process facilities. This tax exemption, which may not exceed 50% of the total value of the project, is for projects with a capital investment from private sources of $1 billion or more. Mississippi Power expects the Kemper IGCC, including the gasification portion, to be a qualifying project under the law.
On June 17, 2010, the Mississippi Chapter of the Sierra Club (Sierra Club) filed an appeal of the Mississippi PSC’s June 3, 2010 decision to grant the CPCN for the Kemper IGCC with the Chancery Court of Harrison County, Mississippi (Chancery Court). On December 22, 2010, the Chancery Court denied Mississippi Power’s motion to dismiss the suit. A decision on the Sierra Club’s appeal from the Chancery Court is expected in March 2011. In addition, in a separate proceeding, the Sierra Club has requested an evidentiary hearing regarding the issuance of a modified Prevention of Significant Deterioration air permit for the Kemper IGCC.
Mississippi Power has been awarded certain tax credits available to projects using clean and advance coal technologies under the Energy Policy Act of 2005 (Phase I tax credits) and under the Energy Improvement and Extension Act of 2008 (Phase II tax credits). In November 2006, the IRS allocated $133 million of Phase I tax credits to Mississippi Power and in April 2010, the IRS allocated $279 million of Phase II tax credits to Mississippi Power. The utilization of Phase I and Phase II credits is dependent upon meeting the IRS certification requirements, including an in-service date no later than May 2014 for the Phase I credits. In order to remain eligible for the Phase II tax credits, Mississippi Power must also capture and sequester at least 65% of the carbon dioxide produced by the plant during operations in accordance with recapture rules for Section 48A tax credits. Through December 31, 2010, Mississippi Power received tax benefits of $22 million for these tax credits.
In February 2008, Mississippi Power requested that the DOE transfer the remaining funds previously granted under the CCPI2 from a cancelled IGCC project of one of Southern Company’s affiliates that would have been located in Orlando, Florida. In December 2008, an agreement was reached to assign the remaining funds ($270 million) to the Kemper IGCC.
On July 27, 2010, Mississippi Power and South Mississippi Electric Power Association (SMEPA) entered into an Asset Purchase Agreement whereby SMEPA will purchase a 17.5% undivided ownership interest in the Kemper IGCC. The closing of this transaction is conditioned upon execution of a joint ownership and operating agreement, receipt of all construction permits, appropriate regulatory approvals, financing, and other conditions. On December 2, 2010, Mississippi Power and SMEPA filed a joint petition with the Mississippi PSC requesting regulatory approval for SMEPA’s 17.5% ownership of the Kemper IGCC.
The Mississippi PSC has issued orders allowing Mississippi Power to defer the costs associated with the generation resource planning, evaluation, and screening activities for the Kemper IGCC as a regulatory asset. In addition, on November 12, 2010, Mississippi Power filed a petition with the Mississippi PSC requesting an accounting order that would establish regulatory assets for certain non-capital costs related to the Kemper IGCC. In its petition, Mississippi Power outlined three categories of non-capital, plant-related costs that it proposed to defer in a regulatory asset until construction is complete and a cost recovery mechanism is established for the Kemper IGCC: (1) regulatory costs; (2) cost of executing nonconstruction contracts; and (3) other project-related costs not permitted to be capitalized.
As of December 31, 2010, Mississippi Power had spent a total of $255 million on the Kemper IGCC, including regulatory filing costs. Of this total, $208 million was included in CWIP (net of $33 million of CCPI2 grant funds), $12 million was recorded in other regulatory assets, $2 million was recorded in other deferred charges and assets, and $1 million was previously expensed.
The ultimate outcome of these matters cannot be determined at this time.
4. JOINT OWNERSHIP AGREEMENTS
Alabama Power owns an undivided interest in units 1 and 2 of Plant Miller and related facilities jointly with Power South Energy Cooperative, Inc. Georgia Power owns undivided interests in Plants Vogtle, Hatch, Scherer, and Wansley in varying amounts jointly with OPC, MEAG Power, the City of Dalton, Georgia, Florida Power & Light Company, and Jacksonville Electric Authority. In addition, Georgia Power has joint ownership agreements with OPC for the Rocky Mountain facilities and with Florida Power Corporation for a combustion turbine unit at Intercession City, Florida. Southern Power owns an undivided interest in Plant Stanton Unit A and related facilities jointly with the Orlando Utilities Commission, Kissimmee Utility Authority, and Florida Municipal Power Agency.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
At December 31, 2010, Alabama Power’s, Georgia Power’s, and Southern Power’s percentage ownership and investment (exclusive of nuclear fuel) in jointly owned facilities in commercial operation with the above entities were as follows:

	Percent	Amount of	Accumulated
	Ownership	Investment	Depreciation
		(in millions)
Plant Vogtle (nuclear) Units 1 and 2	45.7%	$3,292	$1,935
Plant Hatch (nuclear)	50.1	962	534
Plant Miller (coal) Units 1 and 2	91.8	1,253	477
Plant Scherer (coal) Units 1 and 2	8.4	148	74
Plant Wansley (coal)	53.5	700	208
Rocky Mountain (pumped storage)	25.4	175	109
Intercession City (combustion turbine)	33.3	12	3
Plant Stanton (combined cycle) Unit A	65.0	156	25

At December 31, 2010, the portion of total construction work in progress related to Plants Miller, Scherer, Wansley, and Vogtle Units 3 and 4 was $125 million, $110 million, $11 million, and $1.3 billion, respectively. Construction at Plants Miller, Wansley, and Scherer relates primarily to environmental projects. See Note 3 under “Retail Regulatory Matters – Georgia Power — Nuclear Construction” for information on Plant Vogtle Units 3 and 4.
Alabama Power, Georgia Power, and Southern Power have contracted to operate and maintain the jointly owned facilities, except for Rocky Mountain and Intercession City, as agents for their respective co-owners. The companies’ proportionate share of their plant operating expenses is included in the corresponding operating expenses in the statements of income and each company is responsible for providing its own financing.
5. INCOME TAXES
Southern Company files a consolidated federal income tax return and combined state income tax returns for the States of Alabama, Georgia, and Mississippi. Under a joint consolidated income tax allocation agreement, each subsidiary’s current and deferred tax expense is computed on a stand-alone basis and no subsidiary is allocated more expense than would be paid if it filed a separate income tax return. In accordance with IRS regulations, each company is jointly and severally liable for the tax liability.
Current and Deferred Income Taxes
Details of income tax provisions are as follows:

	2010	2009	2008
	(in millions)
Federal —
Current	$42	$771	$628
Deferred	898	40	177

	940	811	805

State —
Current	(54)	100	72
Deferred	140	(15)	38

	86	85	110

Total	$1,026	$896	$915

Net cash payments for income taxes in 2010, 2009, and 2008 were $276 million, $975 million, and $537 million, respectively.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, are as follows:

	2010	2009
	(in millions)
Deferred tax liabilities —
Accelerated depreciation	$6,833	$5,938
Property basis differences	1,150	986
Leveraged lease basis differences	263	251
Employee benefit obligations	485	384
Under recovered fuel clause	179	271
Premium on reacquired debt	78	100
Regulatory assets associated with employee benefit obligations	814	939
Regulatory assets associated with asset retirement obligations	509	486
Other	246	216

Total	10,557	9,571

Deferred tax assets —
Federal effect of state deferred taxes	386	302
State effect of federal deferred taxes	50	108
Employee benefit obligations	1,179	1,435
Over recovered fuel clause	40	119
Other property basis differences	119	132
Deferred costs	100	65
Cost of removal	52	109
Unbilled revenue	126	96
Other comprehensive losses	69	81
Asset retirement obligations	509	486
Other	523	458

Total	3,153	3,391

Total deferred tax liabilities, net	7,404	6,180
Portion included in prepaid expenses (accrued income taxes), net	117	229
Deferred state tax assets	91	105
Valuation allowance	(58)	(59)

Accumulated deferred income taxes	$7,554	$6,455

At December 31, 2010, Southern Company had a State of Georgia net operating loss (NOL) carryforward totaling $0.9 billion, which could result in net state income tax benefits of $53 million, if utilized. However, Southern Company has established a valuation allowance for the potential $53 million tax benefit due to the remote likelihood that the tax benefit will be realized. These NOLs expire between 2011 and 2021. Beginning in 2002, the State of Georgia allowed Southern Company to file a combined return, which has prevented the creation of any additional NOL carryforwards.
At December 31, 2010, the tax-related regulatory assets and liabilities were $1.3 billion and $237 million, respectively. These assets are attributable to tax benefits flowed through to customers in prior years, to deferred taxes previously recognized at rates lower than the current enacted tax law, and to taxes applicable to capitalized interest. In 2010, $82 million was deferred as a regulatory asset related to the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (together, the Acts). The Acts eliminated the deductibility of healthcare costs that are covered by federal Medicare subsidy payments. These liabilities are attributable to deferred taxes previously recognized at rates higher than the current enacted tax law and to unamortized investment tax credits.
In accordance with regulatory requirements, deferred investment tax credits are amortized over the life of the related property with such amortization normally applied as a credit to reduce depreciation in the statements of income. Credits amortized in this manner amounted to $23 million in 2010, $24 million in 2009, and $23 million in 2008. At December 31, 2010, all investment tax credits available to reduce federal income taxes payable had been utilized.
On September 27, 2010, the Small Business Jobs and Credit Act of 2010 (SBJCA) was signed into law. The SBJCA includes an extension of the 50% bonus depreciation for certain property acquired and placed in service in 2010 (and for certain long-term construction projects to be placed in service in 2011). Additionally, on December 17, 2010, the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act (Tax Relief Act) was signed into law. Major tax incentives in the Tax Relief Act include 100% bonus depreciation for property placed in service after September 8, 2010 and through 2011 (and for certain long-term construction projects to be placed in service in 2012) and 50% bonus depreciation for property placed in service in 2012 (and for certain long-term

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
construction projects to be placed in service in 2013). The application of the bonus depreciation provisions in these acts in 2010 significantly increased deferred tax liabilities related to accelerated depreciation.
Effective Tax Rate
A reconciliation of the federal statutory income tax rate to the effective income tax rate is as follows:

	2010	2009	2008
Federal statutory rate	35.0%	35.0%	35.0%
State income tax, net of federal deduction	1.8	2.1	2.6
Employee stock plans dividend deduction	(1.2)	(1.4)	(1.3)
Non-deductible book depreciation	0.8	0.9	0.8
Difference in prior years’ deferred and current tax rate	(0.1)	(0.1)	(0.2)
AFUDC-Equity	(2.2)	(2.7)	(1.9)
Production activities deduction	—	(0.7)	(0.4)
ITC basis difference	(0.4)	—	—
Leveraged lease termination	—	(0.9)	—
MC Asset Recovery	—	2.7	—
Donations	—	(0.4)	—
Other	(0.2)	(0.1)	(1.0)

Effective income tax rate	33.5%	34.4%	33.6%

Southern Company’s effective tax rate is lower than the statutory rate primarily due to the employee stock plans’ dividend deduction and AFUDC equity, which is not taxable.
Southern Company’s 2010 effective tax rate decreased from 2009 primarily due to the $202 million charge recorded for the MC Asset Recovery litigation settlement in 2009, which completed and resolved all claims by MC Asset Recovery against Southern Company. Southern Company is currently evaluating potential recovery of the settlement payment through various means including insurance, claims in U.S. Bankruptcy Court, and other avenues. The degree to which any recovery is realized will determine, in part, the final income tax treatment of the settlement payment. The ultimate outcome of any such recovery and/or income tax treatment cannot be determined at this time. The decrease in Southern Company’s effective tax rate was partially offset by the elimination of the production activities deduction in 2010.
The American Jobs Creation Act of 2004 created a tax deduction for a portion of income attributable to U.S. production activities as defined in Section 199 of the Internal Revenue Code (production activities deduction). The deduction is equal to a stated percentage of qualified production activities net income. The percentage was phased in over the years 2005 through 2010. For 2008 and 2009, a 6% reduction was available to Southern Company. Thereafter, the allowed rate is 9%; however, due to increased tax deductions from bonus depreciation and pension contributions, there was no domestic production deduction available to Southern Company for 2010.
Unrecognized Tax Benefits
For 2010, the total amount of unrecognized tax benefits increased by $97 million, resulting in a balance of $296 million as of December 31, 2010.
Changes during the year in unrecognized tax benefits were as follows:

	2010	2009	2008
	(in millions)

Unrecognized tax benefits at beginning of year	$199	$146	$264
Tax positions from current periods	62	53	49
Tax positions increase from prior periods	62	12	130
Tax positions decrease from prior periods	(27)	(10)	—
Reductions due to settlements	—	—	(297)
Reductions due to expired statute of limitations	—	(2)	—

Balance at end of year	$296	$199	$146

The tax positions from current periods relate primarily to the Georgia state tax credits litigation, tax accounting method change for repairs, and other miscellaneous uncertain tax positions. The tax positions increase from prior periods relates primarily to the tax accounting method change for repairs and other miscellaneous positions. The tax positions decrease from prior periods relates

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
primarily to the Georgia state tax credit litigation and miscellaneous tax positions. See Note 3 under “Income Tax Matters — Georgia State Income Tax Credits” and “Tax Method of Accounting for Repairs” for additional information.
The impact on Southern Company’s effective tax rate, if recognized, is as follows:

	2010	2009	2008
	(in millions)

Tax positions impacting the effective tax rate	$217	$199	$143
Tax positions not impacting the effective tax rate	79	—	3

Balance of unrecognized tax benefits	$296	$199	$146

The tax positions impacting the effective tax rate primarily relate to Georgia state tax credit litigation at Georgia Power and the production activities deduction tax position. However, as discussed in Note 3 under “Income Tax Matters,” if Georgia Power is successful in its claim against the Georgia DOR, a significant portion of the tax benefit is expected to be deferred and returned to retail customers and therefore no material impact to net income is expected. The tax positions not impacting the effective tax rate relate to the timing difference associated with the tax accounting method change for repairs. These amounts are presented on a gross basis without considering the related federal or state income tax impact. See Note 3 under “Income Tax Matters — Georgia State Income Tax Credits” and “Tax Method of Accounting for Repairs” for additional information.
Accrued interest for unrecognized tax benefits was as follows:

	2010	2009	2008
	(in millions)

Interest accrued at beginning of year	$21	$15	$31
Interest reclassified due to settlements	—	—	(49)
Interest accrued during the year	8	6	33

Balance at end of year	$29	$21	$15

Southern Company classifies interest on tax uncertainties as interest expense. The net amount of interest accrued during 2010 was primarily associated with the Georgia state tax credit litigation.
Southern Company did not accrue any penalties on uncertain tax positions.
It is reasonably possible that the amount of the unrecognized tax benefits associated with a majority of Southern Company’s unrecognized tax positions will significantly increase or decrease within the next 12 months. The resolution of the Georgia state tax credit litigation would substantially reduce the balances. The conclusion or settlement of state audits could also impact the balances significantly. At this time, an estimate of the range of reasonably possible outcomes cannot be determined.
The IRS has audited and closed all tax returns prior to 2007. The audits for the state returns have either been concluded, or the statute of limitations has expired, for years prior to 2006.
6. FINANCING
Long-Term Debt Payable to Affiliated Trusts
Certain of the traditional operating companies have formed certain wholly-owned trust subsidiaries for the purpose of issuing preferred securities. The proceeds of the related equity investments and preferred security sales were loaned back to the applicable traditional operating company through the issuance of junior subordinated notes totaling $412 million, which constitute substantially all of the assets of these trusts and are reflected in the balance sheets as long-term debt. Each traditional operating company considers that the mechanisms and obligations relating to the preferred securities issued for its benefit, taken together, constitute a full and unconditional guarantee by it of the respective trust’s payment obligations with respect to these securities. At December 31, 2010, preferred securities of $400 million were outstanding. See Note 1 under “Variable Interest Entities” for additional information on the accounting treatment for these trusts and the related securities.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Securities Due Within One Year
A summary of scheduled maturities and redemptions of securities due within one year at December 31 was as follows:

	2010	2009
	(in millions)

Pollution control revenue bonds	$8	$—
Capitalized leases	23	21
Senior notes	600	1,090
Other long-term debt	670	2

Total	$1,301	$1,113

Maturities through 2015 applicable to total long-term debt are as follows: $1.3 billion in 2011; $1.8 billion in 2012; $1.7 billion in 2013; $441 million in 2014; and $1.2 billion in 2015.
Bank Term Loans
Certain of the traditional operating companies have entered into bank term loan agreements. In 2010, Mississippi Power entered into a one-year $125 million aggregate principal amount long-term floating rate bank loan that bears interest based on one-month London Interbank Offered Rate (LIBOR). The proceeds from this loan were used to repay maturing long-term and short-term indebtedness and for other general corporate purposes, including Mississippi Power’s continuous construction program. At December 31, 2010 and 2009, certain of the traditional operating companies had outstanding bank term loans totaling $615 million and $490 million, respectively.
Senior Notes
Southern Company and its subsidiaries issued a total of $2.9 billion of senior notes in 2010. Southern Company issued $400 million, and the traditional operating companies’ combined issuances totaled $2.5 billion. The proceeds of these issuances were used to repay long-term and short-term indebtedness and for other general corporate purposes including the applicable subsidiary’s continuous construction program.
At December 31, 2010 and 2009, Southern Company and its subsidiaries had a total of $15.2 billion and $14.7 billion, respectively, of senior notes outstanding. At December 31, 2010 and 2009, Southern Company had a total of $1.6 billion and $1.8 billion, respectively, of senior notes outstanding.
Subsequent to December 31, 2010, Georgia Power issued $300 million aggregate principal amount of Series 2011A Floating Rate Senior Notes due January 15, 2013. The proceeds were used to repay a portion of Georgia Power’s outstanding short-term indebtedness and for general corporate purposes, including Georgia Power’s continuous construction program.
Pollution Control and Other Revenue Bonds
Pollution control obligations represent loans to the traditional operating companies from public authorities of funds derived from sales by such authorities of revenue bonds issued to finance pollution control and solid waste disposal facilities. The traditional operating companies have $3.1 billion of outstanding pollution control revenue bonds and are required to make payments sufficient for the authorities to meet principal and interest requirements of such bonds. Proceeds from certain issuances are restricted until qualifying expenditures are incurred.
In December 2010, Mississippi Power incurred obligations relating to the issuance of $100 million of revenue bonds in two series, each of which is due December 1, 2040. The first series of $50 million was issued with an initial fixed rate of 2.25% through January 14, 2013 and the second series of $50 million was issued with a floating rate. Proceeds from the second series bonds were classified as restricted cash at December 31, 2010 and these bonds were redeemed on February 8, 2011. The proceeds from the first series bonds were used to finance the acquisition and construction of buildings and immovable equipment in connection with Mississippi Power’s construction of the Kemper IGCC.
Assets Subject to Lien
Each of Southern Company’s subsidiaries is organized as a legal entity, separate and apart from Southern Company and its other subsidiaries. Alabama Power and Gulf Power have granted one or more liens on certain of their respective property in connection

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
with the issuance of certain pollution control revenue bonds with an outstanding principal amount of $194 million. There are no agreements or other arrangements among the Southern Company system companies under which the assets of one company have been pledged or otherwise made available to satisfy obligations of Southern Company or any of its other subsidiaries.
Bank Credit Arrangements
The following table outlines the credit arrangements by company:

			Executable					Expires Within One
			Term-Loans		Expires			Year(a)
								Term	No Term
			One	Two				Loan	Loan
Company	Total	Unused	Year	Years	2011	2012	2013	Option	Option
	(in millions)				(in millions)			(in millions)

Southern Company	$950	$950	$—	$—	$—	$950	$—	$—	$—
Alabama Power	1,271	1,271	372	—	506	765	—	372	134
Georgia Power	1,715	1,703	220	40	595	1,120	—	260	335
Gulf Power	240	240	210	—	240	—	—	210	30
Mississippi Power	161	161	65	41	161	—	—	106	55
Southern Power	400	400	—	—	—	400	—	—	—
Other	60	60	60	—	60	—	—	60	—

Total	$4,797	$4,785	$927	$81	$1,562	$3,235	$—	$1,008	$554

(a)	Reflects facilities expiring on or before December 31, 2011.
All of the credit arrangements require payment of commitment fees based on the unused portion of the commitments or the maintenance of compensating balances with the banks. Commitment fees average approximately 1/2 of 1% or less for Southern Company, the traditional operating companies, and Southern Power. Compensating balances are not legally restricted from withdrawal.
Most of the credit arrangements with banks have covenants that limit debt levels to 65% of total capitalization, as defined in the agreements. For purposes of these definitions, debt excludes the long-term debt payable to affiliated trusts and, in certain arrangements, other hybrid securities. At December 31, 2010, Southern Company, Southern Power, and the traditional operating companies were each in compliance with their respective debt limit covenants.
In addition, the credit arrangements typically contain cross default provisions that would be triggered if the borrower defaulted on other indebtedness above a specified threshold. The cross default provisions are restricted only to the indebtedness, including any guarantee obligations, of the company that has such credit arrangements. Southern Company and its subsidiaries are currently in compliance with all such covenants.
A portion of the $4.8 billion unused credit with banks is allocated to provide liquidity support to the traditional operating companies’ variable rate pollution control revenue bonds. The amount of variable rate pollution control revenue bonds requiring liquidity support as of December 31, 2010 was approximately $1.3 billion. Subsequent to December 31, 2010, Georgia Power’s remarketing of $137 million of puttable variable rate pollution control bonds increased the total requiring liquidity support to $522 million.
Southern Company, the traditional operating companies, and Southern Power make short-term borrowings primarily through commercial paper programs that have the liquidity support of committed bank credit arrangements. Southern Company and the traditional operating companies may also borrow through various other arrangements with banks. The amount of short-term bank loans included in notes payable in the balance sheets at December 31, 2010 was $1 million. There were no short term-bank loans included in notes payable in the balance sheets at December 31, 2009. At December 31, 2010, the Southern Company system had approximately $1.3 billion of commercial paper borrowings outstanding with a weighted average interest rate of 0.3% per annum. During 2010, Southern Company had an average of $690 million of commercial paper outstanding at a weighted average interest rate of 0.3% per annum and the maximum amount outstanding was $1.3 billion. At December 31, 2009, the Southern Company system had approximately $638 million of commercial paper borrowings outstanding with a weighted average interest rate of 0.3% per annum. During 2009, Southern Company had an average of $956 million of commercial paper outstanding at a weighted average interest rate of 0.4% per annum and the maximum amount outstanding was $1.4 billion.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Changes in Redeemable Preferred Stock of Subsidiaries
Each of the traditional operating companies has issued preferred and/or preference stock. The preferred stock of Alabama Power and Mississippi Power contains a feature that allows the holders to elect a majority of such subsidiary’s board of directors if dividends are not paid for four consecutive quarters. Because such a potential redemption-triggering event is not solely within the control of Alabama Power and Mississippi Power, this preferred stock is presented as “Redeemable Preferred Stock of Subsidiaries” in a manner consistent with temporary equity under applicable accounting standards. The preferred and preference stock at Georgia Power and the preference stock at Alabama Power and Gulf Power do not contain such a provision that would allow the holders to elect a majority of such subsidiary’s board. As a result, under applicable accounting standards, the preferred and preference stock at Georgia Power and the preference stock at Alabama Power and Gulf Power are required to be shown as “noncontrolling interest,” separately presented as a component of “Stockholders’ Equity” on Southern Company’s balance sheets, statements of capitalization, and statements of stockholders’ equity.
The following table presents changes during the year in redeemable preferred stock of subsidiaries for Southern Company:

Redeemable Preferred Stock
of Subsidiaries

(in millions)
Balance at December 31, 2007	$498
Issued	—
Redeemed	(125)
Other	2

Balance at December 31, 2008	$375
Issued	—
Redeemed	—

Balance at December 31, 2009	$375
Issued	—
Redeemed	—

Balance at December 31, 2010	$375

7. COMMITMENTS
Construction Program
The construction programs of the Company’s subsidiaries are currently estimated to include a base level investment of $4.9 billion in 2011, $5.1 billion in 2012, and $4.5 billion in 2013. These amounts include $335 million, $207 million, and $220 million in 2011, 2012, and 2013, respectively, for construction expenditures related to contractual purchase commitments for nuclear fuel included herein under “Fuel and Purchased Power Commitments.” Included in these estimated amounts are environmental expenditures to comply with existing statutes and regulations of $341 million, $427 million, and $452 million for 2011, 2012, and 2013, respectively. The capital budget amounts for 2011-2013 include amounts for the construction of Plant Vogtle Units 3 and 4. Of the estimated total $4.4 billion in capital costs for Plant Vogtle Units 3 and 4, approximately $943 million is expected to be incurred from 2014 through 2017. The construction programs are subject to periodic review and revision, and actual construction costs may vary from these estimates because of numerous factors. These factors include: changes in business conditions; changes in load projections; changes in environmental statutes and regulations; changes in generating plants, including unit retirement and replacement decisions, to meet new regulatory requirements; changes in FERC rules and regulations; PSC approvals; changes in legislation; the cost and efficiency of construction labor, equipment, and materials; project scope and design changes; storm impacts; and the cost of capital. In addition, there can be no assurance that costs related to capital expenditures will be fully recovered. At December 31, 2010, significant purchase commitments were outstanding in connection with the ongoing construction program, which includes new facilities and capital improvements to transmission, distribution, and generation facilities, including those to meet environmental standards. See Note 3 under “Retail Regulatory Matters – Georgia Power – Nuclear Construction,” “Retail Regulatory Matters – Georgia Power – Other Construction,” and “Retail Regulatory Matters – Mississippi Power Integrated Coal Gasification Combined Cycle” for additional information.
Long-Term Service Agreements
The traditional operating companies and Southern Power have entered into long-term service agreements (LTSAs) with General Electric (GE), Alstom Power, Inc., Mitsubishi Power Systems Americas, Inc., and Siemens AG for the purpose of securing maintenance support for the combined cycle and combustion turbine generating facilities owned or under construction by the

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
subsidiaries. The LTSAs cover all planned inspections on the covered equipment, which generally includes the cost of all labor and materials. The LTSAs are also obligated to cover the costs of unplanned maintenance on the covered equipment subject to limits and scope specified in each contract.
In general, these LTSAs are in effect through two major inspection cycles per unit. Scheduled payments under the LTSAs, which are subject to price escalation, are made at various intervals based on actual operating hours or number of gas turbine starts of the respective units. Total remaining payments under these agreements for facilities owned are currently estimated at $2.1 billion over the remaining life of the agreements, which are currently estimated to range up to 23 years. However, the LTSAs contain various cancellation provisions at the option of the purchasers.
Georgia Power has also entered into a LTSA with GE through 2014 for neutron monitoring system parts and electronics at Plant Hatch. Total remaining payments to GE under this agreement are currently estimated at $6 million. The contract contains cancellation provisions at the option of Georgia Power.
Payments made under the LTSAs prior to the performance of any work are recorded as a prepayment in the balance sheets. All work performed is capitalized or charged to expense (net of any joint owner billings), as appropriate based on the nature of the work.
Limestone Commitments
As part of Southern Company’s program to reduce sulfur dioxide emissions from its coal plants, the traditional operating companies have entered into various long-term commitments for the procurement of limestone to be used in flue gas desulfurization equipment. Limestone contracts are structured with tonnage minimums and maximums in order to account for fluctuations in coal burn and sulfur content. Southern Company has a minimum contractual obligation of 6.9 million tons, equating to approximately $282 million, through 2019. Estimated expenditures (based on minimum contracted obligated dollars) over the next five years are $39 million in 2011, $40 million in 2012, $42 million in 2013, $43 million in 2014, and $29 million in 2015.
Fuel and Purchased Power Commitments
To supply a portion of the fuel requirements of the generating plants, Southern Company has entered into various long-term commitments for the procurement of fossil, biomass fuel, and nuclear fuel. In most cases, these contracts contain provisions for price escalations, minimum purchase levels, and other financial commitments. Coal commitments include forward contract purchases for sulfur dioxide and nitrogen oxide emissions allowances. Natural gas purchase commitments contain fixed volumes with prices based on various indices at the time of delivery; amounts included in the chart below represent estimates based on New York Mercantile Exchange future prices at December 31, 2010. Also, Southern Company has entered into various long-term commitments for the purchase of capacity and electricity.
Total estimated minimum long-term obligations at December 31, 2010 were as follows:

	Commitments
	Natural Gas	Coal	Nuclear Fuel	Biomass Fuel	Purchased Power*
	(in millions)

2011	$1,357	$3,810	$335	$—	$260
2012	1,226	1,882	207	14	269
2013	1,054	1,362	220	18	237
2014	908	873	208	18	268
2015	779	783	141	18	291
2016 and thereafter	3,413	1,798	807	110	2,439

Total	$8,737	$10,508	$1,918	$178	$3,764

*	Certain PPAs reflected in the table are accounted for as operating leases.
Additional commitments for fuel will be required to supply Southern Company’s future needs. Total charges for nuclear fuel included in fuel expense amounted to $184 million in 2010, $160 million in 2009, and $147 million in 2008.
Coal commitments for Mississippi Power include a minimum annual management fee of $38 million beginning in 2014 from the executed 40-year management contract with Liberty Fuels, LLC related to the Kemper IGCC.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Operating Leases
In 2001, Mississippi Power began the initial 10-year term of a lease agreement for a combined cycle generating facility built at Plant Daniel for approximately $370 million. In 2003, the generating facility was acquired by Juniper Capital L.P. (Juniper), a limited partnership whose investors are unaffiliated with Mississippi Power. Simultaneously, Juniper entered into a restructured lease agreement with Mississippi Power. Juniper has also entered into leases with other parties unrelated to Mississippi Power. The assets leased by Mississippi Power comprise less than 50% of Juniper’s assets. Mississippi Power is not required to consolidate the leased assets and related liabilities, and the lease with Juniper is considered an operating lease. The lease agreement is treated as an operating lease for accounting purposes as well as for both retail and wholesale rate recovery purposes. The initial lease term ends in 2011, and the lease includes a purchase and renewal option based on the cost of the facility at the inception of the lease. Mississippi Power is required to amortize approximately 4% of the initial acquisition cost over the initial lease term. In April 2010, Mississippi Power was required to notify the lessor, Juniper, if it intended to terminate the lease at the end of the initial term expiring in October 2011. Mississippi Power chose not to give notice to terminate the lease. Mississippi Power has the option to purchase the Plant Daniel combined cycle generating units for approximately $354 million or renew the lease for approximately $31 million annually for 10 years. Mississippi Power will have to provide notice of its intent to either renew the lease or purchase the facility by July 2011. If the lease is renewed, the agreement calls for Mississippi Power to amortize an additional 17% of the initial completion cost over the renewal period. Upon termination of the lease, at Mississippi Power’s option, it may either exercise its purchase option or the facility can be sold to a third party. If Mississippi Power does not exercise either its purchase option or its renewal option, Mississippi Power could lose its rights to some or all of the 1,064 MWs of capacity at that time. The ultimate outcome of this matter cannot be determined at this time.
The lease provides for a residual value guarantee, approximately 73% of the acquisition cost, by Mississippi Power that is due upon termination of the lease in the event that Mississippi Power does not renew the lease or purchase the assets and that the fair market value is less than the unamortized cost of the asset. A liability of approximately $2 million, $3 million, and $5 million for the fair market value of this residual value guarantee is included in the balance sheets as of December 31, 2010, 2009, and 2008, respectively.
Southern Company also has other operating lease agreements with various terms and expiration dates. Total operating lease expenses were $188 million, $186 million, and $184 million for 2010, 2009, and 2008, respectively. Southern Company includes any step rents, escalations, and lease concessions in its computation of minimum lease payments, which are recognized on a straight-line basis over the minimum lease term.
At December 31, 2010, estimated minimum lease payments for noncancelable operating leases were as follows:

	Minimum Lease Payments
	Plant Daniel	Barges & Rail Cars	Other	Total
	(in millions)
2011	$28	$74	$52	$154
2012	—	58	35	93
2013	—	48	29	77
2014	—	39	24	63
2015	—	14	17	31
2016 and thereafter	—	16	87	103

Total	$28	$249	$244	$521

For the traditional operating companies, a majority of the barge and rail car lease expenses are recoverable through fuel cost recovery provisions. In addition to the above rental commitments, Alabama Power and Georgia Power have obligations upon expiration of certain leases with respect to the residual value of the leased property. These leases expire in 2011, 2012, 2013, 2014, 2015, and 2016 and the maximum obligations under these leases are $40 million, $1 million, $39 million, $8 million, $5 million, and $4 million, respectively. At the termination of the leases, the lessee may either exercise its purchase option, or the property can be sold to a third party. Alabama Power and Georgia Power expect that the fair market value of the leased property would substantially reduce or eliminate the payments under the residual value obligations.
Guarantees
As discussed earlier in this Note under “Operating Leases,” Alabama Power, Georgia Power, and Mississippi Power have entered into certain residual value guarantees.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
8. COMMON STOCK
Stock Issued
During 2010, Southern Company issued 19.6 million shares of common stock for $629 million through the Southern Investment Plan and employee and director stock plans. In addition, Southern Company issued 4.1 million shares of common stock through at-the-market issuances pursuant to sales agency agreements related to Southern Company’s continuous equity offering program and received cash proceeds of $143 million, net of $1 million in fees and commissions. In 2009, Southern Company raised $673 million from the issuance of 22.6 million new common shares through the Southern Investment Plan and employee and director stock plans. In 2009, Southern Company issued 19.9 million shares of common stock through at-the-market issuances pursuant to sales agency agreements related to Southern Company’s continuous equity offering program and received cash proceeds of $613 million, net of $6 million in fees and commissions.
Shares Reserved
At December 31, 2010, a total of 66 million shares were reserved for issuance pursuant to the Southern Investment Plan, the Employee Savings Plan, the Outside Directors Stock Plan, and the Omnibus Incentive Compensation Plan (which includes stock options and performance shares units as discussed below). Of the total 66 million shares reserved, there were 10 million shares of common stock remaining available for awards under the stock option and performance share plans as of December 31, 2010.
Stock Option Plan
Southern Company provides non-qualified stock options to a large segment of Southern Company system employees ranging from line management to executives. As of December 31, 2010, there were 7,330 current and former employees participating in the stock option plan. The prices of options were at the fair market value of the shares on the dates of grant. These options become exercisable pro rata over a maximum period of three years from the date of grant. Southern Company generally recognizes stock option expense on a straight-line basis over the vesting period which equates to the requisite service period; however, for employees who are eligible for retirement, the total cost is expensed at the grant date. Options outstanding will expire no later than 10 years after the date of grant, unless terminated earlier by the Southern Company Board of Directors in accordance with the stock option plan. For certain stock option awards, a change in control will provide accelerated vesting.
The estimated fair values of stock options granted in 2010, 2009, and 2008 were derived using the Black-Scholes stock option pricing model. Expected volatility was based on historical volatility of Southern Company’s stock over a period equal to the expected term. Southern Company used historical exercise data to estimate the expected term that represents the period of time that options granted to employees are expected to be outstanding. The risk-free rate was based on the U.S. Treasury yield curve in effect at the time of grant that covers the expected term of the stock options.
The following table shows the assumptions used in the pricing model and the weighted average grant-date fair value of stock options granted:

Year Ended December 31	2010	2009	2008

Expected volatility	17.4%	15.6%	13.1%
Expected term (in years)	5.0	5.0	5.0
Interest rate	2.4%	1.9%	2.8%
Dividend yield	5.6%	5.4%	4.5%
Weighted average grant-date fair value	$2.23	$1.80	$2.37
Southern Company’s activity in the stock option plan for 2010 is summarized below:

	Shares Subject	Weighted Average
	To Option	Exercise Price

Outstanding at December 31, 2009	48,247,319	$32.10
Granted	9,582,288	31.22
Exercised	(7,024,176)	28.15
Cancelled	(93,845)	31.02

Outstanding at December 31, 2010	50,711,586	$32.48

Exercisable at December 31, 2010	34,564,434	$32.81

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
The number of stock options vested, and expected to vest in the future, as of December 31, 2010 was not significantly different from the number of stock options outstanding at December 31, 2010 as stated above. As of December 31, 2010, the weighted average remaining contractual term for the options outstanding and options exercisable was approximately six years and five years, respectively, and the aggregate intrinsic value for the options outstanding and options exercisable was $292 million and $188 million, respectively.
As of December 31, 2010, there was $5 million of total unrecognized compensation cost related to stock option awards not yet vested. That cost is expected to be recognized over a weighted-average period of approximately 10 months.
For the years ended December 31, 2010, 2009, and 2008, total compensation cost for stock option awards recognized in income was $22 million, $23 million, and $20 million, respectively, with the related tax benefit also recognized in income of $9 million, $9 million, and $8 million, respectively.
The total intrinsic value of options exercised during the years ended December 31, 2010, 2009, and 2008 was $57 million, $9 million, and $45 million, respectively. The actual tax benefit realized by the Company for the tax deductions from stock option exercises totaled $22 million, $4 million, and $17 million for the years ended December 31, 2010, 2009, and 2008, respectively.
Southern Company has a policy of issuing shares to satisfy share option exercises. Cash received from issuances related to option exercises under the share-based payment arrangements for the years ended December 31, 2010, 2009, and 2008 was $198 million, $19 million, and $113 million, respectively.
Performance Share Plan
In 2010, Southern Company implemented the performance share program under its omnibus incentive compensation plan, which provides performance share award units to a large segment of Southern Company system employees ranging from line management to executives. The performance share units granted under the plan vest at the end of a three-year performance period which equates to the requisite service period. Employees that retire prior to the end of the three-year period receive a pro rata number of shares, issued at the end of the performance period, based on actual months of service prior to retirement. The value of the award units is based on Southern Company’s total shareholder return (TSR) over the three-year performance period which measures Southern Company’s relative performance against a group of industry peers. The performance shares are delivered in common stock following the end of the performance period based on Southern Company’s actual TSR and may range from 0% to 200% of the original target performance share amount.
The fair value of performance share awards is determined as of the grant date using a Monte Carlo simulation model to estimate the TSR of Southern Company’s stock among the industry peers over the performance period. The Company recognizes compensation expense on a straight-line basis over the three-year performance period without remeasurement. Compensation expense for awards where the service condition is met is recognized regardless of the actual number of shares issued. Expected volatility used in the model of 20.7% was based on historical volatility of Southern Company’s stock over a period equal to the performance period. The risk-free rate of 1.4% was based on the U.S. Treasury yield curve in effect at the time of grant that covers the performance period of the award units. The annualized dividend rate at the time of the grant was $1.75. During 2010, 1,050,052 performance share units were granted with a weighted-average grant date fair value of $30.13. During 2010, 141,711 performance share units were forfeited resulting in 908,341 unvested units outstanding at December 31, 2010.
For the year ended December 31, 2010, total compensation cost for performance share units recognized in income was $9 million, with the related tax benefit also recognized in income of $4 million. As of December 31, 2010, there was $18 million of total unrecognized compensation cost related to performance share award units that will be recognized over the next two years.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Diluted Earnings Per Share
For Southern Company, the only difference in computing basic and diluted earnings per share is attributable to awards outstanding under the stock option and performance share plans. The effect of both stock options and performance share award units were determined using the treasury stock method. Shares used to compute diluted earnings per share were as follows:

	Average Common Stock Shares
	2010	2009	2008
	(in thousands)
As reported shares	832,189	794,795	771,039
Effect of options	4,792	1,620	3,809

Diluted shares	836,981	796,415	774,848

Stock options that were not included in the diluted earnings per share calculation because they were anti-dilutive were 13.1 million and 37.7 million at December 31, 2010 and 2009, respectively. Assuming an average stock price of $38.01 (the highest exercise price of the anti-dilutive options outstanding), the effect of options would have increased by 0.8 million and 3.4 million shares for the years ended December 31, 2010 and 2009, respectively.
Common Stock Dividend Restrictions
The income of Southern Company is derived primarily from equity in earnings of its subsidiaries. At December 31, 2010, consolidated retained earnings included $5.9 billion of undistributed retained earnings of the subsidiaries. Southern Power’s credit facility contains potential limitations on the payment of common stock dividends; as of December 31, 2010, Southern Power was in compliance with all such requirements.
9. NUCLEAR INSURANCE
Under the Price-Anderson Amendments Act (Act), Alabama Power and Georgia Power maintain agreements of indemnity with the NRC that, together with private insurance, cover third-party liability arising from any nuclear incident occurring at the companies’ nuclear power plants. The Act provides funds up to $12.6 billion for public liability claims that could arise from a single nuclear incident. Each nuclear plant is insured against this liability to a maximum of $375 million by American Nuclear Insurers (ANI), with the remaining coverage provided by a mandatory program of deferred premiums that could be assessed, after a nuclear incident, against all owners of commercial nuclear reactors. A company could be assessed up to $117.5 million per incident for each licensed reactor it operates but not more than an aggregate of $17.5 million per incident to be paid in a calendar year for each reactor. Such maximum assessment, excluding any applicable state premium taxes, for Alabama Power and Georgia Power, based on its ownership and buyback interests, is $235 million and $237 million, respectively, per incident, but not more than an aggregate of $35 million per company to be paid for each incident in any one year. Both the maximum assessment per reactor and the maximum yearly assessment are adjusted for inflation at least every five years. The next scheduled adjustment is due no later than October 29, 2013.
Alabama Power and Georgia Power are members of Nuclear Electric Insurance Limited (NEIL), a mutual insurer established to provide property damage insurance in an amount up to $500 million for members’ operating nuclear generating facilities. Additionally, both companies have policies that currently provide decontamination, excess property insurance, and premature decommissioning coverage up to $2.25 billion for losses in excess of the $500 million primary coverage. This excess insurance is also provided by NEIL.
NEIL also covers the additional costs that would be incurred in obtaining replacement power during a prolonged accidental outage at a member’s nuclear plant. Members can purchase this coverage, subject to a deductible waiting period of up to 26 weeks, with a maximum per occurrence per unit limit of $490 million. After the deductible period, weekly indemnity payments would be received until either the unit is operational or until the limit is exhausted in approximately three years. Alabama Power and Georgia Power each purchase the maximum limit allowed by NEIL, subject to ownership limitations. Each facility has elected a 12-week deductible waiting period.
A builders’ risk property insurance policy has been purchased from NEIL for the construction of Plant Vogtle Units 3 and 4. This policy provides the Owners up to $2.75 billion in limits for accidental property damage occurring during construction.
Under each of the NEIL policies, members are subject to assessments if losses each year exceed the accumulated funds available to the insurer under that policy. The current maximum annual assessments for Alabama Power and Georgia Power under the NEIL policies would be $42 million and $70 million, respectively.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Claims resulting from terrorist acts are covered under both the ANI and NEIL policies (subject to normal policy limits). The aggregate, however, that NEIL will pay for all claims resulting from terrorist acts in any 12-month period is $3.2 billion plus such additional amounts NEIL can recover through reinsurance, indemnity, or other sources.
For all on-site property damage insurance policies for commercial nuclear power plants, the NRC requires that the proceeds of such policies shall be dedicated first for the sole purpose of placing the reactor in a safe and stable condition after an accident. Any remaining proceeds are to be applied next toward the costs of decontamination and debris removal operations ordered by the NRC, and any further remaining proceeds are to be paid either to the Company or to its debt trustees as may be appropriate under the policies and applicable trust indentures.
All retrospective assessments, whether generated for liability, property, or replacement power, may be subject to applicable state premium taxes. In the event of a loss, the amount of insurance available may not be adequate to cover property damage and other incurred expenses.
10. FAIR VALUE MEASUREMENTS
Fair value measurements are based on inputs of observable and unobservable market data that a market participant would use in pricing the asset or liability. The use of observable inputs is maximized where available and the use of unobservable inputs is minimized for fair value measurement and reflects a three-tier fair value hierarchy that prioritizes inputs to valuation techniques used for fair value measurement.
•	Level 1 consists of observable market data in an active market for identical assets or liabilities.

•	Level 2 consists of observable market data, other than that included in Level 1, that is either directly or indirectly observable.

•	Level 3 consists of unobservable market data. The input may reflect the assumptions of the Company of what a market participant would use in pricing an asset or liability. If there is little available market data, then the Company’s own assumptions are the best available information.
In the case of multiple inputs being used in a fair value measurement, the lowest level input that is significant to the fair value measurement represents the level in the fair value hierarchy in which the fair value measurement is reported.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
As of December 31, 2010, assets and liabilities measured at fair value on a recurring basis during the period, together with the level of the fair value hierarchy in which they fall, were as follows:

	Fair Value Measurements Using
	Quoted Prices
	in Active	Significant
	Markets for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
As of December 31, 2010:	(Level 1)	(Level 2)	(Level 3)	Total
	(in millions)
Assets:
Energy-related derivatives	$—	$10	$—	$10
Interest rate derivatives	—	10	—	10
Foreign currency derivatives	—	3	—	3
Nuclear decommissioning trusts:(a)
Domestic equity	604	60	—	664
U.S. Treasury and government agency securities	20	220	—	240
Municipal bonds	—	53	—	53
Corporate bonds	—	220	—	220
Mortgage and asset backed securities	—	119	—	119
Other	—	74	—	74
Cash equivalents and restricted cash	351	—	—	351
Other	9	51	19	79

Total	$984	$820	$19	$1,823

Liabilities:
Energy-related derivatives	$—	$206	$—	$206
Interest rate derivatives	—	1	—	1

Total	$—	$207	$—	$207

(a)	Includes the investment securities pledged to creditors and collateral received, and excludes receivables related to investment income, pending investment sales, and payables related to pending investment purchases and the lending pool. See Note 1 under “Nuclear Decommissioning” for additional information.
Valuation Methodologies
The energy-related derivatives primarily consist of over-the-counter financial products for natural gas and physical power products including, from time to time, basis swaps. These are standard products used within the energy industry and are valued using the market approach. The inputs used are mainly from observable market sources, such as forward natural gas prices, power prices, implied volatility, and LIBOR interest rates. Interest rate and foreign currency derivatives are also standard over-the-counter financial products valued using the market approach. Inputs for interest rate derivatives include LIBOR interest rates, interest rate futures contracts, and occasionally implied volatility of interest rate options. Inputs for foreign currency derivatives are from observable market sources. See Note 11 for additional information on how these derivatives are used.
“Other investments” include investments in funds that are valued using the market approach and income approach. Securities that are traded in the open market are valued at the closing price on their principal exchange as of the measurement date. Discounts are applied in accordance with GAAP when certain trading restrictions exist. For investments that are not traded in the open market, the price paid will have been determined based on market factors including comparable multiples and the expectations regarding cash flows and business plan execution. As the investments mature or if market conditions change materially, further analysis of the fair market value of the investment is performed. This analysis is typically based on a metric, such as multiple of earnings, revenues, earnings before interest and income taxes, or earnings adjusted for certain cash changes. These multiples are based on comparable multiples for publicly traded companies or other relevant prior transactions.
For fair value measurements of investments within the nuclear decommissioning trusts and rabbi trust funds, specifically the fixed income assets using significant other observable inputs and unobservable inputs, the primary valuation technique used is the market approach. External pricing vendors are designated for each of the asset classes in the nuclear decommissioning trusts and rabbi trust funds with each security discriminately assigned a primary pricing source, based on similar characteristics.
A market price secured from the primary source vendor is then used in the valuation of the assets within the trusts. As a general approach, market pricing vendors gather market data (including indices and market research reports) and integrate relative credit

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
information, observed market movements, and sector news into proprietary pricing models, pricing systems, and mathematical tools. Dealer quotes and other market information including live trading levels and pricing analysts’ judgment are also obtained when available.
As of December 31, 2010, the fair value measurements of investments calculated at net asset value per share (or its equivalent), as well as the nature and risks of those investments, were as follows:

	Fair	Unfunded	Redemption	Redemption
As of December 31, 2010:	Value	Commitments	Frequency	Notice Period
	(in millions)
Nuclear decommissioning trusts:
Corporate bonds – commingled funds	$65	None	Daily	1 to 3 days
Other – commingled funds	67	None	Daily	Not applicable
Trust-owned life insurance	86	None	Daily	15 days
Cash equivalents and restricted cash:
Money market funds	351	None	Daily	Not applicable
Other:
Money market funds	2	None	Daily	Not applicable
The commingled funds in the nuclear decommissioning trusts are invested primarily in a diversified portfolio of high grade money market instruments, including, but not limited to, commercial paper, notes, repurchase agreements, and other evidences of indebtedness with a maturity not exceeding 13 months from the date of purchase. The commingled funds will, however, maintain a dollar-weighted average portfolio maturity of 90 days or less. The assets may be longer term investment grade fixed income obligations having a maximum five-year final maturity with put features or floating rates with a reset rate date of 13 months or less. The primary objective for the commingled funds is a high level of current income consistent with stability of principal and liquidity. The corporate bonds — commingled funds represent the investment of cash collateral received under the Funds’ managers’ securities lending program that can only be sold upon the return of the loaned securities. See Note 1 under “Nuclear Decommissioning” for additional information.
Alabama Power’s nuclear decommissioning trust includes investments in Trust-Owned Life Insurance (TOLI). The taxable nuclear decommissioning trust invests in the TOLI in order to minimize the impact of taxes on the portfolio and can draw on the value of the TOLI through death proceeds, loans against the cash surrender value, and/or the cash surrender value, subject to legal restrictions. The amounts reported in the table above reflect the fair value of investments the insurer has made in relation to the TOLI agreements. The nuclear decommissioning trust does not own the underlying investments, but the fair value of the investments approximates the cash surrender value of the TOLI policies. The investments made by the insurer are in commingled funds. The commingled funds primarily include investments in domestic and international equity securities and predominantly high-quality fixed income securities. These fixed income securities include U.S. Treasury and government agency fixed income securities, non-U.S. government and agency fixed income securities, domestic and foreign corporate fixed income securities, and, to some degree, mortgage and asset backed securities. The passively managed funds seek to replicate the performance of a related index. The actively managed funds seek to exceed the performance of a related index through security analysis and selection.
The money market funds are short-term investments of excess funds in various money market mutual funds, which are portfolios of short-term debt securities. The money market funds are regulated by the Securities and Exchange Commission and typically receive the highest rating from credit rating agencies. Regulatory and rating agency requirements for money market funds include minimum credit ratings and maximum maturities for individual securities and a maximum weighted average portfolio maturity. Redemptions are available on a same day basis up to the full amount of the Company’s investment in the money market funds.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Changes in the fair value measurement of the Level 3 items using significant unobservable inputs for the year ended December 31, 2010 were as follows:

Level 3
Other
(in millions)
Beginning balance at December 31, 2009	$35
Total gains (losses) — realized/unrealized:
Included in earnings	(1)
Included in OCI	5
Transfers out of Level 3	(20)

Ending balance at December 31, 2010	$19

Transfers in and out of the levels of fair value hierarchy are recognized as of the end of the reporting period. The value of one of the investments was reclassified from Level 3 to Level 1 because the securities began trading on the public market. The reclassification is reflected in the table above as a transfer out of Level 3 at its fair value.
As of December 31, 2010 and 2009, other financial instruments for which the carrying amount did not equal fair value were as follows:

	Carrying Amount	Fair Value
	(in millions)
Long-term debt:
2010	$19,356	$20,073
2009	$19,145	$19,567
The fair values were based on either closing market prices (Level 1) or closing prices of comparable instruments (Level 2).
11. DERIVATIVES
Southern Company, the traditional operating companies, and Southern Power are exposed to market risks, primarily commodity price risk, interest rate risk, and occasionally foreign currency risk. To manage the volatility attributable to these exposures, each company nets its exposures, where possible, to take advantage of natural offsets and enters into various derivative transactions for the remaining exposures pursuant to each company’s policies in areas such as counterparty exposure and risk management practices. Each company’s policy is that derivatives are to be used primarily for hedging purposes and mandates strict adherence to all applicable risk management policies. Derivative positions are monitored using techniques including, but not limited to, market valuation, value at risk, stress testing, and sensitivity analysis. Derivative instruments are recognized at fair value in the balance sheets as either assets or liabilities.
Energy-Related Derivatives
The traditional operating companies and Southern Power enter into energy-related derivatives to hedge exposures to electricity, gas, and other fuel price changes. However, due to cost-based rate regulations and other various cost recovery mechanisms, the traditional operating companies have limited exposure to market volatility in commodity fuel prices and prices of electricity. Each of the traditional operating companies manages fuel-hedging programs, implemented per the guidelines of their respective state PSCs, through the use of financial derivative contracts. Certain of the traditional operating companies have recently started using significantly more financial options per the guidelines of their respective PSCs, which is expected to continue to mitigate price volatility. Southern Power has limited exposure to market volatility in commodity fuel prices and prices of electricity because its long-term sales contracts shift substantially all fuel cost responsibility to the purchaser. However, Southern Power has been and may continue to be exposed to market volatility in energy-related commodity prices as a result of sales of uncontracted generating capacity.
To mitigate residual risks relative to movements in electricity prices, the electric utilities may enter into physical fixed-price or heat rate contracts for the purchase and sale of electricity through the wholesale electricity market. To mitigate residual risks relative to movements in gas prices, the electric utilities may enter into fixed-price contracts for natural gas purchases; however, a significant portion of contracts are priced at market.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Energy-related derivative contracts are accounted for in one of three methods:
•	Regulatory Hedges – Energy-related derivative contracts which are designated as regulatory hedges relate primarily to the traditional operating companies’ fuel hedging programs, where gains and losses are initially recorded as regulatory liabilities and assets, respectively, and then are included in fuel expense as the underlying fuel is used in operations and ultimately recovered through the respective fuel cost recovery clauses.

•	Cash Flow Hedges – Gains and losses on energy-related derivatives designated as cash flow hedges which are mainly used to hedge anticipated purchases and sales and are initially deferred in OCI before being recognized in the statements of income in the same period as the hedged transactions are reflected in earnings.

•	Not Designated – Gains and losses on energy-related derivative contracts that are not designated or fail to qualify as hedges are recognized in the statements of income as incurred.
Some energy-related derivative contracts require physical delivery as opposed to financial settlement, and this type of derivative is both common and prevalent within the electric industry. When an energy-related derivative contract is settled physically, any cumulative unrealized gain or loss is reversed and the contract price is recognized in the respective line item representing the actual price of the underlying goods being delivered.
At December 31, 2010, the net volume of energy-related derivative contracts for power and natural gas positions for the Southern Company system, together with the longest hedge date over which it is hedging its exposure to the variability in future cash flows for forecasted transactions and the longest date for derivatives not designated as hedges, were as follows:

Power			Gas
	Longest	Longest	Net	Longest	Longest
Net Sold	Hedge	Non-Hedge	Purchased	Hedge	Non-Hedge
Megawatt-hours	Date	Date	mmBtu*	Date	Date
(in millions)			(in millions)
1	2011	2011	149	2015	2015

*	million British thermal units
In addition to the volumes discussed in the tables above, the traditional operating companies and Southern Power enter into physical natural gas supply contracts that provide the option to sell back excess gas due to operational constraints. The expected volume of natural gas subject to such a feature is 4 million mmBtu.
For cash flow hedges, the amounts expected to be reclassified from OCI to revenue and fuel expense for the next 12-month period ending December 31, 2011 are immaterial for Southern Company.
Interest Rate Derivatives
Southern Company and certain subsidiaries also enter into interest rate derivatives to hedge exposure to changes in interest rates. The derivatives employed as hedging instruments are structured to minimize ineffectiveness. Derivatives related to existing variable rate securities or forecasted transactions are accounted for as cash flow hedges where the effective portion of the derivatives’ fair value gains or losses is recorded in OCI and is reclassified into earnings at the same time the hedged transactions affect earnings with any ineffectiveness recorded directly to earnings. Derivatives related to existing fixed rate securities are accounted for as fair value hedges, where the derivatives’ fair value gains or losses and hedged items’ fair value gains or losses are both recorded directly to earnings, providing an offset with any difference representing ineffectiveness.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
At December 31, 2010, the following interest rate derivatives were outstanding:

					Fair Value
					Gain (Loss)
	Notional	Interest Rate	Interest Rate	Hedge Maturity	December 31,
	Amount	Received	Paid	Date	2010
	(in millions)				(in millions)
Cash flow hedges of existing debt
	$300	3-month LIBOR + 0.40% spread	1.24%*	October 2011	$(1)
Fair value hedges of existing debt
	350	4.15%	3-month LIBOR + 1.96%* spread	May 2014	10

Total	$650				$9

*	Weighted Average
For the year ended December 31, 2010, the Company had realized net gains of $2 million upon termination of certain interest rate derivatives at the same time the related debt was issued. The effective portion of these gains has been deferred in OCI and is being amortized to interest expense over the life of the original interest rate derivative, reflecting the period in which the forecasted hedged transaction affects earnings.
Subsequent to December 31, 2010, Alabama Power entered into forward-starting interest rate swaps to mitigate exposure to interest rate changes related to an anticipated debt issuance. The notional amount of the swaps totaled $200 million.
The estimated pre-tax losses that will be reclassified from OCI to interest expense for the next 12-month period ending December 31, 2011 is $17 million. The Company has deferred gains and losses that are expected to be amortized into earnings through 2037.
Foreign Currency Derivatives
Southern Company and certain subsidiaries may enter into foreign currency derivatives to hedge exposure to changes in foreign currency exchange rates arising from purchases of equipment denominated in a currency other than U.S. dollars. Derivatives related to a firm commitment in a foreign currency transaction are accounted for as a fair value hedge where the derivatives’ fair value gains or losses and the hedged items’ fair value gains or losses are both recorded directly to earnings. Derivatives related to a forecasted transaction are accounted for as a cash flow hedge where the effective portion of the derivatives’ fair value gains or losses is recorded in OCI and is reclassified into earnings at the same time the hedged transactions affect earnings. Any ineffectiveness is recorded directly to earnings. The derivatives employed as hedging instruments are structured to minimize ineffectiveness.
At December 31, 2010, the following foreign currency derivatives were outstanding:

				Fair Value
				Gain (Loss)
	Notional		Hedge Maturity	December 31,
	Amount	Forward Rate	Date	2010
	(in millions)			(in millions)
Cash flow hedges of forecasted transactions
	YEN82	85.326 Yen per Dollar*	Various through May 2011	$—
Fair value hedges of firm commitments
	EUR41.1	1.256 Dollars per Euro*	Various through July 2012	3

Total				$3

*	Weighted Average

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Derivative Financial Statement Presentation and Amounts
At December 31, 2010 and 2009, the fair value of energy-related derivatives, interest rate derivatives, and foreign currency derivatives was reflected in the balance sheets as follows:

	Asset Derivatives			Liability Derivatives
	Balance Sheet			Balance Sheet
Derivative Category	Location	2010	2009	Location	2010	2009
		(in millions)			(in millions)
Derivatives designated as hedging instruments for regulatory purposes
Energy-related derivatives:	Other current assets	$4	$1	Liabilities from risk management activities	$145	$111
	Other deferred charges and assets	3	1	Other deferred credits and liabilities	55	66

Total derivatives designated as hedging instruments for regulatory purposes		$7	$2		$200	$177

Derivatives designated as hedging instruments in cash flow and fair value hedges
Energy-related derivatives:	Other current assets	$—	$3	Liabilities from risk management activities	$1	$5
Interest rate derivatives:	Other current assets	6	3	Liabilities from risk management activities	1	6
	Other deferred charges and assets	4	—	Other deferred credits and liabilities	—	—
Foreign currency derivatives:	Other current assets	2	—	Liabilities from risk management activities	—	—
	Other deferred charges and assets	1	—	Other deferred credits and liabilities	—	—

Total derivatives designated as hedging instruments in cash flow and fair value hedges		$13	$6		$2	$11

Derivatives not designated as hedging instruments
Energy-related derivatives:	Other current assets	$2	$2	Liabilities from risk management activities	$5	$3
	Other deferred charges and assets	1	—	Other deferred credits and liabilities	—	—

Total derivatives not designated as hedging instruments		$3	$2		$5	$3

Total		$23	$10		$207	$191

All derivative instruments are measured at fair value. See Note 10 for additional information.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
At December 31, 2010 and 2009, the pre-tax effect of unrealized derivative gains (losses) arising from energy-related derivative instruments designated as regulatory hedging instruments and deferred on the balance sheets was as follows:

	Unrealized Losses			Unrealized Gains
	Balance Sheet			Balance Sheet
Derivative Category	Location	2010	2009	Location	2010	2009
		(in millions)			(in millions)
Energy-related derivatives:	Other regulatory assets, current	$(145)	$(111)	Other regulatory liabilities, current	$4	$1
	Other regulatory assets, deferred	(55)	(66)	Other regulatory liabilities, deferred	3	1

Total energy-related derivative gains (losses)		$(200)	$(177)		$7	$2

For the twelve months ended December 31, 2010, the pre-tax gains from interest rate derivatives designated as fair value hedging instruments on Southern Company’s statement of income were $10 million. This amount was offset with changes in the fair value of the hedged debt.
For the twelve months ended December 31, 2010, the pre-tax gains from foreign currency derivatives designated as fair value hedging instruments on Southern Company’s statement of income were $3 million. These amounts were offset with changes in the fair value of the purchase commitment related to equipment purchases.
For the years ended December 31, 2010, 2009, and 2008, the pre-tax effect of derivatives designated as cash flow hedging instruments on the statements of income was as follows:

	Gain (Loss) Recognized in			Gain (Loss) Reclassified from Accumulated OCI into Income
Derivatives in Cash Flow	OCI on Derivative			(Effective Portion)
Hedging Relationships	(Effective Portion)				Amount
Derivative Category	2010	2009	2008	Statements of Income Location	2010	2009	2008
	(in millions)				(in millions)
Energy-related derivatives	$1	$(2)	$(1)	Fuel	$—	$—	$—
Interest rate derivatives	(3)	(5)	(47)	Interest expense, net of amounts capitalized	(25)	(46)	(19)
Foreign currency derivatives	1	—	—	Other operations and maintenance	1	—	—

Total	$(1)	$(7)	$(48)		$(24)	$(46)	$(19)

There was no material ineffectiveness recorded in earnings for any period presented.
For the years ended December 31, 2010, 2009, and 2008, the pre-tax effect of energy-related derivatives not designated as hedging instruments on the statements of income was as follows:

Derivatives not Designated	Unrealized Gain (Loss) Recognized in Income
as Hedging Instruments		Amount
Derivative Category	Statements of Income Location	2010	2009	2008
		(in millions)
Energy-related derivatives:	Wholesale revenues	$(2)	$5	$(2)
	Fuel	1	(6)	5
	Purchased power	(1)	(4)	(2)

Total		$(2)	$(5)	$1

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
Contingent Features
The Company does not have any credit arrangements that would require material changes in payment schedules or terminations as a result of a credit rating downgrade. There are certain derivatives that could require collateral, but not accelerated payment, in the event of various credit rating changes of certain Southern Company subsidiaries. At December 31, 2010, the fair value of derivative liabilities with contingent features was $40 million.
At December 31, 2010, the Company had no collateral posted with its derivative counterparties. The maximum potential collateral requirement arising from the credit-risk-related contingent features, at a rating below BBB- and/or Baa3, is $40 million. Generally, collateral may be provided by a Southern Company guaranty, letter of credit, or cash. Included in these amounts are certain agreements that could require collateral in the event that one or more Southern Company system power pool participants has a credit rating change to below investment grade.

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
12. SEGMENT AND RELATED INFORMATION
Southern Company’s reportable business segments are the sale of electricity in the Southeast by the four traditional operating companies and Southern Power. Southern Power’s revenues from sales to the traditional operating companies were $371 million, $544 million, and $638 million in 2010, 2009, and 2008, respectively. The “All Other” column includes parent Southern Company, which does not allocate operating expenses to business segments. Also, this category includes segments below the quantitative threshold for separate disclosure. These segments include investments in telecommunications, renewable energy projects, and leveraged lease projects. All other intersegment revenues are not material. Financial data for business segments and products and services was as follows:

	Electric Utilities
	Traditional
	Operating	Southern			All
	Companies	Power	Eliminations	Total	Other	Eliminations	Consolidated
	(in millions)
2010
Operating revenues	$16,713	$1,129	$(468)	$17,374	$162	$(80)	$17,456
Depreciation and amortization	1,375	119	—	1,494	19	—	1,513
Interest income	22	—	—	22	3	(1)	24
Interest expense	757	76	—	833	62	—	895
Income taxes	1,039	77	—	1,116	(90)	—	1,026
Segment net income (loss)*	1,859	130	—	1,989	(10)	(4)	1,975
Total assets	51,145	3,276	(128)	54,293	1,279	(540)	55,032
Gross property additions	4,029	300	—	4,329	114	—	4,443

2009
Operating revenues	$15,304	$947	$(609)	$15,642	$165	$(64)	$15,743
Depreciation and amortization	1,378	98	—	1,476	27	—	1,503
Interest income	21	—	—	21	3	(1)	23
Interest expense	749	85	—	834	71	—	905
Income taxes	902	86	—	988	(92)	—	896
Segment net income (loss)*	1,679	156	—	1,835	(193)	1	1,643
Total assets	48,403	3,043	(143)	51,303	1,223	(480)	52,046
Gross property additions	4,568	331	—	4,899	14	—	4,913

2008
Operating revenues	$16,521	$1,314	$(835)	$17,000	$182	$(55)	$17,127
Depreciation and amortization	1,325	89	—	1,414	29	—	1,443
Interest income	32	1	—	33	—	—	33
Interest expense	689	83	—	772	94	—	866
Income taxes	944	93	—	1,037	(122)	—	915
Segment net income (loss)*	1,703	144	—	1,847	(104)	(1)	1,742
Total assets	44,794	2,813	(139)	47,468	1,407	(528)	48,347
Gross property additions	4,058	50	—	4,108	14	—	4,122

*	After dividends on preferred and preference stock of subsidiaries
Products and Services

Electric Utilities’ Revenues
Year	Retail	Wholesale	Other	Total
	(in millions)
2010	$14,791	$1,994	$589	$17,374
2009	13,307	1,802	533	15,642
2008	14,055	2,400	545	17,000

NOTES (continued)
Southern Company and Subsidiary Companies 2010 Annual Report
13. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)
Summarized quarterly financial data for 2010 and 2009 are as follows:

			Consolidated
			Net Income After
			Dividends on	Per Common Share
			Preferred and			Trading
	Operating	Operating	Preference Stock	Basic		Price Range
Quarter Ended	Revenues	Income	of Subsidiaries	Earnings	Dividends	High	Low
	(in millions)
March 2010	$4,157	$922	$495	$0.60	$0.4375	$33.73	$30.85
June 2010	4,208	951	510	0.62	0.4550	35.45	32.04
September 2010	5,320	1,459	817	0.98	0.4550	37.73	33.00
December 2010	3,771	470	153	0.18	0.4550	38.62	37.10

March 2009	$3,666	$490	$126 *	$0.16 *	$0.4200	$37.62	$26.48
June 2009	3,885	886	478	0.61	0.4375	32.05	27.19
September 2009	4,682	1,415	790	0.99	0.4375	32.67	30.27
December 2009	3,510	477	249	0.31	0.4375	34.47	30.89

Southern Company’s business is influenced by seasonal weather conditions.
*	Southern Company’s MC Asset Recovery litigation settlement reduced earnings by $202 million, or 25 cents per share, during the first quarter 2009.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
For the Periods Ended December 2006 through 2010
Southern Company and Subsidiary Companies 2010 Annual Report

	2010		2009	2008	2007	2006

Operating Revenues (in millions)	$17,456		$15,743	$17,127	$15,353	$14,356
Total Assets (in millions)	$55,032		$52,046	$48,347	$45,789	$42,858
Gross Property Additions (in millions)	$4,443		$4,913	$4,122	$3,658	$3,072
Return on Average Common Equity (percent)	12.71		11.67	13.57	14.60	14.26
Cash Dividends Paid Per Share of Common Stock	$1.8025		$1.7325	$1.6625	$1.595	$1.535
Consolidated Net Income After Dividends on Preferred and Preference Stock of Subsidiaries (in millions)	$1,975		$1,643	$1,742	$1,734	$1,573
Earnings Per Share —
Basic	$2.37		$2.07	$2.26	$2.29	$2.12
Diluted	2.36		2.06	2.25	2.28	2.10

Capitalization (in millions):
Common stock equity	$16,202		$14,878	$13,276	$12,385	$11,371
Preferred and preference stock of subsidiaries	707		707	707	707	246
Redeemable preferred stock of subsidiaries	375		375	375	373	498
Long-term debt	18,154		18,131	16,816	14,143	12,503

Total (excluding amounts due within one year)	$35,438		$34,091	$31,174	$27,608	$24,618

Capitalization Ratios (percent):
Common stock equity	45.7		43.6	42.6	44.9	46.2
Preferred and preference stock of subsidiaries	2.0		2.1	2.3	2.6	1.0
Redeemable preferred stock of subsidiaries	1.1		1.1	1.2	1.3	2.0
Long-term debt	51.2		53.2	53.9	51.2	50.8

Total (excluding amounts due within one year)	100.0		100.0	100.0	100.0	100.0

Other Common Stock Data:
Book value per share	$19.21		$18.15	$17.08	$16.23	$15.24
Market price per share:
High	$38.62		$37.62	$40.60	$39.35	$37.40
Low	30.85		26.48	29.82	33.16	30.48
Close (year-end)	38.23		33.32	37.00	38.75	36.86
Market-to-book ratio (year-end) (percent)	199.0		183.6	216.6	238.8	241.9
Price-earnings ratio (year-end) (times)	16.1		16.1	16.4	16.9	17.4
Dividends paid (in millions)	$1,496		$1,369	$1,279	$1,204	$1,140
Dividend yield (year-end) (percent)	4.7		5.2	4.5	4.1	4.2
Dividend payout ratio (percent)	75.7		83.3	73.5	69.5	72.4
Shares outstanding (in thousands):
Average	832,189		794,795	771,039	756,350	743,146
Year-end	843,340		819,647	777,192	763,104	746,270
Stockholders of record (year-end)	160,426	*	92,799	97,324	102,903	110,259

Traditional Operating Company Customers (year-end) (in thousands):
Residential	3,813		3,798	3,785	3,756	3,706
Commercial	580		580	594	600	596
Industrial	15		15	15	15	15
Other	9		9	8	6	5

Total	4,417		4,402	4,402	4,377	4,322

Employees (year-end)	25,940		26,112	27,276	26,472	26,091

*	In July 2010, Southern Company changed its transfer agent from Southern Company Services, Inc. to Mellon Investor Services LLC. The change in the number of stockholders of record is primarily attributed to the calculation methodology used by Mellon Investor Services LLC.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
For the Periods Ended December 2006 through 2010
Southern Company and Subsidiary Companies 2010 Annual Report

	2010	2009	2008	2007	2006

Operating Revenues (in millions):
Residential	$6,319	$5,481	$5,476	$5,045	$4,716
Commercial	5,252	4,901	5,018	4,467	4,117
Industrial	3,097	2,806	3,445	3,020	2,866
Other	123	119	116	107	102

Total retail	14,791	13,307	14,055	12,639	11,801
Wholesale	1,994	1,802	2,400	1,988	1,822

Total revenues from sales of electricity	16,785	15,109	16,455	14,627	13,623
Other revenues	671	634	672	726	733

Total	$17,456	$15,743	$17,127	$15,353	$14,356

Kilowatt-Hour Sales (in millions):
Residential	57,798	51,690	52,262	53,326	52,383
Commercial	55,492	53,526	54,427	54,665	52,987
Industrial	49,984	46,422	52,636	54,662	55,044
Other	943	953	934	962	920

Total retail	164,217	152,591	160,259	163,615	161,334
Wholesale sales	32,570	33,503	39,368	40,745	38,460

Total	196,787	186,094	199,627	204,360	199,794

Average Revenue Per Kilowatt-Hour (cents):
Residential	10.93	10.60	10.48	9.46	9.00
Commercial	9.46	9.16	9.22	8.17	7.77
Industrial	6.20	6.04	6.54	5.52	5.21
Total retail	9.01	8.72	8.77	7.72	7.31
Wholesale	6.12	5.38	6.10	4.88	4.74
Total sales	8.53	8.12	8.24	7.16	6.82
Average Annual Kilowatt-Hour
Use Per Residential Customer	15,176	13,607	13,844	14,263	14,235
Average Annual Revenue
Per Residential Customer	$1,659	$1,443	$1,451	$1,349	$1,282
Plant Nameplate Capacity
Ratings (year-end) (megawatts)	42,963	42,932	42,607	41,948	41,785
Maximum Peak-Hour Demand (megawatts):
Winter	35,593	33,519	32,604	31,189	30,958
Summer	36,321	34,471	37,166	38,777	35,890
System Reserve Margin (at peak) (percent)	23.3	26.4	15.3	11.2	17.1
Annual Load Factor (percent)	62.2	60.6	58.7	57.6	60.8
Plant Availability (percent):
Fossil-steam	91.4	91.3	90.5	90.5	89.3
Nuclear	92.1	90.1	91.3	90.8	91.5

Source of Energy Supply (percent):
Coal	55.0	54.7	64.0	67.1	67.2
Nuclear	14.1	14.9	14.0	13.4	14.0
Hydro	2.5	3.9	1.4	0.9	1.9
Oil and gas	23.7	22.5	15.4	15.0	12.9
Purchased power	4.7	4.0	5.2	3.6	4.0

Total	100.0	100.0	100.0	100.0	100.0

MANAGEMENT COUNCIL
1. Thomas A. Fanning
Chairman, President, and CEO
Fanning, 54, joined the Company as a Financial Analyst in 1980. In his current position since December 2010, he has previously served as Executive Vice President and Chief Operating Officer from 2008 to 2010 with responsibility for Southern Company Generation, Southern Power, and Southern Company Transmission, as well as leading Southern Company’s efforts on business strategy and associated planning issues. He has also served as President and Chief Executive Officer of Gulf Power and Chief Financial Officer for Southern Company, Georgia Power, and Mississippi Power.
2. Art P. Beattie
Executive Vice President and
Chief Financial Officer
Beattie, 56, joined the Company as in 1976 as a Junior Accountant with Alabama Power. He has held his current position since August 2010. Beattie is responsible for the Company’s accounting, finance, tax, investor relations, treasury, and risk management functions. He also serves as Chief Risk Officer. Previously, Beattie served in several executive accounting and finance positions at Alabama Power, including Chief Financial Officer, Treasurer, and Comptroller.
3. W. Paul Bowers
Executive Vice President
President and CEO, Georgia Power
Bowers, 54, joined the Company as a Residential Sales Representative with Gulf Power in 1979. He has held his current position since January 2011. Previously, Bowers served as Chief Financial Officer for the Company. He also served as President of Southern Company Generation and President and Chief Executive Officer of Southern Power, President and Chief Executive Officer of Southern Company’s former United Kingdom subsidiary, and Senior Vice President and Chief Marketing Officer for Southern Company and held executive positions at Georgia Power.
4. Mark A. Crosswhite
President and Chief Executive Officer of Gulf Power
Crosswhite, 48, joined the Company in 2004 as Senior Vice President and General Counsel for Southern Company Generation. He has held his current position since January 2011. He also served as Executive Vice President of External Affairs and Senior Vice President and Counsel at Alabama Power. Prior to joining the Company, he was a Partner in the law firm of Balch & Bingham LLP in Birmingham, Alabama, where he practiced for 17 years.
5. Edward Day, VI
President and Chief Executive Officer of Mississippi Power
Day, 50, joined the Company as an Engineer with Georgia Power in 1983. He has held his current position since August 2010. Previously, Day served as Executive Vice President of Engineering and Construction Services for Southern Company Generation. He has held positions in a number of functional areas within the Company such as nuclear, wholesale power marketing, engineering, procurement, and construction.
6. G. Edison Holland, Jr.
Executive Vice President, General Counsel,
and Corporate Secretary
Holland, 58, joined the Company as Vice President and Corporate Counsel for Gulf Power in 1992. He was named to his current position, which includes serving as the Chief Compliance Officer, in 2001. Previously, he was President and Chief Executive Officer of Savannah Electric and Vice President of Power Generation and Transmission at Gulf Power.
7. Charles D. McCrary
Executive Vice President
President and CEO, Alabama Power
McCrary, 59, joined the Company as an Assistant Project Planning Engineer with Alabama Power in 1973. He assumed his current position in 2001. Previously, McCrary was Chief Production Officer for Southern Company and President and Chief Executive Officer of Southern Power. He has held executive positions at Alabama Power and Southern Nuclear as well as various jobs in engineering, system planning, fuels, and environmental affairs.
8. James H. Miller III
President and CEO, Southern Nuclear
Miller, 61, joined the Company as General Counsel for Southern Nuclear in 1994. He assumed his current position in 2008. Previously, Miller served as Senior Vice President, Compliance Officer, and General Counsel for Georgia Power. He also has held the positions of Senior Vice President of External Affairs and Senior Vice President of the Birmingham Division at Alabama Power.

9. Susan N. Story
Executive Vice President
President and Chief Executive Officer, Southern Company Services, Inc.
Story, 51, joined the Company as a Nuclear Power Plant Engineer in 1982. She has held her current position since the January 2011. Previously, Story was President and Chief Executive Officer of Gulf Power and Executive Vice President of Engineering and Construction Services for Southern Company Generation and Energy Marketing. She has held executive and management positions in the areas of supply chain management, real estate, corporate services, and human resources.
10. Anthony J. Topazi
Executive Vice President and
Chief Operating Officer
Topazi, 60, joined the Company as a Cooperative Education Student with Alabama Power in 1969. He assumed his current position in August 2010. Topazi previously served as President, Chief Executive Officer, and Director of Mississippi Power, Executive Vice President for Southern Company Generation and Energy Marketing, and Senior Vice President of Southern Power. He also has held various positions at Alabama Power, including Western Division Vice President and Birmingham Division Vice President.
11. Christopher C. Womack
Executive Vice President and
President, External Affairs
Womack, 53, joined the Company in 1988 as a Governmental Affairs Representative for Alabama Power. He has held his current position since 2009. Previously, Womack was Executive Vice President of External Affairs for Georgia Power. He has held numerous executive and management positions including the Senior Vice President of Human Resources and Chief People Officer for the Company, as well as Senior Vice President and Senior Production Officer of Southern Company Generation.

Biographical information for the Board of Directors is set forth on pages 13 through 19 of the attached Proxy Statement.

STOCKHOLDER INFORMATION

Transfer Agent
Bank of New York Mellon Shareowner Services is Southern Company’s transfer agent, dividend-paying agent, investment plan administrator, and registrar. If you have questions concerning your registered Southern Company shareowner account, please contact:

By Mail
BNY Mellon
Shareowner Services
P.O. Box 358016
Pittsburgh, PA 15252-8016

By Courier
BNY Mellon
Shareowner Services
500 Ross Street
Pittsburgh, PA 15262

By Phone
9 a.m. to 7 p.m. ET
Monday through Friday
800-554-7626
(Automated voice response system
24 hours/day, 7 days/week)

Shareowner Services Internet Site
To take advantage of Shareowner Services’ online services, you will need to activate your account. This one-time authentication process will be used to validate your identity in addition to your 12-digit Investor ID and self assigned PIN. The internet address is www.bnymellon.com/shareowner/equityaccess. Through this site, registered shareowners can securely access their account information, as well as submit numerous transactions. Also, transfer instructions and service request forms can be obtained.

Southern Investment Plan
The Southern Investment Plan provides a convenient way to purchase common stock and reinvest dividends. You can access the Shareowner Services internet site to review the Prospectus and download an enrollment form.

Direct Registration
Southern Company common stock can be issued in direct registration (uncertificated) form. The stock is Direct Registration System eligible.

Dividend Payments
The entire amount of dividends paid in 2010 is taxable. The Board of Directors sets the record and payment dates for quarterly dividends. A dividend of 45.50 cents per share was paid in March 2011. For the remainder of 2011, projected record dates are May 2, August 1, and November 7. Projected payment dates for dividends declared during the remainder of 2011 are June 6, September 6, and December 6.

Auditors
Deloitte & Touche LLP
191 Peachtree St. NE
Suite 2000
Atlanta, GA 30303

During 2010, there were no changes in or disagreements with the auditors on accounting and financial disclosure.

Investor Information Line
For recorded information about earnings and dividends, stock quotes, and current news releases, call toll-free 866-762-6411.

Institutional Investor Inquiries
Southern Company maintains an investor relations office in Atlanta, 404-506-0571 to meet the information needs of institutional investors and securities analysts.

Electronic Delivery Of Proxy Materials
Any stockholder may enroll for electronic delivery of proxy materials at www.icsdelivery.com/so.

Environmental Information
Southern Company publishes a variety of information on its activities to meet the Company’s environmental commitments. It is available online at www.southerncompany.com/planetpower/and in print. To request printed materials, write to:

Chris Hobson
Senior Vice President, Research and Environmental Affairs
600 North 18th St.
Bin 14N-8195
Birmingham, AL 35203-2206

Common Stock
Southern Company common stock is listed on the New York Stock Exchange under the ticker symbol SO. On December 31, 2010, Southern Company had 160,426 stockholders of record.

Recycled Paper

C/O PROXY SERVICES
P. O. BOX 9112
FARMINGDALE, NY 11735
Please consider furnishing your voting instructions electronically by Internet or phone.
Processing paper forms is more than twice as expensive as electronic instructions.
If you vote by Internet or phone, please do not mail this form.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
 If you would like to reduce the costs incurred by The Southern Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via the Inter net. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign, and date this form and return it in the postage-paid envelope we have provided or return it to The Southern Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
THANK YOU
VIEW ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET
www.southerncompany.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M33329-P09186	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
          THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED.

THE SOUTHERN COMPANY					For	Withhold	For All
					All	All	Except
The Board of Directors recommends a vote
FOR each nominee in Item 1.

1.	ELECTION OF DIRECTORS:
					☐	☐	☐
	01)	J. P. Baranco	08)	D. M. James
	02)	J. A. Boscia	09)	D. E. Klein
	03)	H. A. Clark III	10)	J. N. Purcell
	04)	T. A. Fanning	11)	W. G. Smith, Jr.
	05)	H. W. Habermeyer, Jr.	12)	S. R. Specker
	06)	V. M. Hagen	13)	L. D. Thompson
	07)	W. A. Hood, Jr.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote FOR Items 2 and 3.			For	Against	Abstain

2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011		☐	☐	☐

3.	ADVISORY VOTE ON EXECUTIVE COMPENSATION		☐	☐	☐

The Board of Directors recommends a vote FOR a 1 Year Frequency on Item 4.		1 Year	2 Years	3 Years	Abstain

4.	ADVISORY VOTE ON THE FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Item 5.			For	Against	Abstain

5.	APPROVAL OF OMNIBUS INCENTIVE COMPENSATION PLAN		☐	☐	☐

The Board of Directors recommends a vote AGAINST Item 6.

6.	STOCKHOLDER PROPOSAL ON COAL COMBUSTION BYPRODUCTS ENVIRONMENTAL REPORT		☐	☐	☐

UNLESS OTHERWISE SPECIFIED ABOVE, THE SHARES WILL BE VOTED “FOR” ITEMS 1, 2, 3, and 5, “FOR” 1 Year on ITEM 4, and “AGAINST” ITEM 6.

NOTE: The last instruction received either paper or electronic prior to the deadline will be the instruction included in the final tabulation.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET
(Not Transferable)

2011 Annual Meeting of Stockholders 10 a.m. ET, May 25, 2011

The Lodge Conference Center at Callaway Gardens
Highway 18
Pine Mountain, GA 31822

Please present this Admission Ticket in order to gain	Ticket admits only the stockholder(s) listed on reverse
admittance to the meeting.	side and is not transferable.
Directions to Meeting Site:
From Atlanta, GA - Take I-85 south to I-185 (Exit 21), then Exit 34, Georgia Highway 18. Take Georgia Highway 18 east to Callaway.
From Birmingham, AL - Take U.S. Highway 280 east to Opelika, AL, then I-85 north to Georgia Highway 18 (Exit 2). Take Georgia Highway 18 east to Callaway.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement with the 2010 Annual Report as an appendix are available at www.proxyvote.com.

M33330-P09186

FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM	FORM OF PROXY AND TRUSTEE VOTING INSTRUCTION FORM
PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS AND ESP TRUSTEES
If a stockholder of record, the undersigned hereby appoints T. A. Fanning, A. P. Beattie and G. E. Holland, Jr., or any of them, Proxies, with full power of substitution in each, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Southern Company, to be held at The Lodge Conference Center at Callaway Gardens in Pine Mountain, Georgia, on May 25, 2011, at 10:00 a.m., ET, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.
If a beneficial owner holding shares through the Employee Savings Plan (ESP), the undersigned directs the Trustee of the Plan to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders, and any adjournments thereof, on all matters properly coming before the meeting, including, without limitation, the items listed on the reverse side of this form.
This Form of Proxy/Trustee Voting Instruction Form is solicited jointly by the Board of Directors of The Southern Company and the Trustee of the ESP pursuant to a separate Notice of Annual Meeting and Proxy Statement. If not voted electronically, this form should be mailed in the enclosed envelope to the Company’s proxy tabulator at 51 Mercedes Way, Edgewood, NY 11717. The deadline for receipt of Trustee Voting Instruction Forms for the ESP is 5:00 p.m. on Monday, May 23, 2011. The deadline for receipt of shares of record voted through the Form of Proxy is 9:00 a.m. on Wednesday, May 25, 2011. The deadline for receipt of instructions provided electronically is 11:59 p.m. on Tuesday, May 24, 2011.
The proxy tabulator will report separately to the Proxies named above and to the Trustee as to proxies received and voting instructions provided, respectively.
THIS FORM OF PROXY/TRUSTEE VOTING INSTRUCTION FORM WILL BE VOTED AS SPECIFIED BY
THE UNDERSIGNED. IF NO CHOICE IS INDICATED, THE SHARES WILL BE VOTED AS THE
BOARD OF DIRECTORS RECOMMENDS.
Continued and to be voted and signed on reverse side.

SOUTHERN COMPANY
OMNIBUS INCENTIVE COMPENSATION PLAN

i

Southern Company
Omnibus Incentive Compensation Plan
Article 1. Establishment, Objectives, and Duration
     1.1. Establishment of the Plan. The Southern Company (hereinafter referred to as the “Company”), hereby establishes this “Southern Company Omnibus Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.
     Subject to approval by the Company’s stockholders, the Plan shall become effective as of May 25, 2011 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
     1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.
     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors who make significant contributions to the Company’s success and to allow those individuals to share in the success of the Company.
     1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.
Article 2. Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1.	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Cash-Based Awards.

2.2.	“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards

2

granted under this Plan, which agreement may be delivered and executed in electronic form.
2.3.	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.4.	“Cash-Based Award” means an Award granted to a Participant, as described in Article 9 herein.

2.5.	“Change in Control Benefits Protection Plan” shall mean the change in control benefit plan determination policy, as approved by the Board of Directors of Southern Company Services, Inc., as it may be amended from time to time in accordance with the provisions therein.

2.6.	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7.	“Committee” means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. The Committee shall at all times maintain compliance with Code Section 162(m), or any successor statute thereto, as to the composition of the Committee.

2.8.	“Common Stock” shall mean the common stock of the Company.

2.9.	“Company” means The Southern Company, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

2.10.	“Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.11.	“Director” means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company or any Subsidiary shall be considered an Employee under the Plan.

2.12.	“Disability” shall have the meaning ascribed to such term in the Participant’s governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

2.13.	“Effective Date” means May 25, 2011.

2.14.	“Employee” means any employee of the Company or its Subsidiaries. Directors who are employed by the Company or its Subsidiaries shall be considered Employees under this Plan.

3

2.15.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16.	“Fair Market Value” shall mean the closing price at which a share of Common Stock shall have been traded on the respective measurement date, such as the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith and in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder.

2.17.	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18.	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.19.	“Insider” shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.20.	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.21.	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22.	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23.	“Participant” means an Employee or Director who has been selected to receive an Award or with respect to whom an Award is outstanding under the Plan.

2.24.	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25.	“Performance Period” means with respect to Performance Units, Performance Shares and, if applicable, Cash-Based Awards, the time period during which any performance goals will be measured.

4

2.26.	“Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.27.	“Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.28.	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.29.	“Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.30.	“Restricted Stock Unit” means an Award granted to a Participant, as described in Article 8 herein.

2.31.	“Retirement” shall have the meaning ascribed to such term in The Southern Company Pension Plan.

2.32.	“Shares” means the shares of Common Stock.

2.33.	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.34.	“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) which is part of an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities in the unbroken chain (other than the last entity) owns more than 50% of the total combined voting power in one of the other entities in such chain.

2.35.	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).
Article 3. Administration
     3.1. General. The Plan shall be administered by a Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall be responsible for administration of the Plan; provided, however, that the determination of the number of Awards to be granted to Directors shall remain vested in the Board of Directors. The Committee shall have the authority to delegate administrative duties to one or more officers, Employees or Directors of the

5

Company or Subsidiaries to the extent that such delegation would not jeopardize the Performance-Based Exception with respect to any Award.
     3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; determine and certify whether Award requirements have been met; and (subject to the provisions of Articles 13 and 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.
     3.3 Underpayments/Overpayments. If any Participant or beneficiary receives an underpayment of Shares or cash payable under the terms of any Award, payment of any such shortfall shall be made as soon as administratively practicable. If any Participant or beneficiary receives an overpayment of Shares or cash payable under the terms of any Award for any reason, the Committee or its delegate shall have the right, in its sole discretion, to take whatever action it deems appropriate, including but not limited to the right to require repayment of such amount or to reduce future payments under this Plan, to recover any such overpayment. Notwithstanding the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement. The Participant shall also reimburse the Company the amount of any payment in settlement of an Award to the extent required by federal law and on such basis as the Committee determines.
     3.4. Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, their estates and beneficiaries and the Subsidiaries.
Article 4. Shares Subject to the Plan and Maximum Awards
     4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 44,000,000 (forty four million). Additionally, any Shares available for

6

issuance under the 2006 Southern Company Omnibus Incentive Compensation Plan effective January 1, 2006, as amended, (the “2006 Plan”) on May 25, 2011 shall be transferred to the Plan, added to the reserved Shares and available for issuance to Participants under the Plan. No more than one-half of the Shares available for issuance under the Plan may be granted in the form of Awards other than Stock Options or Stock Appreciation Rights. The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares (if provided for in the Company’s Certificate of Incorporation), or previously issued Shares reacquired by the Company, including Shares purchased on the open market.
     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:
(a)	Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

(b)	SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

(c)	Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 1,000,000 (one million).

(d)	Restricted Stock Units: The maximum aggregate payout (determined as of the end of the applicable restriction period) with respect to Awards of Restricted Stock Units granted in any one fiscal year to any one Participant shall be the greater of $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

(e)	Performance Shares. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

(f)	Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units or Cash-Based Awards awarded in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars).
     4.2. Incentive Stock Option Limit. The maximum number of Shares of the share authorization that may be issued pursuant to ISOs under this Plan shall be one-half of the Shares available for issuance under the Plan
     4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other

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distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A.
     4.4. Share Usage. Any Shares covered by an Award shall be counted as used as of the date of the grant. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. The following Shares, however, may not again be made available for issuance as Awards under this Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) Shares repurchased on the open market with the proceeds of the option exercise price.
Article 5. Eligibility and Participation
     5.1. Eligibility. Persons eligible to participate in this Plan include all Employees and Directors.
     5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.
Article 6. Stock Options
     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee; provided that an ISO may be granted only to an eligible Employee.
     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

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     The Committee, in its sole discretion, shall have the ability to require in the Award Agreement that the Participant must certify in a manner acceptable to the Committee that he/she is in compliance with the terms and conditions of the Plan and the Award Agreement. In the event that a Participant fails to comply with the provisions of this Section 6.2 prior to, or during the six (6) month period after any exercise, payment, or delivery pursuant to an Option, such exercise, payment, or delivery may be rescinded by the Committee within two (2) years thereafter. In the event of such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery, in such manner and or such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
     6.3. Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided that the Option Price shall in no event be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Option.
     6.4. Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable later than the tenth (10th) anniversary of the date of grant of the Option.
     6.5. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
     6.6. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company and/or the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, (b) except with regard to Executive Officers as defined in the Exchange Act, by forgoing compensation that the Committee agrees otherwise would be owed, (c) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (d) by the attestation of Shares or (e) by any combination of (a), (b), (c) or (d).
     The Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
     Subject to any governing rules or regulations, after receipt of a written notification of exercise and full payment, the Company may deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).
     All payments under all of the methods indicated above shall be paid in United States dollars.

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     6.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
     6.8. Termination of Employment/Directorship. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.
Article 7. Stock Appreciation Rights
     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.
     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.
     The grant price of a Freestanding SAR or a Tandem SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.
     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.
     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.
     7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

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     7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.
     7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, at the time of grant; provided, however, that such term shall not exceed ten (10) years.
     7.6. Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)	The difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant; by

(b)	The number of Shares with respect to which the SAR is exercised.
     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s discretionary authority regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.
     7.7. Termination of Employment/Directorship. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, and need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.
Article 8. Restricted Stock and Restricted Stock Units
     8.1. Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the Participant except that the Committee may designate that a portion of the Restricted Stock Unit be paid out in Shares.
     8.2. Award Agreement. Each Restricted Stock and Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.
     8.3. Other Restrictions. Except as provided in Article 12, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Period of Restriction lapses. Subject to Article 10 herein, the Committee shall impose such other conditions and/or

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restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws.
     The Company, directly or through its designee, may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.
     8.4. Voting Rights. Subject to the terms of the Award Agreements, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant has no voting rights with Restricted Stock Units.
     8.5. Dividends and Other Distributions. Subject to the terms of the Award Agreements, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares or Restricted Stock Units granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares or Restricted Stock Units, such that the dividends and/or the Restricted Shares or Restricted Stock Units maintain eligibility for the Performance-Based Exception. Except as provided in Article 12, any cash dividends credited with respect to Restricted Stock or Restricted Stock Units shall be paid in full to the Participant no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which such dividends are no longer subject to a Period of Restriction or other substantial risk of forfeiture.
     8.6. Termination of Employment/Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares or Restricted Stock Units following termination of the Participant’s employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a “Change in Control” (as defined in the Change in Control Benefit Plan Determination Policy) and terminations by reason of retirement, death or Disability, the vesting of Shares of Restricted Stock or Restricted Stock Units which qualify for the Performance-Based Exception and which are held by Covered Employees shall not be accelerated.

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Article 9. Performance Units, Performance Shares and Cash-Based Awards
     9.1. Grant of Performance Units/Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
     9.2. Value of Performance Units/Shares and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance or other goals, including without limitation time-based goals, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards which will be paid out to the Participant.
     9.3. Earning of Performance Units/Shares and Cash-Based Awards. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant as of the end of the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.
     9.4. Determination of Awards. The factors required to determine Awards under the Plan shall be fixed in all events by the end of the applicable performance period established by the Committee.
     9.5. Form and Timing of Payment of Performance Units/Shares and Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in such form and at such time as the Committee shall determine at the time of the Award. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The discretionary authority of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or in the administrative specifications for such Awards. Notwithstanding anything in this Section 9.5 to the contrary and subject to Article 12, payment of any Performance Units/Shares and Cash-Based Awards shall be made no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period ends or such Awards are no longer subject to a substantial risk of forfeiture.
     At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet

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distributed to Participants (such dividends shall be subject to the same accrual, forfeiture and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in Section 8.5 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares. Subject to Article 12, any dividends which a Participant is entitled to receive with respect to Shares that have been earned in connection with grants of Performance Units/Shares shall be paid no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period for such dividends ends or such dividends are no longer subject to a substantial risk of forfeiture.
     To the extent that any Performance Units/Shares or Cash-Based Award provides for the payment of all or a portion of any dividend based upon the number of shares underlying an Option or SAR, the right to such dividends shall be a separate and distinct arrangement from such Option or SAR and shall not be contingent upon the exercise of such Option or SAR. Subject to Article 12, any such dividend shall be paid no later than the fifteenth (15th) day of the third month following the end of the first calendar year in which the Performance Period for such dividends ends or such dividends are no longer subject to a substantial risk of forfeiture.
     9.6. Termination of Employment/Directorship Due to Death, Disability or Retirement. Unless determined otherwise by the Committee and set forth in the Award Agreement or the administrative specifications for such Award, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Committee in its discretion.
     Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion following the Performance Period subject to the limitations set forth in Section 9.5. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not retire during the applicable Performance Period.
     9.7. Termination of Employment/Directorship for Other Reasons. In the event that a Participant’s employment or directorship terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee as set forth in the Participant’s Award Agreement or in the administrative specifications for such Award.
Article 10. Performance Measures
     Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based

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Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:
(a)	Earnings per share;

(b)	Net income or net operating income (before or after taxes and before or after extraordinary items);

(c)	Return measures (including, but not limited to, return on assets, equity or sales);

(d)	Cash flow return on investments which equals net cash flows divided by owners’ equity;

(e)	Earnings before or after taxes;

(f)	Gross revenues;

(g)	Gross margins;

(h)	Share price (including, but not limited to, growth measures and total shareholder return);

(i)	Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

(j)	Operating margins;

(k)	Market share;

(l)	Gross revenues or revenues growth;

(m)	Capacity utilization;

(n)	Increase in customer base including associated costs;

(o)	Environmental, Health and Safety;

(p)	Reliability;

(q)	Price;

(r)	Bad debt expense;

(s)	Customer satisfaction;

(t)	Operations and maintenance expense;

(u)	Accounts receivable;

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(v)	Diversity/Inclusion/Culture;and

(w)	Quality.
     The Committee, in its sole discretion, shall have the ability to set such performance measures at the corporate level or the subsidiary/business unit level. If the Company’s Shares are traded on an established securities market, any Awards issued to Covered Employees are intended but not required to meet the requirements of the Treasury Regulations under Code Section 162(m) necessary to satisfy the Performance-Based Exception.
     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
     No Award shall be paid unless the Committee certifies that the requirements necessary to receive the Award have been met.
Article 11. Beneficiary Designation
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company or the Committee, and will be effective only when filed by the Participant in writing with the Company or the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
Article 12. Deferrals
     12.1. Deferred Compensation Plan. To the extent permitted under the Southern Company Deferred Compensation Plan, a Participant may elect to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant with respect to Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards (and any cash dividends credited with respect to any such Award). Any such

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deferral shall be made in accordance with the rules and procedures established under the Southern Company Deferred Compensation Plan.
     12.2. Award Agreement. The Committee may require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant with respect to Restricted Stock Units, Performance Units, Performance Shares or Cash-Based Awards (and any cash dividends credited with respect to any such Award). Any such requirement shall be set forth in an Award Agreement or in the administrative specifications for such Award, which shall include terms that are designed to satisfy the requirements of Code Section 409A.
Article 13. Rights of Employees/Directors
     13.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
     13.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
     13.3. Rights as a Stockholder. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.
Article 14. Amendment, Modification and Termination
     14.1. Amendment, Modification, and Termination. Subject to Section 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders as required by any law or rule, and, except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, replaced with other Awards or cash, or regranted through cancellation, or by lowering the Option Price of a previously-granted Option, or the grant price of a previously-granted SAR, and no material amendment of this Plan shall be made without approval of the Company’s shareholders. Notwithstanding the foregoing, Section 18.4 of the Plan may not be amended following a “Change in Control” or “Southern Termination” (as such terms are defined in the Change in Control Benefits Protection Plan).
     14.2. Adjustment of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such

17

adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
     14.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, to the extent specifically set forth in an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material way any such Award previously granted under the Plan without the written consent of the Participant holding such Award.
     14.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, and such determination is communicated to the Committee, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board or the Committee may, subject to this Article 14, make any adjustments it deems appropriate.
Article 15. Withholding
     15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.
     15.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or upon any other taxable event arising as a result of Awards granted hereunder, the Company may require and Participants may elect, if not otherwise required, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 16. Indemnification
     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in

18

settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 17. Successors
     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 18. General Provisions
     18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, provided that the remaining provisions shall be construed in a manner necessary to accomplish the intentions of the Company upon execution of the Plan.
     18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     18.4. Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or a Subsidiary, the funding of any trust and the benefits to be provided hereunder in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.
     18.5. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:
(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

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     18.6. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.
     18.7. No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ of the Company.
     No Employee or Director shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award.
     Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Subsidiary, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Subsidiary for severance payments.
     18.8. No Effect on Other Benefits. This receipt of Awards under the Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Subsidiary, under another plan or otherwise, or preclude a Participant from receiving any such benefits.
     18.9. Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:
(a)	Determine which Employees employed outside the United States are eligible to participate in the Plan;

(b)	Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

(c)	Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Board or the Committee shall be attached to this Plan document as Appendices.
     18.10. Code Section 409A Compliance. The Company intends that all Awards under the Plan either comply with Code Section 409A or comply with an exemption from the application of Code Section 409A. The Committee shall not exercise any discretion under the Plan which would violate Code Section 409A. All Awards exempt from Code Section 409A shall be interpreted and administered in a manner as to maintain such exemption. To the extent an Award is subject to Code Section 409A, Awards shall be paid at a time and in a form as to comply with Code Section 409A, including application of the six month delay

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requirement for “specified employees” to the extent required by Code Section 409A.
     18.11 No Guarantee of Favorable Tax Treatment. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A in accordance with Section 18.10, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or foreign law. The Company shall not be liable to any Participant for any tax the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
     18.12. Transferability. During a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. Notwithstanding the forgoing, the Committee may, in its discretion, provide in an Award Agreement or in the administrative specifications for an Award that any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
     18.13. Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the ISO portion of this Plan shall be effective only if approved by the shareholders of the Company (excluding a Subsidiary) within 12 months before or after the date the Plan is adopted. If not so approved, any Options which were designated as ISOs hereunder shall be automatically be converted to NQSOs.
     18.14. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

SOUTHERN COMPANY
By:	/s/ Patricia L. Roberts
Patricia L. Roberts
Its:	Assistant Secretary

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*** IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES ***

In addition to checking the appropriate boxes on the enclosed vote instruction form, signing and returning it in the enclosed postage paid envelope, there are two additional convenient ways to vote that are available 24 hours a day:

Vote by Internet

Go to website: **www.proxyvote.com**

Follow these four easy steps:

********* Note **********

Vote by Telephone

Follow these four easy steps:

Do not return your vote instruction form if you are voting by Internet or Telephone

SOUTHERN COMPANY

*** IMPORTANT MESSAGE ABOUT VOTING YOUR SHARES *** In 2009, NYSE and SEC rule changes were enacted changing how shams held in brokerage accounts are voted in director elections. If YOU do not vote your shares on F roposal one (Election of Directors), your brokerage firm can no longer vote them for you; your shares will remain unvoted. Previously, If your broker dld not recehre lnstructlons from you, they were permitted to vote your shares for you In dlrector elections. However, startlng January 1,2010, under changes to NYSE Rule 452, brokers are not allowed to vote uninstructed shares. Therefore, it is very important that you vote your shares on all proposals including the election of directors. In addition to checking the appropriate bmes on the enclosed vote instructionform, signing and returning R Inthe enclosed postage paid envelope, there are two addltlonal convenient ways to mte that are available 24 hours a day: Vote by Internet Go to website: www.proxyvote.com Follow these four easy steps: b Read the accompanying Proxy materials. b Go to website www.proxyvote.com. b Have your vote instruction form in hand when you access the website. b Follow the simple instructions. When voting online, you may also elect to give your consent to have all future proxy materials delivered to you electronically. Vote by Telephone Call toll-free on a touch-tone phone in the U.S. or Canada Follow these four easy steps: b Read the accompanying Proxy materials. b Call the toll free phone number printed on the enclosed vote instruction form. b Have your vote instruction form in hand when you call the toll free number. b Follow the recorded instructions: * Press 1 to vote as the Board recommends * Press 2 to vote each proposal individually uo nor mum your vote lnsrructlon ram It you are w by Internet or Telephone